As filed with the Securities and Exchange Commission on June 10, 2022.

Registration Statement No. 333-264112

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

 FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	7311	83-0401552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Sid Toama, CEO

Troika Media Group, Inc.

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Elliot H. Lutzker Davidoff Hutcher & Citron LLP 605 Third Ave, 34th Floor New York, NY 10158 (212) 557-7200

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 PRELIMINARY PROSPECTUS (Subject to Completion) Dated June 10, 2022

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

TROIKA MEDIA GROUP, INC.

200,000,000 Shares of Common Stock

This prospectus relates to the sale by selling stockholders (the “Selling Stockholders”) of up to 200,000,000 shares of common stock, $.001 par value, issuable to institutional investors (the “Purchasers”) upon conversion of an aggregate of 500,000 shares of Series E Preferred Stock, under a Securities Purchase Agreement dated as of March 16, 2022, between the Company and the Purchasers, which we refer to herein as the “Purchase Agreement.” See “Selling Stockholders.”  The Series E Preferred Stock has a stated value of $100 per share and is convertible, at any time, into common stock at a conversion price of $1.50 per share, subject to adjustment, as described below.

The Selling Stockholders may sell the common stock from time to time in the open market, on the Nasdaq Capital Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 93 for more information.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Purchase Agreement includes the sale of 33,333,333 Investor Warrants immediately exercisable at $2.00 per share, subject to adjustment, as described below, which are being registered on a separate Registration Statement (No. 333‑264761).

Our shares of common stock are traded on the Nasdaq Capital Market tier under the symbol “TRKA.” On June 9, 2022, the closing price of our shares was $1.17 per share.

We will pay the expenses incurred in registering the common stock to which this prospectus relates, including legal and accounting fees. See “Plan of Distribution.”

The securities offered by this prospectus are speculative and involve a significant degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________ ___, 2022

ii

Mission Media Group, our wholly-owned subsidiaries, is a brand experience and communications company with clients in a wide range of industries. Representative current and past clients and client longevity are set forth in the table below:

iii

You should rely only on the information contained in this prospectus and the related exhibits in deciding whether to purchase our shares of common stock. We have not authorized anyone to provide you with information or to make any representations different from that contained in this prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law. This prospectus is not an offering to sell securities in any state where the offer or solicitation is not permitted.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications and third-party research surveys and studies. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. While we believe that these industry publications and third-party research studies and surveys are reliable, we have not independently verified such data and we do not make any representations as to the accuracy of this information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this prospectus, as of the date of the prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and may not contain all of the information that may be important to you in making an investment decision. You should read the entire prospectus, including this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” beginning on page 16 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless otherwise stated or the context requires otherwise, references in this prospectus to “Troika,” the “Company,” “we,” “us” and “our” refer to Troika Media Group, Inc. and its consolidated subsidiaries.

The Company

Overview

Troika Media Group, Inc. (the “Company,” “TMG,” “we,” “us” or “our”) is a transformational consulting and solutions group  that delivers resilient brand equity, amplifying brands through emerging technology and transcending them into culture to deliver performance driven business growth. The Company provides its performance driven solutions to B2C and B2B brands in the consumer products and services, entertainment and media, sports and sports betting, financial and professional, education and eSports and gaming sectors in the U.S., Europe, Middle East and Asia. The value propositions for the Company’s clients are the outcomes that the Company delivers. The Company builds enterprise value for its partners, acquiring customers, retaining customers and architecting value based exit strategies for its clients. The Company executes its outcomes-based value proposition through the deployment of agile, creative, innovative technology and adaptive business intelligence engineered to deliver measurable strategic goals – driving resilient value for its partners. The Company creates brands and businesses; connects them through emerging technologies and innovations, utilizing business intelligence to drive performance.

TMG’s operating entities are:

Troika Services, Inc. – a marketing innovation and emerging technology solutions group that transcends brands into engagement platforms, ecosystems and mediums such as NFTs, Web 3.0, augmented reality, virtual reality and measures the impact of brands for shareholders and consumers. During the fiscal year ended June 30, 2021 (“TMG Audited Fiscal Year Ended 2021”), this operating unit accounted for approximately 1% of our revenues.

Troika Design Group, Inc. - a strategic brand building and activation solutions group with deep expertise in entertainment, media, sports, and consumer goods and professional services brands. Troika provides a creative fan-centric approach to integrated brand strategy, creative, research, and technology solutions that builds long-term brand awareness for clients through equity and consumer loyalty.    During Fiscal 2021, this operating unit accounted for approximately 40% of our revenues.

MissionCulture LLC, Mission-Media Holdings Limited (London) and Mission Media USA Inc. (its non-operating subsidiary) (collectively, known as “Mission”) London-headquartered brand experience and communications solution group that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, including social and influencer engagement.  During Fiscal 2021, this operating unit accounted for approximately 59% of our revenues.

Troika IO, Inc. (f/k/a Redeeem LLC) - TroikaIO offers consultative and blockchain development services to activate its value proposition as an emerging technology strategy and solutions provider in the NFTs and Web3 world. TroikaIO leverages its Redeeem digital ecosystem to provide thought leadership in emerging technology and engagement strategies. During Fiscal 2021, this operating unit accounted for approximately 0% of our revenues.

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The following table presents the disaggregation of above operating entities’ gross revenue between revenue streams:

Revenue Stream	Year Ended June 30, 2021
Project fees	$6,418,000
Retainer fees	$2,140,000
Fee income	$3,581,000
Reimbursement income	$4,029,000
Other revenue	$24,000
Total	$16,192,000

On March 21, 2022, the Company completed the acquisition of Converge Direct, LLC (and its affiliates) (collectively referred to as “Converge” and “Converge Acquisition”).

Converge is a customer acquisition and business intelligence solutions group servicing financial services, home improvement, professional services, education and entertainment brands. The Company provides performance marketing and lead generation solutions through a channel agnostic strategy  powered by its proprietary business intelligence platform, Helix, and first party data marketing ecosystems. Converge has a dedicated focus on applied marketing intelligence, performance media execution, lead generation, digital and offline engagement activations and customer retention to create efficient and scalable customer acquisition outcomes, and higher customer lifetime value.

Converge recognizes primarily two (2) revenue streams which are (a) managed services and (b) performance marketing which during the year ended December 31, 2021 (“Converge Audited Fiscal Year Ended 2021”) attributed $194.0 million and $99.5 million, respectively, or 66% and  34%, respectively.

Our corporate headquarters are in Los Angeles with operations in New York, New Jersey, California, and London, which allows the team of approximately 185 employees to directly service clients globally. In order to accelerate growth, we intend to attract a new era of growth clients and to extend integrated solutions to our existing roster of global brands.

Acquisition of Converge Direct, LLC

On March 21, 2022 (the “Closing Date”), the Company completed the acquisition of Converge Direct, LLC and affiliates (the “Converge Acquisition”). The total purchase price for the Converge Acquisition is $125,000,000. The purchase price consists of one hundred million dollars ($100,000,000) in cash at closing. The remaining twenty-five million ($25,000,000) dollars was paid in the Company’s restricted common stock valued at $2.00 per share. All 12,500,000 shares are subject to a nine (9) month lock-up. Pursuant to the provisions of the Membership Interest Purchase Agreement (the “MIPA”) dated as of November 22, 2021, as amended, an aggregate of $2,500,000 (10%) or 1,250,000 shares of the common stock issued to the Sellers are held in escrow to secure against claims for indemnification. The escrowed shares shall be held until the later of (a) one year from the Closing Date, or (b) the resolution of indemnification claims. The Closing was conditioned upon the completion of a $75,000,000 debt financing with Blue Torch Capital, a direct lender having experience providing bespoke credit solutions. EF Hutton, division of Benchmark Investments LLC, acted as exclusive placement agent, and Cantor Fitzgerald & Co. acted as sole debt placement agent in connection with the transaction. There was no material relationship, other than in regard to the Converge Acquisition, between the Converge sellers and the Company or its affiliates, or any director or officer of the Company or any assignees of any such director or officer.

Overview

Converge is a leading independent managed‑service and performance marketing media buying agency. The Company provides complementary services such as advertising strategy and customized advertising campaigns utilizing their proprietary attribution analytics software tool, Helix. Converge has a dedicated focus on media buying, planning, strategy, data analytics and media execution. Converge uses data and marketing insights to help clients curate new customer ad campaigns at efficient costs, scale, and higher customer lifetime value. In all aspects of Converge’s advertising activity it focuses on direct response marketing, maintaining a desired return on investment for its clients. The performance model aligns Converge with its client on their cost of marketing goals, reduces their marketing spend risk and affords Converge the flexibility to use its media channel knowledge and processes most efficiently, while enabling Converge to maximize its revenue with little friction. Converge buys media on behalf of its clients, provides advanced attribution tracking and reporting, and full campaign management and execution. Over the last four years, Converge started a dedicated performance marketing division, which is focused specifically on a performance pay model that tracks the “action” driven by media campaigns and receives compensation for these consumer actions.

Converge’s proprietary technology measures, tracks, ingests CRM (customer relationship management) data and reports performance information across media channels. It seamlessly incorporates data aggregation and mining from virtually any source enabling Converge’s teams to perform granular level analysis, media optimization, and customer journey tracking. This service incentivizes Converge to provide the most effective strategies to its clients as opposed to more traditional methods such as retainer or commission basis.

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Converge serves customers in various end markets: financial services, consumer products, healthcare and insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services among others. Converge services many well‑known public companies such as AT&T, AAA, Cricket Wireless, The Hartford, DirecTV, Great Wolf Resorts, Renewal by Andersen Windows, Leaf Filter (now Leaf Home), ADT, Wayfair and various law firms in the legal services sector. Converge’s key clients have a longevity ranging from 5-15 years, with about 75% of Converge’s revenues coming from clients with at least five year’s retention.

Converge was formed in 2006 and is headquartered in Bedford Hills, New York with branch offices in New York City and San Diego, California. Converge serves clients throughout the U.S. Converge employs approximately 82 individuals through Extensis, their professional employer organization (“PEO”) company.

Converge Highlights

•	A data and audience centric media agency with responsibility for over $5 billion in media budgets since inception.

•	Expertise in paid digital and traditional media buying: Search Engine Marketing, Display, Social, e‑Marketplaces, Connected TV, Affiliate platforms, as well as Print and Direct Mail media vehicles.

•	Responsible for executing over 20 billion ad impressions a year.

•	Exponents of data driven, hyper targeted ad serving and custom audience targeting with measurable media driving financial outcomes.

•	Ability to identify and engage consumers and measure their interaction across multiple personal devices.

•	Longstanding Google Premier Partner, Bing Elite Agency, and Facebook Marketing Partner.

•	Deploy proprietary analytics platform “Helix”, to provide insights on marketing campaign performance, customer journey tracking and real‑time performance optimization tactics.

•	Built a robust data aggregation platform to utilize applied analytics maximizing ad engagement and reduce wasted customer ad touchpoints across all channels.

Converge Services

•	Strategic Media Planning

•	Brand and Direct Response New Customer Acquisition

•	Digital and Traditional Media Buying and Optimization

•	Local and National Media Targeting

•	Marketing Intelligence Performance Tracking Ingests data from other AdTech platforms

•	Data Analytics and Customer Journey Data Aggregation and Insight

•	Procurement of all marketing elements to achieve turnkey campaigns.

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Converge Overarching Philosophy

In today’s ad space, data is of premier importance and speed to react on this data is one of the most essential elements of successful marketing. Converge is a marketing analytic driven company using data and buying models to inform its media targeting and buying decisions. Marketing decisions are implemented against both online and offline traditional media channels at predictable and scalable levels to meet clients’ costs of marketing goals. Converge’s ideal client is one where they work in concert, leverages its strengths to marrying their customer data sets, with Converge’s media buying performance activities creating true performance marketing campaigns, that once proven out through test cohorts, can be forecasted, and scaled to meet client growth goals.

Troika Rebranding

The Company changed its name to Troika Media Group, Inc. following the Troika Merger in June 2017 to continue to develop the Troika brand name and reputation in the media and design space. The names of the Company’s operating subsidiaries were also changed to reflect the new branding of the entire Company. We believe that this streamlined branding will allow for better name recognition, as well as helping cross-sell our various services to our existing customers.

Through its subsidiaries, Troika Media Group, Inc. provides the following services:

•	Media Services and Analytics Platform
•	Digital Marketing, Data Analytics and Reporting
•	Media Content for events and hospitality customers
•	Sponsorship partnerships and advertising opportunities.
•	Expert in Analytics and Big Data; reputation for technology, innovation and affordability
•	Strategic media buying and planning
•	Design and Branding
•	Market Research and Insights
•	Brand Strategy
•	360 Brand Design
•	Advertising Creative and Sponsorship Integration
•	Design, Animation and Post Production Studio
•	Live-Action Production LLC
•	Brand Experience and Fan Engagement
•	Content Creation
•	Sonic Branding and Original Music
•	A peer-to-peer exchange to build non-fungible tokens (NFTs)

Business Strategy

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

We consider our digital technology and media services to be our high growth business. The Troika brand gives the Company in-house, design, content inventory, research and branding services allowing us to bring a suite of engagement services to our clients and making us a “one stop” shop for digital media needs. The new strategic design for the Company combines brand, marketing and fan engagement services provided by Troika with a mobile connectivity and advertising platform provided by Troika Services, Inc. Together, they offer solutions for engaging audiences and fans through various channels.

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Troika’s operating subsidiaries generally provide three different service offerings, all in the same business segment: (1) design and brand identity; (2) media content/data analytics and advertising; and (3) platform and intellectual property development, all of which together provide a comprehensive solution for business and media partners.

Management believes based on its knowledge of the industry at this stage of digital evolution, the market needs a new breed of a modern agency using open web-first approach to take the power and control out of walled gardens, such as Google, Facebook and Amazon, hands and put it back into the hands of marketers, where it belongs. Today, walled gardens’ intensives are not aligned with marketer’s success.

Management believes that holding companies such as GroupM, Publicis, IPG, Dentsu are struggling with baggage, distractions and broken financial models. Our strategy removes value from working media, which is often the most expensive thing a marketer pays for, in automated digital environments and do not help with the walled garden problem.

A modern agency not only has to be fully transparent and laser focused on applying data and technology to put control and leverage back in the hands of the marketer with a cross audience strategy, addressable media planning and activation. We need to have world class personalized creativity, with a financial model that allows it to provide highest level of expert service and technology without a need to up-sell useless features. This is our plan and our mission.

Our Competitive Advantage

•	Industry Leading Management – Assembled management expertise across all agency disciplines and offerings consisting of established industry leaders.

•

Integrated Services – integrated branding, advertising, data analytics, performance media, research & insights, design, production, content, event marketing, public relations, partnerships and social media.

•	Category Experience – entertainment media, sports, fashion, gaming/eSports, consumer goods, telco, tech, leisure entertainment.

•

Results Driven – We are innovating how brands drive customer engagement, conversion, loyalty and lifetime value though integrated branding, advertising and performance optimization. See Business Segments, below.

•

One Stop – Integrated, full-service solution with our broad talent, skills and experience, provides client the confidence in having one organization handling all or the majority of their campaigns and projects.

Market Opportunity

We seek to capitalize on the convergence of wireless, broadband, and content-based service models. Today, we believe that every brand needs engaged audiences and loyal fans and that building an exciting brand experience is key to maintaining fan loyalty and engagement. We also believe that media has been democratized and audiences are becoming ever more fragmented. As a result, brands now struggle to connect with consumers. We are scaling the business by expanding into new verticals, bringing entertainment media category expertise to brands that need to engage consumers on their terms, as audiences and fans. Moreover, growth in new applications in wireless services and multimedia services, increasing demand for high quality mobile and high definition video entertainment services, drive the underlying demand for our branding and analytics services. It is widely accepted that existing networks and technologies cannot fulfill this demand.

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The following statistics foretell the expanding market we seek to service:

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Global internet users = 3.4 billion people in 2016 with 10% annual growth is over 50% of the population in 2018 (Internet Trends 2017 – Code Conference, Mary Meeker, May 31, 2017, Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

•	4 Hours and 7 Minutes: According to Digital Trends – Average time spent by users on smartphones daily other than talking.

•	Digital media use is between 49% and 42% for ages 18-49 (Kleiner Perkins Report ).

•	According to Forbes, people in the U.S. check their Facebook, Twitter, and other social media accounts a staggering 17 times a day, meaning at least once an hour.

•	Nielsen Company report reveals that adults in the U.S. devoted approximately 10 hours and 39 minutes each day consuming media during the fourth quarter of 2018.

Although we have been able to pursue our growth strategy, general economic conditions, and market uncertainty may negatively affect our financial results in future periods. We anticipate that the rate of branding and experiential activities will become more predictable however may vary from quarter to quarter. Consequently, if anticipated business in any quarter do not occur when expected, expenses and resource levels could be disproportionately high, and our operating results for that quarter and future quarters may be adversely affected. Further, given the lag between the incurrence of expenses in connection with branding and experiential services, we anticipate that, while we will see organic growth that positions us for future profitability, our costs of sales and other operating expenses may exceed our revenues in the near term. We have incurred operating losses since our inception.

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

The following factors present a favorable market opportunity for us:

•	2021 Was A Record Year for Ad Spending, With More Growth Expected In 2022. Forbes, Dec 8, 2021

•	In 2016, digital ad spending surpassed TV ad spending for the first time. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

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This year, 2022, digital ad spending is expected to climb 16.5% to $10.84b — crossing the $10b threshold for the first time. After reaching $12.65b next year, it is projected to hit $14.57b in 2023.eMarketer’s US B2B Advertising Forecast 2021

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While the pandemic decimated many aspects of the economy, the job market, and consumer confidence, it seems to have done little to quash a bonanza in digital ad spending. Insider Intelligence’s Digital Advertising Trends to Watch in 2022

•	Digital Ad Spending Keeps Rising While Ad Measurement Debate Reaches New Stage, Paul Verna, Nov 29, 2021

•	The US digital ad market will surpass $300 billion by 2025, making up more than three-quarters of all media spending. Insider Intelligence’s Digital Advertising Trends to Watch in 2022

•	Ad spending is shifting to digital

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Among digital segments, search will lead with $98.6 billion, (+39% from 2020) accounting for over one-third of all ad dollars invested in media in 2021. Social media will generate $58.8 billion in ad spend, increasing by 36% from 2020, one-fifth of all ad dollars spent in 2021 will be allocated to social media. (Forbes report “Agencies Agree: 2021 Was A Record Year For Ad Spending, With More Growth Expected In 2022” December 8, 2021)

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Digital ad spending is expected to double linear television ad spending in 2022, with digital spending accounting for 55.5% of the global ad spend and linear TV accounting for 26.9%. (Marketing Charts report “Digital Ad Spend Forecast to Double Linear TV This Year” March 11, 2022)

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Driving the growth in ad dollars will be the digital “pure play” media which will grow by 35% in 2021 and total $126.4 billion, accounting for 57% of total ad dollars. (Forbes report “Agencies Agree: 2021 Was A Record Year For Ad Spending, With More Growth Expected In 2022” December 8, 2021)

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More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

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The growth in digital ad spending is expected to continue through 2024, when spending on digital advertising is expected to reach $483.1 billion and account for 59.4% of the global ad spend, compared to a projected 24.9% for linear television. (Marketing Charts report “Digital Ad Spend Forecast to Double Linear TV This Year” March 11, 2022)

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Gaming industry reported the largest increase in consumption – is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the Covid-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities May 26th, 2020, Cap Gemini S.A.)

•	The challenge for brands is deciding on the mix of “Agency” services to In-House – and do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan 2020, Winterberry Group)

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Story ads integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram stories are from businesses. A study found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

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We believe we will be well positioned to compete due to our numerous advantages:

•	Global end-to-end branding & advertising solution

•	Blue-chip clients with longevity

•	Based globally in five major cities, New York, Englewood (New Jersey), San Diego, Los Angeles and London

•	Approximately 185 employees plus 23 independent contractors

•	Capabilities: branding, advertising, data analytics, performance media, research & insights, content, PR, social, partnerships, mobile

•	Diverse categories: entertainment & media, sports, fashion, gaming/eSports, consumer goods, telco, tech, healthcare, pharmaceutical, leisure and entertainment.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These significant risks include, but are not limited to, the following:

•	our history of losses may harm our ability to obtain additional financing;
•	our ability to retain our largest clients;
•	our ability to integrate the combined operations of our previously acquired companies, particularly the recent Converge Acquisition;
•	general economic conditions in the United States and United Kingdom as a result of the COVID-19 pandemic and the war in Ukraine;
•	our ability to achieve and maintain profitably;
•	our ability to sustain or grow our customer base for our current products and provide superior customer service;
•	our liquidity and working capital requirements, including our cash requirements over the next 12 months;
•	our ability to maintain compliance with the ongoing maintenance requirements for the Nasdaq Capital Market including, but not limited to, the minimum bid price requirement;
•	compliance with the U.S. and international regulations applicable to our business;
•	our ability to implement our business strategies and future plans of operations;
•	expectations regarding the size of our market;
•	our expectations regarding the future market demand for our services;
•	compliance with applicable laws and regulatory changes, including, but not limited to, recent regulations affecting cybersecurity and climate change;
•	our ability to identify, attract and retain qualified personnel and the loss of key personnel;
•	the limitation of liability and indemnification of our officers and directors;
•	economic conditions affecting the media industry in which we operate;
•	economic conditions in the United Kingdom as a result of Brexit;
•	maintaining our intellectual property rights and any potential litigation involving intellectual property rights;
•	our ability to anticipate and adapt to a developing market(s) and to technological changes;
•	acceptance by customers of any new products and services;
•	a competitive environment characterized by numerous, well-established and well-capitalized competitors;
•	the ability to develop and upgrade our technology and information systems and keep up with rapidly evolving industry standards;
•	any interruption in the supply of products and services;
•	discontinuance of support for our information systems from third party vendors;
•	significant fluctuations in our quarterly operating results;
•	the extent, liquidity, volatility and duration of any public trading market for our securities;
•	the resale of our securities could adversely affect the market price of our common stock and our Warrants and our ability to raise additional equity capital;
•	we may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares; and
•	insiders, including significant stockholders, will continue to have substantial control over the Company.

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Corporate Information

We were incorporated in Nevada in November 2003. Our corporate headquarters are located at 1715 N. Gower St., Los Angeles, California 90028, and our main telephone number is (323) 965-1650. Our website address is www.thetmgrp.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Private Placement of Preferred Stock and Warrants

On March 16, 2022, Troika Media Group, Inc. (“we,” “our,” “us,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private offering (the “March 2022 Private Placement”), an aggregate of $50,000,000 of securities, consisting of shares of Series E convertible preferred stock of the Company, par value $.01 per share (the “Series E Preferred Stock”) and warrants to purchase (100% coverage) shares of common stock (the “Warrants”) (collectively, the Series E Preferred Stock and Warrants are referred to as the “Securities”). Under the terms of the Purchase Agreement, the Company agreed to sell 500,000 shares of its Series E Preferred Stock and Warrants to purchase up to 33,333,333 shares of the Company’s common stock (the “Conversion Shares”). Each share of the Series E Preferred Stock has a stated value of $100 per share and is convertible, at any time, into shares of common stock at a conversion price of $1.50 per share (the “Conversion Price”), subject to adjustment.

The Series E Preferred Stock is convertible at any time at the option of the holder by dividing the Stated Value of $100 per share by the initial Conversion Price of $1.50 per share, subject to adjustment, as described below. In addition, the Conversion Price shall be downwardly adjusted (the “Registration Reset Price”) to the greater of (i) eighty (80%) percent of the average of the ten (10) lowest daily VWAPs during the forty (40) trading day period (subject to acceleration by the holder after ten (10) trading days) beginning on and including the trading day immediately follow the later of the effective date (hereinafter, the “Effective Date”) of this initial Registration Statement (hereinafter, the “Registration Adjustment Period”), and (ii) the Floor Price of $0.25 per share.

The Warrants are immediately exercisable at $2.00 per share (the “Exercise Price”), subject to adjustment, for five (5) years ending March 21, 2027. If at any time there is no effective registration statement, the Warrants are exercisable on a cashless basis. The exercise price is subject to the Registration Reset Price, as stated above for the Series E Preferred Stock, however, shall be equal to the average of the ten (10) lowest daily VWAPs during the Registration Adjustment Period. The Conversion Price of the Series E Preferred Stock and the Exercise Price of the Warrants is subject to adjustment for: (a) stock dividends and stock distributions; (b) subsequent rights offerings; (c) pro rata distributions; (d) reverse and forward stock splits; and (e) Fundamental Transactions (as defined).

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The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of common stock or common stock Equivalents (as defined in the Purchase Agreement) during the 120-day period following the final Conversion Price Adjustment (as defined) following the effective date of a Registration Statement.

A holder (together with its affiliates) will not be able to convert any portion of the Series E Preferred Stock and/or exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise. However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of outstanding shares of common stock after converting the Series E Preferred Stock and/or exercising the holder’s Warrant up to 9.99% of the number of the Company’s shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities, provided that any increase shall not be effective until 61 days following notice to us. In addition, sales by the Purchasers may be limited, to the extent applicable, by Nasdaq and SEC rules.

The Purchase Agreement contains customary representations, warranties, covenants, conditions and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to terms of the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its common stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 120-day period following the final Conversion Price Adjustment. The Company agreed with the Purchasers that it will not enter into any “variable rate” transaction with any third party for a 120-day period following the final Conversion Price Adjustment (as defined). During the six-month period following the final Conversion Price Adjustment, the Purchaser shall have a right of participation in any equity offering in excess of $1,000,000 for up to fifty (50%) percent of any public and/or private offering. The Company also agreed that for a one-year period from the Effective Date, it will not undertake a reverse or forward stock split or reclassification of its common stock without the prior written consent of a majority in interest of the Purchasers.

Each of the Company’s Officers and Directors entered into a Lock-Up Agreement prohibiting transfers and sale of their Ordinary Shares, with certain a sixty (60) day period following the Effective Date. The Company agreed to not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements.

Pursuant to the terms of the registration rights agreement (the “RRA”), the Company agreed to use commercially reasonable efforts to cause a Registration Statement providing for the resale by holders of shares issuable upon the conversion of the Series E Preferred Stock, to be filed within ten (10) business days (the “Filing Date”) of the Closing Date (as defined), which filing occurred on April 4, 2022. The Company shall use its best efforts to cause this Registration Statement to be declared effective no later than forty-five (45) days following the Filing Date or, in the case of a full review by the SEC, the 90th day following the Filing Date. The Company agreed to file a second Registration Statement (No. 333-264761) for the Warrant Shares on the fifteenth (15th) calendar day following April 21, 2022, which was the date the Company’s Articles of Incorporation were amended to increase authorized shares of Common Stock from 300 million to 800 million shares pursuant to shareholder approval.

The Private Placement was completed on March 21, 2022, simultaneously with a debt offering and the Converge Acquisition. The Company received gross proceeds of $50,000,000 in connection with the Private Placement before deducting placement agent fees and other related offering expenses. The Company used the net proceeds from the private placement primarily for the Converge Acquisition, as well as for working capital purposes.

Pursuant to a letter agreement dated October 27, 2021 (the “Engagement Letter”), the Company engaged EF Hutton, division of Benchmark Investments, LLC (the “Placement Agent”) as exclusive Placement Agent in connection with the Private Placement. The Company paid to the Placement Agent a cash fee of eight (8%) percent and accountable and non‑accountable expenses and Warrants to purchase 1,000,000 shares of common stock, subject to adjustment.

The foregoing summaries of the Certificate of Designation, the Warrants, the Registration Rights Agreement and the Purchase Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 3.1, 4.1, 4.2 and 4.3, respectively, to the Company’s Report on Form 8-K filed on March 18, 2022, which are incorporated herein by reference.

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Debt Offering

Financing Agreement

On March 21, 2022, the Company entered into a Financing Agreement by and among the Company, as Borrower, and each subsidiary of the Borrower, as a Guarantor, the Lenders from time to time party thereto, and Blue Torch Finance LLC (“Blue Torch”), as Administrative Agent and Collateral Agent. This $75,000,000 First Lien Term Loan (the “Credit Facility”) formed the majority of the purchase price of the Converge Acquisition, as well as for working capital and general corporate purposes. Cantor Fitzgerald & Co. acted as sole debt placement agent in connection with the Converge Acquisition. Closing of the Credit Facility was conditioned upon the March 2022 Private Placement being completed simultaneously on March 21, 2022. The Credit Facility provides for: (i) a Term Loan in the amount of $75,000,000; (ii) an interest rate of the Libor Rate Loan of three (3) months; (iii) a four-year maturity, amortized 5.0% per year, payable quarterly; (iv) a 1.0% commitment fee and an upfront fee of 2.0% of the Credit Facility paid at closing, plus an administrative agency fee of $250,000 per year; (v) a first priority perfected lien on all property and assets including all outstanding equity of the Company’s subsidiaries; (vi) 1.5% fully-diluted penny warrant coverage in the combined entity; (vii) mandatory prepayment for 50% of excess cash flow and 100% of proceeds from various transactions; (viii) customary affirmative, negative and financial covenants; (ix) delivery of audited financial statements of Converge; and (x) customary closing conditions. The Company agreed to customary restrictive covenants in the Credit Facility and leverage ratios, fixed charge coverage ratios, and maintaining liquidity of at least $6,000,000 at all times.

Pledge and Security Agreement

The Company and each of its subsidiary Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) dated as of March 21, 2022, as a requirement under the Credit Facility. Each Guarantor pledged and assigned to Blue Torch, as the Collateral Agent and granted the Collateral Agent a continuing security interest in all personal property and fixtures of the Guarantors (the “Collateral”) and all proceeds of the Collateral. All equity of the Guarantors was pledged by the Borrower. Upon an Event of Default (as defined), the Collateral Agent may exercise in addition to all rights and remedies under the Security Agreement, all rights and remedies of a secured party under the UCC and may take control of the Collateral.

Intercompany Subordination Agreement

On March 21, 2022, each of the Company’s Subsidiaries, as Guarantors, entered into an Intercompany Subordination Agreement with the Collateral Agent. Under such agreement, each obligor agreed to the subordination of such indebtedness of each other obligor to such other obligations.

Escrow Agreement

On March 21, 2022, the Company entered into an Escrow Agreement with Blue Torch Finance LLC and Alter Domus (US) LLC, as Escrow Agent. The Escrow Agreement provided for the escrow of $30,000,000 of the $75,000,000 proceeds, under the Credit Facility which was held until the audited financial statements of Converge Direct LLC and affiliates for the years ended December 31, 2019, 2020 and 2021 were delivered to Blue Torch Finance LLC.

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The Offering

Common Stock Offered:

An aggregate of 200,000,000 shares of common stock are registered for resale by the Selling Stockholders, consisting of shares of common stock issuable to the Purchasers under the Purchase Agreement, dated as of March 16, 2022 upon conversion of 500,000 shares of Series E Preferred Stock pursuant to the terms and conditions of the Certificate of Designation for the Series E Preferred Stock. The 500,000 shares of Series E Preferred Stock have a stated value of $100 per share, or an aggregate of $50,000,000. The shares are convertible at $1.50 per share, or an aggregate of approximately 33,333,333 shares of common stock, subject to adjustment, for reverse and forward stock splits, stock dividends, stock combinations and other such transactions. In addition, the Conversion Price shall be downwardly adjusted (the “Registration Reset Price”) to the greater of (i) eighty (80%) percent of the average of the ten (10) lowest daily VWAPs during the forty (40) trading day period beginning on and including the Trading Day immediately follow the Effective Date of the initial Registration Statement, and (ii) the Floor Price of $0.25 per share unless a holder elects to shorten the adjustment period to all or a portion of the Series E Preferred Stock held by such person to between ten (10) and thirty-nine (39) trading days.

Ordinary Shares Outstanding:	64,173,683 (1)

Use of Proceeds:	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the Selling Stockholders.

Dividend Policy:

We have never declared any cash dividends on our common stock. The Series E Preferred Stock does not pay dividends unless declared on the underlying common stock. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbols:	Our common stock and Warrants currently trade on the Nasdaq Capital Market with the symbols “TRKA” and “TRKAW,” respectively.

Risk Factors:

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 16 of this prospectus before deciding whether or not to invest in our Common Stock.

(1) Reflects shares issued and outstanding as of June 3, 2022. The number of shares of our common stock outstanding excludes:

•	3,826,839 shares issuable upon exercise of outstanding employee stock options;

•

8,605,222 shares issuable upon exercise of outstanding warrants, 5,783,333 shares issuable upon exercise of outstanding public warrants exercisable at $4.98 per share, Representative’s Warrants to purchase 173,494 shares, and 1,929,439 shares, subject to adjustment, issuable upon exercise of outstanding warrants issued to Blue Torch Finance, LLC in connection with our Debt Offering;

•

1,100,000 shares issuable upon exercise of outstanding restricted stock units (“RSUs”) and an additional 3,200,000 shares reserved for issuance under the Company’s 2021 Employee, Director and Consultant Equity Incentive Plan (the “Incentive Plan”), plus 3,500,000 RSUs outstanding outside of the Incentive Plan;

•

33,333,333 shares registered under this registration statement and, subject to adjustment, issuable to the Purchasers upon conversion of the Series E Preferred Stock, and 33,333,333 shares issuable upon exercise of the Warrants issued in the March 2022 Private Placement, and placement agent Warrants to purchase up to 1,000,000 shares, subject to adjustment, issuable in the March 2022 Private Placement; and

•

The Purchase Agreement includes the sale of Investor Warrants to purchase up to 33,333,333 shares of common stock, subject to adjustment, which shares are being registered on a separate registration statement (No. 333-264112).

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended June 30, 2021 and 2020 and the balance sheet data as of June 30, 2021 and 2020 are derived from audited financial statements. The summary historical financial data for the nine (9) months ended March 31, 2022 and 2021 are unaudited. The table below gives effect to the 1-for-15 reverse stock split effected on September 24, 2020.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The following summary and operating data set forth below should be read together with our financial statements, the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other information contained in this prospectus. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods.

Statement of Operations Data:

	Nine Months Ended March 31,		Years Ended June 30,
	2022	2021	2021	2020
Project revenues, net	$31,028,000	$12,437,000	$16,192,000	$24,613,000
Cost of revenues	20,158,000	6,360,000	7,504.000	11,636,000
Gross profit	10,870,000	6,077,000	8,688,000	12,977,000

Operating expenses:
Selling, general and administrative expenses	27,835,000	14,864,000	24,040,000	24,034,000
Professional fees	3,445,000	1,274,000	1,332,000	1,028,000
Depreciation expense	91,000	95,000	131,000	344,000
Amortization expense of intangibles	739,000	1,619,000	2,168,000	4,002,000
Goodwill impairment expense	-	-	-	1,985,000
Intangible impairment expense	-	-	-	1,867,000
Total operating expenses	32,110,000	17,852,000	27,671,000	33,260,000

Loss from operations	(21,240,000)	(11,775,000)	(18,983,000)	(20,283,000)

Other income (expense):
Business acquisition costs	(827,000)	-	-	-
Income from government grants	262,000	2,535,000	3,140,000	-
Amortization expense of note payable discount	-	(409,000)	(409,000)	(1,092,000)
Interest expense	(147,000)	(35,000)	(7,000)	(239,000)
Foreign exchange gain	(25,000)	(48,000)	(48,000)	11,000
Gain (loss) on early termination of operating lease	(3,000)	-	2,000	164,000
Gain on derivative liabilities	213,000	-	72,000	-
Other income	1,220,000	378,000	452,000	691,000
Other expenses	-	154,000	-	(18,000
Total other income (expense)	693,000	2,575,000	3,202,000	(483,000

Net loss from continuing operations before income tax	(20,547,000)	(9,200,000)	(15,781,000)	(20,766,000)
Income tax expense	(90,000)	(23,000)	(216,000)	-
Net loss from continuing operations after income tax	(20,637,000)	(9,223,000)	(15,997,000)	(20,766,000)

Net income from discontinued operations	-	-	-	6,319,000
Net loss	$(20,637,000)	$(9,223,000)	$(15,997,000)	$(14,447,000)
Foreign currency translation adjustment	68,000	(629,000)	(671,000)	203,000
Comprehensive loss	$(20,569,000)	$(9,852,000)	$(16,668,000)	$(14,244,000)

Earnings (loss) per share
Continuing operations - basic and diluted	$(0.47)	(0.55)	$(1.03)	$(1.35)
Discontinued operations - basic	-	-	-	$0.41
Net loss attributable to common stockholders - basic and diluted	$(0.47)	$(0.55)	$(1.03)	$(0.94)

Diluted earnings per share
Discontinued operations	$-	$-	$-	$0.16

Weighted average basic shares	44,325,690	16,784,773	15,544,032	15,423,655
Weighted average diluted shares	-	-	15,544,032	38,736,615

The accompanying notes are an integral part of these consolidated financial statements.

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Balance Sheet Data:

	As of June 30,		As of March 31,
	2020	2021	2022
Total Current Assets	$2,691,000	$14,064,000	$75,228,000
Total Assets	$33,500,000	$43,891,000	$220,620,000
Total Current Liabilities	$17,310,000	$18,068,000	$67,378,000
Total Liabilities	$26,500,000	$25,153,000	$195,584,000
Preferred Stock	$61,000	$7,000	$12,000
Common Stock	$16,000	$40,000	$64,000
Additional Paid-In Capital	$176,262,000	$204,788,000	$232,836,000
Stock payable	$1,300,000	$1,210,000	$-
Accumulated Deficit	$(170,892,000)	$(186,889,000)	$(207,526,000)
Accumulated Other Comprehensive (Gain) Loss	$253,000	$(418,000)	$(350,000)
Total Stockholders’ Equity	$7,000,000	$18,738,000	$25,036,000
Total Liabilities and Stockholders’ Equity	$33,500,000	$43,891,000	$220,620,000

RISK FACTORS

An investment in our Company is very speculative and involves a very high degree of risk. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth in this report, in making an investment decision with respect to our securities. We have sought to identify what we believe to be all material risks and uncertainties to our business and ownership of our common stock, but we cannot predict whether, or to what extent, any of such risks or uncertainties may be realized nor can we guarantee that we have identified all possible risks and uncertainties that might arise. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties occurs, it could have a material adverse effect on our business, financial condition, results of operations and prospects.

The issuance of common stock to the Purchasers may cause dilution, and the sale of common stock by the Selling Shareholders, or the perception that stock sales may occur, could cause the price of our common stock to decline.

On March 16, 2022, the Company entered into a Purchase Agreement with the Purchasers for the sale of $50,000,000 of Series E Preferred Stock and Investor Warrants. The Conversion Price is $1.50 per share and the Warrant exercise price is $2.00 per share. In addition, the Conversion Price shall be downwardly adjusted (the “Registration Reset Price”) to the greater of (i) eighty (80%) percent of the average of the ten (10) lowest daily VWAPs during the forty (40) trading day period (subject to acceleration by the holders after ten (10) trading days) beginning on and including the trading day following the Effective Date of this initial Registration Statement, and (ii) the Floor Price of $0.25 per share. Therefore, 200,000,000 shares of common stock, the number issuable under the Floor Price, have been registered under this Registration Statement. An additional 266,761,524 shares of common stock, the number issuable under the Floor Price under the Investor Warrants, plus 6,000,000 shares issuable under the Floor Price of the Placement Agent Warrants, have been registered under a second Registration Statement (No. 333-264161). The sale of a substantial number of shares of common stock by the Purchasers, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do issue shares of common stock to the Purchasers upon conversion of Series E Preferred Stock and/or the exercise of Warrants, the Purchasers may resell all, some or none of those shares of common stock at any time or from time to time in their discretion.

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Upon the Amendment to our Articles of Incorporation, we will need to register the Shares of common stock underlying the Purchasers’ Warrants.

Under the Purchase Agreement, the Company sold Warrants to purchase 33,333,333 shares (the “Warrant Shares”) of common stock (“100% Warrant Coverage”) exercisable at $2.00 per share, subsequent to adjustment in substantially similar ways to the Series E Preferred Stock, as described above. The Company was required under a Registration Rights Agreement dated March 16, 2022 to file on May 6, 2022 a second registration statement on the 15th calendar day following the date that the shareholder approval was deemed effective to register the Warrant Shares. The issuance of the Warrant Shares to the Purchasers is expected to cause further dilution and the sale of said Warrant Shares, or the perception that such sale may occur, could cause the price of our common stock to decline.

Risks Relating to Our Business

We have a history of significant losses from operations in recent years which may continue, and which may harm our ability to obtain financing and continue our operations.

Our consolidated financial statements reflect that we have incurred significant losses since inception, including net losses of $20,637,100, $15,997,000 and $14,447,000 for the nine months ended March 31, 2022 and the fiscal years ended June 30, 2021 and 2020, respectively.

As of March 31, 2022, we had an accumulated deficit of $207,526,000 and working capital of $7,850,000. We need to improve our ability to achieve business profitability and our ability to generate sufficient cash flow from our operations. We believe that we have sufficient capital to finance our business operations until we achieve positive cash flows.

Our acquisition of Troika Design Group, Inc. in June 2017 (the “Troika Merger”), our June 2018 acquisition of all of the equity interests (the “Mission Acquisition”) of Mission Culture LLC and Mission-Media Holdings Limited (such entities, collectively, “Mission”), our May 2021 acquisition of Redeeem and our March 2022 acquisition of Converge caused disruptions to our business, have diluted our stockholders and may harm our business, financial condition or operating results.

The Troika Merger, the Mission Acquisition, the Redeeem Acquisition and the Converge Acquisition (collectively, the “Acquisitions”) subjected us to a number of risks, including, but not limited to, the consideration for the Acquisitions and share issuances to our preferred stockholders, resulted in substantial dilution to our existing stockholders. Additional time may be required for the market positions of such acquired companies to improve as planned, particularly as a result of the COVID-19 pandemic. The combined operations of the Company and such entities have placed significant demands on the Company’s management, technical, financial and other resources, as well as the key personnel and other personnel of such acquired companies. As a result of the Acquisitions, we have experienced additional financial and accounting challenges and complexities in areas such as financial reporting. We may assume or be held liable for risks and liabilities as a result of our Acquisitions, some of which we may not have been able to discover during our due diligence or adequately adjust for in our acquisition arrangements, as was the case with the Mission Acquisition. Our ongoing business and management’s attention have been disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises. In addition, we may incur one-time write-offs or restructuring charges in connection with any future acquisitions. We may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings. We have incurred significant time and expense in connection with litigation arising from the Mission Acquisition.

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Our combined operations have only a limited operating history, which makes it difficult to evaluate an investment in our securities.

Our combined operations have only a limited operating history since the Troika Merger in June 2017 upon which our business, financial condition and operating results may be evaluated. As a result of the Acquisitions, we face a number of risks encountered by combined entities, including our ability to:

•	Manage expanding operations, including our ability to service our clients if our customer base grows substantially;
•	Attract and retain management and technical personnel;
•	Find adequate sources of financing;
•	Anticipate and respond to market competition and changes in technologies as they develop and become available;
•	Negotiate and maintain favorable rates with our vendors; and
•	Retain and expand our customer base at profitable rates.

We may not be successful in addressing or mitigating these risks and uncertainties, and if we are not successful, our business could be significantly and adversely affected.

Expansion of our operations internationally has required significant management attention and resources, involves additional risks and may be unsuccessful.

We have limited experience with operating internationally since June 2018, or providing our services outside of the United States and United Kingdom, and if we choose to expand into further international markets, we would need to adapt to different local cultures, standards and policies. The business model and technology we employ and the merchandise we currently offer may not be successful with consumers outside of the United States or the United Kingdom. Furthermore, to succeed with clients in other international locations, it likely will be necessary to establish satellite offices in foreign markets and hire local employees in those international centers, and we may have to invest in these facilities before proving we can successfully run foreign operations. We may not be successful in expanding into international markets or in generating revenue and/or profits from foreign operations for a variety of reasons, including:

•	localization of our offerings, including translation into foreign languages and adaptation for local practices;

•	competition from local incumbents that understand the local market and may operate more effectively;

•	regulatory requirements, taxes, trade laws, trade sanctions and economic embargoes, tariffs, export quotas, customs duties or other trade restrictions or any unexpected changes thereto;

•	laws and regulations regarding anti-bribery and anti-corruption compliance;

•	differing labor regulations where labor laws may be more advantageous to employees as compared to the United States and increased labor costs;

•	more stringent regulations relating to privacy and data security and access to, or use of, commercial and personal information, particularly in Europe;

•	changes in a specific country’s or region’s political or economic conditions, including those related to COVID-19 and similar matters;

•	risks resulting from changes in currency exchange rates; and

•	if we invest substantial time and resources to establish and expand our operations internationally and are unable to do so successfully and in a timely manner, our operating results would suffer.

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Most of our clients may terminate their relationships with us on short notice.

Our transactional clients, which account for the vast majority of our revenue worldwide, typically use our services on an order-by-order project basis rather than under long-term contracts. These clients have no obligation to continue using our services and may stop purchasing from us at any time.

The volume and type of services we provide our clients may vary from year to year and could be reduced if a client were to change its outsourcing or procurement strategy. If a significant number of our transactional clients elect to terminate or not to renew their engagements with us or if the volume of their orders decreases, our business, operating results and financial condition could suffer.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

We have used and will continue to use a substantial portion of the net proceeds from our initial public offering to pursue opportunities to acquire companies or technologies in the future including our completed acquisition of Redeeem, as well as our negotiations to acquire other companies which culminated in the Converge Acquisition. Entering into an acquisition, particularly our Converge Acquisition, which is a substantially larger company, entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;

•	The price we pay may exceed the value we eventually realize;

•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;

•	Interest payments may adversely affect our cash flow as a result of a debt offering, which was a substantial portion of the purchase price for Coverage;

•	Potential loss of key employees from either our current business or the acquired business;

•	Entering into markets in which we have little or no prior experience;

•	Diversion of management’s attention from other business concerns;

•	Assumption of unanticipated liabilities related to the acquired assets; and

•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

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Risks Relating to the Converge Operations

Risk of Default Under Our Credit Facility.

The Credit Facility for the Converge Acquisition provides for the pledge of all of the equity of the Company’s operating subsidiaries. It provides for a first lien senior to all other indebtedness of the Company, whether now outstanding or incurred during the four-year term of the Loan. If we are required to seek additional capital through an equity offering in order to meet debt payments, our current stockholders would suffer dilution in their percentage ownership of common stock of the Company. There can be no assurance we would be able to raise additional capital in the future upon affordable terms, if at all. If we are unable to raise additional capital when needed, we may be unable to service the Credit Facility and/or to cure a default. In the event of any uncured Default (as defined) by the Company, including, but not limited to, financial covenant ratios, the Company would be at risk of foreclosure on one or more of its operating subsidiaries, which would have a material adverse effect on the Company’s business and financial condition.

Our ability to make scheduled payments of principal and interest and other required prepayments depends on our future performance of the prosed combined entity, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flows from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flows, we may be required to adopt one or more alternatives, such as selling assets, restructuring operations, restricting debt or obtaining additional equity capital subject to the limitations of the Credit Facility; and on terms that may be onerous or dilutive.

Failure to Service the Credit Facility for the Converge Acquisition.

The Credit Facility of $75,000,000 provides for an amount not to exceed 4.25 times the immediately preceding 12 months adjusted EBIDTA of the combined entity, which the Company may not be able to service. The Credit Facility also provides for a four-year maturity with 5.0% amortized per year, payable quarterly, which the Company may be unable to satisfy. The Company granted a first priority perfected lien on all property and assets including all equity of the operating subsidiaries. There can be no assurance that the Company’s combined revenues will be adequate in the future to service this indebtedness without significantly adversely affecting the Company’s continued operations and financial conditions.

Because the CAN-SPAM Act imposes certain obligations on the senders of commercial emails, it could adversely impact our ability to market some of Converge’s services, and otherwise increase the costs of our business.

The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or the CAN-SPAM Act, establishes requirements for commercial email and specifies penalties for commercial email that violates the CAN-SPAM Act. In addition, the CAN-SPAM Act gives consumers the right to require third parties to stop sending them commercial email.

The CAN-SPAM Act covers emails sent for the primary purpose of advertising or promoting a commercial product, service, or Internet website. The Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the Department of Justice, other federal agencies, State Attorneys General, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

•	Prohibiting false or misleading email header information;

•	Prohibiting the use of deceptive subject lines;

•	Ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender;

•	Requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively permitted the message; and

•	Requiring that the sender include a valid postal address in the email message.

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The CAN-SPAM Act also prohibits unlawful acquisition of email addresses, such as through directory harvesting and transmission of commercial emails by unauthorized means, such as through relaying messages with the intent to deceive recipients as to the origin of such messages.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based, in part, upon the number of emails sent, with enhanced penalties for commercial email companies who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

The CAN-SPAM Act acknowledges that the Internet offers unique opportunities for the development and growth of frictionless commerce, and the CAN-SPAM Act was passed, in part, to enhance the likelihood that wanted commercial email messages would be received.

The CAN-SPAM Act preempts, or blocks, most state restrictions specific to email, except for rules against falsity or deception in commercial email, fraud and computer crime. The scope of these exceptions, however, is not settled, and some states have adopted email regulations that, if upheld, could impose liabilities and compliance burdens in addition to those imposed by the CAN-SPAM Act.

Moreover, some foreign countries, including the countries of the European Union, have regulated the distribution of commercial email and the online collection and disclosure of personal information. Foreign governments may attempt to apply their laws extraterritorially or through treaties or other arrangements with U.S. governmental entities. Because we use email marketing, our requirement to comply with the CAN-SPAM Act could adversely affect our marketing activities and increase its costs.

Converge currently derives a significant portion of its revenues from four major customers, accounting for approximately 76% of its revenues in 2021.

There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers in the end-user marketplace. In addition, revenues from these larger customers may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control. Further, some of its contracts with these larger customers permit them to terminate our services at any time (subject to notice and certain other provisions). If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, Converge could be pressured to reduce the prices it charges for its services which could have an adverse effect on its margins and financial position and could negatively affect its revenues and results of operations and/or trading price of its common stock.  If any of its largest customers terminate Converge’s services, such termination would negatively affect its revenues and results of operations and/or trading price of the Company’s common stock.  See “Business‑Converge Contracts.”

General Risks

Acquiring new clients and retaining existing clients depends on our ability to avoid and manage conflicts of interest arising from other client relationships.

Our ability to acquire new clients and to retain existing clients may, in some cases, be limited by clients’ perceptions of, or policies concerning, conflicts of interest arising from other client relationships. If we are unable to maintain multiple agencies to manage multiple client relationships and avoid potential conflicts of interests, our business, results of operations and financial position may be adversely affected.

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The loss of several of our largest clients could have a material adverse effect on our business, results of operations and financial position.

Clients generally are able to reduce or cancel current or future spending on advertising, marketing and corporate communications projects at any time on short notice for any reason. For the fiscal year ended June 30, 2021, six (6) customers accounted for 42.4% of our gross revenues. For the fiscal year ended June 30, 2020, six (6) customers accounted for 45.1% of our gross revenues. A significant reduction in spending on our services by our largest clients, or the loss of several of our largest clients, if not replaced by new clients or an increase in business from existing clients, would adversely affect our revenue and could have a material adverse effect on our business, results of operations and financial position.  See “Business‑Converge Contracts.”

Clients periodically review and change their advertising, marketing, branding and corporate communications requirements and relationships. If we are unable to remain competitive or retain key clients, our business, results of operations and financial position may be adversely affected.

We operate in a highly competitive industry. Key competitive considerations for retaining existing clients and winning new clients include our ability to develop solutions that meet client needs in a rapidly changing environment, the quality and effectiveness of our services and our ability to serve clients efficiently, particularly large multinational clients, on a broad geographic basis. Some of our newer services require us to persuade prospective customers, or customers of our existing services, to purchase newer services in substitution of those of a competitor. While many of our client relationships are long-standing, from time to time, clients put their advertising, marketing and corporate communications business up for competitive review. The incumbent competitor may have the ability to significantly discount its services or enter into long-term agreements, which would further impede our ability to increase our revenues. We have won and lost accounts as a result of these reviews. To the extent that we are not able to remain competitive or retain key clients, our revenue may be adversely affected, which could have a material adverse effect on our business, results of operations and financial position.

Adverse economic conditions, a reduction in client spending, a deterioration in the credit markets or a delay in client payments could have a material adverse effect on our business, results of operations and financial position.

Economic conditions have a direct impact on our business, results of operations and financial position. Adverse global or regional economic conditions pose a risk that clients may reduce, postpone or cancel spending on advertising, marketing and corporate communications projects. Such actions would reduce the demand for our services and could result in a reduction in revenue, which would adversely affect our business, results of operations and financial position. A contraction in the availability of credit may make it more difficult for us to meet our working capital requirements. In addition, a disruption in the credit markets could adversely affect our clients and could cause them to delay payment for our services or take other actions that would negatively affect our working capital. In such circumstances, we may need to obtain additional financing to fund our day-to-day working capital requirements, which may not be available on favorable terms, or at all. Even if we take action to respond to adverse economic conditions, reductions in revenue and disruptions in the credit markets by aligning our cost structure and more efficiently managing our working capital, such actions may not be effective.

Our financial condition and results of operations for fiscal years 2020 and 2021 were adversely affected by COVID-19.

In December 2019, COVID-19 surfaced in Wuhan, China. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

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We operate servicing domestic and international clients. In the aggregate, revenue from outside of the United States represented 36.6% and 35.2% of our Company’s total revenue for the fiscal years ended June 30, 2021 and 2020, respectively. For some of the services we sell, including experiential and event services provided by our Mission subsidiaries, we have historically provided services that were primarily involved with engagement of consumers in public venues. As a result of COVID-19, wherever we, our suppliers, or our clients operate, we have been adversely affected in our experiential business. Following the early 2020 outbreak of COVID-19, many of clients temporarily halted marketing and advertising activities and normal business operations. The spread of COVID-19 to the United States, our largest market, has raised concerns about the lasting effects of a recession, and has created substantial uncertainty about the expectations for marketing spend in the near term. In addition, not only are our clients impacted, but our vendors are similarly impacted and operating in a reduced manner, further hampering the ability to render services to clients. Due to temporary travel restrictions imposed by various countries in Europe and elsewhere, including the United Kingdom where one of our Mission subsidiaries is based, we have faced delays in our ability to provide services, while visa applications for certain employees have been complicated due to the inability to travel or attend certain face-to-face meetings. Moreover, we have historically relied on in-person selling efforts by our sales executives to secure long-term client contracts. In the short-term, precautionary measures taken by many companies around the world to limit in-person workplace contact in order to reduce the potential for employee exposure to COVID-19 could extend the time required to secure and cause us to lose new client contracts. Additionally, contracted parties may use the current pandemic as reason to invoke so called “force majeure” clauses in order to modify or cancel performance under the applicable agreement. These clauses vary depending on the agreement and will need a case-by-case review and disputes may arise from such contentions. The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact. The Company’s revenues declined by $8.4 million from $24.6 million to $ 16.2 million in the fiscal years ended June 30, 2020 and 2021, respectively. The Company’s revenues declined by $16.2 million from $40.8 million to $24.6 million in the fiscal years ended June 30, 2020 and 2019. Based on information provided by business unit leaders, the Company believes that approximately $16.2 million or 100% of the $16.2 million decrease in revenue in the fiscal year ended June 30, 2021 compared to the fiscal year ended June 30, 2020 is directly attributable to the COVID-19 pandemic; while $13.0 million or 80.2% of the $16.2 million decrease in revenue in the fiscal year ended June 30, 2020 compared to the fiscal year ended June 30, 2019 is directly attributable to the COVID-19 pandemic. If our business continues to be materially adversely affected by the outbreak of COVID-19, it would have a material adverse impact on our operating results and/or financial condition.

We must successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of a disease outbreak, including epidemics, pandemics, including COVID-19, as described above, or similar widespread public health concerns and associated government responses.

Our business has been negatively impacted by the fear of exposure to or actual effects of a disease outbreak, epidemic, pandemic, including COVID-19, as described above, or similar widespread public health concern, such as reduced travel or recommendations or mandates from governmental authorities to avoid large gatherings or to self-quarantine or similar governmental responses. These impacts may include, but are not limited to:

•

Significant reductions in demand or significant volatility in demand for one or more of our services, which may be caused by, among other things: the temporary inability of consumers to purchase our products (or those of our clients) due to illness, quarantine or other travel restrictions, or financial hardship, shifts in demand due to temporary priorities; if prolonged such impacts can further increase the difficulty of planning for operations and may adversely impact our results;

•

Inability to meet our clients’ needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such, transportation, workforce, or other products and services used to provide services to our clients;

•

Failure of third parties on which we rely, including our suppliers, contract manufacturers, distributors, contractors, commercial banks, joint venture partners and external business partners, to meet their obligations to the Company, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties or governmental disruptions and may adversely impact our operations; or

•

Significant changes in the political conditions in markets in which we service, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and related facilities, restrict our employees’ ability to travel or perform necessary business functions, or otherwise prevent our third-party partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for our services, which could adversely impact our results.

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Despite our efforts to manage and remedy these impacts to the Company, their ultimate impact also depends on factors beyond our knowledge or control, including the duration and severity of any such outbreak as well as third-party actions taken to contain its spread and mitigate its public health effects be those taken by governments or private enterprise (both voluntary and required).

If any of our key clients fail to pay for our services, our profitability would be negatively impacted.

In general, we take full title and risk of loss for the products we procure from our suppliers. Our obligation to pay our suppliers is not contingent upon receipt of payment from our clients. If any of our key clients fails to pay for our services, our profitability would be negatively impacted.

We may require additional capital to support business growth, and this capital may not be available on acceptable terms or at all.

We may require additional capital to make any future acquisitions subject to various conditions precedent including, but not limited to, satisfactory completion of due diligence, negotiation and execution of a definitive purchase agreement and audit of their financial statements. We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new products or enhance our existing products, enhance our operating infrastructure and acquire complementary businesses and technologies.

If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue will be expected to have rights, preferences and privileges superior to those of holders of our common stock. Our current credit facility includes restrictive covenants relating to our capital raising activities and other financial and operational matters, which makes it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited. We may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our services. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

We rely on our management team and expect to need additional personnel to grow our business; the loss of one or more senior managers or the inability to attract and retain qualified personnel could harm our business.

Our success and future growth depend to a significant degree on the skills and continued services of our management team, in particular, the services of Sid Toama, Chief Executive Officer and President of the Company, Kevin Aratari, President of Troika Design Group, Inc., Thomas Marianacci, Chief Executive Officer of Converge, Kevin Dundas, CEO of Mission and Kyle Hill, President of Troika IO, which are our four operating subsidiaries. While we have entered into an employment agreement with Messrs. Toama, Marianacci and Hill, there can be no assurance that we will be able to retain the services of each of these persons. The loss of one of these persons and/or other members of our management team who have signed employment and consulting agreements could materially adversely affect us. In such an event, we could face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience. We do not have key man life insurance policies on members of our management. Our future success also depends on our ability to retain, attract and motivate highly skilled technical, managerial, marketing and customer service personnel, including members of our management team.

Our inability to attract and retain qualified personnel and maintain a highly skilled workforce could have a material adverse effect on our business.

Our employees are our most important assets and our ability to attract and retain key personnel is an important aspect of our competitiveness. If we are unable to attract and retain key personnel, our ability to provide our services in the manner clients have come to expect may be adversely affected, which could harm our reputation and result in a loss of clients, which could have a material adverse effect on our business, results of operations and financial position.

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All of our non-executive employees work for us on an at-will basis, subject to applicable law. We plan to hire additional personnel in all areas of our business, particularly for our sales, marketing and technology development areas, both domestically and internationally, which will likely increase our recruiting and hiring costs. Competition for these types of personnel is intense, particularly in the Internet and software industries. As a result, we may be unable to successfully attract or retain qualified personnel. Our inability to retain and attract the necessary personnel could adversely affect our business.

Finally, employee sickness and leaves due to COVID-19 and similar pandemics may result in a drastic reduction in the availability of key employees. Moreover, as we reopen our physical locations, we face dangers associated with our safety measures being ineffective or claims that they were ineffective should employees become ill. Accordingly, we may face claims by employees associated with such matters that would increase our costs or associated litigation expenses.

Misclassification or reclassification of our independent contractors or employees could increase our costs and adversely impact our business.

Our workers are classified as either employees or independent contractors, and if employees, as either exempt from overtime or non-exempt (and therefore overtime eligible). Regulatory authorities and private parties have recently asserted within several industries that some independent contractors should be classified as employees and that some exempt employees, including those in sales-related positions, should be classified as non-exempt based upon the applicable facts and circumstances and their interpretations of existing rules and regulations. If we are found to have misclassified employees as independent contractors or non-exempt employees as exempt, we could face penalties and have additional exposure under federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, including for prior periods, as well as potential liability for employee overtime and benefits and tax withholdings. Legislative, judicial or regulatory (including tax) authorities could also introduce proposals or assert interpretations of existing rules and regulations that would change the classification of a significant number of independent contractors doing business with us from independent contractor to employee and a significant number of exempt employees to non-exempt. A reclassification in either case could result in a significant increase in employment-related costs such as wages, benefits and taxes. The costs associated with employee classification, including any related regulatory action or litigation, could have a material adverse effect on our results of operations and our financial position.

Our business prospects depend, in part, on our ability to maintain and improve our services as well as to develop new services.

We believe that our business prospects depend, in part, on our ability to maintain and improve our current services and to develop new services. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with the computer systems of our customers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success depends, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;

•	Continuing to develop our technical expertise;

•	Developing services that meet changing customer needs;

•	Advertising and marketing our services; and

•	Influencing and responding to emerging industry standards and other changes.

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The success of our business depends on the continued growth of digital media as a medium for commerce, content, advertising and communications.

Expansion in the sales of our services depends on the continued acceptance of the digital media as a platform for commerce, content, advertising and communications. The use of the digital media as a medium for commerce, content, advertising and communications could be adversely impacted by delays in the development or adoption of new standards and protocols to handle increased demands of digital media activity, cyber security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet as a medium for commerce, content, advertising and communications has been harmed by viruses, worms, hacking and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason digital media does not remain a medium for widespread commerce, content, advertising and communications, the demand for our products would be significantly reduced, which would harm our business.

Platform system disruptions could cause delays or interruptions of our services, which could cause us to lose customers or incur additional expenses.

Our success depends on our ability to provide reliable service. Although our network service is designed to minimize the possibility of service disruptions or other outages, our service may be disrupted by problems on our system, such as malfunctions in our software or other facilities, overloading of our network and problems with the systems of competitors with which we interconnect, such as damage to our communications systems and power surges and outages. Any significant disruption in its network could cause it to lose customers and incur additional expenses.

Intellectual property infringement claims are common in the industry and, should such claims be made against us, and if we do not prevail, our business, financial condition and operating results could be harmed.

The Internet, mobile media, software, mass media and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights, domestically or internationally. As we grow and face increasing competition, the probability that one or more third parties will make intellectual property rights claims against us increases. In such cases, our technologies may be found to infringe on the intellectual property rights of others. Additionally, many of our subscription agreements may require us to indemnify our customers for third-party intellectual property infringement claims, which would increase our costs if we have to defend such claims and may require that we pay damages and provide alternative services if there were an adverse ruling in any such claims. Intellectual property claims could harm our relationships with our customers, deter future customers from subscribing to our products or expose us to litigation, which could be expensive and divert considerable attention of our management team from the normal operation of our business. Even if we are not a party to any litigation between a customer and a third party, an adverse outcome in any such litigation could make it more difficult for us to defend against intellectual property claims by the third party in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand, business and results of operations.

Patent positions in the media industry are uncertain and involve complex legal, scientific and factual questions and often conflicting claims. The industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. In addition, established companies have used litigation against smaller companies and new technologies as a means of gaining a competitive advantage.

In addition, we may be required to participate in interference proceedings in the United States Patent and Trademark Office to determine the relative priorities of our inventions and third parties’ inventions. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

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With respect to any intellectual property rights claim against us or our customers, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms or at all, may significantly increase our operating expenses or may significantly restrict our business activities in one or more respects. We may also be required to develop alternative non-infringing technology, which could require significant effort and expense. Any of these outcomes could adversely affect our business and results of operations. Even if we prove successful in defending ourselves against such claims, we may incur substantial expenses and the active defense of such claims may divert considerable attention of our management team from the normal operation of our business.

If we are unable to sell additional services to our existing customers or attract new customers, our revenue growth will be adversely affected.

To increase our revenues, we believe we must sell additional services to existing customers and regularly add new customers. If our existing and prospective customers do not perceive our products to be of sufficient value and quality, we may not be able to increase sales to existing customers and attract new customers, or we may have difficulty retaining existing customers, and our operating results will be adversely affected.

Our resources may not be sufficient to manage our intended growth; failure to properly manage potential growth would be detrimental to our business.

We may fail to adequately manage our intended future growth. Most of our administrative, financial and operational functions come from acquired operations. Any growth in our operations will place a significant strain on our resources and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so.

In addition to any acquisitions, to the extent we acquire other business entities, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

We must keep up with rapid technology change and evolving industry standards in order to be successful. Our competitors may be better positioned than we are to adapt to rapid changes in technology, and we could lose customers.

The markets for our services are characterized by rapidly changing technology and evolving industry standards. Any products or services that we develop may become obsolete or uneconomical before we recover any expenses incurred in connection with their development. Our future success will depend, in part, on our ability to effectively identify and implement leading technologies, develop technical expertise and influence and respond to emerging industry standards and other technology changes.

All this must be accomplished in a timely and cost-effective manner. We may not be successful in effectively identifying or implementing new technologies, developing new services or enhancing our existing services in a timely fashion. Some of our competitors have a much longer operating history, more experience in making upgrades to their networks and greater financial resources than we will have. We cannot assure you that we will obtain access to new technologies as quickly or on the same terms as our competitors, or that we will be able to apply new technologies to our existing networks without incurring significant costs or at all. In addition, responding to demand for new technologies would require us to increase our capital expenditures, which may require additional financing in order to fund. Further, our competitors, in particular the larger incumbent agencies, enjoy greater economies of scale in regard to vendor relationships. As a result of those factors, we could lose customers and our financial results could be harmed. If we fail to identify and implement new technologies or services, our business, financial condition and results of operations could be materially adversely affected.

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Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations can be materially affected by conditions in the global capital markets as a result of the COVID-19 pandemic and the economy generally, both in the U.S. and perhaps even more so in Great Britain as a result of Brexit. Stresses experienced by global capital markets over the last few years have resulted in continuing concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, uncertain real estate markets, increased volatility and diminished expectations for the economy. These factors combined with any decline in business and consumer confidence may have an adverse effect on our business.

The developing impact of the United Kingdom’s withdrawal from the European Union (aka, Brexit) may have an impact on our European operations.

Our operations in Europe associated with the Mission subsidiaries are also subject to risks associated with the withdrawal of the United Kingdom from the European Union (“EU”). On January 31, 2020, the United Kingdom of Great Britain and Northern Ireland officially exited the EU (“Brexit”) and entered into a transition period to negotiate the final terms of Brexit. The transition period officially came to an end on January 1, 2021. The continued uncertainty regarding the transition and impact of the withdrawal may have an adverse impact on European and global economic conditions. Unfavorable economic conditions could negatively affect consumer demand for our products, which could unfavorably impact our results of operations and financial condition.

We face considerable uncertainty in the estimation of revenues, related costs of services and their subsequent settlement.

Our revenues and the related cost of sales will often be earned and incurred with the same customers who can be our vendors and suppliers simultaneously. These revenues and their related costs may be based on estimated amounts accrued for pending disputes with vendors or based on project completion. Subsequent adjustments to these estimates may occur after the bills are received/tendered for the actual costs incurred and revenues earned, and these adjustments can often be material to our future operating results. Judgment is required in estimating the ultimate outcome of the dispute resolution process, as well as any other amounts that may be incurred to conclude the negotiations. Actual results can differ from estimates, and such differences could be material.

Our data systems could fail or their security could be compromised, and we will increasingly be handling personal data requiring our compliance with a variety of regulations.

Our business operations depend on the reliability of sophisticated data systems. Any failure of these systems, or any breach of our systems’ security measures, could adversely affect our operations, at least until our data can be restored and/or the breaches remediated. We have, to a limited extent, begun to serve as a conduit for personal information to third-party credit processors, service partners and others, and it is likely we will do so more regularly. The handling of such personal information requires we comply with a variety of federal, state and industry requirements governing the use and protection of such information, including, but not limited to, Federal Communications Commission (“FCC”) consumer proprietary network information regulations, Federal Trade Commission (“FTC”) consumer protection regulations, and Payment Card Industry data security standards and, for the Healthcare division, the requirements of the Health Insurance Portability and Accountability Act and regulations thereunder. While we believe we have taken the steps necessary to assure compliance with all applicable regulations and have made necessary changes to our data systems, any failure of these systems or any breach of the security of these systems could adversely affect our operations and expose us to increased cost, liability for lost personal information and increased regulatory obligations.

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A security incident may allow unauthorized access to our systems, networks, or data or the data of clients, harm our reputation, create additional liability, and adversely affect our financial results.

Increasingly, companies are subject to a wide variety of attacks on their systems on an ongoing basis. In addition to threats from traditional computer “hackers,” malicious code (such as malware, viruses, worms, and ransomware, employee theft or misuse, password spraying, phishing, credential stuffing, and denial-of-service attacks, we may also face threats from sophisticated organized crime, nation-state, and nation-state supported actors who engage in attacks (including advanced persistent threat intrusions) that add to the risks to us, our internal systems and our clients’ systems, and the information that they store and process. Third parties may attempt to fraudulently induce employees, users, or organizations into disclosing sensitive information such as user names, passwords, or other information or otherwise compromise the security of our internal electronic systems, networks, and/or physical facilities in order to gain access to our data or clients’ data, which could result in significant legal and financial exposure, a loss of confidence in our security, interruptions or malfunctions in our operations, and ultimately, harm to our future business prospects and revenue. Clients may also disclose or lose control of their application programming interface key (API keys) functions and procedures which allow the creation of applications), secrets or passwords, or use the same or similar secrets or passwords on third parties’ systems, which could lead to unauthorized access to their accounts and data within the Company’s systems (arising from, for example, an independent third-party data security incident that compromises those API keys, secrets, or passwords). Despite our efforts to create security barriers to such threats, it is virtually impossible for us to entirely mitigate these risks, especially where they are attributable to the behavior on independent third parties beyond our control. In addition, the techniques used to sabotage or to obtain unauthorized access to systems and networks in which data is stored or through which data is transmitted change frequently and generally are not recognized until launched against a target. As a result, it may not be possible for us to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into our systems and networks and we may be required to expend significant capital and financial resources to protect against such threats or to alleviate problems caused by breaches in systems, network or data security.

Security breaches impacting the Company could result in a risk of loss, unavailability, or unauthorized disclosure of this information, which, in turn, could lead to litigation, governmental audits, and investigation and possible liability (including regulatory fines), damage our relationship with existing clients, and have a negative impact on our ability to attract new clients. Furthermore, any such breach, including a breach of the systems or networks of our clients, could compromise our systems or networks, creating system disruptions or slowdowns and exploiting security vulnerability of our networks or the networks of our clients, and the information stored on our network or the networks of our clients could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. In addition, a breach of the security measures of one of our clients could result in the destruction, modification, or exfiltration of confidential corporation information, or other data that may provide additional avenues of attack. These breaches, or any perceived breach, of our systems or networks or those of clients, whether or not any such breach is due to our vulnerability, may also undermine confidence in us, or our industry, and result in damage to our reputation, negative publicity and those of clients.

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in client engagement, or otherwise harm our business.

There currently are a number of laws, as well as proposals pending before federal, state, and foreign legislative and regulatory bodies. For example, the European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to many of our services in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Union that are different from those previously in place in the European Union and may impact U.S. operations, as well to the extent they come under the GDPR. The GDPR applies to any organization with an establishment in the European Union for data processing purposes, as well as those outside the European Union if they process personal data of individuals in the European Union in connection with offering them goods or services or monitoring their behavior. The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosures about how personal data is to be used, limitations on retention of information, mandatory data breach notification requirements, and additional obligations on service providers (such as any third parties to whom we may transfer personal data). Non-compliance with the GDPR can trigger fines of up to the greater of €20 million and 4% of our global revenue. Given the breadth and depth of changes in data protection obligations, compliance has caused us to expend resources, and such expenditures are likely to continue into the future as we continue our compliance efforts and respond to new interpretations and enforcement actions. The California Consumer Privacy Act, or AB 375, creates new data privacy rights for users, effective in January 2020. The California law requires employers to tell employees the categories of personal information the Company has collected about them and the purposes for which it will be used. While the Company believes its compliance efforts under the GDPR and California law are sufficient, such future compliance may be impacted by changes to such regimes. Similarly, there are a number of legislative proposals in the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering our services if applicable.

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These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with and may delay or impede the development of new products, result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our services.

In designing, developing and supporting our services, we rely on many third-party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

We rely on third-party vendors for information systems. If these vendors discontinue support for our systems or fail to maintain quality in future software releases, we could sustain a negative impact on the quality of our services to customers, the development of new services and features, and the quality of information needed to manage our business.

We have agreements with vendors that provide for the development and operation of back office systems such as ordering, provisioning and billing systems. We also rely on vendors to provide the systems for monitoring the performance and condition of our network. The failure of those vendors to perform their services in a timely and effective manner at acceptable costs could materially harm our growth and our ability to monitor costs, bill customers, and provision customer orders, maintain the network and achieve operating efficiencies. Such a failure could also negatively impact our ability to retain existing customers or to attract new customers.

Our quarterly operating results are subject to significant fluctuation and, as a result, period-to-period comparisons of our results of operations are not necessarily meaningful.

Our operating results are subject to significant fluctuations as a result of:

•	The success of our brand marketing campaigns;

•	Price competition from potential competitors;

•	The amount and timing of operating costs and capital expenditures relating to establishing the Company’s business operations;

•	The demand for and market acceptance of our products and services;

•	Changes in the mix of services sold by our competitors;

•	Timing of the requests for proposal (“RFP”) process;

•	The ability to meet any increased technological demands of our customers;

•	Poor weather for outdoor events; and

•	Economic conditions specific to our industry.

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Therefore, our operating results for any particular quarter may differ materially from our expectations or those of security analysts, if any, and securities traders and may not be indicative of future operating results. The failure to meet expectations may cause the price of our common stock to decline. Since we are susceptible to these fluctuations, the market price of our common stock may be volatile, which can result in significant losses for investors who purchase our common stock prior to a significant decline in our stock price.

Many of our key functions are concentrated in a single location, and a natural disaster or act of terrorism could seriously impact our ability to operate.

Our IT systems, production, inventory control systems, executive offices and finance/accounting functions, among others, are centralized in our Los Angeles, California facility. A natural disaster, such as a tornado, could seriously disrupt our ability to continue or resume normal operations for some period of time. Similarly, an act of terrorism could disrupt our facility. While we have certain business continuity plans in place, no assurances can be given as to how quickly we would be able to resume operations and how long it may take to return to normal operations. We may experience business interruptions and could incur substantial losses beyond what may be covered by applicable insurance policies, and may experience a loss of customers, vendors and employees during the recovery period.

Redeeem Risks

Redeeem has an evolving business model which is subject to various uncertainties.

As non-fungible tokens (NFTs) may become more widely available, we expect the services and products associated with them to evolve. In order for Redeeem to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of NFTs in a manner that adversely affects our business, prospects or operations.

As NFTs have grown in both popularity and market size, in the U.S., NFTs are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

We may face risks of Internet disruptions, which could have an adverse effect on our operations.

A disruption of the Internet may affect the use of platform-based sources and subsequently the value of our securities. Generally, NFTs and our related business are dependent upon the Internet and blockchain technology. A significant disruption in Internet connectivity could disrupt network operations until the disruption is resolved and have an adverse effect on the price of NFTs and our ability to source clients.

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Acceptance and/or widespread use of NFTs is uncertain.

Currently, there is a relatively limited market for NFTs, thus contributing to price volatility that could adversely affect an investment in our securities. Conversely, a significant portion of demand for NFTs is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines the role of NFTs.

Such volatility could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

Our operations, investment strategies and profitability may be adversely affected by competition from blockchain platforms.

We compete with other marketplaces for NFTs. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, which could limit the market for our shares and reduce their liquidity. The emergence of NFTs has been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our business strategy or to maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

Risks due to hacking or adverse software event.

In order to minimize risk, we have established processes to protect our platform. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we were hacked due to an adverse software or cybersecurity event.

If our security procedures and protocols are ineffectual and our platform is compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our platform. This would have a material adverse impact on our business and operations.

Our interactions with a blockchain may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distribute ledger technology.

The Office of Financial Assets Control of the US Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list. Our Company’s policy prohibits any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to exchanging blockchain assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our common stock.

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If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. The Company believes it will have to register and comply with FinCEN’s regulations for MSBs, as it provides a hosted digital wallet in order to complete a sales transaction.

To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Although receiving money for transactions or transmitting money is covered by MT laws, most states have an express exemption for closed loop prepaid products solely to purchase goods or services, which Redeeem believes its service would be exempt. California does not regulate cryptocurrency. New York, on the other hand, regulates storing, holding or maintaining custody or control of cryptocurrency on behalf of others. Redeeem may be considered to store, hold and maintain custody over the seller’s cryptocurrency. Additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

Blockchain assets, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in bitcoin codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Exploitations of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, computer systems and those of third parties that we use in our operations, are vulnerable to cyber security risks, including cyber-attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect on our ability to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any blockchain assets.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the NFT industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the bitcoin industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our common stock.

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NFTs are software related.

We actively use specific hardware and software for our operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned NFT and related blockchain operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for our operations.

Our internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See “Business-Intellectual Property” and “Regulatory Obligations.” Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

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Risks Relating to Our Common Stock

It is not possible to predict the extent, liquidity and duration of any public trading market for our securities.

The size and nature of the trading market for our securities have been sporadic and subject to fluctuations. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of the common stock. Our securities were first listed on the Nasdaq Capital Market on April 20, 2021. There can be no assurance that a more active market for the common stock and Warrants will develop, or if one should develop, there is no assurance that it will be sustained. This could severely limit the liquidity of our common stock and Warrants and has had a material adverse effect on the market price of our common stock and Warrants and on our ability to raise additional capital.

The ability of any such market to provide liquidity for the holders of such shares and to establish a reasonable and rational pricing mechanism, will likely depend on many variables. These may include general economic conditions, public evaluation of our business model, our revenues, earnings and growth potential, the reputation of our management, the general state of the U.S. media industry, the impact of competition and regulation, and the like.

Limitation of liability and indemnification of officers and directors could adversely impact investors’ ability to bring claims against them.

Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation provide, however, that our officers and directors shall have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit. Our Articles of Incorporation and Bylaws also provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur by reason of their serving in such capacities, provided that they do not breach their duty of loyalty, act in good faith, do not knowingly violate a law, and do not receive an improper personal benefit. Additionally, we have entered into employment agreements with our officers, which specify the indemnification provisions provided by the Bylaws and provide, among other things, that to the fullest extent permitted by applicable law, the Company will indemnify such officer against any and all losses, expenses and liabilities arising out of such officer’s service as an officer of the Company. In addition, the separation agreement with SAB Management, LLC and Andrew Bressman that we entered into on February 28, 2021 requires the Company to indemnify Mr. Bressman and SAB Management, LLC from any claim by reason of the fact that Mr. Bressman was a consultant, or a fiduciary of the Company.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The resale of shares of our common stock could adversely affect the market price of our common stock, Warrants and our ability to raise additional equity capital.

As of June 3, 2022, there were 64,173,683 shares of common stock issued and outstanding. Of the outstanding shares of common stock, approximately 10,676,000 shares are freely tradable and the remaining shares are restricted shares subject to resale under Rule 144 and subsequent to any lock-up agreements described below.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issuable upon the effectiveness of a registration statement, upon the expiration of any statutory holding period under Rule 144, any lock-up agreement or shares issued upon the exercise of outstanding options, warrants or restricted stock awards, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. An affiliate may sell an amount equal to the greater of 1% of the outstanding 64,173,683 shares as of June 3, 2022, or the average weekly number of shares sold on the Nasdaq Capital Market in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restrictions after they have been held one year.

Our Articles of Incorporation grant the Board of Directors the power to designate and issue additional shares of preferred stock.

Our Articles of Incorporation grant our Board of Directors authority to, without any action by our stockholders, designate and issue, from our authorized capital, shares in such classes or series as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our Board of Directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our stockholders and may dilute our book value.

If we are not able to continue to meet the Nasdaq Capital Market rules for continued listing, our common stock or Warrants could be delisted.

We may be unable to meet the Nasdaq Capital Market rules for continued listing of our common stock and Warrants on the Nasdaq Capital Market, notably, the minimum bid price and the stockholders’ equity minimum requirements. If we fail to meet the Nasdaq Capital Market’s ongoing listing criteria, our common stock or Warrants could be delisted. If our common stock or Warrants are delisted by the Nasdaq Capital Market, our common stock or Warrants may be eligible for quotation on an over-the-counter quotation system or on the pink sheets. Upon any such delisting, our common stock or Warrants would become subject to the regulations of the SEC relating to the market for penny stocks. A penny stock is any equity security not traded on the Nasdaq Capital Market that has a market price of less than $5.00 per share. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and Warrants and could limit the ability of stockholders to sell such securities in the secondary market. In such a case, an investor may find it more difficult to dispose of or obtain accurate quotations as to the market value of our common stock or Warrants, and there can be no assurance that our common stock or Warrants will be eligible for trading or quotation on any alternative exchanges or markets.

Delisting from the Nasdaq Capital Market could adversely affect our ability to raise additional financing through public or private sales of equity securities, would significantly affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our common stock and Warrants. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities.

We may become subject to “penny stock” rules, which could damage our reputation and the ability of investors to sell their shares.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include: control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and ales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

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Furthermore, the penny stock designation may adversely affect the development of any public market for our shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in penny stock is suitable for customers. Penny stocks are securities (i) with a price of less than five dollars ($5.00) per share; (ii) that are not traded on a “recognized” national exchange; and (iii) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years. Section 15(g) of the Exchange Act and Rule 15g-2 of the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be penny stock. Rule 15g-9 of the SEC requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for the Company’s stockholders to resell their shares to third parties or to otherwise dispose of them.

We do not anticipate paying cash dividends on our common stock, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future, as we are prevented from doing so under our Credit Facility. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our compliance with the Sarbanes-Oxley Act of 2002 and other federal securities law reporting requirements are expensive and could distract management’s attention from our business affairs.

As a public reporting company, we are subject to the Sarbanes-Oxley Act of 2002, as well as the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of compliance with the Sarbanes-Oxley Act of 2002 and of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, and furnishing audited reports to stockholders, are significant and may increase in the future. Our securities registration with the SEC was revoked in June 2018, as a result of our failure to file with the SEC required periodic reports since the filing of its Form 10-K in August 2016. Our securities are registered with the SEC. However, there can be no assurance we will be able to report on a timely basis in the future. Any subsequent revocation will be expected to have an adverse effect on the market price of our securities. Moreover, compliance with the complex laws, rules and regulations applicable to public companies could distract our management’s attention from our business affairs, which could have an adverse impact on our results of operations.

Failure to build our finance infrastructure and improve our accounting systems and controls could impair our ability to comply with the financial reporting and internal controls requirements for publicly traded companies.

As a public company, we operate in an increasingly demanding regulatory environment, which requires us to comply with the Sarbanes-Oxley Act. Company responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal controls over financial reporting and disclosure controls and procedures. Effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. Commencing with our fiscal year ending June 30, 2022, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. Prior to this offering, we have never been required to test our internal controls within a specified period and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner.

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During the audit of the Company’s financial statements for the year ended June 30, 2021, Management of the Company was notified of a material weakness. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified was that revenue recognition for US GAAP purposes was unclear and significant adjustments were required to be made by the Company at each quarter end and at year’s end. Certain significant deficiencies, less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting were also identified. All of the foregoing material weakness and significant deficiencies Management has addressed and will continue to address in the current fiscal year

We anticipate that the process of building our accounting and financial functions and infrastructure will require significant additional professional fees, internal costs and management efforts. We expect that we will need to implement a new financing and accounting system to combine and streamline the management of our financial, accounting, human resources and other functions. However, such a system would likely require us to complete many processes and procedures for the effective use of the system or to run our business using the system, which may result in substantial costs. Any disruptions or difficulties in implementing or using such a system could adversely affect our controls and harm our business. Moreover, such disruption or difficulties could result in unanticipated costs and diversion of management attention. In addition, we may discover weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal controls over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If we cannot provide reliable financial reports or prevent fraud, our business and results of operations could be harmed, investors could lose confidence in our reported financial information and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

The trading price of our common stock and Warrants has been and may continue to be volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock and Warrant is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;

•	announcements of new products or developments by us or our competitors;

•	regulatory actions regarding our services;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	adoption of new accounting standards affecting our industry;

•	sales of our common stock or other securities in the open market; and

•	other events or factors, many of which are beyond our control.

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The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against such a company.

Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

Insiders, including, but not limited to, significant stockholders, will continue to have substantial control over the Company, which could delay or prevent a change in corporate control or result in the entrenchment of management or our Board of Directors.

As of June 3, 2022, Peter Coates, together with any affiliates and related persons, beneficially owned approximately 9,820,598 shares (15.2%) of our 64,173,683 shares of common stock. Geoffrey Noel Bond beneficially owned 2,640,000 shares of common stock (4.1%). The law firm of Davidoff Hutcher & Citron LLP, as escrow agent for the benefit of the stockholders of Pangaea Trading Partners, held 2,792,361 shares of common stock (4.4%). As a result, the above-referenced significant stockholders may have the ability to influence the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. These stockholders and their affiliates may have the ability to influence the management and affairs of the Company in the foreseeable future. The foregoing could have the effect of:

•	delaying, deferring or preventing a change in control;

•	entrenching or changing our management or our Board of Directors;

•	impeding a merger, consolidation, takeover or other potential transaction affecting our business or the control of our Company.

Trading of our common stock and Warrants may be limited, and trading restrictions imposed on us by applicable regulations may further reduce trading in our common stock and Warrants, making it difficult for our stockholders to sell their shares or Warrants; and future sales of common stock or Warrants could reduce our stock price.

Trading of our common stock and Warrants commenced on April 20, 2021 on the Nasdaq Capital Market. The liquidity of our Warrants is limited, not only in terms of the number of Warrants that can be bought and sold at a given price, but also as it may be adversely affected by delays in timing of transactions and reduction in security analysts’ and the media’s coverage of us, if at all. In addition, all officers and directors of the Company have entered into lock-up agreements which commenced on March 21, 2022 until sixty (60) days from the Effective Date of this Registration Statement concerning an aggregate of 9,364,526 shares; an additional 11,684,066 shares are subject to certain restrictions on the resale of such shares and 12,500,000 issued in the Converge Acquisition are locked-up until December 21, 2022. These factors may result in different prices of our common stock or Warrants than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices of our common stock or Warrants. In addition, without a large public float, our common stock and Warrants will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common stock or Warrants may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his investment in our common stock or Warrants. Trading of a relatively small volume of our common stock or Warrants may have a greater impact on the trading price our common stock or Warrants than would be the case if our public float were larger. We cannot predict the prices at which our common stock or Warrants will trade in the future.

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Our ability to use our net operating losses and research and development credit carryforwards to offset future taxable income may be subject to certain limitations.

In general, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change,” generally defined as a greater than 50% change by value in its equity ownership over a three-year period, is subject to limitations on its ability to utilize its pre-change net operating losses (“NOLs”), and its research and development credit carryforwards to offset future taxable income. Our existing NOLs and research and development credit carryforwards may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change, our ability to utilize NOLs and research and development credit carryforwards could be further limited by Sections 382 and 383 of the Code. In addition, our ability to deduct net interest expense may be limited if we have insufficient taxable income for the year during which the interest is incurred, and any carryovers of such disallowed interest would be subject to the limitation rules similar to those applicable to NOLs and other attributes. Future changes in our stock ownership, some of which might be beyond our control, could result in an ownership change under Section 382 of the Code. For these reasons, in the event we experience a change of control, we may not be able to utilize a material portion of the NOLs, research and development credit carryforwards or disallowed interest expense carryovers, even if we attain profitability.

The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that our management may provide from time to time (including, but not limited to, financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There will be differences between actual and projected results, and actual results may be materially different from those contained in the projections. The inclusion of the projections in (or incorporated by reference in) this prospectus should not be regarded as an indication that we or our management or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we may be required to pay all amounts owed to any creditors and/or preferred stockholders before distributing any assets to the investors and/or preferred stockholders. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our other investors, in which case investors could lose their entire investment.

An investment in our Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Company or your investment.

Our prior financings, as well as an investment in our Company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any state or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock or Warrants adversely, the price of our common stock, Warrants and trading volume could decline.

The trading market for our common stock and Warrants may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock or Warrants adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us was to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common stock, Warrants or trading volume to decline.

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In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

Risks Relating to Capital Structure

Applicable regulatory requirements may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our common stock and Warrants.

We may be unable to attract and retain those qualified officers, directors and members of Board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for Board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of common stock or Warrants on the Nasdaq Capital Market or any other stock exchange could be adversely affected.

Provisions of our amended and restated articles of incorporation (“Articles of Incorporation”), amended and restated by-laws (“Bylaws”), and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our Articles of Incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of common stock. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board of Directors;

•

authorize our Board of Directors to issue without stockholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board of Directors;

•	establish advance notice requirements for stockholder nominations to our Board of Directors or for stockholder proposals that can be acted on at stockholder meetings;

•	authorize the Board of Directors to amend the By-laws;

•	limit who may call stockholder meetings; and

•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Articles of Incorporation.

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Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this report include “forward-looking statements” based on our management’s beliefs and assumptions, and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. We develop forward-looking statements by combining currently available information with our beliefs and assumptions. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “would,” “will,” “may,” “should,” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements. These statements include, among others: statements concerning the benefits that we expect will result from our business activities and results of operation that we contemplate or have completed, such as increased revenues; and statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including, but not limited to, the risk factors described in this annual report. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

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USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by Selling Stockholders. However, we may receive proceeds from the exercise of Warrants when such shares are registered for resale under a separate registration statement.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of March 31, 2022.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

As of March 31, 2022
Actual (1)
Cash and cash equivalents	$42,396,000
Total liabilities	$195,584,000
Stockholder’s equity:	$
Preferred stock, $0.01 par value per share: 25,000,000 shares authorized
Series A Preferred Stock ($0.01 par value: 5,000,000 shares authorized, 720,000 shares issued and outstanding as of March 31, 2022	$7,000
Series E Preferred Stock ($0.01 par value: 500,000 shares authorized, 500,000 shares issued and outstanding as of March 31, 2022	$5,000
Common stock, ($0.001 par value: 800,000,000 shares authorized; 64,159,616 and 39,496,588 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively)	$64,000
Additional paid-in capital	$232,836,000
Accumulated deficit	$207,526,000
Other Comprehensive Loss	$(350,000)
Total stockholders’ equity	$25,036,000
Total liabilities and stockholders’ equity	$220,620,000

___________

(1)

The amounts above are based on 64,159,616 shares of common stock outstanding as of March 31, 2022 and does not include: (i) options to purchase an aggregate of 3,826,839 shares of common stock; (ii) warrants to purchase an aggregate of 8,605,222 shares of common stock; (iii) warrants to purchase 5,783,133 shares of common stock as part of our initial public offering; (iv) Representative’s warrants to purchase 173,494 shares, as part of the initial public offering; (v) restricted stock units issued or issuable for 1,100,000 shares of common stock; (vi) warrants to purchase 1,929,439 shares of common stock issued to Blue Torch Finance LLC in connection with the Debt Offering; (vii) 12,500,000 shares of common stock issued in the Converge Acquisition; and (viii) approximately 33,333,333 shares, subject to adjustment, issuable to the Purchasers upon conversion of the Series E Preferred Stock and 33,333,333 shares, subject to adjustment, issuable upon exercise of the Warrants in the March 2022 Private Placement.

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MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock and Warrants began trading on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW,” respectively on April 20, 2021.

As of June 3, 2022, 64,173,683 shares of common stock were issued and outstanding, which were held of record by approximately 453 stockholders.

Dividends

The Company has not paid any cash dividends on its common stock. Dividends may not be paid on the common stock while there are accrued but unpaid dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the Company’s historical consolidated financial statements and the related notes thereto included in our audited financial statements for the year ended June 30, 2021, and the notes thereto (the “Form 10-K”). The management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this quarterly report. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this quarterly report.

Critical Accounting Policy & Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.

On an ongoing basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

Actual results may differ from these estimates under different assumptions and conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the condensed consolidated financial statements included in this quarterly report.

OVERVIEW

Troika Media Group, Inc. was incorporated in Nevada in 2003.  The Company is a transatlantic agency focusing on branding, digital marketing and performance media services, using actionable intelligence across all broadcast digital media and live experiences. On June 12, 2017, we commenced our current operations upon the merger with Troika Design Group, Inc., a strategic brand consultancy with deep expertise in entertainment media, sports, consumer goods and service brands. On June 29, 2018, we acquired all of the equity interests of Mission Culture LLC and Mission Media Holdings Limited, a company headquartered in London, with North American operations since 2009, as a brand experience and communications agency that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations and social and influencer engagement. On May 21, 2021, we acquired substantially all of the assets of Redeeem LLC (n/k/a Troika IO, Inc.), a peer-to-peer NFT blockchain exchange founded in 2018. On March 21, 2022, we completed the acquisition of Converge Direct, LLC and affiliates, a leading independent performance marketing and managed services business providing to customer acquisition services utilizing a broad range of engagement channels in the digital, offline and emerging media sectors.

The Impact of the Global COVID-19 Virus

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced, or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic have negatively impacted our results of operations, cash flows and financial position; however, the continued extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

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We took steps to protect the safety of our employees, with a large majority of our worldwide workforce working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we implemented multiple initiatives to align our expenses with changes in revenue. The steps taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management.  Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors and were delayed by many of the Company’s Mission clients due to the effects of COVID-19. The Company had temporarily furloughed employees to reflect current reduced demands associated with those client sets. However, as of the first and second quarters of calendar 2021, we started to see business dramatically improve. As cities have commenced openings with the improvement of vaccines distribution and infection rates declining, our client activities have doubled and there is a real optimism that the economic conditions are improving. Sports, Entertainment, Pharma clients are contracting our services across all entities at rates similar to 2019.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we experienced a decrease in our cash flow from operations as a result of the impact of COVID-19, we obtained relief under the CARES Act in the form of a Small Business Administration backed loans. In aggregate we received $1.7 million in SBA stimulus “Payroll Protection Program” funding in April 2020 of which the majority of these funds were used for payroll. As per the US Government rules, the funds used for payroll, healthcare benefits, and other applicable operating expenses can be forgiven and the Company reported them as such in December 2020 considering the Company believed it had substantially met these conditions. On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company used to address any cash shortfalls that resulted from the current pandemic. In February 2021, the Company obtained additional relief under the CARES Act in the form of Small Business Administration backed loans and received an additional $1.7 million in SBA stimulus “Payroll Protection Program” funds which were used for payroll, healthcare benefits, and other applicable operating expenses. In July 2021, the Company was notified that all of the stimulus funds were forgiven with the exception of approximately $8,000 which was returned in the three months ending September 30, 2021.

In the United Kingdom in August 2020, the Company received £50,000 in loans related to the COVID pandemic with an interest rate of 2.5% to be paid over five years beginning one year after receipt. The Company used these proceeds to address any cash shortfalls that resulted from the pandemic.

The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

See, Risk Factors Related to the COVID-19 Virus and Pandemic Response in General

RESULTS OF OPERATIONS

For the three months ended March 31, 2022 compared to the three months ended March 31, 2021.

Our revenues for the three months ended March 31, 2022 and 2021 were $15,685,000 and $3,854,000 respectively, an increase of approximately $11,831,000 or 307.0%. This increase is overwhelming attributable to the acquisition of Converge Direct LLC and affiliates on March 21, 2022 who recognized a total of $10,053,000 in revenue. The other $1,778,000 increase in revenue is the result of the generation of new business at the US subsidiary of Mission-Media Holdings Limited ($1,172,000) and Troika Design ($325,000).

The costs of revenue exclusive of operating expenses for the three months ended March 31, 2022 and 2021 were $11,738,000 and $1,941,000 respectively, an increase of $9,797,000, or 504.7%. This increase is also attributable to the acquisition of Converge Direct LLC and affiliates who recognized a total of $9,232,000 in costs of revenue. The remaining $565,000 increase in costs of revenue is due to the US subsidiary of Mission-Media Holdings Limited which experienced an increase of $496,000 in costs of revenue directly correlated to servicing the aforementioned increase in revenue for the period.  The gross profit margin for the three months ended March 31, 2022 and 2021 decreased to 25.2% from 49.6% as a result of the acquisition of Converge Direct LLC and affiliates which, as anticipated, recognized a gross profit margin of 8.2%. Excluding Converge Direct LLC and affiliates, the gross profit margin increased slightly to 55.5% from 49.6% from the prior period.

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The operating costs for the three months ended March 31, 2022 and 2021 were $17,612,000 and $7,523,000 respectively, an increase of $10,089,000 or 134.1%. The driver of this increase was the recognition of $8,110,000 in stock-based compensation related to the vested share of restricted stock units issued as incentive compensation to executive officers, directors and employees not recognized in the prior period. Additional drivers of this increase was an increase of $2,441,000 in professional fees and an increase of $204,000 in office expenses.

The Company recognized a $201,000 gain in derivative liabilities resulting from the change in value of warrants liabilities associated with the debt and equity financing related to the Converge acquisition in the three months ending March 31, 2022.  The Company also incurred $827,000 in business acquisition costs associated with the purchase of Converge in the three months ending March 31, 2022.  The Company recognized a $831,000 reduction in gains from the extinguishment of stimulus loans in other expenses in the three months ending March 31, 2022 in relation to the three months ending March 31, 2021.   The loans were awarded as a result of the pandemic and the funds were recognized in the prior period as expensed.

As a result of the foregoing, our net loss for the three months ended March 31, 2022 increased to $14,388,000 from $4,679,000 for the three months ended March 31, 2021.

For the nine months ended March 31, 2022 compared to the three months ended March 31, 2021.

Our revenues for the nine months ended March 31, 2022 and 2021 were $31,028,000 and $12,437,000, respectively, an increase of approximately $18,591,000 or 149.5%. This increase is attributable to the acquisition of Converge Direct LLC and affiliates on March 21, 2022 who recognized a total of $10,053,000 in revenue.  The other $8,538,000 increase in revenue is the result of the generation of new business at Troika Design of $4,516,000 as well as the UK and US subsidiaries of Mission-Media Holdings Limited which recognized increases of $2,051,000 and $1,826,000, respectively.

The costs of revenue exclusive of operating expenses for the nine months ended March 31, 2022 and 2021 were $20,158,000 and $6,360,000, respectively, an increase of $13,798,000, or 216.9%. This increase is also attributable to the acquisition of Converge Direct LLC and affiliates who recognized a total of $9,232,000 in costs of revenue. This increase is also correlated to the aforementioned increases in revenue at Troika Design and the UK and US subsidiaries of Mission-Media Holdings Limited as these costs relate to the staging and production of the additional revenue being generated.  The gross profit margin for the nine months ended March 31, 2022 and 2021 decreased to 35.0% from 48.9% as a result of the acquisition of Converge Direct LLC and affiliates which, as anticipated, recognized a gross profit margin of 8.2%.  Excluding Converge Direct LLC and affiliates, the gross profit margin decreased slightly to 47.9% from 48.9% from the prior period.

The operating costs for the nine months ended March 31, 2022 and 2021 were $32,110,000 and $17,852,000, respectively, an increase of $14,258,000, or 79.9%. The primary driver of this increase was an increase of $8,369,000 in stock-based compensation consisting of $2,416,000 in deferred compensation relating to the Troika IO (aka Redeeem) acquisition in May 2021 and an additional $5,953,000 relating to the vesting of restricted stock units, warrants and options awarded as incentive compensation to executive officers, directors and employees.  Also contributing to the increase in operating costs is increases in salary costs at Troika Labs ($465,000), Troika IO ($421,000) and the UK subsidiary of Mission-Media Holdings Limited ($549,000).  An additional driver of the increase in operating costs was an increase of $2,171,000 in professional fees.

The Company recognized a $213,000 gain in derivative liabilities primarily resulting from the change in value of warrants liabilities associated with the debt and equity financing related to the Converge acquisition in the nine months ending March 31, 2022.  The Company also incurred $827,000 in business acquisition costs associated with the purchase of Converge in the nine months ending March 31, 2022.  The Company recognized a $2,273,000 reduction in gains from the extinguishment of stimulus loans in the nine months ending March 31, 2022 in relation to the nine months ending March 31, 2021. The loans were awarded as a result of the pandemic and the funds were recognized in the prior period as expensed.

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As a result of the foregoing, our net loss for the nine months ended March 31, 2022 increased to $20,637,000 from $9,223,000 for the nine months ended March 31, 2021.

For the fiscal year ended June 30, 2021 compared to the fiscal year ended June 30, 2020.

Our revenues for the fiscal years ended June 30, 2021 and 2020 were $16,192,000 and $24,613,000, respectively, a decrease of approximately $8,421,000 or 34.2%. This decrease is predominately due to the underperformance of both the UK and US subsidiaries of Mission-Media Holdings Limited as a result of the COVID pandemic and a prohibition on the staging of live events which is their primary source of income. Of the $8,421,000 decrease in revenue, $7,705,000 or 91.5%, is attributable to Mission-Media Holdings Limited of which $2,737,000 and $4,968,000 relate to the UK and US subsidiary, respectively.

The costs of revenue exclusive of operating expenses for the years ended June 30, 2021 and 2020 were $7,504,000 and $11,636,000 respectively, a decrease of $4,132,000, or 35.5%. Directly correlated to the aforementioned reduction in revenue, the reduction in costs was driven primarily by the decrease in event production costs during the period due to the COVID pandemic and the prohibition of staging live events. The gross profit margin for the years ended June 30, 2021 and 2020 increased to 53.7% from 52.7% due to a higher proportion of consulting fees being generated in the most recent period which have a higher gross profit margin in relation fees related from live events.

The operating costs for the fiscal years ended June 30, 2021 and 2020 were $27,671,000 and $33,260,000 respectively, a decrease of $5,589,000, or 16.8%. The driver of these cost savings was a $1,834,000 reduction on amortization costs related to intangibles, a $1,985,000 reduction in goodwill impairment expense, and a $1,867,000 reduction impairment expense relating to intangibles. This was offset by a $304,000 increase in professional fees primarily relating to legal fees associated with the Stephenson arbitration.

In the fiscal year ended June 30, 2021, the Company recognized $3,140,000 of income from government grant. The funding was related to SBA-backed Paycheck Protection Program grants and received due to the ongoing COVID-19 pandemic.

In the fiscal year ended June 30, 2020, the Company identified $6,319,000 of liabilities from discontinued operations in relation to amounts owed by SignalPoint Corp. a previously wholly-owned subsidiary of the Company.

As a result of the foregoing, the Company incurred a Net Loss of $15,997,000 in the fiscal year ended June 30, 2021 as compared with $14,447,000 in the fiscal year ended June 30, 2020.

Non-GAAP Measures

The following table sets forth the reconciliation of Adjusted Earnings Before Interest Taxes Depreciation & Amortization (“Adjusted EBITDA”) to Net Income (Loss):

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adj. EBITDA”):

The adjusted EBITDA metric is most helpful when used in determining the value of a company for transactions such as mergers, acquisitions or raising capital.

The adjustments made to a company’s EBITDA can vary quite a bit from one company to the next, but the goal is the same. Adjusting the EBITDA metric aims to “normalize” the figure so that it is somewhat generic, meaning it contains essentially the same line-item expenses that any other, similar company in its industry would contain.

We believe that our financial statements and the other financial data included, have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Adjusted EBITDA as it relates to Net Income (Loss). These non-GAAP financial measures may also assist investors, securities analysts and others in making comparisons of our core operating results with those of other companies and making informed business decisions.

As used herein, Net Loss represents Net Loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents Net Loss plus the following add backs;

Net Loss plus unrealized gains, depreciation and amortization, interest expense, non-operating related management bonus compensation, foreign exchange losses, stock-based compensation expense and litigation expenses.

We recognize that Adjusted EBITDA calculated off Net Loss has limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

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•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

•	changes in cash requirements for our working capital needs; or
•

changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold) and transition costs from acquisitions.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is currently and is expected to remain a key element of our overall long-term incentive compensation package.

The bulk of the adjustments are often different types of expenses that are added back to EBITDA. The resulting adjusted EBITDA often reflects a higher earnings level because of the reduced expenses.

EBITDA Adjustments included below:

•	Unrealized gains or losses
•	Non-cash expenses (depreciation, amortization)
•	Litigation expenses
•	Non-operating related management bonuses
•	Gains or losses on foreign exchange
•	Goodwill impairments
•	Non-operating income
•	Stock-based compensation

Non-GAAP Financial Measures

	Three Months Ended March 31,
	2022	2021
Non-GAAP Measures (Un-Audited)	Un-Audited	Un-Audited

NET LOSS	$(14,388,000)	$(4,679,000)

Related Acquisition & Related Professional costs	2,658,000	-
Non-cash expenses (depreciation, amortization)	429,000	574,000
Interest expenses	100,000	-
Bad Debt Expense - One Time	85,000	-
Stock-based compensation non-cash expense	9,901,000	2,698,000
Legal Settlement One Time	59,000	47,000
Adjusted EBITDA	$(1,156,000)	$(1,360,000)

LIQUIDITY & CAPITAL RESOURCES

As of March 31, 2022 compared with June 30, 2021:

As of March 31, 2022, the Company had a working capital surplus of $7,850,000 compared with a deficit of $(4,004,000) at June 30, 2021. The increase in working capital was primarily the result of a $50,000,000 private investment in public entity exclusive of costs relating to the Converge acquisition during the nine months ended March 31, 2022 of which approximately $15,000,000 was retained for working capital. Another increase in working capital was the acquisition of Converge Direct LLC which had an approximate $3,279,000 capital surplus at the date of acquisition and $3,969,000 capital surplus on March 31, 2022.

As of the fiscal year ended June 30, 2021, compared with the fiscal year ended June 30, 2020:

As of June 30, 2021, the Company has a working capital deficit of $(4,004,000) compared with a deficit of $(14,619,000) at June 30, 2020. The decrease in working capital deficit was the result of an increase of $486,000 in accounts receivable, an increase of $527,000 in prepaid expenses, a decrease of $1,385,000 in convertible note payables, and a $10,360,000 increase in cash primarily driven by the proceeds from the Company’s initial public offering in April 2021. These decreases in working capital deficit were offset by an increase of $942,000 in contract liabilities and $1,089,000 in short term operating lease liabilities.

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Net cash used in operating activities increased by $4,505,000 from $(2,333,000) to $(6,838,000) for the years ended June 30, 2020 and 2021 respectively. This increase was the result of $3,140,000 in gains from stimulus funding, a decrease of $1,985,000 in impairment of goodwill, a decrease of $1,867,000 in impairment of intangibles, a $1,834,000 decrease in the amortization of intangibles, and a $2,673,000 decrease in accounts receivable. This was offset by $2,565,000 increase in contract liabilities relating to revenue, a $1,471,000 increase in accounts payable, a $463,000 increase in operating lease liabilities, a $477,000 increase in long-term liabilities, and a decrease of $6,319,000 in gain from the derecognition of liabilities from discontinued operations.

Net cash used in investing activities increased by $1,436,000 from $(98,000) to $(1,534,000) for the fiscal years ended June 30, 2020 and 2021 respectively as a result of $1,376,000 in cash being paid for the Redeeem acquisition and an increase of $60,000 in purchases of fixed assets.

Net cash provided by financing activities increased by $16,812,000 from $2,345,000 to $19,157,000 for the fiscal years ended June 30, 2020 and 2021, respectively. This increase was primarily the result of $20,702,000 in proceeds from the initial public offering net of offering costs. This was offset by a decrease of $976,000 in proceeds from the sale of Series D preferred shares, a decrease of $900,000 in proceeds relating to convertible note payables, and a $2,448,000 increase in payments settling related party note payables.

During the fiscal year ended June 30, 2020, the Company sold: 97,500 shares of Series D Preferred Stock at $10.00 per share for gross proceeds of $976,000.

As a result of the forgoing, the Company had an increase in cash of $10,360,000 for the fiscal year ended June 30, 2021 Management’s plans to achieve operating profitability are as follows:

•	Enhancing creative solutions and recurring revenue delivered by the Company through data and technology acquisitions.

•	Increase Troika’s footprint in a major media markets, such as New York, Los Angeles and London through Mission’s operations.

•	Further the Company’s integration and business development strategy through potential acquisitions and increase revenues from existing customers.

•	Save costs in overhead through reduced headcount due to synergies achieved with Mission and with the potential acquisition targets.

•	Expand consulting services with existing Mission and Troika clients.

•	Increase Mission business development from Troika’s existing clientele.

Based on current management plans, the Company believes that the current cash on hand, anticipated cash from operations and proceeds from this equity financing is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.

RELATED PARTY TRANSACTIONS

Daniel Jankowski Loan to the Company:

On December 19, 2018, Daniel Jankowski (“Lender”) made a loan to the Company in the amount of $1,300,000 (“Loan”). The Loan had a maturity date of June 15, 2019 (provided the maturity date may be extended an additional six (6) month period on a rolling basis) and carried an interest rate of 5% per annum. As additional consideration for the Loan, the Lender, or his designee, was granted five-year warrants to purchase 66,667 shares of the common stock of the Company at $0.75 per share. As of July 2019, the Company and the Lender agreed to convert the Loan into equity of the Company which resulted in the Lender, or his designees, entitled to receive 1,733,333 shares of the common stock of the Company and the Company paid €100,000 ($133,000) of the accrued interest in cash to the Lender. Subsequent to making the Loan, Mr. Jankowski was appointed to the Board of the Company and in July 2020 the 1,733,333 shares were issued to Mr. Jankowski and his assignees.

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Daniel Jankowski and Thomas Ochocki Loan to Mission Media Limited:

On January 27, 2019, Daniel Jankowski and Thomas Ochocki (collectively the “Lenders”) entered into a facility agreement with Mission-Media Limited (“MML”) in order to provide certain funds allowing MML to exit administration in the United Kingdom. Mr. Ochocki, as primary lender, provided MML up to 1,594,211 GBP ($2,227,000) and Mr. Jankowski provided up to 992,895 GBP ($1,373,000). Mr. Ochocki was a member of the Board of the Company and subsequent to the loan, Mr. Jankowski was appointed to the Board. Both Lenders were appointed to the Board of Mission Media Holdings Limited. The loan had a repayment date of January 2022 and an interest rate of 0%. In April 2021, the balance of $2,227,000 was paid in full. Imputed interest of $3,000 and $40,000 were recorded for this facility agreement in the fiscal years ending June 30, 2021 and 2020, respectively.

Note Payables to Daniel Pappalardo and the Estate of Sally Pappalardo

As of June 30, 2021 and 2020, the Company owed the founder and CEO of Troika Design Group, Inc. Dan Pappalardo approximately $200,000 and $217,000, respectively. In April 2021, the Company paid $17,000 to Dan Pappalardo representing the miscellaneous expense reimbursements. As of June 30, 2021 and 2020, the Company also owed the estate of his mother Sally Pappalardo $0 and $235,000, respectively. The loans were due and payable on demand and accrue interest at 10.0% per annum. In April 2021, the Company paid $300,000 to the estate of Sally Pappalardo representing the outstanding principal of $235,000 and accrued interest of $65,000. The holder provided the Company a signed release acknowledging all obligations under the note had been paid in full.

Union Eight Limited:

On July 1, 2021, Mission-Media Holdings Limited entered into a consulting agreement (“Consulting Agreement”) with Union Eight Limited (“UEL”), a Hong Kong financial advisor and strategic consultant. The Consulting Agreement provides for a two (2) year term which may be terminated by either party upon 30 days’ notice after the expiration of the initial term. In exchange for the services, UEL is paid a 25,000 GBP ($34,250) monthly retainer. UEL was also paid a 150,000 GBP ($205,500) startup fee that covers initial services and any expenses during the term (e.g., travel, incidentals, etc.). UEL is owned jointly by Daniel Jankowski and Thomas Ochocki.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered any off-balance sheet arrangements and do not have any holdings in variable interest entities.

Contractual Obligations

We have operating lease commitments and the following table summarizes these commitments at June 30, 2021:

Twelve Month Period Ending June 30,	Amount
2022	$3,146,000
2023	1,724,000
2024	1,739,000
2025	1,518,000
2026	1,077,000
Thereafter	455,000
$9,659,000

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CRITICAL ACCOUNTING POLICIES

Management’s Discussion and Analysis of Financial Condition and Results of Operations discuss our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts and property and equipment valuation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions.

Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

Revenue recognition: The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company recognizes primarily four revenue streams and they are retainer fees, project fees, reimbursement income, and fee income.

Retainer fees are non-refundable fixed amounts being received from a client often on a recurring basis and the performance obligation is the staff being available to provide consultation services. Consulting engagements do not incur a significant amount of direct costs however any costs are recognized as incurred. Consulting fees are recognized evenly throughout the term of the agreement.

Project fees are associated with the delivery of services and/or goods to a client and the revenue includes both the anticipated costs to deliver the product as well as the Company’s margin. As per ASC 606-10-25-31, the Company recognizes project fees over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. Revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of inputs is the costs consumed by a project in relation to its total anticipated costs. As part of the close process the Company compiles a preliminary percentage of completion (POC) for each project which is the ratio of incurred costs to date in relation to the anticipated costs from the production team’s approved budgets. The POC ratio is then applied to the contracted revenue and the pro-rated revenue is then recognized accordingly.

Reimbursement income represents compensation relating to the out-of-pocket costs associated with a staging of a live event. As per 606-10-25-31, the Company recognizes reimbursement income over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. The revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of input is the costs incurred to date in relation to the anticipated costs. As a result, unless an overage or saving is identified, the reimbursement income equates to the reimbursement costs incurred. Given that the Company contracts directly with the majority of the vendors and is liable for any overages, the Company is deemed a principal in this revenue transaction as they have control over the asset and transfer the asset themselves. As a result, this transaction is recorded gross rather than net.

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Fee income represents the Company’s margin on the staging of a live event, is negotiated with the client prior and fixed. Based on ASC 606, the Company’s progress in satisfying the performance obligation in a contract is difficult to determine so as a result the fee income is only recognized at the conclusion of a project. Only upon confirmation the Company has performed all its contractual obligations as per the contract does the Company record fee income.

Goodwill: Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. A goodwill impairment charge of $1,985,000 was recorded as a result of the Company’s annual impairment assessment on June 30, 2020. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is June 30.

None of the goodwill is deductible for income tax purposes

Intangible: Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. During the fiscal year ended June 30, 2021, the Company recorded $0 in impairment expense related to intangibles.

Contract Assets: The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs: Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of June 30, 2021 and 2020.

Contract Liabilities - Deferred Revenue: The Company’s contract liabilities consist of advance customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

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Advertising: The Company generally expenses marketing and advertising costs as incurred. During the years ended June 30, 2021 and 2020, the Company incurred $0 and $12,000, respectively, on marketing, trade shows and advertising.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

Beneficial Conversion Feature: The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense using interest method.

Stock-Based Compensation: The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or the fair value of the services at the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

Foreign Currency Translation: The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date, stockholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended June 30, 2021 closing rate at 1.382800 US$, GBP, yearly average rate at 1.346692 US$: GBP, for the year ended June 30, 2020 closing rate at 1.238900 US$; GBP, yearly average rate at 1.262367 US$; GBP.  For the nine months ended March 31, 2022 closing rate at 1.317314 US$; GBP£, nine month average rate at 1.363247 US$; GBP£, for the nine months ending March 31, 2021 closing rate at 1.237516 US$; GBP£, nine month average rate at 1.267106 US$; GBP£.

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Income Taxes: The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

BUSINESS

General Development of Businesses

Troika Media Group, Inc. (f/k/a M2 nGage Group, Inc. and f/k/a Roomlinx, Inc., hereinafter the “Company”) was formed in 2003 under the laws of the State of Nevada. On June 12, 2017, the Company entered into and completed a Merger Agreement with Troika Design Group, Inc. (“Troika Merger”). Troika Design Group, Inc. is a strategic brand consultancy with deep expertise in entertainment media, sports, consumer goods and service brands. Prior to the Troika Merger, on October 24, 2016, the Company’s secured lenders took control of all of the equity interests, assets and liabilities of two of the Company’s subsidiaries: M2 nGage Communications Inc., and M2 nGage Inc., and certain operating subsidiaries of the Company also ceased operations.

On June 29, 2018, the Company acquired all of the equity interests (the “Mission Acquisition”) of Mission Culture LLC and Mission Media Holdings Limited (collectively, “Mission”). Mission is a London-headquartered brand experience and communications agency that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, and social and influencer engagement. Mission was founded in London in 2003 and began its North American operations in 2009.

On May 21, 2021, the Company, through its wholly owned subsidiary, Troika IO, Inc. (f/k/a Redeeem Acquisition Corp.), a California corporation, entered into an Asset Purchase Agreement with Redeeem LLC, a California limited liability company, its Manager, Kyle Hill and key technical and related staff. Redeeem, founded in 2018 by Kyle Hill, is a peer-to-peer (P2P) exchange that allows virtually any company to safely and easily build non-fungible tokens (NFTs), build decentralized apps (dapps) and provide digital services at a fraction of the cost of building blockchain services in-house. Redeeem’s mission and vision is to create a decentralized network of millions of freelancers connected over multiple blockchains. Management believes that Redeeem’s experience and technical knowhow in the burgeoning market for NFTs is anticipated to add value to the Company’s core business.

On March 21, 2022, the Company acquired all of the membership interests (the “Converge Acquisition”) of Converge Direct LLC and affiliates (except only forty (40%) percent of the Membership Interests of Converge Marketing Services, LLC). Converge is a leading independent managed‑service and performance marketing media buying agency. The Company provides complementary services such as advertising strategy and customized advertising campaigns utilizing their proprietary attribution analytics software tool, Helix. Converge has a dedicated focus on media buying, planning, strategy, data analytics and media execution. Converge uses data and marketing insights to help clients curate new customer ad campaigns at efficient costs, scale, and higher customer lifetime value.

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Overview

Troika Media Group, Inc. (the “Company,” “TMG,” “we,” “us” or “our”) is a transformational consulting and solutions group  that delivers resilient brand equity, amplifying brands through emerging technology and transcending them into culture to deliver performance driven business growth. The Company provides its performance driven solutions to B2C and B2B brands in the consumer products and services, entertainment and media, sports and sports betting, financial and professional, education and eSports and gaming sectors in the U.S., Europe, Middle East and Asia. The value propositions for the Company’s clients are the outcomes that the Company delivers. The Company builds enterprise value for its partners, acquiring customers, retaining customers and architecting value based exit strategies for its clients. The Company executes its outcomes-based value proposition through the deployment of agile, creative, innovative technology and adaptive business intelligence engineered to deliver measurable strategic goals – driving resilient value for its partners. The Company creates brands and businesses; connects them through emerging technologies and innovations, utilizing business intelligence to drive performance.

TMG’s operating entities are:

Troika Services, Inc. – a marketing innovation and emerging technology solutions group that transcends brands into engagement platforms, ecosystems and mediums such as NFTs, Web 3.0, augmented reality, virtual reality and measures the impact of brands for shareholders and consumers. During the fiscal year ended June 30, 2021 (“TMG Audited Fiscal Year Ended 2021”), this operating unit accounted for approximately 1% of our revenues.

Troika Design Group, Inc. - a strategic brand building and activation solutions group with deep expertise in entertainment, media, sports, and consumer goods and professional services brands. Troika provides a creative fan-centric approach to integrated brand strategy, creative, research, and technology solutions that builds long-term brand awareness for clients through equity and consumer loyalty.    During Fiscal 2021, this operating unit accounted for approximately 40% of our revenues.

MissionCulture LLC, Mission-Media Holdings Limited (London) and Mission Media USA Inc. (its non-operating subsidiary) (collectively, known as “Mission”) London-headquartered brand experience and communications solution group that specializes in consumer immersion through a cultural lens, via live experiences, brand partnerships, public relations, including social and influencer engagement.  During Fiscal 2021, this operating unit accounted for approximately 59% of our revenues.

Troika IO, Inc. (f/k/a Redeeem LLC) - TroikaIO offers consultative and blockchain development services to activate its value proposition as an emerging technology strategy and solutions provider in the NFTs and Web3 world. TroikaIO leverages its Redeeem digital ecosystem to provide thought leadership in emerging technology and engagement strategies. During Fiscal 2021, this operating unit accounted for approximately 0% of our revenues.

The following table presents the disaggregation of above operating entities’ gross revenue between revenue streams:

Revenue Stream	Year Ended June 30, 2021
Project fees	$6,418,000
Retainer fees	$2,140,000
Fee income	$3,581,000
Reimbursement income	$4,029,000
Other revenue	$24,000
Total	$16,192,000

On March 21, 2022, the Company completed the acquisition of Converge Direct, LLC (and its affiliates) (collectively referred to as “Converge” and “Converge Acquisition”).

Our corporate headquarters are in Los Angeles with operations in New York, New Jersey, San Diego, California and London, which allows the team of approximately 185 employees to directly service clients globally. In order to accelerate growth, we intend to offer expanded services to our existing roster of global brands, making the Company more competitive in attracting new clients.

Our goal is to create an agile and comprehensive communications agency that brings together experienced senior executives in every discipline that we offer to our clients. Management believes that culturally connected, personality-led, one-to-one brand and product efforts are the best way to secure clients and motivate sales. Management also believes that by taking its brand, culture, and advertising credentials, coupled with expertise in design, creating experiences, public relations, and digital communications, we will be able to build a fast, agile and accountable business model. We will also continue to develop intellectual property in our work and in the businesses that we seek to acquire. See “Converge Acquisition” below.

Troika Media Group

In 2017, Troika launched its Troika digital division consisting of Troika Services, Inc. and Troika Analytics whose performance marketing capabilities will allow the Company to measure key performance indicators, thus allowing clients to track return on investment in a way not seen in brand and experience marketing, resulting in actionable intelligence. The recently combined entity creates a complementary group that is talented and well positioned to take Troika’s best in class branding and digital work and uniting it with Mission’s vast credentials in experience, culture, marketing, and public relations.

The Company has the capacity to expand services to provide complete holistic solutions for its clients. The comprehensive offering meets the full needs of clients by providing them with a single agency that can serve all of their communication needs.

Rebranding

The Company changed its name to Troika Media Group, Inc. following the Troika Merger in June 2017 to continue to develop the Troika brand name and reputation in the media and design space. The names of the Company’s operating subsidiaries were also changed to reflect the new branding of the entire Company. We believe that this streamlined branding will allow for better name recognition, as well as helping cross-sell our various services to our existing customers.

Through its subsidiaries, Troika Media Group, Inc. provides the following services:

•	Media Services and Analytics Platform
•	Digital Marketing, Data Analytics and Reporting
•	Media Content for events and hospitality customers
•	Sponsorship partnerships and advertising opportunities.
•	Expert in Analytics and Big Data; reputation for technology, innovation and affordability
•	Strategic media buying and planning
•	Design and Branding
•	Market Research and Insights
•	Brand Strategy
•	360 Brand Design
•	Advertising Creative and Sponsorship Integration
•	Design, Animation and Post Production Studio
•	Live-Action Production LLC
•	Brand Experience and Fan Engagement
•	Content Creation
•	Sonic Branding and Original Music

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Business Strategy

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

We consider our digital technology and media services to be our high growth business. The Troika brand gives the Company in-house, design, content inventory, research and branding services allowing us to bring a suite of engagement services to our clients and making us a “one stop” shop for digital media needs. The new strategic design for the Company combines brand, marketing and fan engagement services provided by Troika with a mobile connectivity and advertising platform provided by Troika Services, Inc. Together, they offer solutions for engaging audiences and fans through various channels.

Troika’s operating subsidiaries generally provide three different service offerings, all in the same business segment: (1) design and brand identity; (2) media content/data analytics and advertising; and (3) platform and intellectual property development, all of which together provide a comprehensive solution for business and media partners.

Management believes based on its knowledge of the industry at this stage of digital evolution, the market needs a new breed of a modern agency using open web-first approach to take the power and control out of walled gardens, such as Google, Facebook and Amazon, hands and put it back into the hands of marketers, where it belongs. Today, walled gardens’ intensives are not aligned with marketer’s success.

Management believes that holding companies such as GroupM, Publicis, IPG, Dentsu are struggling with baggage, distractions and broken financial models. Our strategy removes value from working media, which is often the most expensive thing a marketer pays for, in automated digital environments and do not help with the walled garden problem.

A modern agency not only has to be fully transparent and laser focused on applying data and technology to put control and leverage back in the hands of the marketer with a cross audience strategy, addressable media planning and activation. We need to have world class personalized creativity, with a financial model that allows it to provide highest level of expert service and technology without a need to up-sell useless features. This is our plan and our mission.

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Our Competitive Advantage

•	Industry Leading Management – Assembled management expertise across all agency disciplines and offerings consisting of established industry leaders.

•

Integrated Services – integrated branding, advertising, data analytics, performance media, research & insights, design, production, content, event marketing, public relations, partnerships and social media.

•	Category Experience – entertainment media, sports, fashion, gaming/eSports, consumer goods, telco, tech, leisure entertainment.

•

Results Driven – We are innovating how brands drive customer engagement, conversion, loyalty and lifetime value through integrated branding, advertising and performance optimization. See Business Segments, below.

•

One Stop – Integrated, full-service solution with our broad talent, skills and experience, provides client the confidence in having one organization handling all or the majority of their campaigns and projects.

Market Opportunity

We seek to capitalize on the convergence of wireless, broadband, and content-based service models. Today, we believe that every brand needs engaged audiences and loyal fans and that building an exciting brand experience is key to maintaining fan loyalty and engagement. We also believe that media has been democratized and audiences are becoming ever more fragmented. As a result, brands now struggle to connect with consumers. We are scaling the business by expanding into new verticals, bringing entertainment media category expertise to brands that need to engage consumers on their terms, as audiences and fans. Moreover, growth in new applications in wireless services and multimedia services, increasing demand for high quality mobile and high definition video entertainment services, drive the underlying demand for our branding and analytics services. It is widely accepted that existing networks and technologies cannot fulfill this demand.

The following statistics foretell the expanding market we seek to service:

•

Global internet users = 3.4 billion people in 2016 with 10% annual growth is over 50% of the population in 2018 (Internet Trends 2017 – Code Conference, Mary Meeker, May 31, 2017, Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

•	4 Hours and 7 Minutes: According to Digital Trends – Average time spent by users on smartphones daily other than talking.

•	Digital media use is between 49% and 42% for ages 18-49 (Kleiner Perkins Report ).

•	According to Forbes, people in the U.S. check their Facebook, Twitter, and other social media accounts a staggering 17 times a day, meaning at least once an hour.

•	Nielsen Company report reveals that adults in the U.S. devoted approximately 10 hours and 39 minutes each day consuming media during the fourth quarter of 2018.

Although we have been able to pursue our growth strategy, general economic conditions, and market uncertainty may negatively affect our financial results in future periods. We anticipate that the rate of branding and experiential activities will become more predictable however may vary from quarter to quarter. Consequently, if anticipated business in any quarter do not occur when expected, expenses and resource levels could be disproportionately high, and our operating results for that quarter and future quarters may be adversely affected. Further, given the lag between the incurrence of expenses in connection with branding and experiential services, we anticipate that, while we will see organic growth that positions us for future profitability, our costs of sales and other operating expenses may exceed our revenues in the near term. We have incurred operating losses since our inception.

We continue to execute on all aspects of our business, including our digital technology and media business serving the sports, entertainment and convention center market. We have found that truly successful businesses find ways of taking fixed assets and generating multiple revenue opportunities over those fixed assets, preferably on a contractual monthly recurring revenue or retainer model, thereby improving profitability. The Troika brand brings media and design expertise and experience with a proven track record of success in major brand identity and development projects boasting some of the premier names in the sports and entertainment industries.

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The following factors present a favorable market opportunity for us:

•	2021 Was A Record Year for Ad Spending, With More Growth Expected In 2022. Forbes, Dec 8, 2021

•	In 2016, digital ad spending surpassed TV ad spending for the first time. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

•

This year, 2022, digital ad spending is expected to climb 16.5% to $10.84b — crossing the $10b threshold for the first time. After reaching $12.65b next year, it is projected to hit $14.57b in 2023.eMarketer’s US B2B Advertising Forecast 2021

•

While the pandemic decimated many aspects of the economy, the job market, and consumer confidence, it seems to have done little to quash a bonanza in digital ad spending. Insider Intelligence’s Digital Advertising Trends to Watch in 2022

•	Digital Ad Spending Keeps Rising While Ad Measurement Debate Reaches New Stage, Paul Verna, Nov 29, 2021

•

Story ads integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram stories are from businesses. A study found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

•	The US digital ad market will surpass $300 billion by 2025, making up more than three-quarters of all media spending. Insider Intelligence’s Digital Advertising Trends to Watch in 2022

•	Ad spending is shifting to digital

•

Among digital segments, search will lead with $98.6 billion, (+39% from 2020) accounting for over one-third of all ad dollars invested in media in 2021. Social media will generate $58.8 billion in ad spend, increasing by 36% from 2020, one-fifth of all ad dollars spent in 2021 will be allocated to social media. (Forbes report “Agencies Agree: 2021 Was A Record Year For Ad Spending, With More Growth Expected In 2022” December 8, 2021)

•

Digital ad spending is expected to double linear television ad spending in 2022, with digital spending accounting for 55.5% of the global ad spend and linear TV accounting for 26.9%. (Marketing Charts report “Digital Ad Spend Forecast to Double Linear TV This Year” March 11, 2022)

•

Driving the growth in ad dollars will be the digital “pure play” media which will grow by 35% in 2021 and total $126.4 billion, accounting for 57% of total ad dollars. (Forbes report “Agencies Agree: 2021 Was A Record Year For Ad Spending, With More Growth Expected In 2022” December 8, 2021)

•

More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

•

The growth in digital ad spending is expected to continue through 2024, when spending on digital advertising is expected to reach $483.1 billion and account for 59.4% of the global ad spend, compared to a projected 24.9% for linear television. (Marketing Charts report “Digital Ad Spend Forecast to Double Linear TV This Year” March 11, 2022)

•

Gaming industry reported the largest increase in consumption – is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the Covid-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities May 26th, 2020, Cap Gemini S.A.)

•	The challenge for brands is deciding on the mix of “Agency” services to In-House – and do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan 2020, Winterberry Group)

•

Story ads Integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram Stories are from businesses. A study by VidMob found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

Ad spending is shifting to digital.

55% of respondents ages in the USA ages 18-65 years old bought product online after social media discovery. (Internet Trends 2018, Mary Meeker May 30, 2018)

More than ever, brands need to demonstrate empathy and create emotional connections which empathize and emote. Consumers are eager for uplifting, positive, feel-good advertising and stories during these uncertain times. (Information Resources Inc. June 3, 2020)

Digital media use increased from 5.6 to 5.9 hours a day for adults from 2016 to 2017. (Internet Trends 2018, Mary Meeker May 30, 2018)

Gaming industry reported the largest increase in consumption – is also expanding the experiences it offers as “eSports” are gaining legitimacy. (Impact of the Covid-19 outbreak on Media & Entertainment Overview of Key Industry Disruptions & Post-Crisis Challenges and Opportunities May 26th, 2020, Cap Gemini S.A.)

Since the COVID-19 pandemic began, 48% of U.S. consumers have participated in some form of video gaming activity and the global video game market was expected to reach $159 billion in 2020. (2021 outlook for the US telecommunications, media, and entertainment industry, interview with Kevin Westcott, Deloitte Touché Tohmatsu Limited, December 2020)

Digital advertising is expected to grow as added investments continue to flow to mobile, social and video formats, while focus on print ad spending such as newspaper and magazine ads continues to decline. Despite the impact of Covid-19 online ad revenue in Q1 2020 revenues grew to $31.4 billion, a 12.0% increase, from the prior Q1 period. (Internet Advertising Revenue Report: Full year 2019 results & Q1 2020 revenues. May 2020, Interactive Advertising Bureau)

In 2016, digital ad spending surpassed TV ad spending for the first time, and digital ad spending is expected to account for roughly half of total media ad spending by 2021. (eMarketer report “US Digital Display Advertising Trends: Eight Developments to Watch for in 2016)

The market for Internet advertising is expanding at over 20% year-on-year (Internet Trends 2017 - Code Conference” - Mary Meeker May 31, 2017 Kleiner Perkins Conference, hereinafter referred to as “Kleiner Perkins Report”).

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The challenge for brands is deciding on the mix of “Agency” services to In-House –and do it well. (The Outlook for Data Driven Advertising & Marketing 2020, Jan 2020, Winterberry Group)

Half of all advertising spending will be on digital media ad formats by 2019/2020, compared to 46% in 2018. (Washington Post, Hamza Shaban, February 20, 2019)

Story ads Integrate brand stories seamlessly into social environments. 1 in 3 of the most watched Instagram Stories are from businesses. A study by VidMob found that 70% of Instagram and Snapchat users watch stories on both platforms daily. (Brand Disruption 2020: Direct Brands Go Mainstream Direct Brands Initiative Strategic Partners, February 2020, Interactive Advertising Bureau)

We believe we will be well positioned to compete due to our numerous advantages:

•	Global end-to-end branding & advertising solution

•	Blue-chip clients with longevity

•	Based globally in four major cities, New York, Englewood (New Jersey), Los Angeles and London

•	Approximately 98 employees plus 14 contractors

•	Capabilities: branding, advertising, data analytics, performance media, research & insights, content, PR, social, partnerships, mobile

•	Diverse categories: entertainment & media, sports, fashion, gaming/eSports, consumer goods, telco, tech, healthcare, pharmaceutical, leisure and entertainment.

The Troika Merger

Upon the terms and conditions of the Troika Merger in June 2017, the Company’s wholly owned subsidiary Troika Acquisition Corp., a California company, was merged with Troika Design Group, Inc. (“Troika Design”), with Troika Design and its subsidiary Troika Productions, LLC, surviving as a wholly-owned subsidiary of the Company, which changed its name to Troika Media Group Inc. The existing business of Troika Design remained with Troika Design and Dan Pappalardo was appointed president. As a result of the Troika Merger, Mr. Pappalardo was granted 2,046,667 shares of common stock of the Company and a total of $5,000,000 of new capital was infused into the Company and its subsidiaries. The merger consideration was determined by the Company, after a thorough review of prospective acquisitions, the benefits of the merger with Troika Design, including access to capital, increased market opportunities and reach, perceived synergies, efficiencies and other financial considerations, as well as a strategic growth plan contemplated by management of the combined entity.

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Mission Media Group

Overview

Mission is a transatlantic brand experience and communications agency that specializes in brand strategy, communications and experiential marketing. It provides services such as brand fundamentals development, brand voice and personality development, marketing strategy, public relations, crisis management, physical and digital experiential. London and New York-based Mission was founded in 2003 in London, England. In 2009, Mission opened a second office in New York.

Mission has a three-pronged business strategy: (1) Mission provides project-based marketing, experience, public relations, and digital media services; (2) Mission provides ongoing, retained public relations services; and (3) Mission has several independent projects it classifies as “ventures” being select businesses in which Mission provides marketing, public relations, and experience services in exchange for an equity stake in the respective businesses. See “Properties” and “Legal Proceedings” below.

Business Strategy

Business Segments

As an agency in the marketing and communications sector, Mission’s core business is marketing strategy executed through communications of all types including traditional, digital, and social media and public relations. With clients from a wide range of industries, however, Mission is active in many business-to-consumer segments including fashion, beauty, jewelry/watches, beverage alcohol, pharmaceuticals, entertainment, and automotive.

Examples include:

FASHION	JEWELRY/WATCHES	PHARMACEUTICALS

Amazon	Tiffany & Co.	Allergan
J. Crew	Kendra Scott
Lululemon

BEAUTY	BEVERAGE/ALCOHOL	SPORTS/ENTERTAINMENT

Unilever	Moet Hennessey	NBC
Coty	Anheuser Bush InBev	Sony
Pat McGrath	Carlsberg Group	Nike
F45

NON-PROFIT
United Nations

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Competition

Because of the wide breadth and the depth of the range of communications strategies and tactics employed, Mission believes it has a significant competitive set. Mission competes with small to medium-sized advertising agencies such as Chandelier Creative, 72 and Sunny Partners LLC, Anomaly, and 360i LLC. Mission competes with small to large-sized public relations agencies such as Edelman, Magrino Public Relations, BPCM, and Laforce. Mission competes with small to medium-sized event/experience agencies such as Shiraz Creative and Mark Stephen Experiential Agency.

As a result of the Company’s acquisition and recruitment activities, the Company added the following to its team of senior executives who have extensive experience in leading significant and successful businesses:

•	Kevin Dundas, CEO of Mission and former CEO of Saatchi and Saatchi UK and Droga5 CEO Europe

•	Ann Epstein, Head of Studio, Troika Design Group, former Chief Disrupter at Ignite IE, and Senior Vice President and Creative Director for E! Networks

•	Kyle Hill, founder and President of Troika IO.

•	Thomas Marianacci, founder and CEO of Converge

•	Sid Toama, President of the Company

The Mission Acquisition

On June 29, 2018, the Company entered into and closed on an Equity Purchase Agreement (the “EPA”) with Nicola Stephenson and James Stephenson (collectively, the “Sellers”) and Troika Mission Holdings Inc., a New York corporation and wholly owned subsidiary of the Company (the “Mission Acquisition”). The Sellers owned, in the aggregate: (i) 100% of the issued and outstanding membership interests (“Mission US Interests”) of Mission Culture LLC, a Delaware limited liability company (“Mission US”), and (ii) 100% of the issued and outstanding ordinary shares (“Mission UK Shares”) of Media Holdings Limited, a private limited company incorporated under the Laws of England and Wales (“Mission UK”). Mission US and Mission UK are collectively referred to herein as “Mission.” The Mission US Interests and Mission UK Shares are collectively referred to as “Mission Equity.” Simultaneously, Nicola Stephenson (“Seller”) entered into a Goodwill Purchase Agreement (the “GPA”) with the Company and Troika Mission Holdings Inc. (the “Buyer”). The GPA covers all Seller Intellectual Property (as defined) and personal goodwill of Ms. Stephenson consisting of close personal and agency business relationships, trade secrets and knowledge used in connection with Mission’s Business (collectively, “Goodwill”). The Goodwill was sold to Buyer free and clear of all encumbrances as part of the Purchase Price paid for Mission.

Nicola Stephenson, founder and CEO of Mission, was elected to the Company’s Board of Directors and was employed as President of Mission, as a wholly owned subsidiary of the Company until her termination for cause on January 4, 2019. See “Legal Proceedings” below.

The aggregate purchase price for all of the Mission equity interests was up to $35 million consisting of: (i) cash payment of $11 million at closing; (ii) cash payment of up to $4 million contingent upon Mission achieving at least $2.5 million EBITDA for the fiscal year ending December 31, 2018, with a pro rata reduction for less than $2.5 million EBITDA; (iii) up to 3,333,334 restricted shares of common stock of the Company (valued at $10 million) consisting of 333,333 shares to each of the two Sellers at closing and 1,333,333 restricted shares to each of the two Sellers to be held in escrow, and released in four equal installments on each of the four anniversary dates following the closing; provided that neither of the Sellers has been terminated from employment which they, in fact, were so terminated and has not quit without Good Reason (as defined) and as to Nicola Stephenson only, that she is not in Material Breach (as defined) of the GPA; and (iv) up to $10 million of Earn-out Consideration not to exceed 50% of EBITDA, subject to certain EBITDA thresholds being obtained in any particular year, for the five fiscal years ending December 31, 2022 (and 2023 in the event that Sellers have not earned $10,000,000 of Earn-out Payments in all periods ending on December 31, 2022). The shares held in escrow may also be withheld and set off against any claims of the Company for indemnification.

Pursuant to the terms of the EPA, Nicola and James Stephenson agreed to four-year (five-year if the Earn Out Period is extended) noncompetition and non-solicitation covenants. Each Seller agreed to a lockup period ending on December 31, 2018 with regard to the Company Shares received as part of the Purchase Price. As a result of Ms. and Mr. Stephenson’s termination for cause, no additional cash payments have been made to the Stephensons since the closing and their 2,666,667 restricted shares have been forfeited from escrow back to the Company.

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Business of Redeeem

Redeeem (n/k/a Troika IO), founded in 2018 by Kyle Hill, is an NFT marketplace and platform which offers consultation and blockchain development services to architect its clients’ monetization strategies and creative development of NFTs and Web 3.0 products and services. Redeeem allows virtually any company to safely and easily build NFTs, build decentralized apps (dapps) and provide digital services at a fraction of the cost of building blockchain services in-house.

Most freelance marketplaces are built on Web 2.0 standards that rely on traditional bank rails and store data in centralized data warehouses, making them vulnerable to hacks, seizures, censorships and outages. Many projects are exploring blockchains as a way to improve efficiencies in their supply chain. Web 2.0 marketplaces are social networks and mobile-first and are always on cloud-driven computing. Web 3.0 uses artificial intelligence (AI)-driven services using a decentralized (e.g., blockchain) data architecture with edge computing infrastructure. Currently, there is no specialized framework to build the next standard Web 3.0 marketplace specifically for a global workforce who want to live on the latest decentralized standards. The 3.0 philosophy contrasts 2.0 internet mainly in the way it allows data to be transparent, interconnected, immutable and decentralized from day one to build towards more open standards.

Redeeem’s experience with NFTs and other forms of blockchain assets will augment Troika’s core business by adding additional offerings. An NFT is a unit of data stored on a digital ledger, called a blockchain, that certifies a digital asset to be unique and not interchangeable. NFTs can be used to represent items such as photos, videos, audio, and other types of digital files like wine, gift cards, physical artwork, tickets to live events, and other collectibles. NFTs can also be used to connect artists with collectors without central intermediaries. NFTs can reduce risk in transactions, improve overall transparency, simplify online trading, replace traditional banking operations, and thousands of other creative opportunities. Much of the current market for NFTs is centered around collectibles, such as digital artwork, sports cards, and rarities. One of the most popular NFT marketplaces is undoubtedly NBA TopShot, a marketplace created by Dapper Labs to collect digital “moments” from historical NBA games. The Vancouver-based gaming company Dapper Labs was valued at $7.5 billion in the most recent fundraise in April 2021. Other NFT marketplaces include Axie Infinity, Sorare, CryptoPunks, CryptoKitties, Rarible and OpenSea.

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Redeeem Acquisition

The Company, through its wholly owned subsidiary, Troika IO, Inc. (f/k/a Redeeem Acquisition Corp.), a California corporation, entered into an Asset Purchase Agreement (the “APA”) with Redeeem LLC, a California limited liability company (“Redeeem”) and its Manager, Kyle Hill. Redeeem, as described below, is a peer-to-peer exchange that facilitates the purchase, sale and trade of digital goods, Redeeem has experience in the creation and management of non-fungible tokens (NFTs) which will add technology to the suite of services available to our client base. Pursuant to the terms of the APA on May 21, 2021, RAC purchased from Redeeem substantially all of the assets (the “Purchased Assets”) and certain specified liabilities of Redeeem (the “Redeeem Acquisition”). Subject to the terms and conditions of the APA, the parties completed the Redeeem Acquisition:

•

The Purchase Price for the Purchased Assets is $2,586,000, along with the assumption of approximately $166,000 of specified liabilities. The Purchase Price was paid as follows (i) $1,210,000 (10%) in cash at Closing, (ii) $1,210,000 (10%) in 452,929 restricted shares of the Company’s common stock paid upon determination of the Share Price Calculation Period, equal to the lesser of (a) the daily average of the closing price of the Company’s common stock commencing on the date 14 days prior to Closing and ending on the date 14 days after the Closing, or (b) $4.15 per share, and approximately $166,000 in cash at Closing relating to the aforementioned specified liabilities.

•

In addition to the purchase price, the Company agreed to provide equity to its employees to be vested over three years valued at $9,680,000 representing 3,623,433 shares of the Company’s common stock at conversion price of $2.6715 per share. Given the equity is contingent on the employees being employed and are vested over three years, the Company is treating this as deferred compensation and the expenses are recorded over the three years on a pro-rata basis as the equity becomes vested.

•

All of the 4,076,362 shares of the Company’s common stock issued to the former members of Redeeem and Kyle Hill’s designees were registered with the SEC, however, 90% of the shares will vest over a three-year period, with the first tranche vesting at the end of year one.

•

The Company shall allocate 650,000 stock options for Kyle Hill, Redeeem’s founder and CEO, to distribute to current and future employees of the Buyer, which options shall vest over a three-year period.

•

A three-year employment agreement with Kyle Hill, who was elected President of Buyer and Head of Digital Assets of the Company; with an annual base salary of $300,000 and a discretionary bonus, as set forth below under “Executive Compensation.”

•	The buyer shall hire Redeeem employees with budget compensation for $1,304,000 for the next twelve months.

Competitive Advantages

Any business that wants to launch a token marketplace on a blockchain can work with Troika to develop a safe, easy and cost-efficient onboarding process. Troika will help clients enter markets with low financial risk, high liquidity, low fraud rates, good relationships, low correlation to traditional asset classes, proven scalability, and immediate growth potential. Troika will disrupt traditional media, entertainment and Web 2.0 marketplaces by building apps, tokens, games and live experiences using the latest Web 3.0 protocols.

Redeeem’s existing products will be complementary to brands looking to build with blockchain or NFTs. Our main competitive advantages will be drawn from the synergy of having over a dozen blockchain management services in-house instead of across disparate software vendors.

Marketplace

Troika intends to evolve into a mass media, entertainment and digital asset platform that helps companies realize their brand value through apps, tokens, games and live experiences. Troika Digital Assets, headquartered in Santa Monica and Hollywood, California, intends to continue their path to become a regulated blockchain platform and digital bank that aims to build a more open, digital world. Redeeem has already entered the industry verticals of gift cards, fine wine, NFT artwork and press releases, and they expect to launch additional verticals in 2022 all under the Troika umbrella. Troika’s vast entertainment, sports and marquee brand clients will similarly leverage the new blockchain services and NFT capabilities without building custom marketplaces for each brand.

The Converge Acquisition

Overview

Converge is a customer acquisition and business intelligence solutions group servicing financial services, home improvement, professional services, education and entertainment brands. The Company provides performance marketing and lead generation solutions through a channel agnostic strategy  powered by its proprietary business intelligence platform, Helix, and first party data marketing ecosystems. Converge has a dedicated focus on applied marketing intelligence, performance media execution, lead generation, digital and offline engagement activations and customer retention to create efficient and scalable customer acquisition outcomes, and higher customer lifetime value.

In all aspects of Converge’s advertising activity it focuses on direct response marketing, maintaining a desired return on investment for its clients. The performance model aligns Converge with its client on their cost of marketing goals, reduces their marketing spend risk and affords Converge the flexibility to use its media channel knowledge and processes most efficiently, while enabling Converge to maximize its revenue with little friction. Converge buys media on behalf of its clients, provides advanced attribution tracking and reporting, and full campaign management and execution. Over the last four years, Converge started a dedicated performance marketing division, which is focused specifically on a performance pay model that tracks the “action” driven by media campaigns and receives compensation for these consumer actions.

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Converge’s proprietary technology and advanced analytics and know-how measures, tracks, ingests CRM (customer relationship management) data and reports performance information across media channels. It seamlessly incorporates data aggregation and mining from virtually any source enabling Converge’s teams to perform granular level analysis, media optimization, and customer journey tracking. This service incentivizes Converge to provide the most effective strategies to its clients as opposed to more traditional methods such as retainer or commission basis.

Converge serves customers in various end markets: financial services, consumer products, healthcare and insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services among others. Converge services many well‑known public companies such as AT&T, AAA, Cricket Wireless, The Hartford, DirecTV, Great Wolf Resorts, Renewal by Andersen Windows, Leaf Filter (now Leaf Home), ADT, Wayfair and various law firms in the legal services sector. Converge’s key clients have a longevity ranging from 5-15 years, with about 75% of Converge’s revenues coming from clients with at least five year’s retention.

Converge was formed in 2006 and is headquartered in Bedford Hills, New York with branch offices in New York City and San Diego, California. Converge serves clients throughout the U.S. Converge employs approximately 80 individuals through Extensis, their professional employer organization (“PEO”) company.

Converge Highlights

•	A data and audience centric media agency with responsibility for over $5 billion in media budgets since inception.

•	Expertise in paid digital and traditional media buying: Search Engine Marketing, Display, Social, e‑Marketplaces, Connected TV, Affiliate platforms, as well as Print and Direct Mail media vehicles.

•	Responsible for executing over 14 billion ad impressions a year.

•	Exponents of data driven, hyper targeted ad serving and custom audience targeting with measurable media driving financial outcomes.

•	Ability to identify and engage consumers and measure their interaction across multiple personal devices.

•	Longstanding Google Premier Partner, Bing Elite Agency, and Facebook Marketing Partner.

•	Deploy proprietary analytics platform “Helix”, to provide insights on marketing campaign performance, customer journey tracking and real‑time performance optimization tactics.

•	Built a robust data aggregation platform to utilize applied analytics maximizing ad engagement and reduce wasted customer ad touchpoints across all channels.

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Converge Services

•	Strategic Media Planning

•	Brand and Direct Response New Customer Acquisition

•	Digital and Traditional Media Buying and Optimization

•	Local and National Media Targeting

•	Marketing Intelligence Performance Tracking Ingests data from other AdTech platforms

•	Data Analytics and Customer Journey Data Aggregation and Insight

•	Procurement of all marketing elements to achieve turnkey campaigns.

Converge Contracts

Converge, or its subsidiaries, services clients in various end markets: financial services, consumer products, healthcare and insurance, travel and leisure, education, media and entertainment, home improvement, fitness and wellbeing, and legal services, among others. Converge services many well‑known public companies such as AT&T, AAA, Cricket Wireless, The Hartford, DirecTV, Great Wolf Resorts, Renewal by Andersen Windows, Leaf Filter (now Leaf Home), ADT, Wayfair and various law firms in the legal services sector. Converge’s key clients have a longevity ranging from 5-15 years, with about 75% of Converge’s revenues coming from clients with at least five year’s retention.

Converge currently derives a significant portion of its revenues from Auto Club Enterprise, AT&T, and The Hartford, accounting for approximately 45% of its revenues in 2020 and will similarly be a significant source of revenue on a consolidated basis for calendar year 2021. These services are provided pursuant to master service agreements (“MSA”) that are set for a term of years with statement(s) of work (“SOWs”) specifying the services being offered over what time period and how the company will be compensated. These SOWs are typically renewed on a yearly basis, however, there is no requirement in the MSA or the applicable SOWs that the client purchase services from Converge after the completion of the SOW services. As long-term clients, Converge expects further services to be ordered. Moreover, the SOWs also provide terms whereby the client may terminate for convenience upon notice, typically between 7 and 30 days depending on the SOW. Further, the base commitment in these SOWs may fluctuate from time to time based on the commencement and completion of projects, the timing of which may be affected by market conditions or other facts, some of which may be outside of our control.

Converge Overarching Philosophy

In today’s ad space, data is of premier importance and speed to react on this data is one of the most essential elements of successful marketing. Converge is a marketing analytic driven company using data and buying models to inform its media targeting and buying decisions. Marketing decisions are implemented against both online and offline traditional media channels at predictable and scalable levels to meet clients’ costs of marketing goals. Converge’s ideal client is one where they work in concert, leverages its strengths to marrying their customer data sets, with Converge’s media buying performance activities creating true performance marketing campaigns, that once proven out through test cohorts, can be forecasted, and scaled to meet client growth goals.

Converge Growth Plan

Converge has pivoted from a strictly managed services business (traditional agency model) structure to a hybrid model whereby it focuses on a performance payment model as a main source of our revenue. The structure of Performance Marketing if done properly, creates client loyalty and longevity, higher revenues, quicker reaction times and overall lower overhead costs.

In addition to driving leads that are brand specific, Converge focuses on generating first party lead data using its own generic branded websites to meet the new customer needs of performance clients. The first party lead databases generated in this generic brand model, enables Converge to work across competitive clients if/when budget restrictions arise with a particular client, allows Converge to focus on regional as well as national audience targets and establish its own brand loyalty to cross sell consumers within a marketing vertical.

Converge views itself not as an agency but as a marketing services organization using various means of communication to increase quality lead flow to solve the needs of its partners new customer acquisition efforts. This deep client interaction comes with insight into the CRM disposition of the leads Converge drives and the insight of the customers journey throughout its partners ecosystem. All these factors move the Agency model away from a disposable transactional relationship to a deeper engagement of quality and partnership that is more valuable for both parties. See “Management below concerning the biographies of Thomas Marianacci, Chief Executive Officer of Converge, Sadiq “Sid” Toama, President of the Company and a Member of the Board of Directors, Maarten Terry, Executive Vice President of Converge, and Michael Carrano, Chief Marketing Officer of Converge.

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Corporate Structure

Converge CD & I Holdco LLC was formed on September 28, 2021 in Delaware to acquire all of the equity of Converge’s four (4) operating entities:

Founded in 2006, Converge Direct, LLC (“Direct”) was established as a managed services business which buys media and provides strategic planning for clients on a national and regional level.

Converge Direct Interactive, LLC (“Interactive”) was formed in 2008 because of a conflict of interest regarding two clients Converge Direct clients serviced that were both in the auto agency. Converge Direct Interactive was formed as a firewall agency and maintains one client, American Automobile Association, also known as “AAA” or “Triple A.”

Converge Marketing Services, LLC (“Marketing”) was formed in 2017 and provides the same services as both Converge Direct and Converge Direct Interactive. Marketing, which is majority owned by Maarten Terry was formed so clients of Direct could benefit from a minority‑owned business tax credit.

Lacuna Ventures, LLC (“Lacuna”) is a lead generation marketing company tailored to the legal industry and was established in 2020. Lacuna was formed as a separate entity due to the inherent risks in associated with the legal and mass tort marketing sector.

Terms of the Converge Acquisition

On November 22, 2021, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”), as amended, to acquire Converge and its affiliated entities. The total purchase price for the acquisition was $125 million. The purchase price consisted of one hundred million dollars ($100,000,000) in cash at closing paid with a substantial portion of the proceeds from a Debt Offering, as described below. The remaining twenty-five million dollars ($25,000,000) was paid in the Company’s common stock valued at $2.00 per share. Pursuant to the provisions of the MIPA, an aggregate of $2,500,000 (10%) of the shares of common stock issued to the Sellers shall be held in escrow to secure against claims of indemnification. The escrowed shares shall be held until the later of (a) one year from the date of the closing of the Converge Acquisition, or (b) the resolution of indemnification claims. The closing occurred on March 21, 2022, simultaneously with the completion of an equity offering (described under “Private Placement of Preferred Stock and Warrants”) as well as the Debt Offering hereinafter described.

Debt Offering

On March 21, 2022, the Company entered into a Financing Agreement by and among the Company, as Borrower, and each subsidiary of the Borrower, as a Guarantor, the Lenders from time to time party thereto, and Blue Torch Finance LLC (“Blue Torch”), as Administrative Agent and Collateral Agent. This $75,000,000 First Lien Term Loan (the “Credit Facility”) formed the majority of the purchase price of the Converge Acquisition, as well as for working capital and general corporate purposes. Cantor Fitzgerald & Co. acted as sole debt placement agent in connection with the Converge Acquisition. Closing of the Credit Facility was conditioned upon the EF Hutton equity offering being completed simultaneously on March 21, 2022. The Credit Facility provides for: (i) a Term Loan in the amount of $75,000,000; (ii) an interest rate of the Libor Rate Loan of three (3) months; (iii) a four-year maturity, amortized 5.0% per year, payable quarterly; (iv) a 1.0% commitment fee and an upfront fee of 2.0% of the Credit Facility paid at closing, plus an administrative agency fee of $250,000 per year; (v) a first priority perfected lien on all property and assets including all outstanding equity of the Company’s subsidiaries; (vi) 1.5% fully-diluted penny warrant coverage in the combined entity; (vii) mandatory prepayment for 50% of excess cash flow and 100% of proceeds from various transactions; (viii) customary affirmative, negative and financial covenants; (ix) delivery of audited financial statements of Converge; and (x) customary closing conditions. The Company agreed to customary restrictive covenants in the Credit Facility and leverage ratios, fixed charge coverage ratios, and maintaining equity of at least $6,000,000 at all times.

Pledge and Security Agreement

The Company and each of its subsidiary Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) dated as of March 21, 2022, as a requirement with the Credit Facility. Each Guarantor pledged and assigned to the Collateral Agreement and granted the Collateral Agent with a continuing security interest in all personal property and fixtures of the Guarantors (the “Collateral”) and all proceeds of the Collateral. All equity of the Guarantors was pledged by the Borrower. Upon an Event of Default (as defined), the Collateral Agent may exercise in addition to all rights and remedies under the Security Agreement, all rights and remedies of a secured party under the UCC and may take control of the Collateral.

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Intercompany Subordination Agreement

On March 21, 2022, each of the Company’s Subsidiaries, as Guarantors, entered into an Intercompany Subordination Agreement (the “ISA”) with the Collateral Agent. Under the ISA, each obligor agreed to the subordination of such indebtedness of each other obligor to such other obligations.

Escrow Agreement

On March 21, 2022, the Company entered into an Escrow Agreement with Blue Torch Finance LLC and Alter Domus (US) LLC, as Escrow Agent. The Escrow Agreement provides for the escrow of $30,000,000 of the $75,000,000 proceeds, under the Credit Facility to be held until the audited financial statements of Converge Direct LLC and affiliates for the years ended December 31, 2019 and 2020 are delivered to Blue Torch Finance LLC.

Competition for the Combined Entity

While we compete with some great agencies, we believe that we stand alone in providing clients with an integrated suite of anthropological research and insights, strategic brand consulting, brand creative and advertising solutions that engage consumers as audiences and fans. We regularly compete with world-renowned “digital” agencies, brand consultancies, boutique advertising agencies and create services studios.

Although many are much larger organizations, they may be less apt to handle our market and lack creativity. The Company believes that it is able to brand services, and competitive pricing. It further believes that its technology and offerings are well positioned to compete in this marketplace, provide a superior experience for end users, and provide for the most efficient use of network resources. While there are other companies offering such services, The Company is one of a limited number of companies that has the ability to offer combined media and content services to major corporations, consumer brands and sporting owners.

Regulatory Obligations

Services based on customer analytics raises privacy concerns that can impact state and federal law and U.K. and European Union laws pertaining to personal information and data protection depending on if the data is personally identifiable or non-personally identifiable. Monitoring of programs to ensure that personally identifiable information is not disclosed is necessary to ensure the company does not violate state and federal law and European law. Moreover, data collection associated with minors imposes differing and more stringent obligations on our use of such data, in particular in the U.K and European Union. Our terms of service with customers and users will require proper disclosure of our uses of the information in order to obtain proper consent from users and customers in order to avoid privacy concerns and potential consumer protection law violations. See “Risk Factors – Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in client engagement, or otherwise harm our business.”

A small subset of Redeeem’s business relates to blockchain-related currency transactions. Therefore, as a money services business (“MSB”), Redeeem is required to register with FinCEN, pursuant to the Bank Secrecy Act. The May 2019 Guidance regarding virtual currency requires a money transmitter (“MT”) to register if it accepts and transmits a convertible virtual currency or buys and sells virtual currency and exempts unhosted wallets. Seller transactions likely require Redeeem to register and comply with FinCEN’s regulations because Redeeem provides the seller with a hosted digital wallet. Redeeem’s bitcoin wallet is a hosted digital wallet because the buyer purchases redeemable gift cards (“RGCs”) with fiat currency and Redeeem issues the RGCs to purchase Third-Party Gift Cards with cryptocurrency held in a seller’s wallet. The seller instructs Redeeem to transfer cryptocurrency from its wallet to a third-party wallet.  Most states have an express exemption from licensing as an MT for entities that issue and sell a closed loop prepaid product solely to purchase goods or services from that entity. New York is the only state that has a regulation requiring licensing of entities engaged in cryptocurrency bitcoin business.

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Intellectual Property

The Company has registered trademarks on the following names: Fandomentals, The Power of Fandom, Entertain Change and Troika. To protect its proprietary rights, the Company relies on a combination of trademark, copyright, trade secret and other intellectual property laws, employment, confidentiality and invention assignment agreements with its employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensees and other third parties.

Other Materials. From time to time, employees will report on potential intellectual property opportunities for the Company. These opportunities may include new product and service offerings, and potential proprietary information association with such services which may warrant application for formal IP protection. Regarding potential patentable material, personnel will conduct interviews with the inventors, may perform initial prior art searches, and if a determination is made that the proprietary material is valuable enough to the company to warrant patent protection, such applications will be made with the assistance of third-party patent counsel with support of our own in-house counsel. In addition, the Company will also seek to maintain certain intellectual property and proprietary know-how as trade secrets, and generally require our partners to execute non-disclosure agreements prior to any substantive discussions or disclosures of our technology.

We rely and will continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, as applicable, to protect our intellectual proprietary rights. We have filed various applications for protection of certain aspects of our intellectual property, and we currently hold a number of trademarks.

Employees

As of May 3, 2022, Troika Media Group, Inc. had a combined aggregate of approximately 185 employees, plus 23 independent contractors worldwide, consisting of 142 employees in the U.S. and 43 employees in the UK.

Converge employs approximately 82 individuals through Extensis, their professional employer organization (PEO) company.

The number of employees and freelancers may increase or decrease as we deem fit. None of our employees is subject to a collective bargaining agreement or an employment agreement other than senior management or as required by applicable law. As described under “Executive Compensation – Employment and Consulting Agreements” below, certain executives and key employees have executed employment and consulting agreements.

Properties

The Company does not own any real estate and believes its existing leased facilities are suitable and adequate for the business conducted therein, appropriately used and have sufficient capacity for their intended purpose.

The Company’s wholly-owned subsidiary, Troika Production Group, LLC entered into a five-year lease agreement which commenced in February 2020 for approximately 9,380 square feet of office space at our corporate headquarters at 1715 N. Gower Street, Los Angeles, California. The beginning base rent expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.40%, year over year. The lease expires on January 31, 2025.

The Company’s wholly owned subsidiary, Troika Services Inc., leases approximately 1,430 square feet of office space at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. The lease, with an unaffiliated landlord, is for five (5) years and commenced on February 1, 2018 as amended. The annual base rent commenced at $4,244 per month escalating annually at 3.0%. The tenant pays its pro rata share of expenses and taxes. The lease expires on January 31, 2023.

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Mission Culture LLC is the assignee of a lease originally entered into by its affiliate, Mission Media USA Inc., for offices at 45 Main Street, Brooklyn, New York 11021. The lease, dated May 2, 2017, is for approximately 9,900 square feet of office space with an unaffiliated landlord. The lease is for ten (10) years from when rent commenced in or about December 17, 2017. The annual base rent increases incrementally from $410,850 to $545,879, plus the tenant’s pro rata share of taxes and utilities.

The Company’s wholly owned subsidiary, Mission Media USA Inc., leases the entire fourth floor of 123 Lafayette Street, New York, New York from an unaffiliated landlord. The lease dated July 14, 2014 is for seven (7) years and five (5) months from the commencement date of September 4, 2014. The monthly rent increases in increments from $19,230 to $23,259. The tenant is responsible for its pro rata share of taxes, utilities and services.

The Company’s wholly owned subsidiary, Mission Media Limited entered into a ten-year lease agreement for four floors of office space at 28/32 Shelton Street, London WC2, UK. The beginning lease expense was £22,837 ($29,557) per month for the first twelve months and then escalated to £53,807 ($69,639) per month for the remainder of the lease which expires April 5, 2026. As part of the lease agreement, Mission UK received a rent abatement in months sixty-one through sixty-six of the lease.

The Company’s wholly owned subsidiary, Converge Direct, LLC, entered into a three-year term license for Suite 401 of 2 Depot Plaza, Bedford Hills, New York 10507 as its primary office. The license fee for the period between March 1, 2022 and February 28, 2023 is $11,440 a month and for the period between March 1, 2023 and February 28, 2024 is $11,897 a month.

Legal Proceedings

There are no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated. The Company may be subject to certain non-material legal proceedings and claims that have arisen in the ordinary course of business that are not described herein.

Industry Data

We obtained statistical data, market data and other industry data and forecasts used throughout this report from market research, publicly available information and industry publications and third-party research surveys and studies. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. While we believe that these industry publications and third-party research studies and surveys are reliable, we have not independently verified such data and we do not make any representations as to the accuracy of this information. Nevertheless, we are responsible for the accuracy and completeness of the historical information presented in this report, as of the date of this prospectus.

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MANAGEMENT

Executive Officers, Senior Management and Board of Directors

The following table sets forth the names, positions and ages of our executive officers, senior management and directors as of the date of this prospectus. Directors serve until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected by the Board of Directors and their terms of offices are, except to the extent governed by employment contracts, at the discretion of the Board of Directors. There is no family relationship between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Executive Officers and Directors

Name	Age	Position
Robert B. Machinist	68	Chairman of the Board

Sadiq (“Sid”) Toama	40	Chief Executive Officer, President and Director

Christopher Broderick	60	Chief Operating Officer

Erica Naidrich	47	Chief Financial Officer

Thomas Marianacci	59	Chief Executive Officer of Converge

Kevin Dundas	58	Chief Executive Officer of Mission

Kyle Hill	34	President of Troika IO

Michael Tenore	47	General Counsel and Secretary

Jeff Kurtz	51	Director

Thomas Ochocki	44	Director

Daniel Jankowski	45	Director

Martin Pompadur	87	Director

Sabrina Yang	42	Director

John Belniak	45	Director

Wendy Parker	56	Director

Robert B. Machinist was elected Chairman of the Board of the Company in March 2018. He also served as Chief Executive Officer from March 2018 until May 19, 2022. Robert B. Machinist has extensive experience both as a principal investor/operator in a broad range of businesses as well as an owner-operator of diversified investment banking operations. He is currently the CEO of Troika Media Group and is also Vice Chairman of Pyrolyx A.G. (S26.DU), the first environmentally friendly and sustainable method of recovering high-grade carbon black from end-of-life-tires. Most recently he has been Chairman and an original founding Board member of CIFC Corp. (Nasdaq: CIFC), a publicly listed credit manager with over $14.0 Billion of assets under management, which was sold in December of 2016. In addition, he has been Chairman, Board of Advisors of MESA, a merchant bank specializing in media and entertainment industry transactions, which was sold to Houlihan Lokey in 2016. He has also been a partner of Columbus Nova, a leading private investment fund. He runs a private family investment company whose activities range from The Collectors Car Garage to a number of real estate development businesses.

From December 1998 until 2002, Mr. Machinist served as managing director and head of investment banking for the Bank of New York and its Capital Markets division. He was responsible for mergers and acquisitions as well as all private placement activities for the Bank of New York. During his tenure there, he was a member of the Bank’s Commitment Committee, and a member of the BNY Capital Markets, Inc. Board of Directors. In addition, he was responsible for coordinating the bank’s direct investment activities with that of the investment banking functions of the institution, including interaction with numerous investment funds for which the bank was a principal investor.

From January 1986 through November 1998, Mr. Machinist was president and one of the principal founders of Patricof & Co. Capital Corp. and its successor companies. Under his auspices, Patricof & Co. developed from its diversified venture capital and investment banking operations to a multinational investment banking business. Founded in New York, Mr. Machinist helped to expand the Patricof base of operations to include offices in New York, London, Paris, Zurich, Madrid, Munich, San Francisco and Philadelphia, and with correspondent arrangements and partner firms in Brazil, Japan and Finland. He was responsible for and was one of the principal capital backers of the development of this firm and its attendant investment banking business. Mr. Machinist was, and continues to be, a general partner of the historic domestic Patricof investment funds and is a special general partner of several of the international Apax Funds. Mr. Machinist engineered the sale of Patricof & Co. Capital Corp. to the Bank of New York in November 1998.

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For the period December 1980 to January 1986, Mr. Machinist was managing director and co-CEO of Midland Capital Corporation, a publicly listed diversified small business investment company, with holdings in aerospace, defense, energy and financial services. Prior to joining Midland Capital, Mr. Machinist was a managing director in mergers and acquisitions of Wertheim & Company. He left Wertheim to acquire Midland Capital Corporation, a client of Wertheim. Prior to that Mr. Machinist worked in the Corporate Finance Departments of Loeb Rhodes & Company and Lehman Brothers.

He is currently Vice-Chairman of the Maimonides Medical Center, serves on its Board of Directors, is Chairman of its Investment Committee and a member of its various other Board of Overseers for the Albert Einstein College of Medicine.

Most recently, he has been Chairman of the American Committee for the Weizmann Institute of Science as well as a member of its Board of Directors and presently serves on its International Board of Governors and its Executive Committee. He has been a trustee and Vice Chairman of Vassar College, a member of its Executive Committee, and one of three trustees responsible for managing the College’s Endowment.

He is currently a member of the Board of Directors, CEO and will be the Chairman of the audit committee of Troika Media Group, and is a board member of Monster Digital, Inc (NASDAQ) as well as a board member of Parachute Health, LLC.

He has been a member of the Board of Directors of United Pacific Industries, a publicly listed Hong Kong company as well as Chairman of its Audit Committee and served on its Compensation, Nominating and Corporate Governance Committees. He has also been a Board member of Centre Pacific LLC. Previously, Mr. Machinist was Non-Executive Chairman of New Motion, Inc. (NASDAQ:NWMO), a member of its Board of Directors and its Audit and Compensation Committees, DOBI Medical International, Inc., Jamie Marketing Services, Inc., Doctor Leonard’s Healthcare Direct, and Ringier America, among other Executive Boards.

Mr. Machinist earned a Bachelor of Arts in Philosophy and Chemistry from Vassar College in Poughkeepsie, New York. He undertook graduate work in biochemistry at the Weizmann Institute of Science in Rehovot, Israel. He is married to Diane Nabatoff, a film and television producer, has four children, ages 25 through 37; and is known for his work as a philanthropist. In his spare time, he pursues a variety of interests, including motor sports, fly fishing and skiing.

The Company believes that Mr. Machinist’s broad entrepreneurial, financial and business expertise and his experience with growth companies and his role as Chief Executive Officer give him the qualifications and skills to serve as Chairman of the Board.

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Sadiq (Sid) Toama was elected President of Troika Media Group, Inc. and joined the Company’s Board of Directors on March 21, 2022. He was elected Chief Executive Officer on May 19, 2022. Sid Toama joined Converge in 2016. He started his career as a commercial attorney in London, representing distressed brands through product liability and crisis management events. Sid oversaw complex and international cases, advising clients on legal and commercial strategies leveraging PR and marketing extensively to contest regulatory pressures and win back consumer confidence for his clients.

Having represented the leading children’s product manufacturer, Maclaren, Sid became Maclaren’s Global Chief Executive Officer in 2011, instigating its global corporate and operational restructuring to help it rediscover its former glory days. Sid expanded Maclaren’s Brand standing, in part, by implementing multi-year licensing and product development partnerships with brands such as BMW, Gucci, Liberty, Juicy Couture, Cath Kidston, and Emirates Airlines. Sid oversaw Maclaren’s Product expansion into nursery products, furniture, hard goods, toys, and accessories as well as contract manufacturing for black label brands. Sid developed extensive luxury retail experience, selling premium products directly into over sixty countries and developing long term partnerships. Sid spent five years leading Maclaren’s shift to a vertically integrated business bringing functions as such as product development, sales, marketing, and eCommerce as well as customer care in house, across United Kingdom, France, Spain, Germany, USA, China, Japan, and Hong Kong. Sid instigated Maclaren’s move to a selective distribution model and the expansion into eCommerce which paved the way for emerging market expansion.

Since 2016, Sid has been the Chief Operating Officer of Converge. Sid’s primary focus has been on the digitization of the business and supporting clients to implement agile and optimized lower funnel customer acquisition solutions across their digital, in-store and call center journeys. The drive has been to build the required infrastructure to transition the business to an outcome-based remuneration model, with higher margins which has been underwritten by an unwavering focus on Converge’s media investment measurement delivered by a robust focus on business intelligence.

Sid has architected and overseen the implementation of Enterprise Resource Planning and Business Intelligence platforms at a global and national level including NetSuite and Salesforce; with extensive experience in eCommerce, CRM, inventory management and order management system implementation for B2B/B2C systems for internal teams as well as client operated systems.

Since 2016, Sid has spearheaded all ad-tech and mar-tech systems integrations and reporting for clients and internal teams to ensure on time delivery of data across all sales and marketing platforms. In particular, Sid has architected and implemented Converge’s proprietary business intelligence platform, Helix, to leverage disparate and unstructured and varied data points into actionable insights. Sid routinely works with clients to curate their implementation of ad-tech services with platforms such as The Trade Desk and other Demand Side Platforms such as Google and Adobe.

Christopher Broderick was elected Chief Operating Officer and a Director of the Company on March 27, 2015 and President on July 8, 2016. He resigned from all positions on October 21, 2016. He was reelected Chief Operating Officer and Interim Chief Financial Officer on July 11, 2017 and resigned as Chief Financial Officer on May 23, 2022. He had served as Chief Operating Officer of SPHC since October 17, 2012. Mr. Broderick has 30 years of experience in the telecommunications industry and is responsible for the Company’s domestic network operations of wired and wireless topologies, supporting voice, data, internet products and services. He was also the operational leader for the development and build-out of SPHC’s continued network expansion. Prior to joining SPHC Mr. Broderick served as Senior Director of Business Client Services for FairPoint Communications from 2008 to 2011. Mr. Broderick was responsible for Retail Business segment, outside sales support, billing, and SMB sales across Northern New England. Previously, Mr. Broderick served as Chief Operating Officer and Vice President of Operations at IntelliSpace and Wave2Wave from February 2000 to January 2008. Mr. Broderick was responsible for the design, implementation and day-to-day U.S. and U.K. operations of the company.

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Mr. Broderick spent the majority of his career at New York Telephone, NYNEX, and Bell Atlantic where he was highly successful in the management of all facets of the telephone company’s Field Operations, Central Offices and outside plant facilities in New York City business districts. He also led sales and support “mega” call-center operations, for complex business accounts. In addition to his technical background, Mr. Broderick has an extensive education in quality process management, systems efficiency and design. He has utilized his extensive background to help build SPHC into one of the most reliable “Converged Networks” in the USA. The Company determined that Mr. Broderick’s 30 years of particular knowledge and experience in the telecommunications industry, and his position with SPHC, strengthens the Board’s collective qualifications, skills and experience.

Erica Naidrich was appointed the Company’s Chief Financial Officer on May 23, 2022.  Ms. Naidrich replaced Christopher Broderick, who remains Chief Operating Officer of the Company.  Ms. Naidrich brings financial and business experience to Troika, within public companies in corporate finance, operational management systems and financial reporting.  Ms. Naidrich joins the Troika Executive Team to oversee the Company’s global finance and enterprise functions and will be reporting to Sid Toama, Chief Executive Officer and President of Troika.

Prior to joining Troika Media Group, Ms. Naidrich served as Vice President of Accounting and Controller for Madison Square Garden Entertainment Corp (“MSG”), a leader in live sports, entertainment and programming. Prior to her role at MSG, Ms. Naidrich held Controller roles at technology and e-commerce companies, in addition to spending eight years in private equity. Ms. Naidrich started her career in Public Accounting for RSM and PricewaterhouseCoopers. Ms. Naidrich possesses valuable experience in Troika’s core sectors providing financial oversight of sports and entertainment, technology and media, private equity and professional services businesses.

Ms. Naidrich is a Certified Public Accountant and obtained a Certificate in Accounting in June 2003 from the University of California, San Diego-La Jolla, California.  Ms. Naidrich received a Bachelor of Arts in Communications Studies from West Virginia University, Morgantown, West Virginia in August 1996.

There was no material prior relationship between the Company and Erica Naidrich.

Thomas Marianacci, was elected Chief Executive Officer of Converge Direct LLC and an advisor to the Board of Directors of the Company on March 21, 2022. Thomas Marianacci, a founding member of Converge, began his advertising career in 1985 and has been a successful entrepreneur since starting his first company in 1997. Early in his career, Tom worked in the general advertising business with SSC&B Lintas Worldwide, on major brand accounts such as Cover Girl and Burger King. After a stint on the brand advertising side of the marketing business, Tom switched his marketing focus to the data driven direct response marketing business working for Direct Media, Inc. from 1986 to 1992. At Direct Media, Tom worked in both the Business to Business and Business to Consumer marketing divisions for his mentor Dave Florence, the founders of the direct mail list marketing business. From 1992 to 1997, Tom worked at Fred Singer Direct Marketing. In the summer of 1997, Tom founded his own media company – Present Media Resource Group, Inc., a media-buying firm focusing on Direct Mail List Marketing and Insert Media. The firm worked with notable clients such as Bertslesman Group, BMG/Columbia House, DIRECTV, JC Penney Lifetouch Portrait Studios, First USA, Chase, and Sprint.

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In January 2006, Tom established Converge a multi-channel digital and traditional ad agency as an overarching complement to the offline media buying focus of Media Resource Group. The passion Tom brings to the business is to consistently improve his clients’ core of marketing campaigns and tirelessly seek to uncover new media touchpoints in an omni-channel optimization approach to media planning, marketing, and analysis.

Kevin Dundas was elected Chief Executive Officer of Mission in September 2017. Mr. Dundas has over twenty years’ experience in advertising in both strategic planning roles and general management, including global experience with extensive periods spent in the United States and Europe. Mr. Dundas has ten years’ experience in Interim CEO roles in both restructuring of established organizations and clean sheet startups. Previously, Mr. Dundas has held various roles at Saatchi & Saatchi (1999 – 2006) and with FCB Advertising, San Francisco, USA (1995 – 1999).Named one of Time Magazine’s World Beaters in Global business, 2005 and named one of Debrett’s 500 most influential people in the UK, 2014, he has been recognized with several awards, including Saatchi & Saatchi Cannes Agency of the year 2004, FCB USA Agency of the year 2002, BAFTA for Fosters Lager and an EMMY for Levi’s Strauss & Co.

Kyle Hill was elected President of Troika IO upon the completion of the Redeeem Acquisition. Kyle is the founder and CEO of Redeeem, a peer-to-peer bitcoin and other cryptocurrencies exchange launched in 2018. He has over ten years of experience building disruptive tech companies across multiple industries, such as senior home care, bar and nightclub industry, point-of-sale systems, health and wellness and blockchain technologies.

From May 2013 to June 2018, Kyle was CEO of HomeHero, one of the largest providers of non-medical home care in California. HomeHero raised $23 million and provided over 1 million hours of home care to thousands of families before being acquired in 2018 in a private sale. HomeHero relaunched as “Family Directed” in 2019 to provide fast, safe and transparent home care services to seniors nationwide. In 2016, Mr. Hill gave a TED Talk on healthcare innovation and was named to Forbes “30 Under 30” list in Healthcare and LA Business Journal’s “20 in their 20s”. Hill graduated with a BA in Economics from Pomona College and was nominated to the Alumni Board at Pomona College in 2019. He worked as an equity analyst at Robert W. Baird & Co for over five years before moving to San Francisco to become an entrepreneur. He is an avid soccer player, triathlete, scuba diver, chess player, and volunteer for the Muscular Dystrophy Association. Troika retained all five employees of Redeeem with Kyle Hill, who bring to Troika over 15 years of combined experience in blockchain (five years), decentralized applications (dapps), interactive games, NFTs and other emerging Web 3.0 protocols, as well as five advisors in the acquisition.

Michael Tenore was first appointed General Counsel, and Vice President of Regulatory Affairs for the Company in March 2015. In July 2017, Mr. Tenore was elected Corporate Secretary. Prior to joining the Company in March 2015 upon the merger with SPHC, he held various legal and regulatory positions, including General Counsel, at RNK, Inc. a regional telecommunications carrier. Mr. Tenore is a member of the adjunct staff of Suffolk University Law School and belongs to the Federal Communications Bar Association and the Association of Corporate Counsel. Mr. Tenore received his B.A. in Communications from Emerson College and his J.D. from Suffolk University Law School both degrees with Latin Honors. Mr. Tenore has been on the Board of Directors for youth hockey and charitable organizations for the past 10 years.

Jeff Kurtz has served on the Board of Directors since September 2017. He is the President of The Kamson Corporation which currently owns and operates 83 investment properties in the Northeast. Currently, he oversees extensive rehabilitation projects among the 83 projects and is presently involved in several building projects consisting of multifamily apartments, hi-rise buildings, and mixed-use properties which have retail and apartment components. In the past, Mr. Kurtz has built multifamily units for sale along with other building projects. Mr. Kurtz personally owns or is a general partner and/or manages, through the Kamson Corporation, a New Jersey corporation, 14,000+ apartments, in addition to office buildings and shopping centers. A graduate of the University of Miami, Mr. Kurtz is a member of the 1987 National Championship Football Team at the University of Miami. He continues as an active member of the university alumni. For the past 12 years, Mr. Kurtz has been on the Board of the Hope & Heroes Children’s Cancer Fund golf event and chairs this outing each year.

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The Company believes that Mr. Kurtz’s broad entrepreneurial, financial and business expertise and his experience give him the qualifications and skills to serve as a Director.

Thomas Ochocki has served on the Board of Directors since 2018. He is serving on the Board of Directors representing the Coates families’ equity interest, and has over 20 years of experience in stock brokering, private equity and investment banking in the United Kingdom. He is currently Chief Executive Officer and majority stockholder of Union Investment Management Ltd., whose history dates back to The Union Discount Company of London (est. 1885). An Old Cholmeleian of Highgate School, Mr. Ochocki read Psychology & Computer Science at Liverpool University prior to working with Sony Interactive Entertainment on the PlayStation launch titles. He went on to manage and facilitate the development of over 50 published video games before switching to his predominant career in the capital markets.

The Company believes that Mr. Ochocki’s broad entrepreneurial, financial and business expertise and his experience with markets in the United Kingdom and interactive entertainment give him the qualifications and skills to serve as a Director.

Daniel Jankowski was elected to the Board of Directors on March 27, 2019 serving as a representative of Union Investment Management. Mr. Jankowski read Economics (MA) at Edinburgh University before trading international debt in London for ING Barings Bank. Since 2002 Mr. Jankowski has founded successful businesses dealing with large multinational companies and international development agencies, including the US government. Mr. Jankowski joins the Board as a proven global entrepreneur.

The Company believes that Mr. Jankowski’s broad entrepreneurial, financial and business expertise and his experience with international markets and government agencies give him the qualifications and skills to serve as a Director.

Martin Pompadur was elected to the Board of Directors in April 2021 upon the listing on the Nasdaq Capital Market. Mr. Pompadur is a private investor, senior advisor, consultant and Board member after a long career as a senior executive in media and entertainment. Mr. Pompadur began his career as a practicing attorney in Stamford, Connecticut in 1958 and entered the media field when in 1960, he joined American Broadcasting Companies, Inc. (ABC, Inc.). He remained at ABC, Inc. for seventeen (17) years, culminating with his becoming the youngest person ever appointed a member of the ABC, Inc. Board of Directors. While at ABC, Inc., Mr. Pompadur held the positions of General Manager of the Television Network; Vice President of the Broadcast Division, which included the radio and television networks, the radio and television stations, news, sports and engineering; President of the Leisure Activities Group, which included Magazine Publishing, Records, Music Publishing, Motion Picture Theaters, Record and Tape distribution, and Motion Picture Production; and Vice President of ABC, Inc.

In 1977, Mr. Pompadur became President of Ziff Corporation, a position he held until 1982. Ziff Corporation was then the holding company for both Ziff-Davis Publishing Company, one of the world’s largest publishers of business publications and consumer special interest magazines, and Ziff-Davis Broadcasting Company, which operated six (6) network affiliated television stations. From 1982 until April 2007, Mr. Pompadur was Chairman and Chief Executive Officer of RP Companies’ various private and public limited partnerships (include two public limited partnerships with Merrill Lynch), which operated twelve (12) television stations, twenty-five (25) radio stations and numerous cable television systems totaling 500,000 subscribers.

In 1985, Mr. Pompadur, as advisor to News Corporation, helped acquire for News Corporation the Metromedia television station group and wrote the business plan for the start-up of the Fox Television Network. In June 1998, Mr. Pompadur became Executive Vice President of News Corporation, President of News Corporation Eastern and Central Europe, and a member of News Corporation’s Executive Management Committee. In January 2000, Mr. Pompadur was appointed Chairman of News Corporation Europe. In his decade with News Corporation, he was instrumental in negotiating the merger of Stream and Telepiu to create Sky Italia in Italy, now of the world’s most successful Pay-TV businesses, and in creating and managing three (3) successful businesses: a television station group in several emerging countries; a radio station group in Russia and Bulgaria; and News Outdoor, the leading outdoor advertising company in Russia and other emerging countries.

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In November 2008, Mr. Pompadur stepped down as a full-time employee of News Corporation to pursue other business interests. He then became a senior advisor to Oliver Wyman, consulting primarily in the Middle East. Mr. Pompadur also became global vice chairman media and entertainment for Macquarie Capital.

Mr. Pompadur is a board member of two public companies: Nexstar Broadcasting Group and Truli Media Group. Previously, he was a board member of many public and private companies including Imax Corporation, ABC, Inc., BSkyB, Sky Italia, Premier World, Fox Kids Europe, Metromedia International and Elong.

Mr. Pompadur graduated from Williams College in 1955 with a BA degree and from the University of Michigan Law School in 1958 with an LLB degree. The Company believes that Mr. Pompadur’s broad entrepreneurial, financial and business experience in television, media and entertainment gives him the qualifications and skills to serve as a Director.

Sabrina Yang was elected to the Board of Directors on April 27, 2022 and will serve as a member of the Audit Committee. Sabrina is a seasoned finance executive with over 17 years of experience in accounting, financial planning and analysis (“FP&A”), M&A advisory, and corporate finance. Since 2021, Sabrina has served as CFO of Final Bell Holdings, Inc. (“Final Bell”), an industry leader in providing end-to-end product development and supply chain solutions to leading cannabis brands in the United States and Canada. During her tenure at Final Bell, she led the reverse take-over transaction process, establishing a path for Final Bell to become a publicly traded company on the Canadian Stock Exchange. In conjunction with the reverse takeover, she also integrated and managed all of Final Bell’s administrative functions, including accounting, finance, legal, HR and IT operations. Prior to joining Final Bell, since 2018, Sabrina has served as CFO, on a part-time basis, of Apollo Program, a data-driven advertising technology company, where she ran all administrative and operating functions. She also served as deputy CFO for a private school with operations in both the United States and China. She has held prior roles in strategy, analytics and FP&A, at the Topps Company and Undertone, a digital advertising company. Sabrina started her career with five years at KPMG LLP in its transaction services team, in which she advised clients on strategy, corporate finance, valuation, and financial modeling. Ms. Yang is a Certified Public Accountant with Masters of Science in Accounting and Applied Statistics from Louisiana State University.

John Belniak was elected to the Board of Directors on April 27, 2022 and will serve on the Company’s Audit Committee. Mr. Belniak’s background brings to the Board extensive financial, operational and transactional experience across a range of investment banking, private equity, niche consumer businesses and large corporate businesses. Since April 2020, John has served as Managing Director of Hagerty Garage + Social overseeing the indemnification, development and operation of Hagerty’s collector enthusiast center. From July 2008 to 2020, he was a founder and partner of Propel Equity Partners (and its predecessor firm) focused on identifying niche, branded consumer products for acquisition, recapitalization or strategic partnership. Mr. Belniak serves on the Board of Directors of NEMO Equipment since 2006 and Veto Pro Pac since 2012. Mr. Belniak obtained his B.A. in English from Hamilton College.

Wendy Parker was elected to the Board of Directors on April 27, 2022. Since 2002, Ms. Parker has been a member of Gatehouse Chambers’ Commercial, Property and Insurance Groups in London, England and undertakes most areas of work within those fields. She has developed a strong practice both as an advisor and advocate and has experience of appearing in the specialist commercial and property forums as well as Tribunals and the Court of Appeal.

Ms. Parker has been involved in many technically complex cases. She has a strong academic background which she combines with a practical and common sense approach in order to assist clients in achieving their objectives. Ms. Parker is a member of the United Kingdom Chancery Bar Association and the COMBAR (the Specialist Bar Association for Commercial Barristers advising the international business community).

Senior Management

Set forth below is certain background and biographical information concerning our Senior Management.

Name	Age	Position
Kevin Aratari	55	President of Troika Design Group
Ann Epstein	61	Head of Studio, Troika Design
Maarten Terry	58	President of Converge Marketing Services
Michael Carrano	55	Chief Marketing Officer of Converge

Kevin Aratari, President of Troika Design Group, was previously Head of Business Development and has worked for Troika Design for over seven years.Mr. Aratari is passionate about introducing new clients to the opportunities offered by the evolving industry and consistently keeps one eye on the changing landscape to lead both clients and Troika Design forward into the future. Mr. Aratari oversaw all of Troika Design’s sales and marketing functions, crafts our business development strategy, leads our thought-leadership initiatives, and collaborates with Account Directors to service all aspects of our clients’ needs.

Mr. Aratari possesses deep industry expertise in entertainment and sports brand-building and marketing for top global brands. He has over 25 years’ experience in building and managing creative, production and account teams and growing creative agencies.

Mr. Aratari began his career in entertainment marketing as a producer at industry giant Pittard Sullivan and went on to create the broadcast and streaming business at mOcean in Venice Beach, which he led for over 13 years as Managing Director and later CMO.  Mr. Aratari holds a degree from California State and UCLA, and the Company is looking froward to unleashing his experience, imagination and fresh leadership qualities on Troika Design. Mr. Aratari’s experience made him a sought-after guest speaker on entertainment marketing, branding, and the creative process at the UCLA Anderson School of Business, Seoul National University, Loyola Marymount University, Promax Europe (Spain, Amsterdam), Promax Asia (Singapore, Mumbai), Promax North America (New York, Los Angeles), and the Muovo Creative Conference (Czech Republic), as well as many corporate events in the United States and Asia.

Consistent with the Company’s vision to transform the Company and make changes to bring innovation and value to the newly envigored Troika Group, Mr. Aratari will also work closely with, and report directly to, the Company’s newly appointed President, Sid Toama, who came onboard as part of the Company’s March 21, 2022 Converge Direct acquisition.  Mr. Aratari and Mr. Toama will work to create further opportunities for the Troika Group as a whole and generate cross business unit opportunities for the enterprise as a whole.

Ann Epstein joined the Company as head of Studio, Troika Design on March 26, 2018. Prior thereto, she had over 25 years of experience in the areas of global brand development, digital marketing, promotion, branded content creation, strategy, team building, and organizational management. Having served as chief disrupter at Ignite IE, and as Senior Vice President and Creative Director for E! Networks, she is a recognized change-maker. Ann is currently a member of the Academy of Television Arts & Sciences and has served on the Board of PromaxBDA. She holds a Bachelor in Fine Arts in Communication Design from the Parsons School of Design – The New School.

Maarten Terry is a founding partner of Converge. He is also president of Converge Marketing Services, a certified minority owned affiliated entity. Since inception, Maarten has overseen the agency’s telecom vertical. He leads the team responsible for new subscriber acquisition for various divisions of AT&T, DIRECTV, and Cricket Wireless.

Before joining Converge, Maarten held various marketing and brand management positions at Time Inc., Philip Morris, Kraft Foods, and Scholastic Books. Maarten is currently a Trustee of his alma mater, Connecticut College. He has also served on the boards of United Way of New Canaan and A Better Chance.

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Michael Carrano, Chief Marketing Officer at Converge, joined Converge in 2008. He is responsible for creating and accelerating the company’s marketing strategy and defining marketing strategies to support our clients’ overall business strategies and objectives. Mike has significant experience across marketing functions and operations, product development, branding, lead generation, data analysis and strategic planning. He is accountable for the development of marketing and media strategies across Converge’s client portfolio. During his tenure at Converge the business has achieved double digit revenue growth.

Mike’s background includes 25+ years of agency and client side experience including various leadership positions held at BMG Music, Columba House, and Doubleday Books where he drove brand growth and led their transformation from a mail order business to an online, ecommerce leader.

Board Composition

Our amended and restated bylaws provide that the number of directors shall be fixed from time to time by our Board of Directors. One director is currently fixed by our Board of Directors. Vacancies occurring on the Board of Directors may be filled by the vote or written consent of a majority of our stockholders or our directors. Six directors are currently serving.

Director Independence

We have reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that Jeff Kurtz, Martin Pompadur, Sabrina Yang, John Belniak, and Wendy Parker, five of our nine directors are “independent directors” as defined by the Nasdaq Capital Market.

Committees of our Board of Directors

Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee is comprised of Martin Pompadur, Sabrina Yang, and John Belniak. Martin Pompadur qualifies as an “audit committee financial expert” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the applicable Nasdaq Capital Market rules, a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent audit committee requirements on the same schedule as it is permitted to phase in its compliance with the independent audit committee requirement pursuant to Rule 10A-3 under the Exchange Act. Pursuant to Rule 10A-3, a newly listed company must have (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing. All of the current members of the audit committee will qualify as independent under Rule 10A-3. Our audit committee will be authorized to:

•	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

•	resolve any disagreements between management and the auditor regarding financial reporting;

•	pre-approve all auditing and non-audit services;

•	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

•	seek any information it requires from employees-all of whom are directed to cooperate with the audit committee’s requests-or external parties;

•	meet with our officers, external auditors, or outside counsel, as necessary; and

•	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

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Compensation Committee. Our compensation committee is initially comprised of Jeff Kurtz and Martin Pompadur and is authorized to:

•	discharge the responsibilities of the Board of Directors relating to compensation of our directors, executive officers and key employees;

•	assist the Board of Directors in establishing appropriate incentive compensation and equity-based plans and to administer such plans; and

•	oversee the annual process of evaluation of the performance of our management; and

•	perform such other duties and responsibilities as enumerated in and consistent with compensation committee’s charter.

Nominating and Governance Committee. Our nominating and governance committee is initially comprised Jeff Kurtz and Martin Pompadur is authorized to:

•	assist the Board of Directors by identifying qualified candidates for director nominees, and to recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

•	lead the Board of Directors in its annual review of its performance;

•	recommend to the Board of Directors nominees for each committee of the Board of Directors; and

•	develop and recommend to the Board of Directors corporate governance guidelines applicable to us.

Executive Sessions

The Company intends to hold regularly scheduled Board meetings at which only independent directors will be present, as required by Nasdaq corporate governance rules.

Code of Ethics

We have adopted a Code of Ethics for our principal executive officers, which include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code concerns conflicts of interest and compliance with laws, rules and regulations of federal, state and local governments, foreign governments and other appropriate private and public regulatory agencies that govern our business. A copy of our Code of Ethics is filed as an exhibit to this Registration Statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of the Board of Directors with respect to executive compensation is to attract and retain the best possible executive talent, to motivate our executive officers to enhance our growth and profitability and increase stockholder value and to reward superior performance and contributions to the achievement of corporate objectives. The focus of our executive pay strategy is to tie short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Company will develop and maintain a compensation plan that ties a substantial portion of executives’ overall compensation to the Company’s sales, operational, and regulatory performance. Because we believe that the performance of every employee is important to our success, we will be mindful of the effect our executive compensation and incentive program has on all of our employees.

Our compensation plan is designed to attract and retain the best possible talent, and we recognize that different elements of compensation are more or less valuable depending on the individual. For this reason, we offer a broad range of compensation elements. We offer our executive team salaries that are competitive with the market, executive bonuses that are in line with our corporate goals, and dependent on measurable results, plus stock option plans designed to retain talent, promote a sense of company ownership, and tie corporate success to monetary rewards. Specifically, all management employed by the Company or one of its subsidiaries are entitled to participate in an equity incentive plan that will compensate management if certain financial performance and milestones are met. The Company reserves the right to increase the size of the plan as it deems necessary, at its sole discretion.

Base salaries for our executive officers are determined based on the scope of their job responsibilities, prior experience, and depth of their industry skills, education, and training. Compensation paid by industry competitors for similar positions, as well as market demand, also take into account. Base salaries are reviewed annually as part of our performance management program, whereby merit or equity adjustments may be made. Merit adjustments are based on the level of success in which individual and corporate performance goals have been met or exceeded. Equity adjustments may be made to ensure base salaries are competitive with the market and will be determined using benchmark survey data.

Our compensation structure is primarily comprised of base salary, annual performance bonus and stock options. In setting executive compensation, the Board of Directors will consider the aggregate compensation payable to an executive officer and the form of the compensation. The Board will seek to achieve an appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

Relationship of Elements of Compensation

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Annual reviews will typically be delivered in February of each year.

Discretionary Annual Bonus. The compensation committee will have the authority to award discretionary annual bonuses to our executive officers and senior management and will set the terms and conditions of those bonuses and take all other actions necessary for the plan’s administration. These awards are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual.

Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. Our stock compensation plans have been established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders.

Compensation Committee Interlocks and Insider Participants. Jeff Kurtz and Martin Pompadur, independent directors, served as members of the Compensation Committee during the fiscal year ended June 30, 2021. Neither had any interlocking relationship and there was no inside participation.

Compensation Committee Report. The Compensation Committee consisting of Jeff Kurtz and Martin Pompadur has reviewed and discussed the Compensation Discussion and Analysis with Management for the year ended June 30, 2021. Based on the Compensation Committee’s review and discussions of this item, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended June 30, 2021.

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2021 Employee, Director & Consultant Equity Incentive Plan.

On October 28, 2021, the Company’s Board of Directors adopted the 2021 Employee, Director & Consultant Equity Incentive Plan (the “2021 Plan”), which was approved by a majority in interest of the Company’s shareholders. There are 12,000,000 shares of common stock reserved for issuance under the Company’s 2021 Plan with 9,000,000 restricted stock units (“RSUs”) and 200,000 options having been issued. An additional 3,500,000 RSUs were issued outside of the 2021 Plan in connection with the Converge Acquisition. The 2021 Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, warrants and stock units. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The 2021 Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the 2021 Plan.

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Summary Compensation Table

The following table sets forth the cash and non-cash compensation for awarded to or earned by (i) each individual serving as our principal executive officer and principal financial officer during the fiscal years ended June 30, 2021 and 2020, and (ii) the three (3) most highly compensated individuals; and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	*Bonus	Stock Awards	Stock Based Comp		Non-Equity Incentive Plan Comp	*Paid Deferred Comp Earnings (1)	All Other Comp	Total
Chris Broderick,	2021	$350,000	$137,500					$199,058		$686,558
COO & CFO (2)	2020	$350,000	$0							$350,000

Daniel Pappalardo,	2021	$347,288	$0					$211,570		$558,858
President & Director (3)	2020	$347,288	$0							$347,288

Kevin Dundas, CEO,	2021	$450,000	£0					£69,700		£519,700
Mission Media Limited (4)	2020	$450,000	£0							£450,000

Robert Machinist,	2021	$270,000	$100,000		$1,558,844	(6)		$158,553		$2,087,397
CEO & Chairman(5)	2020	$210,000	$0							$210,000

Matthew Craig, SVP Finance (7)	2021	$240,000	$50,000							$290,000
Corporate	2020	$225,000	$25,000							$250,000

Michael Tenore	2021	$200,000	$87,500							$287,500
General Counsel	2020	$200,000	$0							$200,000

Andrew Bressman,	2021	$481,500	$225,000					$378,837		$1,085,337
Advisor (8)	2020	$650,000	$0							$650,000

Jeff Kurtz	2021	$0	$0							$0
Director	2020	$0	$0							$0

Thomas Ochocki	2021	£105,000	£200,000					£25,000		£330,000
Director	2020	£162,500	£0							£162,500

Daniel Jankowski	2021	£105,000	£200,000					£25,000		£330,000
Director	2020	£148,252	£0							£148,252

Martin Pompadur	2021	$7,500	$0							$7,500
Director

(1)	All bonuses and non-qualified deferred compensation earnings from prior years were paid to all officers and directors in the fourth quarter of fiscal 2021.

(2)	Mr. Broderick has served as Chief Operating Officer of the Company since July 2017.

(3)	Mr. Pappalardo was elected President of Troika Design Group Inc., the Company’s wholly owned subsidiary, on June 12, 2017.

(4)	Mr. Dundas has been the CEO of Mission Media Limited since September 2017.

(5)	Mr. Machinist was elected Chief Executive Officer in March 2018.

(6)

On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for six (6) years as executive compensation in fiscal 2020 and 2021 which had been forfeited by a former director.

(7)

Mr. Craig was elected Chief Financial Officer of the Company as of January 7, 2019 until January 2020 and is currently a Financial Consultant. He is being compensated at the rate of $225,000 per annum plus a guaranteed bonus of $50,000. On April 1, 2021, Mr. Craig was hired full-time as Sr. VP of Finance and is being compensated at an annual salary of $300,000.

(8)

Mr. Bressman was the Managing Director and Assistant to the CEO and Chairman of the Board since March 2015. Under the terms of his Separation Agreement described below, his Consultant Agreement with SAB Management LLC terminated without cause effectively immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market.

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Employment Agreements

Employment Agreement with Sadiq (“Sid”) Toama

The Company has entered into an Executive Employment Agreement (the “EEA”) made effective as of March 21, 2022, with Sadiq (“Sid”) Toama to be the President of the Company.  He was elected Chief Executive Officer on May 19, 2022. His duties shall be consistent with his experience and position as shall be assigned to him from time to time by the Company’s Board of Directors. The EEA is for an initial term of five years, with automatic renewals for one year unless either party terminates on at least 90 days’ prior written notice before the end of a term.

Mr. Toama’s base salary shall be $500,000 subject to bonus increases at least annually upon mutually agreed-to performance milestones, as well as discretionary bonuses. Mr. Toama received restricted stock units (“RSUs”) for 2,500,00 shares, vesting one-third on the first anniversary date of the EEA and two-thirds in two equal installments on the second and third anniversary dates of the EEA. Mr. Toama shall participate, to the extent eligible, in all employee benefits. He will also receive a car allowance of $1,000 per month and life insurance benefits of $9,135 per year.

Mr. Toama is entitled to 12 months then-current base salary as severance, plus pro rata bonuses, as well as immediate vesting of options and stock grants if he is terminated other than for Cause (as defined) or by the Company for Good Reason (as defined). Upon death or disability, all options or shares that would have vested during the 24 months following death or disability shall immediately vest. Upon a Change of Control (as defined), all of Mr. Toama’s then-unvested Shares or options shall immediately vest, all performance bonuses (both current and future) shall be immediately due and payable, and after a Change of Control, if Mr. Toama terminates his employment with the Company, he shall also receive 12 months of severance pay. In the event that any payment constitutes an amount payable under a nonqualified deferred compensation plan following a separation from service, such payment shall not be paid within six months following his separation from service.

Provided the Company is paying Mr. Toama, for one year from his termination date, he cannot: (i) compete, directly or indirectly, anywhere in the U.S. as an employee, consultant or director or have any financial interest in a competitive business; or (ii) hire, solicit for services, encourage the resignation of any employee or consultant (devoting more than 70% of consultant’s time) to a consulting business.

Employment Agreement with Christopher Broderick

The Company entered into an Amended and Restated Executive Employment Agreement (dated February 15, 2017) with Christopher J. Broderick as of June 1, 2017 and amended on June 12, 2017 and June 5, 2018 to be its Chief Operating Officer and oversee the day-to-day operations and technical support organizations of the Company. The Agreement is for five (5) years with yearly automatic two (2) year extensions unless either party gives a non-renewal notice not less than ninety (90) days prior to the relevant anniversary of the commencement date. Mr. Broderick is being compensated at a base salary of $350,000 per year and is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors. Mr. Broderick will receive $37,500.00 in the event he assists in closing one or more corporate acquisitions each in the excess of $10,000,000. Mr. Broderick was granted options to purchase 800,000 shares of common stock, exercisable fifty (50%) percent on July 1, 2018 and fifty (50%) percent vesting on July 1, 2019, provided the closing price of the Company’s common stock is at least $0.45 per share at the time of vesting. His agreement provides for full participation in Company benefits plus a $1,000 net per month auto allowance.

Upon death or disability, Mr. Broderick, or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twenty-four (24) month period beginning on the date of death or disability shall immediately vest. If Mr. Broderick is terminated for Cause (as defined), or resigns without Good Reason (as defined), he shall receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason, Mr. Broderick will receive accrued compensation, prorated bonus, payment for COBRA, twelve (12) months’ severance of his then annual base salary and reasonable outplacement services.

Upon a Change of Control (as defined), all of Mr. Broderick s non-vested equity shall immediately vest in full and, if he then terminates employment for Good Reason, he shall be entitled to one-year s severance of his annual base salary. Mr. Broderick is subject to a three (3) month non-compete and non-solicitation provision from termination of his employment anywhere in the United States. He is also covered under the Company’s directors and officers liability insurance for up to one (1) year from termination of employment.

Employment Agreement with Erica Naidrich

The Company entered into an employment agreement with Erica Naidrich, as Chief Financial Officer, dated May 23, 2022 (“Agreement”).  The Agreement is for three (3) years with automatic renewals for additional one (1) year periods unless terminated by either party upon sixty (60) days prior written notice. Ms. Naidrich has an annual base salary of $400,000.00 per annum. She will receive a one-time signing bonus of $100,000.00 by August 31, 2022.  She is also eligible for discretionary bonuses as determined by the Compensation Committee and a yearly bonus of 30% of her base salary subject to meeting the objectives set forth by the Chief Executive Officer, President and the Audit Committee of the Company’s Board of Directors and continued employment at the time payment is due. Ms. Naidrich will be granted 200,000 five year Restricted Stock Units vesting over 3 years and will be eligible to participate fully in any other long-term equity incentive programs.  The Agreement provides that during the term of employment and for three months after termination, Ms. Naidrich shall not compete with the Company nor solicit employees of the Company.  There was no material prior relationship between the Company and Erica Naidrich.

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Employment Agreement with Michael Tenore

The Company entered into an Amended and Restated Executive Employment Agreement as of October 21, 2016 with Michael Tenore as General Counsel of the Company. The Term under the agreement was until December 31, 2019, however on the 2nd and subsequent anniversary dates of the agreement, the term was automatically extended for one year unless either party gives a non-renewal notice not less than 90 days prior to the anniversary date. Mr. Tenore’s base salary is $200,000 per year and he is eligible for an annual discretionary bonus to be set by the Compensation Committee of the Board of Directors.

Upon death or disability, Mr. Tenore or his estate, shall receive all accrued compensation and any prorated bonus, and any equity that would have vested during the twelve (12) month period beginning on the date of death or disability shall immediately vest. If Mr. Tenore is terminated for Cause (as defined) or resigns without Good Reason (as defined) Mr. Tenore will receive accrued compensation and any vested equity. If he is terminated other than for Cause or he terminates for Good Reason (as defined), Mr. Tenore will receive accrued compensation, prorated bonus, payment for COBRA, 12 months’ severance and reasonable outplacement services.

Upon a Change of Control, all of Mr. Tenore’s non-equity shall immediately vest in full and, if he terminates employment for Good Reason, he shall be entitled to one-year’s severance of his annual base salary. Mr. Tenore is subject to a six (6) month non-compete and non-solicitation provision from termination of employment anywhere in the United States. He is also covered under the Company’s directors’ and officers’ liability insurance. Mr. Tenore will receive a $37,500 bonus in the event he assists in closing one or more corporate acquisitions each in the amount in excess of $10,000,000.

Employment Agreement with Kyle Hill

On May 21, 2021, the Company’s wholly-owned Troika IO (f/k/a Redeeem Acquisitions Corp.) entered into a three-year employment agreement with Mr. Hill to serve as Redeeem’s President and as Head of Digital Assets of the Company. The employment agreement provides for an annual salary of $300,000 and a discretionary bonus for the term, subject to one-year extensions unless earlier terminated.

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Employment Agreement with Thomas Marianacci

The Company has entered into an Executive Employment Agreement (the “EEA”) made effective as of March 21, 2022, with Thomas Marianacci to be the Chief Executive Officer of Converge and its affiliates, Converge Direct Interactive, LLC, Converge Marketing Services, LLC and Lacuna Ventures, LLC (collectively, “Converge”). His duties shall be consistent with his experience, expertise, and position, as shall be assigned to him from time to time by the Company’s Chief Executive Officer and the Board of Directors. The EEA is for an initial term of three years, with automatic renewals for one year unless either party terminates on at least 90 days’ prior written notice before the end of a term.

Mr. Marianacci’s base salary shall be $350,000 subject to bonus increases at least annually upon mutually agreed-to performance milestones, as well as discretionary bonuses. Mr. Marianacci shall receive restricted stock units for 1,000,00 shares, vesting one-third on the first anniversary date of the EEA and two-thirds in two equal installments on the second and third anniversary dates of the EEA. Mr. Marianacci shall participate, to the extent eligible, in all employee benefits. He will also receive a car allowance of $1,000 per month and life insurance benefits of $8,285 per year.

Mr. Marianacci is entitled to 12 months then-current base salary as severance, plus pro rata bonuses, as well as immediate vesting of options and stock grants if he is terminated other than for Cause (as defined) or by the Company for Good Reason (as defined). Upon death or disability, all options or shares that would have vested during the 24 months following death or disability shall immediately vest. Upon a Change of Control (as defined), all of Mr. Marianacci’s then-unvested Shares or options shall immediately vest, all performance bonuses (both current and future) shall be immediately due and payable, and after a Change of Control, if Mr. Marianacci terminates his employment with the Company, he shall also receive 12 months of severance pay. In the event that any payment constitutes an amount payable under a nonqualified deferred compensation plan following a separation from service, such payment shall not be paid within six months following his separation from service.

Provided the Company is paying Mr. Marianacci, for one year from his termination date, he cannot: (i) compete, directly or indirectly, anywhere in the U.S. as an employee, consultant or director or have any financial interest in a competitive business; or (ii) hire, solicit for services, encourage the resignation of any employee or consultant (devoting more than 70% of consultant’s time) to a consulting business.

Separation Agreement with SAB Management, LLC

The Company entered into a Separation Agreement dated as of February 28, 2021 with SAB Management, LLC (“SAB”) and Andrew Bressman (“Bressman”). Under the terms of the Separation Agreement, Mr. Bressman’s consultancy with the Company under a Consultant Agreement dated as of June 1, 2017 terminated, without cause, effective immediately prior to the listing of the Company’s securities on the Nasdaq Capital Market in April 2021. The Consultant Agreement had provided for Mr. Bressman to be Managing Director and Assistant to the CEO and Chairman of the Board until December 31, 2024.

Upon the completion of the initial public offering, the Company paid Mr. Bressman (i) accrued and unpaid consulting fees, expenses and interest in the amount of $364,807 as of February 28, 2021, and (ii) one-half of the consulting fees owed under the Consultant Agreement in the amount of $1,291,833. The balance of Consultant’s fees under the Consultant Agreement in the amount of $1,291,833 shall be paid on a regular bi-weekly schedule through March 21, 2023. Provided the terms of the Bonus Provision in the Consultant Agreement are satisfied prior to the effective date of the Agreement, or will be reasonably fulfilled after such date, the Consultant shall be paid such bonus.

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The Company agreed to include the shares of common stock underlying Mr. Bressman’s warrants exercisable on a cashless basis on any Registration Statement on Form S-8. Any shares of common stock issued upon exercise of Mr. Bressman’s warrants shall be voted under a voting agreement in accordance with the majority of votes cast on any matter.

Mr. Bressman shall be restricted from becoming a director, executive officer or a consultant to the Company or any of its subsidiaries while the Company’s securities are listed on the Nasdaq Capital Market. Mr. Bressman agreed that neither he nor any affiliate would purchase any shares from the Company or in secondary market transfers for three (3) years from the listing on the Nasdaq Capital Market. The Company agreed to fully indemnify Consultant from any claim by reason of the fact Mr. Bressman was a consultant, or a fiduciary of the Company. Mr. Bressman agreed to make himself available, without additional compensation, until December 31, 2022 to assist the Company concerning any matter associated with his consultancy.

Pension Benefits

Each of Troika Design Group and Mission Media has a 401(k) benefit plan.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Director Compensation

Our non-employee directors who have been granted warrants or options for their services during the last fiscal year ended June 30, 2021, described in the following table. No cash compensation has been paid to our directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel Jankowski	305,000	(1)	-			-	25,000	-	330,000
Jeff Kurtz	30,000		-			-	-	-	30,000
Thomas Ochocki	305,000	(1)	-			-	25,000	-	330,000
Martin Pompadur	7,500		45,789	(2)		-	-	-	53,289

___________

(1)	Consists of $105,000 of director’s fees for Fiscal 2021 and $200,000 of prepaid director’s fees for Fiscal 2022.
(2)	Mr. Pompadur was awarded options to purchase 20,000 shares exercisable at $0.75 per share.

Each of the three (3) new independent directors elected on April 27, 2022 shall receive (i) $7,500 per calendar quarter, and (ii) restricted stock units to purchase 50,000 shares of Common Stock vesting quarterly during the one-year period from the date of appointment.

Pay Ratio Disclosure

The Company became subject to the filing requirements during the fiscal year ended June 30, 2021 and is not required to provide this information until the filing of its Annual Report on Form 10-K for the fiscal year ending June 30, 2022.

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Limitation of Officers’ and Directors’ Liability and Indemnification

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our Bylaws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance; The Registrant maintains directors and officer’s liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Compensation Committee Interlocks and Insider Participants. Jeff Kurtz and Martin Pompadur, independent directors, served as members of the Compensation Committee during the fiscal year ended June 30, 2021. Neither had any interlocking relationship and there was no inside participation.

Compensation Committee Report. The Compensation Committee consisting of Jeff Kurtz and Martin Pompadur has reviewed and discussed the Compensation Discussion and Analysis with Management for the year ended June 30, 2021. Based on the Compensation Committee’s review and discussions of this item, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10‑K for the year ended June 30, 2021.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of the transactions we have engaged in during the fiscal year ended June 30, 2021 with our directors, executive officers and beneficial owners of more than five percent of our voting securities and their affiliates.

See “Executive Compensation” for the terms and conditions of employment agreements and senior management consulting agreements and options and warrants issued to officers, directors, consultants and senior management of the Company.

Daniel Jankowski and Thomas Ochocki

On January 24, 2019, Thomas Ochocki and Daniel Jankowski entered into a Facility Agreement with Mission-Media Limited (in administration). The lenders agreed to lend up to EU 2,587,106 (US$ 3,130,398). The loan matured on the third anniversary of the date of issuance unless in prior default. In April 2021, the loan of $2,227,000 was paid in full. See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Messrs. Ochocki and Jankowski have removed themselves from all deliberations and voting regarding the Company’s loans with them and Dovetail Trading Ltd., and they are not deemed to be independent directors under Nasdaq Capital Market rules.

Union Eight Limited

On July 1, 2021, Mission‑Media Holdings entered into a consulting agreement (“Consulting Agreement”) with Union Eight Limited (“UEL”), a Hong Kong financial advisor and strategic consultant. The Consulting Agreement provides for a two (2) year term which may be terminated by either party upon 30 days’ notice after the expiration of the initial term. In exchange for the services, UEL is paid a 25,000 GBP ($34,250) monthly retainer. UEL was also paid a 150,000 GBP ($205,500) startup fee that covers initial services and any expenses during the term (e.g., travel, incidentals, etc.) UEL is owned jointly by Daniel Jankowski and Thomas Ochocki.

Policy for Approval of Related Person Transactions

Pursuant to a written charter to be adopted by our proposed audit committee upon the consummation of the offering, the audit committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;
•	our directors;
•	the beneficial owners of more than five percent of our securities;
•	the immediate family members of any of the foregoing persons; and
•	any other persons whom our Board determines may be considered related persons.

For purposes of this policy, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or five percent beneficial owner.

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In reviewing and approving such transactions, our audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

Our audit committee or its chair, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interest and our stockholders’ best interests, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of our audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

PRINCIPAL STOCKHOLDERS

The following table indicates beneficial ownership of our common stock as of June 3, 2022 and as adjusted for the offering. None of the persons named in the table are selling shares, thus the number of shares owned before and after the offering by these persons are the same. The following table reflects the beneficial ownership of our common stock by the following persons:

•	By each person or entity known by us to beneficially own more than 5% of the outstanding shares of our equity securities;

•	By each of our executive officers, directors and Senior Management; and

•	By all our executive officers and directors as a group.

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Unless otherwise indicated, the address of each beneficial owner listed below is c/o Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028. Beneficial ownership is determined in accordance with the rules of the SEC and general includes voting or investment power with respect to securities. Shares of common stock subject to options (or other convertible securities) exercisable within 60 days after the date of this prospectus, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Name and Address of Beneficial Owner Executive Officers and Directors	Number of Shares		Number of Shares of Common Stock Percentage Owned (1)
Sid Toama	1,970,000	(2)	3.1%
Christopher Broderick	1,600,000	(3)	2.5%
Erica Naidrich	200,000	(4)	*
Michael Tenore	833,333	(5)	1.3%
Robert B. Machinist	2,666,667	(6)	4.0%
Kevin Dundas	466,667	(7)	*
Jeff Kurtz	633,334	(8)	*
Thomas Ochocki	2,581,100	(9)	4.0%
Daniel Jankowski	441,666	(10)	*
Martin Pompadur	70,000	(11)	*
Kyle Hill	2,771,926	(12)	4.3%
Thomas Marianacci	7,025,000	(13)	11.0%
Sabrina Yang	50,000	(14)	*
John Belniak	50,000	(14)	*
Wendy Parker	50,000	(14)	*
All executive officers and directors (15 persons)	21,409,693	(2)(3) (4)(5) (6)(7) (8)(9) (10)(11) (12)(13)(14)	30.7%
5% or greater stockholders
Peter Coates Newcastle Road Betchton, Sandboch Cheshire United Kingdom CW11 2TG	10,314,593	(15)	15.9%

____________

*Less than 1% of the issued and outstanding shares of common stock.

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(1)	Based on 64,173,683 shares of common stock issued and outstanding as of June 3, 2022.

(2)

Of these shares one‑tenth are held in escrow until March 21, 2023 under the terms of an escrow agreement under the Converge Acquisition.  Does not include 2,500,000 RSUs which vest in three equal installments on March 21, 2023, 2024 and 2025.

(3)

Of these shares, (i) 800,000 are issuable upon exercise of options granted to Mr. Broderick on June 12, 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 800,000 were issued upon conversion of restricted stock units (the “RSUs”).

(4)	Includes 200,000 five-year RSUs vesting over three (3) years.

(5)

Of these shares, (i) 333,333 are issuable upon exercise of options granted to Mr. Tenore in October 2017, which are exercisable at $0.75 per share. One-half (50%) of the options vested on July 1, 2018 and the remaining one-half (50%) vested on July 1, 2019, and (ii) 500,000 were issued upon conversion of RSUs.

(6)

Includes: (i) warrants to purchase 166,667 shares of Common Stock exercisable at $0.75 per share and vested in three equal installments over a three-year period from the date of grant on August 1, 2017. On May 1, 2018, in connection with his appointment as Chief Executive Officer of the Company, Robert Machinist was awarded warrants to purchase 166,667 shares of Common Stock immediately exercisable at $0.75 per share for five (5) years; He was awarded 166,667 warrants exercisable at $0.75 per share for five (5) years as executive compensation in each of fiscal 2018 and 2019; On January 1, 2021, Mr. Machinist was awarded 500,000 warrants exercisable at $0.75 per share for five (5) years; as executive compensation for fiscal 2020 and 2021, which had been forfeited by a former director; and (ii) 1,500,000 shares were issued upon conversion of RSUs.

(7)

Includes: (i) 266,667 warrants issued on March 14, 2019, exercisable at a price of $1.50 per share in consideration for his services. 50% of the warrants vested on December 31, 2019, and the remainder vested upon the April 2021 uplisting of the Company’s securities, and (ii) 200,000 shares issuable upon conversion of RSUs vesting 125,000 shares on April 31, 2022 shares, and 75,000 shares on December 31, 2022.

(8)

Of these shares: (i) 66,667 are issuable upon exercise of 66,667 warrants issued to Mr. Jeff Kurtz on June 16, 2017 upon his election to the Board of Directors. These warrants are exercisable at $0.75 per share and vested in equal installments over a two (2) year period from the date of grant. On May 1, 2018, Mr. Kurtz was issued an additional 200,000 five-year warrants exercisable at $0.75 per share commencing on May 1, 2019. Mr. Kurtz was issued an additional 66,667 warrants exercisable at $0.75 per share to bring his total allotment to 333,333 warrants, in line with other Board members. Mr. Kurtz was awarded an additional 150,000 5-year warrants at an exercise price of $1.24 per share on October 12, 2021, as a final installment to bring his compensation in line with other senior Board members; and (ii) 150,000 shares were issued upon conversion of the RSUs.

(9)

These shares include 600,000 shares of common stock held by Mr. Ochocki and an aggregate of 643,333 shares held by Union Investment Management Ltd and Union Eight Ltd, affiliated entities of Mr. Ochocki. Also includes 160,667 shares issuable upon exercise of warrants held by Mr. Ochocki. Mr. Ochocki is serving on the Board of Directors representing the Coates’ families’ equity interest; and 475,000 shares were issued to Mr. Ochocki and 650,000 shares were issued to Union Eight Ltd upon conversion of RSUs.

(10)

Mr. Jankowski is serving on the Board of Directors representing Union Investment Management, but his holdings do not include an aggregate of 643,333 shares described in footnote (8) above. Includes: (i) 33,333 shares of Common Stock issuable upon exercise of warrants issued for consulting services rendered by Dovetail Trading Ltd. and Union Investment Management and Union Eight Ltd., each of which Mr. Jankowski is a principal; and 66,667 shares of Common Stock issuable upon exercise of warrants issued as a Member of the Board of Directors; and (ii) 75,000 shares were issued upon conversion of RSUs.

(11)

Mr. Pompadur was granted 20,000 warrants to purchase common stock of the Company which vested 9 months from the date of issuance upon his joining the Board, exercisable for five years at $0.75 per share; and 50,000 shares were issued upon conversion of RSUs.

(12)	Pursuant to the terms of a lock-up agreement dated May 21, 2021, 1,463,935 of these shares vest: one-third on May 21, 2022; one-third on May 21, 2023; and one-third on May 21, 2024.

(13)

Of these shares one‑tenth are held in escrow until March 21, 2023 under the terms of an escrow agreement and the Converge Acquisition.  Does not include 1,000,000 RSUs which vest in three equal installments on March 21, 2023, 2024 and 2025.

(14)	Consists of shares of Common Stock issuable upon conversion of RSUs vesting quarterly during the one-year period commencing April 27, 2022.

(15)	Included in these shares are 385,185 shares of Common Stock held by Denise Coates, Mr. Coates’ adult daughter. Also includes 722,888 shares of Common Stock issuable upon issuance of Investor Warrants.

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SELLING STOCKHOLDERS

The common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of the Series E Preferred Stock. For additional information regarding the issuances of those shares of Series E Preferred Stock, the Conversion Shares and the Investor Warrants, see “Private Placement of Shares of Preferred Stock and Warrants” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Series E Preferred Stock and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Series E Preferred Stock and Warrants, as of March 21, 2022, assuming conversion of the Series E Preferred Stock and exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercises, respectively, or the Registration Rights Reset. See “Private Placement of Preferred Stock and Warrants.”

The third column lists the maximum number of shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon conversion of the Series E Preferred Stock, assuming a conversion price equal to the per share Floor Price of $0.25, without regard to any limitations on the conversion of the Series E Preferred Stock, as of the trading day immediately preceding the applicable date of determination. It does not include any shares of common stock issuable upon exercise of the related Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.  The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Under the terms of the certificate of designation governing the shares of Preferred Stock, a Selling Stockholder may not convert the shares of Series E Preferred Stock to the extent such conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such shares of Series E Preferred Stock which have not been converted. Also, under the terms of the related Warrants, a Selling Stockholder may not exercise the related Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of related Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect these limitations.

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Name & Address of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned after Offering
Alta Partners, LLC (1) 954 Avenida – Suite 207 San Juan, Puerto Rico 00907	1,333,334	4,000,000	666,667
Altium Growth Fund, LP (2) c/o Altium Capital Management, LP 152 West 57th Street, 20th Floor New York, New York 10019	6,666,667	20,000,000	3,333,334
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (3) c/o Ayrton Capital LLC 55 Post Road West, 2nd Floor Westport, Connecticut 06880	2,666,667	8,000,000	1,333,334
Anson Investments Master Fund LP (4) c/o Anson Advisers, Inc. 155 University Avenue, Suite 207 Toronto, Ontario, Canada M5H 3B7	5,866,667	17,600,000	2,933,334
Anson East Master Fund LP (4) c/o Anson Advisers, Inc. 155 University Avenue, Suite 207 Toronto, Ontario, Canada M5H 387	1,466,667	4,400,000	733,334
Bigger Capital Fund, LP (5) 11700 W. Charleston Boulevard 170-659 Las Vegas, Nevada 89135	1,000,000	3,000,000	500,000
Calvary Fund 1, LP (6) 82 East Allendale Road, Suite 5B Saddle River, New Jersey 07458	1,333,334	4,000,000	666,667
District 2 Capital Fund LP 14 Wall Street, 2nd Floor Huntington, New York 11743	1,000,000	3,000,000	500,000
Empery Asset Master, Ltd. (7) c/o Empery Asset Management, LP One Rockefeller Plaza – Suite 1205 New York, New York 10020	6,067,334	18,202,000	3,033,667
Empery Tax Efficient, LP (8) c/o Empery Asset Management, LP One Rockefeller Plaza – Suite 1205 New York, New York 10020	1,672,134	5,016,400	836,067
Empery Tax Efficient III, LP (9) c/o Empery Asset Management, LP One Rockefeller Plaza – Suite 1205 New York, New York 10020	2,260,534	6,781,600	1,130,267
FirstFire Global Opportunities Fund, LLC (10) 1040 First Avenue, Suite 190 New York, New York 10022	2,666,667	8,000,000	1,333,334
Great Point Capital, LLC (11) 12515 Research Boulevard, #7-360 Austin, Texas 78759	2,666,667	8,000,000	1,333,334
HB Fund LLC (12) c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich, Connecticut 06830	4,000,000	12,000,000	2,000,000
Intracoastal Capital LLC (13) 245 Palm Trail Delray Beach, Florida 33483	1,690,367	5,000,000	857,034
Kips Bay (14) 1225 Avenue Ponce de Leon, PH 855 San Juan, Puerto Rico 00907	13,334,334	40,000,000	6,666,667
Lind Global Fund II LP (15) 444 Madison Avenue, 41st Floor New York, New York 10022	4,000,000	12,000,000	2,000,000
Sabby Volatility Warrant Master Fund, Ltd. (16) c/o Sabby Management LLC 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	6,666,667	20,000,000	3,333,334
SG3 Capital, LLC (17) 132 Chief Justice Cushing Highway, Suite 70 Cohasset, Massachusetts 02025	333,334	1,000,000	166,667
TOTAL	66,690,334	200,000,000	33,357,041

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NOTES:

(1)	Steven Cohen has the power to vote or dispose of the securities held by this Selling Stockholder.
(2)

Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth, GP, LLC which is the general partner of Altium Growth Fund, LP. Each of Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management LP

(3)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares.

(4)

Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP and Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Fund Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein.

(5)	Michael Bigger has the power to vote or dispose of the securities held by this Selling Stockholder.
(6)

Cavalry Fund I Management LLC is the general partner of Cavalry Fund I LP. As such, Cavalry Fund I Management LLC may be deemed to beneficially own these shares. Thomas Walsh is the Manager of Cavalry Fund I Management LLC. Each of Mr. Walsh, and Calvary Fund I LP disclaim beneficial ownership of these securities.

(7)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the share held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(8)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the share held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(9)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the share held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(10)	Eli Fireman has the power to vote or dispose of the securities held by this Selling Stockholder.
(11)	Dan Dimiero has the power to vote or dispose of the securities held by this Selling Stockholder.
(12)

Hudson Bay Capital Management LP, the investment manager of HB Fund LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Fund LLC and Sander Gerber disclaims beneficial ownership over these securities.

(13)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the securities reported herein that are held by Intracoastal.

(14)	R. Rogol has the power to vote or dispose of the securities held by this Selling Stockholder.
(15)

Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

(16)

Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Savvy Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(17)	Thomas Gray has the power to vote or dispose of the securities held by this Selling Stockholder.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our restated Articles of Incorporation and amended and restated bylaws are summaries and are qualified by reference to the restated Articles of Incorporation and the amended and restated bylaws that have been filed with the SEC as exhibits to filings at www.sec.gov.

We are currently authorized to issue 800,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.01 par value per share. As of June 3, 2022, there were 64,173,683 shares of common stock issued and outstanding held by 453 shareholders of record, and 500,000 shares of Series E Convertible Stock described below.

As of June 3, 2022, there were outstanding options to purchase 3,826,839 shares of common stock, outstanding warrants to purchase 8,605,222 shares of common stock and public warrants to purchase 5,783,333 shares of common stock, representative’s warrants to purchase 173,494 shares of common stock; 1,100,000 shares issuable upon exercise of outstanding restricted stock units (“RSUs”) and an additional 2,800,000 shares reserved for issuance upon the Company’s 2021 Executive, Director and Consultant Equity Incentive Plan (the “Investors Plan”); 1,929,439 shares, subject to adjustment, issuable upon exercise of outstanding warrants issued to Blue Torch Finance, LLC in connection with our Debt Offering; and 33,333,333 shares registered under this registration statement, subject to adjustment, issuable to the Purchasers upon conversion of the Series E Preferred Stock, and 33,333,333 shares issuable upon exercise of the Warrants issued in the March 2022 Private Placement, and placement agent Warrants to purchase 1,000,000 shares, subject to adjustment, issuable in the March 2022 Private Placement and registered on Registration Statement No. 333-264761.

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Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There is no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our Board of Directors is authorized, without further stockholder approval, to issue from time to time up to a total of 25,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of these series without further vote or action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, may have the effect of delaying, deferring or preventing a change in control of our management without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock or diversely affected the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any additional shares of preferred stock.

On March 21, 2022, the Company filed with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, pursuant to NRS 78.1955 of the Nevada Revised Statutes (the “CoD”). Pursuant to the CoD, the Company authorized 500,000 shares of Series E Preferred Stock, $.01 par value, with a Stated Value of $100 per share. The Series E Preferred Stock shall pay dividends on an as converted basis, when and if dividends are paid to Common Stockholders. No dividends shall otherwise be paid on shares of Preferred Stock. The Series E Preferred Stock has no voting rights, except as provided by Nevada law. The shares shall have a liquidation preferences equal to the $100 per share Stated Value. The Conversion Price of $1.50 per share is subject to adjustment as described in Item 3.02(e) above. The holder will not be able to convert any portion of the Series E Preferred Stock in excess of a 4.99% ownership blocker or, upon the election of the holder, a 9.99% ownership blocker. The Company has reserved up to 200,000,000 shares of Common Stock issuable upon full conversion of a Series E Preferred Stock at a Floor Price of $0.25 per share.

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The Preferred Stock is perpetual and has no maturity date. The Preferred Stock will not be subject to any mandatory redemption or other similar provisions. All future shares of Preferred Stock shall rank junior to the Series E Preferred Stock, except if at least a majority of the Series E Preferred Stock expressly consent, to the creation of the Parity Stock of Senior Preferred Stock.

Upon the uplisting of the Company’s securities to the Nasdaq Capital Market an aggregate of (i) 2,495,000 shares of Series B Preferred Stock issued and outstanding were automatically converted at $4.20 per share into approximately 594,048 shares of common stock; (ii) 911,149 shares of Series C Preferred Stock issued and outstanding were automatically converted at $0.75 per share into approximately 12,148,654 shares of common stock; and (iii) 1,979,000 shares of Series D Preferred Stock issued and outstanding automatically convertible at $3.75 per share into approximately 5,277,334 shares of common stock.

On April 14, 2022, notice was given to the holders of shares of Class A Preferred Stock to the Company’s Articles of Incorporation that all 720,000 shares of the Company’s outstanding 9% Class A Preferred Stock will be redeemed. Such redemption is mandatory and cannot be refused by the Holder. The redemption of the Preferred Stock was effected on May 31, 2022 (the “Redemption Date”) at a price equal to $0.20 per share, plus an amount equal to all accrued and unpaid dividends thereon but not including the Redemption Date in an amount equal to $0.42 per share, for a total payment of $0.62 per share (the “Redemption Price”). The total aggregate amount of the redemption was $446,440.  Holders of record as of the Redemption Date received the Redemption Price upon presentation and surrender of the Preferred Stock as described in the notice.  Upon redemption, dividends on the Preferred Stock ceased to accrue and all rights of the Holders terminated, except to the proceeds of the Redemption Price.

Anti-Takeover Provisions of Nevada Law, our Restated Articles of Incorporation and our Amended and Restated Bylaws

Our articles of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below. The following descriptions are summaries of the material terms of our Restated Articles of Incorporation and Amended and Restated Bylaws. We refer in this section to our Restated Articles of Incorporation as our articles of incorporation, and we refer to our amended and restated bylaws as our bylaws.

The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in the best interests of our stockholders, our Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our articles of incorporation grant our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.

Anti-Takeover Effect of Nevada Law

We may in the future become subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders of record, at least 100 of whom are residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. The Company currently has fewer than 100 stockholders of record who are residents of Nevada and does not do business in Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

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In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our Board.

Indemnification

Our Articles of Incorporation limit the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance; The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Section 10(d) of the Certificate of Designation of Preferences, Rights, and Limitations of Series E Convertible Preferred Stock (the “CoD”) includes (A) a forum selection clause which could limit Series E Preferred Shareholders’ ability to obtain a favorable judicial forum for disputes with us; and (B) a trial by jury waiver, which could result in less favorable judicial outcomes with respect to the plaintiffs, arising under any action listed below.

Section 10(d) of the CoD requires the Courts of the Borough of Manhattan of the State of New York shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NYBCL or (iv) any action asserting a claim governed by the internal affairs doctrine. Under the CoD, to the fullest extent permitted by law, Series E Preferred Stockholders irrevocably waive the right to a jury trial of any claim they may have arising out of any of the aforementioned legal proceedings brought against or on behalf of the Company.  These provisions do not apply to claims under the Federal securities laws and apply to claims other than in connection with this offering. The purchasers of common stock issuable upon the exercise of Investor Warrants will not be subject to the above-described provisions.

-98-

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC, with offices at 6201 15th Avenue, Brooklyn, New York 11219.

Listings

Our common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW,” respectively.

Meetings of Stockholders

Our articles of incorporation and bylaws provide that only the Chairman of the Board, the President, the Secretary or a majority of the members of our Board of Directors then in office or the holders of five (5%) percent of the outstanding shares of the capital stock of the Corporation may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Amendment to Articles of Incorporation and Bylaws

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, except that the amendment of the provisions relating to stockholder action, Board composition, limitation of liability and the amendment of our articles of incorporation must be approved by not less than a majority of the outstanding shares entitled to vote on the amendment, and not less than a majority of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if our Board of Directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

SHARES ELIGIBLE FOR FUTURE SALE

As of June 3, 2022, there were 64,173,683 shares of common stock outstanding. Of these outstanding shares of common stock, the 5,783,133 shares and 5,783,133 shares of common stock underlying the Warrants sold in our initial public offering pursuant to Registration Statement Nos. 333-255328 and 333-255353, together with the 4,076,362 shares registered on a separate registration statement (No. 333-258055), exclusive of any lock-up agreement, are freely transferable without restriction or registration under the Securities Act, except for any shares purchased by any of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. Of the 4,076,362 shares registered for sale by the former members of Redeeem LLC, one-third of these shares vested on May 21, 2022, one-third vest on May 21, 2023 and one-third vest on May 21, 2024. All of the remaining shares of common stock are “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act, as described below. An aggregate of approximately 9,365,000 shares of common stock held by officers and directors are subject to lock‑up limitations of sixty (60) days from the Effective Date of this Registration Statement, an additional 11,684,066 shares are subject to certain restrictions on the resale of shares; and all 12,500,000 shares of common stock issued in the Converge Acquisition are subject to lock-up limitations until December 21, 2022.

-99-

Rule 144

In general, under Rule 144, beginning 90 days after this offering, a person, or persons whose shares are aggregated, other than any affiliate of ours, who owns shares that were purchased from us or any affiliate of ours at least six months previously, is entitled to sell such shares as long as current public information about us is available. In addition, our affiliates who own shares that were purchased from us or any affiliate of ours at least six months previously are entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent of our then-outstanding shares of common stock, which will equal approximately 641,736 shares immediately after this offering, and (2) the average weekly trading volume of our common stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice of the sale on Form 144, or, if no such notice is required, the date of the receipt of the order to execute the sale. Sales under Rule 144 by our affiliates are also subject to manner of sale provisions, notice requirements in specified circumstances and the availability of current public information about us.

Furthermore, under Rule 144, a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least one year previously, would be entitled to sell shares under Rule 144 without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

We are unable to estimate the number of shares that will be sold under Rule 144 since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchased shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering is entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirement or other restrictions contained in Rule 144.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Securities Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus.

Stock Options, Warrants and RSUs

As of June 3, 2022, options to purchase a total of 3,826,839 shares of common stock were outstanding; warrants to purchase 8,605,222 shares of common stock were outstanding; public warrants to purchase 5,783,333 shares of common stock were outstanding; Representative’s warrants to purchase 173,494 shares of common stock were outstanding; placement agent’s warrants to purchase 1,000,000 shares of common stock, subject to adjustment, were outstanding; lender’s warrants to purchase 1,929,439 shares were outstanding; and 33,333,333 warrants under the Purchase Agreement were outstanding and registered on Registration Statement No. 333-264761. An aggregate of 4,400,000 restricted stock units (RSUs) were also outstanding.

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Davidoff Hutcher & Citron LLP, New York, New York. Sullivan & Worcester has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Troika Media Group Inc. and its subsidiaries as of and for the years ended June 30, 2021 and 2020 included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

-100-

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC registration statements on Form S-1 (File No. 333-264112) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statements and the exhibits and schedules to such registration statements. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statements, including all exhibits and amendments to the registration statements, have been filed electronically with the SEC. If you do not have Internet access, requests for copies of such documents should be directed to Michael Tenore, the Company’s General Counsel, at Troika Media Group, Inc., 1715 N. Gower Street, Los Angeles, California 90028.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, will file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, and the website of the SEC referred to above.

-101-

TROIKA MEDIA GROUP INC.

and Subsidiaries

F-1

Troika Media Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2022	June 30, 2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$42,396,000	$12,066,000
Accounts receivable, net	32,461,000	1,327,000
Prepaid expenses	221,000	670,000
Other assets – short term portion	150,000	1,000
Total current assets	75,228,000	14,064,000

Other assets -long term portion	1,447,000	626,000
Property and equipment, net	642,000	343,000
Operating lease right-of-use assets	9,543,000	6,887,000
Intangible assets, net	72,864,000	2,603,000
Goodwill	60,896,000	19,368,000
Total assets	$220,620,000	$43,891,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$40,808,000	$8,363,000
Convertible notes payable	50,000	50,000
Note payable - related party - short term portion	120,000	200,000
Due to related parties	-	41,000
Contract liabilities	21,057,000	5,973,000
Operating lease liability - short term portion	3,781,000	3,344,000
Bank loan net of debt discount – short term portion	1,461,000	-
Derivative liabilities	1,000	13,000
Taxes payable	100,000	62,000
Stimulus loan programs- short term portion	-	22,000
Total current liabilities	67,378,000	18,068,000

Long term liabilities:
Operating lease liability - long term portion	10,514,000	5,835,000
Preferred stock liability	15,998,000	-
Warrant liability	30,639,000	-
Bank loan net of debt discount – long term portion	65,824,000	-
Acquisition liability	5,000,000	-
Stimulus loan programs - long term portion	-	547,000
Rental deposits	124,000	119,000
Other long-term liabilities	-	477,000
Liabilities of discontinued operations - long term portion	107,000	107,000

Total liabilities	195,584,000	25,153,000

Stockholders’ equity:
Preferred stock, $0.01 par value: 15,000,000 shares authorized	-	-
Series A Preferred Stock ($0.01 par value: 5,000,000 shares authorized, 720,000 shares issued and outstanding as of March 31, 2022 and June 30, 2021)	7,000	7,000
Series E Preferred Stock ($0.01 par value: 500,000 shares authorized, 500,000 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively)	5,000	-
Common stock, ($0.001 par value: 800,000,000 shares authorized; 64,159,616 and 39,496,588 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively)	64,000	40,000
Additional paid-in-capital	232,836,000	204,788,000
Stock payable	-	1,210,000
Accumulated deficit	(207,526,000)	(186,889,000)
Other Comprehensive Loss	(350,000)	(418,000)
Total stockholders’ equity	25,036,000	18,738,000
Total liabilities and stockholders’ equity	$220,620,000	$43,891,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

Troika Media Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Project revenues, net	$15,685,000	$3,854,000	$31,028,000	$12,437,000
Cost of revenues	11,738,000	1,941,000	20,158,000	6,360,000
Gross profit	3,947,000	1,913,000	10,870,000	6,077,000

Operating expenses:
Selling, general and administrative expenses	14,606,000	6,813,000	27,835,000	14,864,000
Professional fees	2,577,000	136,000	3,445,000	1,274,000
Depreciation expense	33,000	34,000	91,000	95,000
Amortization expense of intangibles	396,000	540,000	739,000	1,619,000
Total operating expenses	17,612,000	7,523,000	32,110,000	17,852,000
Loss from operations	(13,665,000)	(5,610,000)	(21,240,000)	(11,775,000)

Other income (expense):
Business acquisition costs	(827,000)	-	(827,000)	-
Income from government grants	-	831,000	262,000	2,535,000
Amortization expense of note payable discount	-	-	-	(409,000)
Interest expense	(100,000)	11,000	(147,000)	(35,000)
Foreign exchange gain	1,000	(11,000)	(25,000)	(48,000)
Gain on early termination of operating lease	-	-	(3,000)	-
Gain in derivative liabilities	201,000	-	213,000	-
Other income	35,000	122,000	1,220,000	378,000
Other expenses	-	1,000	-	154,000
Total other income (expense)	(690,000)	954,000	693,000	2,575,000

Net loss from continuing operations before income tax	(14,355,000)	(4,656,000)	(20,547,000)	(9,200,000)
Provision for income tax	(33,000)	(23,000)	(90,000)	(23,000)
Net loss attributable to common stockholders	$(14,388,000)	$(4,679,000)	$(20,637,000)	$(9,223,000)
Foreign currency translation adjustment	36,000	(130,000)	68,000	(629,000)
Comprehensive loss	$(14,352,000)	$(4,809,000)	$(20,569,000)	$(9,852,000)

Basic earnings (loss) per share
Net loss attributable to common stockholders	$(0.30)	$(0.31)	$(0.47)	$(0.55)

Weighted average basic shares	48,051,751	15,110,400	44,325,690	16,784,773

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

Troika Media Group, Inc. and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity (Deficit)

For the Three Months Ending March 31, 2022 and 2021

	Preferred Stock - Series A		Preferred Stock -Series B		Preferred Stock - Series C		Preferred Stock - Series D		Preferred Stock - Series E		Common Stock		Additional				Stockholders’
	$ 0.01 Par Value		$ 0.01 Par Value		$ 0.01 Par Value		$ 0.01 Par Value		$ 0.01 Par Value		$ 0.001 Par Value		Paid In	Stock	Accumulated	Comprehensive	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Income (Loss)	(Deficit)

BALANCE — July 1, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	-	$-	15,454,623	$16,000	176,262,000	1,300,000	(170,892,000)	253,000	7,000,000

Sale of preferred stock - series D																	-
Retirement of common stock																	-
Issuance of common stock related to convertible note payables											499,222	-	1,400,000	-			1,400,000
Issuance of common stock related to stock payable							-		-		1,733,334	2,000	1,298,000	(1,300,000)			-
Stock-based compensation on options													166,000				166,000
Stock-based compensation on warrants													154,000				154,000
Imputed interest on convertible note payable													4,000				4,000
Foreign currency translation loss																(93,000)	(93,000)
Net loss															(3,921,000)		(3,921,000)

BALANCE — September 30, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	-	$-	17,687,179	$18,000	$179,284,000	$-	$(174,813,000)	$160,000	$4,710,000

Stock-based compensation on options													263,000				263,000
Stock-based compensation on warrants													301,000				301,000
Imputed interest on convertible note payable													3,000				3,000
Beneficial conversion features on convertible promissory notes													144,000				144,000
Warrants granted for convertible promissory note													12,000				12,000
Shares to be issued for convertible promissory note														156,000			156,000
Foreign currency translation gain																(406,000)	(406,000)
Net loss															(623,000)		(623,000)
																	-
BALANCE — December 31, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	-	$-	17,687,179	$18,000	180,007,000	$156,000	$(175,436,000)	$(246,000)	$4,560,000

Retirement of common stock											(2,666,667)	(3,000)	3,000				-
Stock-based compensation on options													271,000				271,000
Stock-based compensation on warrants													2,427,000				2,427,000
Imputed interest on convertible note payable													9,000				9,000
Beneficial conversion features on convertible promissory notes													-				-
Warrants granted for convertible promissory note													-				-
Foreign currency translation gain																(130,000)	(130,000)
Net loss															(4,679,000)		(4,679,000)

BALANCE — March 31, 2021	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	-	$-	15,020,512	$15,000	$182,717,000	$156,000	$(180,115,000)	$(376,000)	$2,458,000

BALANCE — July 1, 2021	720,000	7,000	-	-	-	-	-	-	-	-	39,496,588	40,000	204,788,000	1,210,000	(186,889,000)	(418,000)	18,738,000

Common stock issued relating to Redeeem acquisition											452,929	-	1,210,000	(1,210,000)			-
Record vested deferred compensation relating to Redeeem employees											3,623,433	4,000	801,000				805,000
Stock-based compensation on options													107,000				107,000
Stock-based compensation on warrants													67,000				67,000
Beneficial conversion features on convertible promissory notes																	-
Foreign currency translation gain																31,000	31,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,139,000)	-	(2,139,000)
												-
BALANCE — September 30, 2021	720,000	$7,000	-	$-	-	$-	-	$-	-	-	43,572,950	$44,000	$206,973,000	-	$(189,028,000)	$(387,000)	$17,609,000

Record vested deferred compensation relating to Redeeem employees													805,000				805,000
Stock-based compensation on options													106,000				106,000
Stock-based compensation on warrants													57,000				57,000
Issuance of common stock related to employees											66,666	-	104,000				104,000
Issuance of common stock to contractors for services											20,000	-	40,000				40,000
Foreign currency translation gain																1,000	1,000
Net loss															(4,110,000)		(4,110,000)

BALANCE — December 31, 2021	720,000	$7,000	-	$-	-	$-	-	$-	-	-	43,659,616	$44,000	$208,085,000	-	$(193,138,000)	$(386,000)	$14,612,000

Record vested deferred compensation relating to Redeeem employees													805,000				805,000
Issuance of common stock related to Converge acquisition											12,500,000	12,000	14,863,000				14,875,000
Record preferred stock issued for PIPE									500,000	5,000			(5,000)				-
Stock-based compensation on options													256,000				256,000
Stock-based compensation on warrants													730,000				730,000
Stock-based compensation on restricted stock units											8,000,000	8,000	8,102,000				8,110,000
Foreign currency translation gain																36,000	36,000
Net loss															(14,388,000)		(14,388,000)

BALANCE — March 31, 2022	720,000	$7,000	-	$-	-	$-	-	$-	500,000	$5,000	64,159,616	$64,000	$232,836,000	-	$(207,526,000)	$(350,000)	$25,036,000

F-4

Troika Media Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,637,000)	$(9,223,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	91,000	95,000
Amortization of intangibles	739,000	1,619,000
Amortization of right-of-use assets	732,000	893,000
Amortization of discount on convertible note payables	-	409,000
Stock-based compensation on options	509,000	700,000
Stock-based compensation on warrants	854,000	2,882,000
Stock-based compensation relating to Redeeem acquisition	2,415,000	-
Issuance of common stock related to employees	104,000	-
Issuance of common stock to contractors for services	8,110,000	-
Imputed interest for note payable	-	16,000
Recognition of stimulus of contribution revenue from stimulus funding	-	(2,535,000)
Gain on derivative liabilities	(213,000)	-
Recovery of bad debt	(5,000)	(202,000)
Change in operating assets and liabilities:
Accounts receivable	(9,772,000)	(2,205,000)
Prepaid expenses	552,000	21,000
Accounts payable and accrued expenses	3,925,000	2,418,000
Deferred expenses	775,000	-
Other assets	-	63,000
Rental deposits	5,000	(11,000)
Operating lease liability	(889,000)	(10,000)
Taxes payable	(103,000)	-
Contract liabilities	13,166,000	2,462,000
Net cash provided by (used in) operating activities	358,000	(2,608,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in other assets	(75,000)	-
Cash paid for acquisition of Converge, net of cash received	(82,730,000)	-
Purchase of fixed assets	(161,000)	(24,000)
Net cash used in investing activities	(82,966,000)	(24,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of preferred stock, net of offering costs	44,405,000	-
Proceeds from stimulus loan programs		2,258,000
Repayment of other longer-term liabilities	(477,000)	-
Repayment of amount due to related party	(41,000)	-
Payment of stimulus loan program	(566,000)	-
Payments to note payable of related party	(80,000)	-
Proceeds from bank loan, met of debt issuance cost	69,718,000	-
Proceeds from convertible note payable	-	500,000
Net cash provided by financing activities	112,959,000	2,758,000

Effect of exchange rate on cash	(21,000)	(406,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$30,330,000	$(280,000)
CASH AND CASH EQUIVALENTS — beginning of period	12,066,000	1,706,000
CASH AND CASH EQUIVALENTS — end of period	$42,396,000	$1,426,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest expense	$3,000	$-
Noncash investing and financing activities:
Beneficial conversion features on convertible promissory notes	$-	$144,000
Record derivative liability on convertible notes	$-	$98,000
Fair value of common stock issued relating to the Converge acquisition	14,875,000	-
Warrants issued for convertible promissory note	$-	$12,000
Warrants issued relating to debt financing	$2,232,000	$-
Warrants issued relating to equity financing	$28,407,000	$-
Record acquisition liability relating to Converge acquisition	$5,000,000	$-
Capitalized fee on initial term loan	$1,500,000	$-
Original issue discount on amount held in escrow	$900,000	$-
Shares to be issued for convertible promissory note	$-	$156,000
Issuance of common stock related to stock payable	$-	$1,300,000
Issuance of common stock related to stock payable	$104,000	$-
Issuance of common stock to contractors for services	$40,000	$-
Conversion of convertible note payable	$-	$1,400,000
Right-of-use assets acquired through adoption of ASC 842	$-	$8,931,000
Right-of-use assets acquired through operating leases	$467,000	$2,398,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

TROIKA MEDIA GROUP, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Nine Months Ended March 31, 2022 and 2021

NOTE 1 – PRESENTATION OF THE FINANCIAL STATEMENTS

The terms “Troika,” “the Company,” “we,” “our” and “us” each refer to Troika Media Group, Inc. and its subsidiaries, unless the context indicates otherwise. The accompanying unaudited condensed consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP or GAAP, for interim financial information and Article 8 of Regulation S-X of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures have been condensed or omitted.

In our opinion, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, in all material respects, of the information contained herein. These unaudited condensed consolidated financial statements should be read in conjunction with our annual report on Form 10-K for the year ended June 30, 2021.

Risks & Uncertainties

Liquidity

For the nine months ending March 31, 2022, the Company had a net loss of $20.6 million, which increased the accumulated deficit to $207.5 million at March 31, 2022 from $186.9 million at June 30, 2021.  At March 31, 2022, the Company had approximately $42.4 million in cash and cash equivalents and a total of $75.2 million in current assets in relation to $67.4 million in current liabilities.

With the most recent acquisition of Converge Direct, the Company believes that on a consolidated basis it will achieve positive operating cash flow in the fiscal year 2023. Converge is an independent performance marketing and managed service business. Converge provides to its customer acquisition services utilizing a broad range of engagement channels in the digital, off-line and emerging media sectors. Along with the added end-to-end solutions integrating Converge and Troika clients in major media markets, such as NY, Los Angeles and London, the Company expects to achieve improved profitability year over year through these integrated solutions and synergies.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. The Company’s ability to raise additional capital will also be impacted by the outbreak of COVID-19, as well as market conditions and the price of the Company’s common stock.

Based on the recent acquisitions, equity raises, Company-wide consolidation, and management’s plans, the Company believes that the cash on hand of $42,396,000 as of March 31, 2022 and anticipated cash from operations is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.  In addition, Management believes they can raise additional capital, if necessary, given the Company has been successful at raising funding through both equity and debt financing.

Impact of COVID-19

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced, or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic have negatively impacted our results of operations, cash flows and financial position; however, the continued extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

F-6

We took steps to protect the safety of our employees, with a large majority of our worldwide workforce working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we implemented multiple initiatives to align our expenses with changes in revenue. The steps taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management.  Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors and were delayed by many of the Company’s Mission clients due to the effects of COVID-19.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we experienced a decrease in our cash flow from operations as a result of the impact of COVID-19, we obtained relief under the CARES Act in the form of a Small Business Administration backed loans. In aggregate we received $1.7 million in SBA stimulus “Payroll Protection Program” funding in April 2020 of which the majority of these funds were used for payroll. As per the US Government rules, the funds used for payroll, healthcare benefits, and other applicable operating expenses can be forgiven and the Company reported them as such in December 2020 considering the Company believed it had substantially met these conditions. On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company used to address any cash shortfalls that resulted from the current pandemic. In February 2021, the Company obtained additional relief under the CARES Act in the form of Small Business Administration backed loans and received an additional $1.7 million in SBA stimulus “Payroll Protection Program” funds which were used for payroll, healthcare benefits, and other applicable operating expenses. In July 2021, the Company was notified that all of the stimulus funds were forgiven with the exception of approximately $8,000 which was returned in the three months ending September 30, 2021.

In the United Kingdom in August 2020, the Company received £50,000 in loans related to the COVID pandemic with an interest rate of 2.5% to be paid over five years beginning one year after receipt. The Company used these proceeds to address any cash shortfalls that resulted from the pandemic.

The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of TMG, and its wholly-owned subsidiaries, Troika Design Group, Inc. (California), Troika Services Inc. (New York), Troika Production Group, LLC (California), Troika-Mission Holdings, Inc. (New York), Mission Culture LLC (Delaware), Mission-Media Holdings Limited (England and Wales), Mission Media USA, Inc. (New York), Troika IO, Inc. (f/k/a Redeeem Acquisition Corp) (California), Converge Direct, LLC (Delaware), Converge Direct Interactive, LLC (Delaware), Converge Marketing Services (to the extent of 40%), LLC (Delaware) and Lacuna Ventures, LLC (Delaware). All significant intercompany accounts and transactions have been eliminated in consolidation.

F-7

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Significant estimates and assumptions made by management include, among others, the assessment of the collectability of accounts receivable and the determination of the allowance for doubtful accounts, the valuation and useful life of capitalized equipment costs and long-lived assets, valuation of warrants and options, the determination of the useful lives and any potential impairment of long-lived assets such as intangible assets and goodwill, the allocation of purchase consideration to assets and liabilities due to the Redeeem acquisition, the allocation of purchase consideration to assets and liabilities due to the Converge Direct acquisition, stock-based compensation, and deferred tax assets. Actual results could differ from those estimates.

FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

 Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2022 and June 30, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and convertible notes payable. Fair values for these items were assumed to approximate carrying values because of their short-term nature or they are payable on demand. The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as the fair values were determined by using the Black-Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

F-8

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalent account balances with financial institutions in the United States and United Kingdom which at times exceed federally insured limits for accounts in the United States. Considering deposits with these institutions can be redeemed on demand, the Company believes there is minimal risk. As of March 31, 2022 and June 30, 2021, the Company had $39,766,000 and $10,125,000 in cash that was uninsured, respectively.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, and highly liquid debt instruments with original maturities of less than three months. At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company believes it mitigates its risk by banking with major financial institutions.

The Company invests all excess cash primarily in government bonds, corporate debt securities, mortgage-backed and asset-backed securities, time deposits, and money market funds.

We classify all marketable debt securities that have stated maturities of three months or less from the date of purchase as cash equivalents and those with stated maturities of greater than three months as marketable securities on our Consolidated Balance Sheet

We determine the appropriate classification of our investments in marketable debt securities at the time of purchase and reevaluate such designation at each balance sheet date. We have classified and accounted for our marketable debt securities as available-for-sale. After consideration of our risk versus reward objectives, as well as our liquidity requirements, we may sell these debt securities prior to their stated maturities. As we view these securities as available to support current operations, we classify highly liquid securities with maturities beyond 12 months as current assets under the caption marketable securities on the Combined Balance Sheet. We carry these securities at fair value, and have elected the fair value option, for which changes in fair value are recorded in other income (expense), net. We determine any realized gains or losses on the sale of marketable debt securities on a specific identification method, and we record such gains and losses as a component of other income (expense), net.

ACCOUNTS RECEIVABLE

Our accounts receivable are amounts due from our clients. The Company accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized and the customer has not been invoiced due to the terms of the contract or the timing of the account invoicing cycle.

For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and maintain allowances for potential credit losses as deemed necessary.

The Company periodically reviews the outstanding accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. When a customer’s account is deemed to be uncollectible the outstanding balance is charged to the allowance for doubtful accounts. As of March 31, 2022 and June 30, 2021, the Company had $517,000 and $521,000 in allowance for doubtful accounts, respectively.

PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment consist of furniture and computer equipment. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in the statements of income in the period realized.

F-9

GOODWILL AND INTANGIBLE ASSETS

As a result of acquisitions, the Company recorded goodwill and identifiable intangible assets as part of its allocation of the purchase consideration.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. There was no goodwill impairment recorded as a result of the Company’s annual impairment assessment on June 30, 2021. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value. Our annual measurement date for testing goodwill impairment is June 30.

The Company is currently working with its tax partners to assess whether the goodwill is deductible for income tax purposes.

Intangibles

Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was no impairment recorded for intangibles in the three and nine months ended March 31, 2022 and 2021.

LEASES

Right-of-use assets and lease liabilities are recorded in accordance with Leases (Topic 842). The Company has recorded a lease liability because the Company has the obligation to make lease payments and a ROU asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. The Company uses the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization.

F-10

Income from subleased properties as well as non-lease items such as common-area maintenance and utilities are recognized as non-operating “other income” on the Consolidated Statements of Operations and Comprehensive Loss.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

Troika/Mission

The Company recognizes primarily four revenue streams and they are retainer fees, project fees, reimbursement income, and fee income.

Retainer fees are non-refundable fixed amounts being received from a client often on a recurring basis and the performance obligation is the staff being available to provide consultation services. Consulting engagements do not incur a significant amount of direct costs however any costs are recognized as incurred. Consulting fees are recognized evenly throughout the term of the agreement.

Project fees are associated with the delivery of services and/or goods to a client and the revenue includes both the anticipated costs to deliver the product as well as the Company’s margin. As per ASC 606-10-25-31, the Company recognizes project fees over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. Revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of inputs is the costs consumed by a project in relation to its total anticipated costs. As part of the close process the Company compiles a preliminary percentage of completion (POC) for each project which is the ratio of incurred costs to date in relation to the anticipated costs from the production team’s approved budgets. The POC ratio is then applied to the contracted revenue and the pro-rated revenue is then recognized accordingly.

Reimbursement income represents compensation relating to the out-of-pocket costs associated with a staging of a live event. As per 606-10-25-31, the Company recognizes reimbursement income over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. The revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of input is the costs incurred to date in relation to the anticipated costs. As a result, unless an overage or saving is identified, the reimbursement income equates to the reimbursement costs incurred. Given that the Company contracts directly with the majority of the vendors and is liable for any overages, the Company is deemed a principal in this revenue transaction as they have control over the asset and transfer the asset themselves. As a result, this transaction is recorded gross rather than net.

Fee income represents the Company’s margin on the staging of a live event, is negotiated with the client prior and fixed. Based on ASC 606, the Company’s progress in satisfying the performance obligation in a contract is difficult to determine so as a result the fee income is only recognized at the conclusion of a project. Only upon confirmation the Company has performed all its contractual obligations as per the contract does the Company record fee income.

F-11

Converge Direct

Advertising Revenues

The Company offers advertising and services by delivering both performance and brand advertising. The Company recognizes revenues for performance advertising when a user engages with the advertisement, such as a click, a view, or a purchase.

Generally, advertising revenues are reported on a gross basis, that is, the amounts billed to our customers are recorded as revenues, and amounts paid to suppliers are recorded as cost of revenues. Where we are the principal, we control the advertising and services before it is transferred to our customers. Our control is evidenced by our being primarily responsible to our customers and having a level of discretion in establishing pricing.

Arrangements with Multiple Performance Obligations

Our contracts with customers may include multiple performance obligations. For such arrangements, we allocate revenues to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the prices charged to customers or using expected cost-plus margin.

The Company has the two distinct contractual services

Managed Services

Company provides a service (such as, but not limited to, media planning, media buying, media ROI measurement and media or marketing performance reporting). The Company is compensated for delivering such services by means of a (i) predetermined retainer amount or (ii) a pre-determined commission percentage based on the total media spend executed by Company on a client’s behalf.

Reimbursements

Our customers reimburse for expenses relating to the out-of-pocket costs associated with the provision of Managed Services engagements. This includes third party expenses such as media costs and administrative fees (Google, Facebook, TheTradeDesk, etc), technology fees (TheTradeDesk, Invoca, LiveRamp etc), production expenses (printing, logistics, etc), data costs and other third-party expenses that Company incurs on behalf of a client that is needed to deliver the services.

Performance Marketing (“Pay Per Event”)

Company provides to its clients the ability to pay for a marketing or sales event rather than incurring the media and services expense in a managed service engagement. The Company utilizes the same functions that it delivers in its managed services offering but only charges a client for a pre-determined marketing or sales outcome. The fees in this situation will typically be tied to a (i) cost per phone call, (ii) cost per web form lead, (iii) cost per consumer appointment, (iv) cost per qualified lead, and (v) cost per sale.

There is a premium that is charged to the client for the Performance Marketing service due to the fact that the Company is taking on the cost risk associated with the services and media that it is executing without knowing that revenue will be generated. The risk is mitigated by the fact that the client has agreed to purchase the “work product’” (lead, call, etc.) at a predetermined cost and the Company charges higher margins associated with the service.

Sales Commissions

We expense sales commissions when incurred when the amortization period is one year or less. We recognize an asset for certain sales commissions if we expect the period of benefit of these costs to exceed one year and amortize it over the period of expected benefit. These costs are recorded within sales and marketing expenses.

F-12

Deferred Revenues and Remaining Performance Obligations

We record deferred revenues when cash payments are received or due in advance of our performance, including amounts which are refundable. Additionally, we have performance obligations associated with commitments in customer contracts for future services that have not yet been recognized as revenues, also referred to as remaining performance obligations. Remaining performance obligations include related deferred revenue currently recorded as well as amounts that will be invoiced in future periods and excludes (i) contracts with an original expected term of one year or less, (ii) cancellable contracts, and (iii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed.

As of March 31, 2022, the amount not yet recognized as revenues from these commitments for Converge Direct is $13,618,000 which we expect to recognize entirely over the next six months. However, the amount and timing of revenue recognition is largely driven by when the customer utilizes the services and our ability to deliver in accordance with relevant contract terms, which could impact our estimate of the remaining performance obligations and when we expect to recognize such as revenues.

Cost of Revenues

Cost of revenues consists of the payments made to third parties, such as media costs and administrative fees (Google, Facebook, TheTradeDesk, etc), technology fees (TheTradeDesk, Invoca, LiveRamp etc), production expenses (printing, logistics, etc), data costs, and other third-party expenses that Company incurs on behalf of a client that is needed to deliver the services.

Contract Assets

The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of March 31, 2022 and June 30, 2021.

ADVERTISING

The Company generally expenses marketing and advertising costs as incurred. During the nine months ended March 31, 2022 and 2021, the Company incurred $117,000 and $0, respectively, on marketing, trade shows and advertising.  During the three months ended March 31, 2022 and 2021, the Company incurred $58,000 and $0, respectively, on marketing, trade shows and advertising.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

DERIVATIVE LIABILITY

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect their fair value at each period end with any increase or decrease in the fair value being recorded in results of operations. The fair value of derivative instruments such as convertible note payables are valued using the Black-Scholes option-pricing model based on various assumptions.

STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

F-13

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or the fair value of the services at the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the nine months ended March 31, 2022 closing rate at 1.313900 US$: GBP, average rate at 1.351989 US$: GBP, for the nine months ended March 31, 2021 closing rate at 1.378900 US$: GBP, average rate at 1.342278 US$: GBP.

INCOME TAXES

The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company has net operating losses for both their US and UK entities however a full valuation allowance was recorded due to uncertainties in realizing the deferred tax asset.

COMPREHENSIVE LOSS

Comprehensive loss is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. For the Company, comprehensive loss for the three and nine months ended March 31, 2022 and 2021 included net loss and unrealized gains (losses) from foreign currency translation adjustments.

F-14

EARNINGS PER COMMON SHARE

Net income (loss) per common share is calculated in accordance with ASC Topic: 260 Earnings per Share. Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents as the three and nine months ending March 31, 2022 and 2021, which were not included in the calculation of loss per share, since the Company had a net loss from continuing operations and net loss:

	Three Months Ending March 31,
	2022	2021
Convertible preferred stock	42,048,000	18,068,034
Stock options	3,080,016	2,342,660
Stock warrants	58,538,006	7,622,411
Total	103,666,022	28,033,105

	Nine Months Ending March 31,
	2022	2021
Convertible preferred stock	42,048,000	18,068,034
Stock options	3,155,233	2,127,915
Stock warrants	58,557,984	6,443,472
Total	103,761,217	26,639,421

STIMULUS FUNDING

In accordance with IAS-20, Accounting for Government Grants and Disclosure of Government Assistance, the proceeds from government grants are to be recognized as a deferred income liability and reported as income as the related costs are expensed. On March 31, 2022, the Company recorded deferred income liabilities of $0 within contract liabilities and $0 of stimulus loans. On June 30, 2021, the Company recorded deferred income liabilities of $270,000 within contract liabilities and $569,000 within stimulus loans. For the three months ending March 31, 2022 and 2021, the Company recognized $0 and $831,000 in income from government grants, respectively. For the nine months ending March 31, 2022 and 2021, the Company recognized $262,000 and $2,535,000 in income from government grants, respectively. In the nine months ending March 31, 2022, $8,000 of the stimulus funding was not forgiven and returned to the bank.

RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Pronouncements Adopted

In August 2020, FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other and Derivatives and Hedging—Contracts in Entity’s Own Equity: Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020.  The Company has adopted the guidance effective July 1, 2021.

F-15

In December 2019, the FASB issued amended guidance in the form of ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company has adopted the guidance effective July 1, 2021.

NOTE  2 – CONVERGE DIRECT ACQUISITION

On March 21, 2022 (the “Closing Date”), the Company completed the acquisition of Converge Direct, LLC and affiliates (the “Converge Acquisition”) and the total purchase price was $125,000,000 valued at $114,875,000. The purchase price for accounting purposes consists of sixty-five million dollars ($65,000,000) in cash paid on the date of the acquisition, thirty million dollars ($30,000,000) currently held in escrow payable upon completion of its annual audits, another five million dollars ($5,000,000) payable twelve months after the acquisition date contingent on the Company satisfying its bank covenants, and the remaining fourteen million eight hundred and seventy-five thousand ($14,875,000) dollars was paid in the Company’s restricted common stock valued at $1.19 per share.  All 12,500,000 shares are subject to a nine (9) month lock-up. Pursuant to the provisions of the Membership Interest Purchase Agreement (the “MIPA”) dated as of November 22, 2021, as amended, an aggregate of $2,500,000 (10%) or 1,250,000 shares of the common stock issued to the Sellers are held in escrow to secure against claims for indemnification. The escrowed shares shall be held until the later of (a) one year from the Closing Date, or (b) the resolution of indemnification claims. The Company is accounting for the transaction under the purchase method of accounting in accordance with the provisions of ASC Topic 805 Business Combinations (ASC 805).

PURCHASE PRICE

The Company has estimated the fair value of the consideration due as follows:

Cash paid at closing	$65,000,000
Cash held in escrow	30,000,000
Cash payable after a year if bank covenants satisfied	5,000,000
Fair value of common stock issued at Closing	14,875,000
Total purchase price	$114,875,000

The fair value of the 12,500,000 shares was calculated to be $14,875,000 based on a closing price of the Company’s common stock at $1.19 per share on March 21, 2022.

The Company is recording the $5,000,000 payable twelve months after the acquisition date contingent on the Company satisfying its bank covenants as a long-term liability as the cash would be distributed subsequent to the March 31, 2023 reporting period. The Company will also reevaluate this balance during the June 30, 2022 close.

PURCHASE PRICE ALLOCATION

The Company negotiated the purchase price based on the expected cash flows to be derived from their operations after integration into the Company’s existing distribution, production and service networks.  The acquisition purchase price is allocated based on the fair values of the assets acquired and liabilities assumed, which are based on management estimates and third-party appraisals. The Company engaged a valuation expert to provide guidance to management which was considered and in part relied upon in completing its purchase price allocation. The excess of the purchase price over the aggregate estimated fair value of net assets acquired was allocated to goodwill. The purchase price allocation is preliminary and the entire allocation is subject to a final review, including but not limited to the accounts receivable, accounts payable, deferred revenue, intangible assets and accruals.

F-16

Subject to final review, the following table summarizes the preliminary allocation of the purchase price of the fair value of the assets acquired and liabilities assumed at the date of the acquisition:

Current assets	$33,856,000
Fixed assets	233,000
Other non-current assets	4,340,000
Intangible assets	71,000,000
Goodwill	41,528,000
Current liabilities	(30,576,000)
Other non-current liabilities	(5,506,000)
Consideration	$114,875,000

INTANGIBLE ASSETS

                The estimated fair values of the identifiable intangible assets acquired were calculated using an income valuation approach which requires a forecast of expected future cash flows either through the use of relief-from-royalty method or multi-period excess earnings methods (MPEEM). The estimated useful lives are based on the Company’s experience and expectations as to the duration of the time the Company expects to realize benefits of the assets.

The estimated fair values of the identifiable intangible assets acquired, estimated useful lives and related valuation methodology are as follows:

Intangible Assets:	Preliminary Fair Value	Life in Years	Discount Rate	Valuation Method
Customer relationships	$56,900,000	10	17.5%	Income (MPEEM)
Technology	10,500,000	5	17.5%	Income (Relief-from-Royalty)
Tradename	3,600,000	10	18.5%	Income (Relief-from-Royalty)
	$71,000,000

Customer relationships, technology and tradename will be amortized on a straight-line basis over their estimated useful lives.

Unaudited Pro Forma Financial Information

The following unaudited pro forma information presents the combined results of operations as if the acquisition of Converge Direct, LLC by the Company had been completed on July 1. The unaudited proforma results include amortization associated with preliminary estimates for the acquired intangible assets, amortization of debt discounts, and interest expense on the debt issued to complete the acquisition on these unaudited pro forma adjustments.

	For the Nine Months Ended March 31,
	2022	2021
Gross revenue	$216,685,000	$194,587,000
Cost of revenue	(183,890,000)	(167,680,000)
Gross profit	32,795,000	26,907,000

Operating expenses	(59,825,000)	(44,611,000)

Net gain/(loss)	$(27,030,000)	$(17,704,000)

F-17

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of March 31, 2022 and June 30, 2021:

	March 31, 2022	June 30, 2021
Computer equipment	$990,000	$697,000
Website design	6,000	6,000
Office machine & equipment	95,000	97,000
Furniture & fixtures	975,000	438,000
Leasehold improvements	235,000	135,000
Tenant incentives	145,000	145,000
	2,446,000	1,518,000
Accumulated depreciation	(1,804,000)	(1,175,000)
Net book value	$642,000	$343,000

During the three months ended March 31, 2022 and 2021, depreciation expense was $33,000 and $34,000, respectively. During the nine months ended March 31, 2022 and 2021, depreciation expense was $91,000 and $95,000, respectively.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of March 31, 2022 and June 30, 2021:

	March 31, 2022	June 30, 2021
Customer relationship	$61,860,000	$4,960,000
Non-core customer relationships	760,000	760,000
Non-compete agreements	1,430,000	1,430,000
Technology	11,020,000	520,000
Tradename	4,070,000	470,000
Workforce acquired	2,125,000	2,125,000
	81,265,000	10,265,000
Less: accumulated amortization	(8,401,000)	(7,662,000)

Net book value	$72,864,000	$2,603,000

Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using an accelerated method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to ten years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life. For the three and nine months ended March 31, 2022, the Company had no impairments. For the three and nine months ended March 31, 2021, the Company had no impairments. During the fiscal year ending June 30, 2021, the Company recorded $0 in impairment expense related to intangibles.

F-18

During the three months ended March 31, 2022 and 2021, amortization expense was $396,000 and $540,000, respectively. During the nine months ended March 31, 2022 and 2021, amortization expense was $739,000 and $1,619,000, respectively.

As of March 31, 2022, the future amortization expense related to intangible assets will be recognized in the periods below:

Fiscal year ending June 30:
Remaining 2022	$2,949,000
2023	8,837,000
2024	8,549,000
2025	8,527,000
2026	8,427,000
2027	7,742,000
2028	6,050,000
2029	6,050,000
2030 and thereafter	15,733,000
$72,864,000

 NOTE 5 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of March 31, 2022 and June 30, 2021, the Company recorded $40,808,000 and $8,363,000 in accounts payable and accrued expenses respectively.  Both accounts payable and accrued expenses are treated as current liabilities however the difference is that a formal invoice has been received and entered to record an accounts payable.

	March 31, 2022	June 30, 2021
Accounts payable	$10,491,000	$2,362,000
Accrued expenses	29,083,000	4,819,000
Accrued payroll	700,000	294,000
Accrued taxes	534,000	888,000
	$40,808,000	$8,363,000

NOTE 6 – CONVERTIBLE NOTES PAYABLE

 In October 2020, the Company received gross proceeds of $50,000 representing a convertible note payable issued to an existing investor. Terms include an interest rate of 10% and a maturity date the earlier of January 1, 2021 or five business days after the Company is listed on a US national securities exchange. Upon mutual agreement, the outstanding balance can be converted to common stock at a conversion price 25% less the current market price. In consideration for the loan, 6,667 warrants were issued at an exercise price of $2.25 per share vesting over three years. The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative liability. The fair market value of the embedded conversion feature was determined to be $1,000 and $13,000 using the Black-Scholes model as of March 31, 2022 and June 30, 2021, respectively. The derivative liability was recorded as a short-term liability and interest expense of $1,000 and $4,000 were recorded for the three and nine months ending March 31, 2022, respectively. The assumptions used in the Black-Scholes valuation include a volatility of 63.62%, risk-free rate of 2.42% and a term of one year.

F-19

During the three months ended March 31, 2022 and 2021, the Company paid $0 towards the principal of the Promissory Notes. During the nine months ended March 31, 2022 and 2021, the Company paid $0 towards the principal of the Promissory Notes.

As of March 31, 2022 and June 30, 2021, there was a total $50,000 in notes payable outstanding. The Company recorded $1,000 and $12,000 in interest expense relating to convertible note payables during the three months ended March 31, 2022 and 2021. The Company recorded $4,000 and $24,000 in interest expense relating to convertible note payables during the nine months ended March 31, 2022 and 2021. The Company recorded $0 and $0 in amortization expense relating to the note payable discount during the three months ended March 31, 2022 and 2021, respectively. The Company recorded $0 and $409,000 in amortization expense relating to the note payable discount during the nine months ended March 31, 2022 and 2021, respectively.

NOTE 7 – NOTE PAYABLE

On March 21, 2022, the Company entered into a Financing Agreement with Blue Torch Finance LLC (“Blue Torch”), as Administrative Agent and Collateral Agent.

This $75,000,000 First Lien Term Loan (the “Credit Facility”) formed the majority of the purchase price of the CD Acquisition, as well as for working capital and general corporate purposes.

The Credit Facility provides for: (i) a Term Loan in the amount of $75,000,000; (ii) an interest rate of the Libor Rate Loan of three (3) months; (iii) a four-year maturity, amortized 5.0% per year, payable quarterly; (iv) a 1.0% commitment fee and an upfront fee of 2.0% of the Credit Facility paid at closing, plus an administrative agency fee of $250,000 per year; (v) a first priority perfected lien on all property and assets including all outstanding equity of the Company’s subsidiaries; (vi) 1.5% fully-diluted penny warrant coverage in the combined entity; (vii) mandatory prepayment for 50% of excess cash flow and 100% of proceeds from various transactions; (viii) customary affirmative, negative and financial covenants; (ix) delivery of audited financial statements of Converge; and (x) customary closing conditions. The Company agreed to customary restrictive covenants in the Credit Facility and leverage ratios, fixed charge coverage ratios, and maintaining liquidity of at least $6,000,000 at all times.

The Company and each of its subsidiary Guarantors entered into a Pledge and Security Agreement (the “Security Agreement”) dated as of March 21, 2022, as a requirement with the Credit Facility. Each Guarantor pledged and assigned to the Collateral Agreement and granted the Collateral Agent with a continuing security interest in all personal property and fixtures of the Guarantors (the “Collateral”) and all proceeds of the Collateral. All equity of the Guarantors was pledged by the Borrower.

On March 21, 2022, each of the Company’s Subsidiaries, as Guarantors, entered into an Intercompany Subordination Agreement (the “ISA”) with the Collateral Agent. Under the ISA, each obligor agreed to the subordination of such indebtedness of each other obligor to such other obligations.

On March 21, 2022, the Company entered into an Escrow Agreement with Blue Torch Finance LLC and Alter Domus (US) LLC, as Escrow Agent. The Escrow Agreement provides for the escrow of $30,000,000 of the $75,000,000 proceeds, under the Credit Facility to be held until the audited financial statements of Converge Direct LLC and affiliates for the years ended December 31, 2019 and 2020 are delivered to Blue Torch Finance LLC.

F-20

The outstanding balance of the note is as follows:

Principal balance	$76,500,000
Fair value of the warrants	(2,433,000)
Original issue discount	(1,500,000)
Debt issuance costs	(5,282,000)
Outstanding balance, net	67,285,000
Current portion	(1,461,000)
Long-term portion	$65,824,000

In connection with the aforementioned note, the Company recorded debt discount and issuance costs totaling $9,215,000.  The discount and issuance costs will be amortized over the life of the note using the effective interest rate method.  The company recognized $0 in amortization of debt discount for the three months ended March 31, 2022 as no payments were made on the note.

The payment of principal to be made are as follows:

2022	$956,250
2023	3,825,000
2024	3,825,000
2025	3,825,000
2026	64,068,750
$76,500,000

At any time on or after March 21, 2022 and on or prior to March 21, 2026, the lender has the right to subscribe for and purchase from Troika Media Group, Inc., up to 1,929,439 shares of Common Stock, subject to adjustment. The exercise price per share of Common Stock under this Warrant shall be $.01 per share. If at any time when this Warrant becomes exercisable and the Registration Statement is not in effect this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

Using the Black-Scholes model, the fair market value was determined to be $2,433,000 and $2,232,000 on March 21, 2022 and March 31, 2022, respectively, as a warrant liability and a $201,000 gain on derivative liabilities as recorded in the three months ending March 31, 2022.

NOTE 8 – NOTE PAYABLE RELATED PARTY

As of March 31, 2022 and June 30, 2021, the Company owed the founder and former CEO of Troika Design Group, Inc., Dan Pappalardo, approximately $120,000 and $200,000, respectively.  The loan was due and payable on demand and accrued interest at 10.0% per annum.  In the three and nine months ending March 31, 2022, the Company made payments of $30,000 and $80,000 in principal, respectively.  Interest expense of $4,000 and $13,000 were recorded for this note for the three and nine months ending March 31, 2022, respectively.  Interest expense of $5,000 and $15,000 were recorded for this note for the three and nine months ending March 31, 2021, respectively.

As of March 31, 2022 and 2021, the Company owed the estate of his mother Sally Pappalardo $0 and $235,000, respectively. The loan was due and payable on demand and accrued interest at 10.0% per annum. Interest expense of $5,000 and $15,000 were recorded for this note for the three and nine months ending March 31, 2021, respectively. In the year ended June 30, 2021, the Company paid $300,000 to the estate of Sally Pappalardo representing the outstanding principal of $235,000 and accrued interest of $65,000. The holder provided the Company a signed release acknowledging all obligations under the note had been paid in full.

F-21

Total interest expense on note payable related party was $4,000 and $13,000 for these notes for the three and nine months ending March 31, 2022, respectively. Total interest expense on note payable related party was $10,000 and $30,000 for these notes for the three and nine months ending March 31, 2021, respectively.

NOTE 9 – LEASE LIABILITIES

 The Company leases office space and as a result of our adoption of ASC 842, the operating leases are reflected on our balance sheet within operating lease right-of-use (ROU) assets and the related current and non-current operating lease liabilities. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from lease agreement. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

When the new accounting standard was adopted on July 1, 2019, the Company had current and long-term operating lease liabilities of $2,275,000 and $6,916,000, respectively, and right of use of assets of $8,348,000. As of March 31, 2022, the Company had current and long-term operating lease liabilities of $3,781,000 and $10,514,000, respectively, and right of use of assets of $9,543,000. As of June 30, 2021, the Company had current and long-term operating lease liabilities of $3,344,000 and $5,835,000, respectively, and right of use of assets of $6,887,000.

Future minimum lease payments on a discounted and undiscounted basis under these leases are as follows:

Undiscounted Cash Flows
Discount rate	5.50%

Remainder of 2022	$2,383,000
2023	2,728,000
2024	2,724,000
2025	2,434,000
2026	2,063,000
2027	1,388,000
2028	947,000
2029	970,000
2030	909,000
Total undiscounted minimum future payments	16,546,000
Imputed interest	(2,251,000)
Total operating lease liabilities	$14,295,000
Short-term lease liabilities	$3,781,000
Long-term lease liabilities	$10,514,000

Other information related to our operating leases is as follows:

March 31, 2022
Weighted average remaining lease term in years	3.9 years
Weighted average discount rate	13.6%

F-22

LEASE AGREEMENTS

On February 1, 2018, Troika Media Group entered into a five-year lease agreement for office space in Englewood Cliffs, NJ. The beginning lease expense was $4,120 per month escalating annually at 3.5% and the lease expires on January 31, 2023. In August 2021, the Company terminated the lease and Troika Services, Inc. entered into a new lease agreement for a larger office space within the same building. The beginning lease expense was $8,390 per month escalating annually at 3.0% for a term of five years expiring July 2026. As per accounting standard ASC 842, the Company is treating this lease as new agreement and recorded a loss of $3,000 from the early termination of the operating lease. As a result of the new lease agreement, the Company acquired $467,000 in right-of-use assets.

On January 9, 2014, Mission USA entered into a seven year and five-month lease agreement for office space in New York, NY. The lease expired in January 2022 and was not renewed.

On May 2, 2017, Mission USA entered into a ten-year lease agreement for office space in Brooklyn, NY. The beginning lease expense was $34,278 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through four of the lease. The lease expires on May 1, 2027. In August 2021, the Company amended the lease agreement and lowered the base rent beginning in July 2021 to $24,750 for twelve months, escalating to $28,875 in July 2022 for twelve months, and then returning to the original lease agreement. Contingent on the Company abiding by the payment terms stipulated in the amendment regarding the outstanding rent, the landlord agreed to abate $120,405 of this balance and the Company plans to record this abatement in August 2022 after fulfilling its obligations relating to the payment terms.

On April 6, 2016, Mission UK entered into a ten-year lease agreement for office space in London, UK. In April 2021, Mission UK terminated the original lease agreement and has agreed with the landlord to occupy the first floor of the building through June 2021 at £8,858 per month. In April 2021, Mission UK entered into a three-year lease agreement for office space in London, UK ending in April 2024. The lease expense is £39,173 ($52,875) per month throughout the life of the lease.

On February 1, 2020, Troika Production Group, LLC. entered into a five-year lease agreement for office space in Los Angeles, CA. The beginning lease expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.5%, year over year. The lease expires on January 31, 2025.

On April 19, 2019, Converge Direct LLC entered into a ten-year lease agreement for office space in New York, NY.  The beginning lease expense is $62,848 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 2.5%, year over year.  The lease expires on October 15, 2029.

On October 20, 2021, Converge Direct LLC entered into a three-year lease agreement for office space in Bedford Hills, NY.  The beginning lease expense is $11,000 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 4.0%, year over year.  The lease expires on February 29, 2024.

In May 2021, Converge Direct LLC renewed an existing lease and entered into a two-year lease agreement for office space in San Diego, CA.  The beginning lease expense is $1,800 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.0%, year over year.  The lease expires on May 31, 2023.

The Company accounts for leases based on the new accounting standard ASC 842 and recorded $1,440,000 and $1,283,000 in rent expense for the nine months ended March 31, 2022 and 2021 respectively.

SUBLEASE AGREEMENTS

On January 19, 2018, Mission Media USA, Inc. entered into a four-year sublease agreement pertaining to the aforementioned office space in New York, NY. The sublease commenced on March 1, 2018, ended in January 2022, and was not renewed. The lease income was $22,496 per month escalating annually at 3.0%.

F-23

On April 19, 2018, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. The sublease commenced in April 2018 and terminated in March 2021. The lease income was £5,163 per month.

NOTE 10 – LEGAL MATTERS

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.

STEPHENSON SETTLEMENT

In July 2021, the Company entered into a settlement agreement regarding the Stephenson legal dispute which settled all matters between the Company and the former owners of the Mission entities. The agreement provided for the full payment of all amounts due to the Company and allowed the Stephensons to sell the shares subject to a leak-out period. The agreement was filed with the Court and a settlement payment of approximately $905,000 which was recognized in the three months ending September 30, 2021. In addition to this cash settlement, the Company also reversed approximately $133,000 in accruals relating to the Stephensons which was recorded as other income.

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

MVRK SETTLEMENT

Mission Culture, LLC recently settled a claim from a former vendor, Maverick, LLC (“MVRK”) associated with certain services purportedly provided. Mission Culture, LLC and MVRK counsel have agreed to settle the claim for $110,000 with an upfront payment of $70,000 paid at signature and the remainder paid in four monthly installments of $10,000. The parties are in the process of drafting the settlement documents and the Company has fully accrued the settlement in the nine months ending March 31, 2022.

NOTE 11 – STOCKHOLDERS’ EQUITY

On March 21, 2022, the Company filed with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, pursuant to NRS 78.1955 of the Nevada Revised Statutes (the “CoD”).

Pursuant to the CoD, the Company authorized 500,000 shares of Series E Preferred Stock, $.01 par value, with a Stated Value of $100 per share.

As of March 18, 2022, pursuant to the Nevada Revised Statutes (the “NRS”), we received a written consent in lieu of a meeting of Stockholders from 20 principal stockholders, representing approximately 57% of the total possible votes outstanding (the “Majority Stockholders”), authorizing the following:

The sale of $50 million of shares of Series E Convertible Preferred Stock, par value $0.01 per share (the Series E Preferred Stock”), with accompanying, 100% warrant coverage (the “Warrants”), with certain purchasers’ signatory thereto (the “Purchasers”). The Series E Preferred Stock and Warrants include certain reset and anti-dilution provisions that could reduce the conversion prices and exercise prices thereof down to $0.25 (the “Floor Price”) which is a significant discount to the current market price. For purposes of complying with Rule 5635(d) of the Nasdaq Stock Market rules, the shareholders approved the issuance of more than 19.99% of the current total issued and outstanding shares of Common Stock upon conversion of the Series E Preferred Stock and exercise of the Warrants, including, but not limited to, reducing the Floor Price.

In addition, the Majority Stockholders approved the amendment to Article Three of the Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Company shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share.

F-24

REVERSE STOCK SPLIT

In June 2020, our Board of Directors and stockholders holding a majority of the outstanding shares of our voting securities approved a resolution authorizing our Board of Directors to effect a reverse stock split of our common stock at a certain exchange ratios from 1:10 to 1:15 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and which exchange ratio to implement. In September 2020, the Company amended its articles of incorporation and enacted a reverse stock split of one share for each fifteen shares and the accompanying financials reflect the reverse stock split retroactively.

 The reverse stock split resulted in a decrease in authorized shares of all classes of stock from 615,000,000 to 315,000,000 shares consisting of 300,000,000 shares of common stock at a par value of $0.001 and 15,000,000 shares of preferred stock at a par value of $0.01 per share. Prior to the reverse stock split, the Company had 600,000,000 shares of common stock at a par value of $0.001, 15,000,000 shares of preferred stock at a par value of $0.20 per share.

COMMON STOCK

As of March 31, 2022 and June 30, 2021, the Company had 64,159,616 and 39,496,588 shares of common stock issued and outstanding, respectively.

In the three months ending September 30, 2020, the holder of a convertible promissory note for $1,000,000 informed the Company that they had elected to convert the balance due to common shares at the agreed upon conversion price of $3.00 per share and 387,222 shares were issued representing the outstanding principal and accrued interest.

In the three months ending September 30, 2020, the holder of a convertible promissory note for $200,000 informed the Company that they had elected to convert the balance due to common shares at the agreed upon conversion price of $3.75 per share and 56,000 shares were issued representing the outstanding principal and loan fee.

In the three months ending September 30, 2020, the holder of a convertible promissory note for $200,000 informed the Company that they had elected to convert the balance due to common shares at the agreed upon conversion price of $3.75 per share and 56,000 shares were issued representing the outstanding principal and loan fee.

In the three months ending September 30, 2020, the holder of a related party convertible promissory note of $1,300,000 elected to convert the debt into shares of the Company’s common stock at a rate of $0.75 per share for 1,733,334 shares.

In the three months ending December 31, 2021, the Company issued 66,666 shares of common stock to a former employee as per their employment agreement. The common stock was distributed in two separate issuances at an average closing price of $1.56 per share and $104,000 in stock-based compensation was recorded.

In the three months ending December 31, 2021, the Company issued 20,000 shares of common stock to a contractor providing marketing services as per their vendor agreement. The common stock was issued at a price of $2.01 per share and $40,000 in expenses relating to professional fees was recorded.

In the three months ending March 31, 2022, the Company issued 12,500,000 shares of common stock relating to its acquisition of Converge Direct, LLC. The common stock was issued at a price of $2.00 per share totaling $25,000,000 representing the equity portion of the acquisition price. The fair value of these shares was calculated at $14,875,000 based on the closing price of $1.19 per share on March 21, 2022.

In the three months ending March 31, 2022, the Company awarded a total of 8,600,000 restricted stock units (RSU’s) as incentive compensation to executive officers, directors and employees. As of March 31, 2022, only 8,000,000 of those restricted stock units were vested and only 5,800,000 of those vested were distributed.  For presentation purposes, the Company is reporting the 2,200,000 restricted stock units as issued as they are vested and simply not distributed by the transfer agent.

F-25

PREFERRED STOCK

The Company has authorized 15,000,000 shares as preferred stock, par value $0.01 series A, B, C, D, and E of which 5,000,000 shares have been designated as Series A preferred stock; 3,000,000 shares have been designated as Series B convertible preferred stock; 1,200,000 shares have been designated as Series C convertible preferred stock; 2,500,000 shares have been designated as Series D convertible preferred stock; and 500,000 shares have been designated as Series E convertible preferred stock.

As of March 31, 2022, 720,000 shares of Series A Preferred Stock were issued and outstanding; 0 shares of Series B Preferred Stock were issued and outstanding; 0 shares of Series C Preferred Stock were issued and outstanding; 0 shares of Series D Preferred Stock were issued and outstanding; and 500,000 shares of Series E Preferred Stock were issued and outstanding.

As of June 30, 2021, 720,000 shares of Series A Preferred Stock were issued and outstanding; 0 shares of Series B Preferred Stock were issued and outstanding; 0 shares of Series C Preferred Stock were issued and outstanding; and 0 shares of Series D Preferred Stock were issued and outstanding.  On May 10, 2021, the Company converted all Preferred Stock Series B, C, and D into Common Stock following its uplisting to the Nasdaq Capital Market.  At the time of the conversion the Company had 2,495,000 shares of Series B Convertible Preferred Stock that were convertible into 594,048 shares of common stock at a price of $4.20 per share; 911,149 shares of Series C Convertible Preferred Stock convertible into 12,287,386 shares of Common Stock at $0.75 per share; and 1,979,000 shares of Series D Convertible Preferred Stock convertible into 5,277,334 shares of Common Stock at $3.75 per share for a total of 18,158,768 shares of Common Stock.

In the three months ending March 31, 2022, the Company entered into a Securities Purchase Agreement with certain institutional investors to issue and sell in a private offering an aggregate of $50,000,000 of securities, consisting of shares of Series E convertible preferred stock of the Company, par value $.01 per share and warrants to purchase (100% coverage) shares of common.  Under the terms of the Purchase Agreement, the Company agreed to sell 500,000 shares of its Series E Preferred Stock and Warrants to purchase up to 33,333,333 shares of the Company’s common stock. Each share of the Series E Preferred Stock has a stated value of $100 per share and is convertible into shares of common stock at a conversion price of $1.50 per share subject to adjustment. The Preferred Stock is perpetual and has no maturity date. The Preferred Stock will not be subject to any mandatory redemption or other similar provisions. All future shares of Preferred Stock shall rank junior to the Series E Preferred Stock, except if at least a majority of the Series E Preferred Stock expressly consent, to the creation of the Parity Stock of Senior Preferred Stock.

The Conversion Price of the Series E Preferred Stock and the Exercise Price of the Warrants is subject to adjustment for: (a) stock dividends and stock distributions; (b) subsequent rights offerings; (c) pro rata distributions; and (d) Fundamental Transactions (as defined).

The Conversion Price shall be downwardly adjusted (the “Registration Reset Price”) to the greater of (i) eighty (80%) percent of the average of the ten (10) lowest daily VWAPs during the forty (40) trading day period beginning on and including the Trading Day immediately follow the Effective Date of the initial Registration Statement in July 2022, and (ii) the Floor Price of $0.25 per share.

The Company issued accompanying Common Stock Purchase Warrants (the “Warrants”) exercisable for five (5) years at $2.00 per share, to purchase an aggregate of 33,333,333 shares of Common Stock. The exercise price is subject to the same Registration Reset Price, as described above.  The Floor Price is $0.25 per share.

Using the Black-Scholes model, the Company recorded a market value of $28,407,000 on both March 21, 2022 and March 31, 2022.  The fair market value of these warrants on March 31, 2022 was recorded as a warrant liability and a no gain on derivative liabilities was recorded in the three months ending March 31, 2022.

A roll-forward of the warrant liability follows:

Balance upon issuance
Loan warrants	$2,433,000
Preferred stock warrants	28,407,000
30,840,000

Change in fair value	(201,000)

Balance on March 31, 2022	$30,639,000

If at any time there is no effective registration statement, the Warrants are exercisable on a cashless basis.

F-26

The Company has reserved up to 200,000,000 shares of Common Stock issuable upon full conversion of a Series E Preferred Stock at a Floor Price of $0.25 per share.

STOCK PAYABLE

 In the fiscal year ended June 30, 2021, the Company recorded a stock payable of $1,210,000 relating to the acquisition of Redeeem, LLC. As per the asset purchase agreement dated May 21, 2021, 452,929 shares of common stock valued at $2.6715 per share were due to be issued to Redeeem’s employees and these shares were issued in the three months ending September 30, 2021.

DEFERRED COMPENSATION

On May 21, 2021, the Company entered into an agreement to acquire the assets and specific liabilities of fintech platform Redeeem, LLC for $2.6 million consisting of $1.2 million in cash, $166,000 in specific liabilities, and $1.2 million of the Company’s common stock. In addition, the Company agreed to provide equity to its employees to be vested over three years valued at $9,680,000 representing 3,623,433 shares of the Company’s common stock at conversion price of $2.6715 per share. Given the equity is contingent on the employees being employed and are vested over three years, the Company is treating this as deferred compensation and the expenses are recorded as the equity is vested. The vested portion of the deferred compensation was charged to additional paid-in capital and the expenses are recorded as stock-based compensation

In August 2021, all 3,623,433 shares of the Company’s common stock was issued to Redeeem’s employees and held in an escrow account subject to the vesting schedule in the aforementioned escrow agreement. Based on the vesting schedule summarized below, 2,583,801 shares of the Company’s common stock was issued as of March 31, 2022 but not vested.

The following table summarizes the deferred compensation recorded:

	Amount	Unvested Shares
Deferred compensation balance recorded at acquisition date	$9,680,000	3,623,433
Vested portion of deferred compensation in fiscal year 2021	(362,000)	(135,425)
Unamortized deferred compensation at June 30, 2021	9,318,000	3,488,008
Vested portion of deferred compensation in nine months ending March 31, 2022	(2,415,000)	(904,207)
Unamortized deferred compensation at March 31, 2022	$6,903,000	2,583,801

In the three and nine months ended March 31, 2022, the Company recorded $805,000 and $2,415,000 in stock-based compensation associated with the vested portion of the deferred compensation.

WARRANTS

As of March 31, 2022 and 2021, respectively, the Company has outstanding warrant shares of 59,470,897 with an intrinsic value of $12,498,000 and 8,550,852 warrant shares with an intrinsic value of $12,039,000

F-27

The Company uses the Black-Scholes Model to determine the fair value of warrants granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of warrants awards.

The Company determines the assumptions used in the valuation of warrants awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for warrants granted throughout the year.

 The Company has utilized the following assumptions in its Black-Scholes warrant valuation model to calculate the estimated grant date fair value of the warrants during the nine months ended March 31, 2022 and 2021:

	2022	2021
Volatility - range	63.6% - 64.0%	63.5% - 66.5
Risk-free rate	0.87% - 2.42%	0.2% - 0.5%
Contractual term	4.0 – 5.0 years	4.0 - 5.0 years
Exercise price	$0.84 - $1.24	$0.75 - $3.75

A summary of the warrants granted, exercised, forfeited and expired for the nine months ended March 31, 2022 are presented in the table below:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted- Average Remaining Contractual Term (in years)
Outstanding July 1, 2021	8,296,408	1.05	1.90	12,158,467	2.2
Granted	51,366,341	1.13	0.78	2,289,988	4.0
Exercised	-	-	-	-	-
Expired/Forfeited	(191,852)	0.75	0.70	(1,950,000)	-
Outstanding March 31, 2022	59,470,897	1.12	0.75	12,498,455	3.7
Vested and exercisable March 31, 2022	58,505,968	1.11	0.88	10,976,530	3.6
Non-vested March 31, 2022	964,929	1.47	2.29	1,521,925	2.3

F-28

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of March 31, 2022.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.01	2,179,439	4.0 years	2,179,439	4.0 years
$0.75	7,109,555	2.1 years	6,535,182	2.0 years
$0.84	25,000	-	-	-
$1.05	49,011,902	4.0 years	49,011,902	4.0 years
$1.24	150,000	-	-	-
$1.50	400,000	2.2 years	400,000	2.2 years
$1.95	26,667	3.8 years	8,889	3.8 years
$3.00	66,667	2.9 years	66,667	2.9 years
$3.75	501,667	2.9 years	303,889	3.3 years

	59,470,897	3.7 years	58,505,968	3.6 years

A summary of the warrants granted, exercised, forfeited and expired for the nine months ending March 31, 2021 are presented in the table below:

	Number of Warrant Shares	Weighted- Average Exercise Price	Weighted- Average Grant- Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted- Average Remaining Contractual Term (in years)
Outstanding July 1, 2020	7,858,741	$1.52	$1.92	$9,234,295	3.0
Granted	1,256,667	0.93	3.04	3,845,945	4.7
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(564,556)	3.16	3.13	(733,295)	-
Outstanding March 31, 2021	8,550,852	1.12	1.88	12,039,000	2.5
Vested and exercisable March 31, 2021	7,598,630	1.10	1.73	9,644,333	2.4
Non-vested March 31, 2021	952,222	$1.24	$3.02	$2,394,667	3.4

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of March 31, 2021.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.75	7,440,667	2.5 years	6,658,445	2.3 years
$1.50	400,000	3.2 years	400,000	3.2 years
$1.50	26,667	0.0 years	-	0.0 years
$3.00	66,667	3.9 years	66,667	3.9 years
$3.75	435,000	3.2 years	291,667	3.7 years
$6.00	163,333	0.2 years	163,333	0.2 years
$27.00	18,518	0.4 years	18,518	0.4 years

	8,550,852	2.5 years	7,598,630	2.4 years

F-29

2017 EQUITY INCENTIVE PLAN

On June 13, 2017, the Board adopted and approved an amendment to the Troika Media Group, Inc. 2015 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”), to change the name from M2 nGage Group, Inc. to Troika Media Group, Inc., in order to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company by enabling such persons to acquire an equity interest in the Company. Under the Plan, the Board (or the compensation committee of the Board, if one is established) may award stock options, either stock grant of shares of the Company’s common stock, incentive stock option under IRS section 422 (“ISO’s”) or a non-qualified stock option (“Non-ISO’s”) (collectively “Options”). The Plan allocates 3,333,334 shares of the Company’s common stock (“Plan Shares”) for issuance of equity awards under the Plan.  As of March 31, 2022, the Company has granted, under the Plan, awards in the form of NQSO’s for all 3,333,334 shares.

2021 EQUITY INCENTIVE PLAN

On October 28, 2021, the Board adopted, and a majority of outstanding shares subsequently approved, the 2021 Employee, Director & Consultant Equity Incentive Plan (the “2021 Plan”). The prior Equity Plan did not have any remaining authorized shares. The 2021 Plan is intended to attract and retain employees, directors and consultants, to involve them to work for the benefit of the Company or its affiliated entities, and to provide additional incentive for them to promote the Company’s success. The 2021 Plan provides for the award of stock options, either incentive stock options (ISOs) or non-qualified stock options (NQSOs), restricted shares and restricted stock units (RSUs). The 2021 Plan authorized 12,000,000 shares of Common Stock for the issuance of awards under the 2021 Plan. As of the date of this report, an aggregate of 4,400,000 RSUs had been awarded to executive officers and directors and 4,200,000 RSUs had been awarded to employees.

ISO’s Awards

During the three months ended March 31, 2022, the Company did not issue additional options. In the three months ended March 31, 2022, the Company recorded compensation of $256,000 relating to the vested portion of options that were issued in previous periods. The total compensation of the unvested options to be recognized in future periods is $748,000 and the weighted average remaining is 2.6 years.

During the three months ended March 31, 2021, the Company did not issue additional options. In the three months ended March 31, 2021, the Company recorded compensation of $271,000 relating to the vested portion of options that were issued in previous periods. The total compensation of the unvested options to be recognized in future periods is $360,000 and the weighted average remaining is 1.5 years.

The Company uses the Black-Scholes Model to determine the fair value of Options granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of option awards.

The Company determines the assumptions used in the valuation of Option awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for options granted throughout the year.

F-30

The Company has utilized the following assumptions in its Black-Scholes options valuation model to calculate the estimated grant date fair value of the options during the nine months ended March 31, 2022 and 2021:

	2022	2021
Volatility - range	64.20%–65.22%	64.8%
Risk-free rate	0.7% – 1.2%	0.3%
Contractual term	3.0 years	3.0 years
Exercise price	$1.49 - $3.75	$3.75

A summary of the options granted, exercised, forfeited and expired for the nine months ended March 31, 2022 are presented in the table below:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2021	3,088,333	$1.13	$1.06	1,829,999	0.4
Granted	720,169	2.51	1.18	273,207	3.0
Exercised	-	-	-	-	-
Expired/Forfeited	-	-	-	-	-
Outstanding March 31, 2022	3,808,502	1.39	1.13	2,103,206	0.7
Vested and exercisable March 31, 2022	3,056,125	1.02	1.14	2,054,017	0.2
Non vested March 31, 2022	752,377	$2.91	$1.29	$49,189	2.6

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s warrant plans as of March 31, 2022.

	Outstanding Option Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,546,667	0.1 years	2,618,889	0.1 years
$1.49	10,000	2.7 years	-	0.0 years
$1.50	200,000	0.0 years	200,000	0.0 years
$2.08	258,334	2.1 years	2,917	1.8 years
$2.61	383,500	3.3 years	31,958	3.3 years
$2.84	1,667	0.9 years	139	3.3 years
$3.75	408,334	1.2 years	202,222	0.9 years
	3,808,502	0.7 years	3,056,125	0.2 years

F-31

A summary of the options granted, exercised, forfeited and expired for the nine months ending March 31, 2021 are presented in the table below:

	Number of Option Shares	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2020	3,377,222	$1.10	$1.06	$2,030,000	0.7
Granted	76,667	3.75	-	-	2.8
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Expired	(143,333)	-	-	(200,000)	-
Outstanding March 31, 2021	3,310,556	1.10	1.01	1,830,000	0.5
Vested and exercisable March 31, 2021	2,883,458	0.89	0.93	1,469,818	0.3
Non-vested March 31, 2021	427,098	$2.59	$1.90	$360,182	1.5

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s warrant plans as of March 31, 2021.

	Outstanding Option Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,768,889	0.3 years	2,628,458	0.2 years
$1.50	200,000	0.5 years	166,667	0.5 years
$3.75	341,667	2.0 years	88,333	1.9 years
	3,310,556	0.5 years	2,883,458	0.3 years

NOTE 12 – DISAGGREGATION OF REVENUE & LONG-LIVED ASSETS

The following table presents the disaggregation of gross revenue between revenue types:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Project fees	$2,045,000	$1,627,000	$10,045,000	$5,268,000
Retainer fees	5,148,000	560,000	6,059,000	1,648,000
Fee income	1,184,000	676,000	3,777,000	2,435,000
Reimbursement income	1,927,000	991,000	5,743,000	3,086,000
Performance marketing	3,827,000	-	3,827,000	-
Managed services	1,543,000	-	1,543,000	-
Other revenue	11,000	-	34,000	-
	$15,685,000	$3,854,000	$31,028,000	$12,437,000

F-32

The following table presents the disaggregation of gross revenue between the United States and the United Kingdom for the three and nine months ended:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Gross Revenue:
United States	$13,963,000	$2,309,000	$24,481,000	$7,940,000
United Kingdom	1,722,000	1,545,000	6,547,000	4,497,000
Total gross revenue	$15,685,000	$3,854,000	$31,028,000	$12,437,000

The following table presents the disaggregation of gross profit between the United States and the United Kingdom for the three and nine months ended:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Gross profit:
United States	$2,911,000	$1,078,000	$7,293,000	$3,770,000
United Kingdom	1,036,000	835,000	3,577,000	2,307,000
Total gross profit	$3,947,000	$1,913,000	$10,870,000	$6,077,000

The following table presents the disaggregation of net loss between the United States and the United Kingdom for the three and nine months ended:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Net Loss
United States	$(13,993,000)	$(4,188,000)	$(19,954,000)	$(8,147,000)
United Kingdom	(395,000)	(491,000)	(683,000)	(1,076,000)
Total net loss	$(14,388,000)	$(4,679,000)	$(20,637,000)	$(9,223,000)

F-33

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of March 31, 2022:

	United States	United Kingdom	Total
Computer equipment	$748,000	$242,000	$990,000
Website design	6,000	-	6,000
Office machine & equipment	53,000	42,000	95,000
Furniture & fixtures	893,000	82,000	975,000
Leasehold improvements	223,000	12,000	235,000
Tenant incentives	145,000	-	145,000
	2,068,000	378,000	2,446,000

Accumulated depreciation	(1,492,000)	(312,000)	(1,804,000)
Net book value	$576,000	$66,000	$642,000

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2021:

	United States	United Kingdom	Total
Computer equipment	$468,000	$229,000	$697,000
Website design	6,000	-	6,000
Office machine & equipment	51,000	46,000	97,000
Furniture & fixtures	352,000	86,000	438,000
Leasehold improvements	135,000	-	135,000
Tenant incentives	145,000	-	145,000
	1,157,000	361,000	1,518,000

Accumulated depreciation	(867,000)	(308,000)	(1,175,000)
Net book value	$290,000	$53,000	$343,000

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of March 31, 2022:

Intangibles	US	UK	Total
Customer relationship	$61,860,000	$-	$61,860,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	-	1,430,000
Technology	11,020,000	-	11,020,000
Tradename	4,070,000	-	4,070,000
Workforce acquired	2,125,000	-	2,125,000
	81,265,000	-	81,265,000
Less: accumulated amortization	(8,401,000)	-	(8,401,000)

Net book value	$72,864,000	$-	$72,864,000

F-34

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2021:

Intangibles	US	UK	Total
Customer relationship	$4,960,000	$-	$4,960,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	-	1,430,000
Technology	520,000	-	520,000
Tradename	470,000	-	470,000
Workforce acquired	2,125,000	-	2,125,000
	10,265,000	-	10,265,000
Less: accumulated amortization	(7,662,000)	-	(7,662,000)

Net book value	$2,603,000	$-	$2,603,000

NOTE 13 – SUBSEQUENT EVENTS

EQUITY INCENTIVES

Relating to the aforementioned incentive compensation plan, in April 2022 the Company distributed an additional 2,000,000 restricted stock units consisting of 1,300,000 RSUs to executive officers and directors and 700,000 RSUs to employees. A total 8,600,000 RSUs were previously awarded with 5,800,000 RSUs distributed in the three months ending March 31, 2022 and an additional 2,000,000 in April 2022 for a total of 7,800,000 RSUs distributed. Of the 800,000 RSUs remaining to be distributed, 200,000 RSUs are vested with 600,000 RSUs remain unvested.

BOARD APPOINTMENTS

On April 27, 2002, the Company appointed three (3) new members to the Board of Directors of the Company:

Sabrina Yang, age 42, joined the Company’s Board of Directors (the “Board”) and will serve as a member of the Audit Committee. Sabrina is a seasoned finance executive with over 17 years of experience in accounting, financial planning and analysis (“FP&A”), M&A advisory, and corporate finance. Since 2021, Sabrina has served as CFO of Final Bell Holdings, Inc. (“Final Bell”), an industry leader in providing end-to-end product development and supply chain solutions to leading cannabis brands in the United States and Canada. During her tenure at Final Bell, she led the reverse take-over transaction process, establishing a path for Final Bell to become a publicly traded company on the Canadian Stock Exchange. In conjunction with the reverse takeover, she also integrated and managed all of Final Bell’s administrative functions, including accounting, finance, legal, HR and IT operations.

Prior to joining Final Bell, since 2018, Sabrina has served as CFO, on a part-time basis, of Apollo Program, a data-driven advertising technology company, where she ran all administrative and operating functions. She also served as deputy CFO for a private school with operations in both the United States and China. She has held prior roles in strategy, analytics and FP&A, at the Topps Company and Undertone, a digital advertising company. Sabrina started her career with five years at KPMG LLP in its transaction services team, in which she advised clients on strategy, corporate finance, valuation and financial modeling. Ms. Yang is a Certified Public Accountant with Masters of Science in Accounting and Applied Statistics from Louisiana State University.

John Belniak, age 45, joined the Board and will serve on the Company’s Audit Committee. Mr. Belniak’s background brings to the Board extensive financial, operational and transactional experience across a range of investment banking, private equity, niche consumer businesses and large corporate businesses. Since April 2020, John has served as Managing Director of Hagerty Garage + Social overseeing the indemnification, development and operation of Hagerty’s collector enthusiast center. From July 2008 to 2020, he was a founder and partner of Propel Equity Partners (and its predecessor firm) focused on identifying niche, branded consumer products for acquisition, recapitalization or strategic partnership. Mr. Belniak serves on the Board of Directors of NEMO Equipment since 2006 and Veto Pro Pac since 2012. Mr. Belniak obtained his B.A. in English from Hamilton College.

F-35

Wendy Parker, age 56, joined the Board as an independent director. Since 2002, Ms. Parker has been a member of Gatehouse Chambers’ Commercial, Property and Insurance Groups in London, England and undertakes most areas of work within those fields. She has developed a strong practice both as an adviser and advocate and has experience of appearing in the specialist commercial and property forums as well as Tribunals and the Court of Appeal.

Ms. Parker has been involved in many technically complex cases. She has a strong academic background which she combines with a practical and common sense approach in order to assist clients in achieving their objectives. Ms. Parker is a member of the United Kingdom Chancery Bar Association and the COMBAR (the Specialist Bar Association for Commercial Barristers advising the international business community).

INCREASE OF AUTHORIZED SHARES

On April 21, 2022 (as amended on April 25, 2022), Troika Media Group Inc. (the “Corporation”) filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation to reflect an increase in the number of authorized shares of all classes of stock which the Corporation shall have the authority to issue from 315,000,000 shares to 825,000,000 shares, such shares being designated as follows: (i) 800,000,000 shares of common stock, par value of $.001 per share of the Corporation; and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share.

RESIGNATION OF DANIEL PAPPALARDO

On April 15, 2022, Daniel Pappalardo, President of Troika Design Group and a member of the Troika Media Group, Inc.’s (the “Company”) Board of Directors, resigned for personal reasons. He had maintained those positions since the Company’s June 13, 2017 merger with Troika Design Group, which he founded some twenty-one (21) years ago. His departure follows the Company’s recent acquisition of Converge Direct. The Company will fulfill the remainder of Mr. Pappalardo’s employment agreement dated June 9, 2017, which was set to expire on June 17, 2022. Pursuant to his employment agreement, the Company will pay Mr. Pappalardo a severance payment equal to one (1) year of his current base salary of $347,288 in semi-annual installments unless he chooses to continue to be paid bi-monthly. All other terms of his contract will be honored.

LA BREA LEASE SETTLEMENT

On May 3, 2022, the Company entered into a settlement agreement with the landlord of the Company’s former Los Angeles offices. The Landlord has accepted a full and final settlement of $660,577 which is substantially less than the Company had accrued. The terms provide that the Company will pay a lump sum of $312,000. The remaining amount of $348,577 to be paid in monthly installments of $29,048, commencing with on June 1, 2022, and ending on May 1, 2023.

APPOINTMENT OF SID TOAMA

On May 19, 2022, Sid Toama was appointed as the Company’s Chief Executive Officer upon the resignation of Robert Machinist.  Sid Toama will hold both positions of Chief Executive Officer and President as well as serve on the Board of Directors.  Robert Machinist will remain the Company’s Chairman of the Board.

F-36

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Troika Media Group, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Troika Media Group, Inc. and Subsidiaries (the Company) as of June 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two year period ended June 30, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill

Description of the Matter:

As described in Note 14 to the consolidated financial statements, the Company’s consolidated goodwill balance was $19.4 million as of June 30, 2021. The Company performs goodwill impairment testing annually as of June 30 or more frequently if events or circumstances indicate the carrying value of a reporting unit that includes goodwill might exceed the fair value of that reporting unit. The Company estimates the fair value of each reporting unit based on a combination of an income approach, that utilizes discounted cash flows specific to each reporting unit, and a market approach, that considers guideline public company market multiples.

We identified the determination of the fair value of each reporting unit included in the Company’s annual goodwill impairment test as a critical audit matter. The key assumptions utilized by management in the determination of the fair value under the income approach include projected revenue growth rates, profit margins, operating expenses, terminal value and discount rates for each of the Company’s reporting units. The key assumptions utilized by management in the determination of the fair value under the market approach include the selection of guideline public companies utilized. Changes to these assumptions can have a significant impact on the fair value of each reporting unit. Auditing management’s valuation methods and assumptions utilized in estimating the fair value of the reporting units involved especially challenging and subjective auditor judgment due to the nature and extent of audit effort required to address this matter, including the extent of specialized skill or knowledge needed.

F-37

How we addressed the Matter in our Audit:

The primary procedures we performed to address this critical audit matter included:

•	Evaluating the design and operating effectiveness of controls relating to management’s goodwill impairment tests, including management’s review of the key assumptions and judgments used in determining the valuation methodology for the measurement of the fair value of each reporting unit.

•	Evaluating management’s ability to forecast cash flows and the reasonableness of management’s assumptions used to develop cash flow forecasts and projections by comparing them to prior period forecasts, historical operating performance, internal and external communications made by the Company, and forecasted information included in industry reports.

•	Testing the accuracy and completeness of the data used by management and external valuation specialist to develop its projections.

•	Utilizing personnel with specialized knowledge and skill of valuation techniques to assist in: (i) evaluating the methodologies used by management to determine the fair value of each reporting unit including the weighting of the income and market approaches; (ii) assessing the underlying projections by comparing key assumptions to historical levels and guideline public companies; (iii) evaluating the reasonableness of assumptions used in the income and market approaches including discount rates, terminal values, present value factors, market multiples, and the control premium; and (iv) testing the mathematical accuracy of the Company’s calculations.

•	Reviewed the credentials of the valuation specialists and determined the validity of qualifications, objectivity, and experience.

Business Combinations

Description of the Matter:

As described in Note 2 to the consolidated financial statements, the Company completed an acquisition of Redeeem LLC for net consideration of $2.59 million in the year ended June 30, 2021. The Company accounted for this acquisition as a business combination.

Auditing the accounting for the acquisition was complex due to the significant estimation uncertainty in determining the fair values of identified intangible assets, which consisted of developed technology of $0.52 million and tradename of $0.06 million. The significant estimation uncertainty was primarily due to the sensitivity of the respective fair values to underlying assumptions about future performance of the acquired business and due to the limited historical data on which to base these assumptions. The significant assumptions used to form the basis of the forecasted results included revenue growth rates. These significant assumptions were forward-looking and could be affected by future economic and market conditions.

How we addressed the Matter in our Audit:

•	We obtained an understanding, evaluated the design and the operating effectiveness of the Company’s controls over its accounting for the acquisition. This included evaluating controls over the estimation process supporting the recognition and measurement of identified intangible assets, and management’s judgment and evaluation of underlying assumptions and estimates with regards to the fair values of the identified intangible assets.

•	To test the estimated fair values of the identified intangible assets, our audit procedures included, among others, reading the underlying agreements, testing management’s application of the relevant accounting guidance, and involving a specialist to assist us in the evaluation of the Company’s valuation methodology and testing of the significant assumptions. Additionally, we tested the completeness and accuracy of the underlying data supporting the significant assumptions and estimates.

  /s/ RBSM LLP

  We have served as the Company’s auditor since 2014.

  Henderson, Nevada

  September 28, 2021

F-38

Troika Media Group, Inc. and Subsidiaries

Consolidated Balance Sheets

As of June 30,

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$12,066,000	$1,706,000
Accounts receivable, net	1,327,000	841,000
Prepaid expenses	670,000	143,000
Other assets - short term portion	1,000	1,000
Total current assets	14,064,000	2,691,000

Other assets - long term portion	626,000	615,000
Property and equipment, net	343,000	344,000
Operating lease right-of-use assets, net	6,887,000	8,297,000
Intangible assets, net	2,603,000	4,191,000
Goodwill	19,368,000	17,362,000
Total assets	$43,891,000	$33,500,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,363,000	$8,137,000
Convertible notes payable	50,000	1,435,000
Note payable - related party - short term portion	200,000	452,000
Due to related parties	41,000	-
Contract liabilities	5,973,000	5,031,000
Operating lease liability - short term portion	3,344,000	2,255,000
Derivative liabilities	13,000	-
Taxes payable	62,000	-
Stimulus loan program - short term portion	22,000	-
Total current liabilities	18,068,000	17,310,000

Long term liabilities:
Operating lease liability - long term portion	5,835,000	7,003,000
Note payable - related party – long term portion	-	1,975,000
Stimulus loan program – long term portion	547,000	-
Rental deposits	119,000	105,000
Other long-term liabilities	477,000	-
Liabilities of discontinued operations - long term portion	107,000	107,000

Total liabilities	25,153,000	26,500,000

Commitment and contingencies (Note 10 &11)	-	-

Stockholders’ equity:
Preferred stock, $0.01 par value: 15,000,000 shares authorized
Series A Preferred Stock ($0.01 par value: 5,000,000 shares authorized, 720,000 shares issued and outstanding as of June 30, 2021 and 2020)	7,000	7,000
Series B Convertible Preferred Stock ($0.01 par value: 3,000,000 shares authorized, 0 and 2,495,000 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	-	25,000
Series C Convertible Preferred Stock ($0.01 par value: 1,200,000 shares authorized, 0 and 911,149 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	-	9,000
Series D Convertible Preferred Stock ($0.01 par value: 2,500,000 shares authorized, 0 and 1,979,000 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	-	20,000
Common stock, ($0.001 par value: 300,000,000 shares authorized, 39,496,588 and 15,454,623 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	40,000	16,000
Additional paid-in-capital	204,788,000	176,262,000
Stock payable	1,210,000	1,300,000
Accumulated deficit	(186,889,000)	(170,892,000)
Accumulated Other comprehensive (loss) income	(418,000)	253,000
Total stockholders’ equity	18,738,000	7,000,000
Total liabilities and stockholders’ equity	$43,891,000	$33,500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-39

Troika Media Group, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
For the Year Ended June 30,

	2021	2020

Project revenues, net	$16,192,000	$24,613,000
Cost of revenues	7,504,000	11,636,000
Gross profit	8,688,000	12,977,000

Operating expenses:
Selling, general and administrative expenses	24,040,000	24,034,000
Professional fees	1,332,000	1,028,000
Depreciation expense	131,000	344,000
Amortization expense of intangibles	2,168,000	4,002,000
Goodwill impairment expense	-	1,985,000
Intangibles impairment expense	-	1,867,000
Total operating expenses	27,671,000	33,260,000
Loss from operations	(18,983,000)	(20,283,000)

Other income (expense):
Income from government grants	3,140,000	-
Amortization expense of note payable discount	(409,000)	(1,092,000)
Interest expense	(7,000)	(239,000)
Foreign exchange gain (loss)	(48,000)	11,000
Gain on early termination of operating lease	2,000	164,000
Gain on change in fair value of derivative liabilities	72,000	-
Other income	452,000	691,000
Other expenses	-	(18,000)
Total other income (expense)	3,202,000	(483,000)

Net loss from continuing operations before income tax	(15,781,000)	(20,766,000)
Income tax expense	(216,000)	-
Net loss from continuing operations after income tax	(15,997,000)	(20,766,000)

Net income from discontinued operations	-	6,319,000
Net loss	$(15,997,000)	$(14,447,000)
Foreign currency translation adjustment	(671,000)	203,000
Comprehensive loss	$(16,668,000)	$(14,244,000)

Earnings (loss) per share
Continuing operations - basic and diluted	$(1.03)	$(1.35)
Discontinued operations - basic	$-	$0.41
Net loss attributable to common stockholders - basic and diluted	$(1.03)	$(0.94)

Diluted earnings per share
Discontinued operations	$-	$0.16

Weighted average basic shares	15,544,032	15,423,655
Weighted average diluted shares	15,544,032	38,736,615

The accompanying notes are an integral part of these consolidated financial statements.

F-40

Troika Media Group, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended June 30, 2021 and 2020

	Preferred Stock - Series A		Preferred Stock - Series B		Preferred Stock - Series C		Preferred Stock - Series D		Common Stock		Additional			Accumulated other	Total
	$ 0.01 Par Value		$ 0.01 Par Value		$ 0.01 Par Value		$ 0.01 Par Value		$ 0.001 Par Value		Paid In	Stock	Accumulated	comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Capital	Shares	Amount	Capital	Payable	Deficit	Income (Loss)	Equity

BALANCE — July 1, 2019	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,881,500	$19,000	15,211,290	$15,000	$169,400,000	$1,743,000	$(156,445,000)	$50,000	$14,823,000
Sale of preferred stock - series D							97,500	1,000			975,000				976,000
Retirement of common stock									(416,667)	-	-				-
Issuance of common stock related to stock payable									660,000	1,000	442,000	(443,000)			-
Stock-based compensation on options											671,000				671,000
Stock-based compensation on warrants											3,593,000				3,593,000
Discount on convertible note payable											1,093,000				1,093,000
Warrants related to financing of convertible note payable											.47,000				47,000
Imputed interest on convertible note payable											41,000				41,000
Foreign currency translation gain														203,000	203,000
Net loss													(14,447,000)		(14,447,000)

BALANCE — June 30, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	15,454,623	$16,000	$176,262,000	$1,300,000	$(170,892,000)	$253,000	$7,000,000
BALANCE — July 1, 2020	720,000	$7,000	2,495,000	$25,000	911,149	$9,000	1,979,000	$20,000	15,454,623	$16,000	$176,262,000	$1,300,000	$(170,892,000)	$253,000	$7,000,000
Sale of common stock in initial public offering, gross									5,783,133	6,000	23,994,000				24,000,000
Offering costs relating to initial public offering											(3,298,000)				(3,298,000)
Record stock payable relating to Redeeem acquisition											-	1,210,000			1,210,000

F-41

Record vested portion of deferred compensation relating to Redeeem											362,000				362,000
Conversion of preferred stock – series B upon up-listing			(2,495,000)	(25,000)					594,048	1,000	24,000				-
Conversion of preferred stock – series C upon up-listing					(911,149)	(9,000)			12,287,386	12,000	147,000				150,000
Conversion of preferred stock – series D upon up-listing							(1,979,000)	(20,000)	5,277,334	5,000	15,000				-
Cashless issuance of common stock related to the exercise of options									165,145	-	-				-
Cashless issuance of common stock related to the exercise of warrants									122,183	-	-				-
Cashless issuance of common stock related to convertible notes payables									746,069	1,000	1,749,000				1,750,000
Stock-based compensation on options											881,000				881,000
Stock -based compensation on warrants											3,176,000				3,176,000
Beneficial conversion features on convertible promissory notes											144,000				144,000
Retirement of common stock									(2,666,667)	(3,000)	3,000				-
Issuance of common stock related to stock payable									1,733,334	2,000	1,298,000	(1,300,000)			-
Warrants granted for convertible promissory notes											12,000				12,000
Imputed interest on convertible note payable											19,000				19,000
Foreign currency translation loss														(671,000)	(671,000)
Net loss													(15,997,000)		(15,997,000)

BALANCE — June 30, 2021	720,000	$7,000	-	$-	-	$-	-	$-	39,496,588	$40,000	$204,788,000	$1,210,000	$(186,889,000)	$(418,000)	$18,738,000

The accompanying notes are an integral part of the consolidated financial statements.

F-42

Troika Media Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Year Ended June 30,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,997,000)	$(14,447,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	131,000	344,000
Amortization of intangibles	2,168,000	4,002,000
Amortization of right-of-use assets	1,112,000	1,857,000
Amortization of discount on convertible notes	-	1,092,000
Impairment of goodwill	-	1,985,000
Impairment of intangibles	-	1,867,000
Stock-based compensation on options	881,000	671,000
Stock-based compensation on warrants	3,176,000	3,593,000
Stock-based compensation relating to Redeeem acquisition	362,000	-
Warrants related to financing of convertible note payable	12,000	47,000
Imputed interest for note payable	19,000	41,000
Gain on early termination of operating lease	(2,000)	(164,000)
Gain on change in fair value of derivative liabilities	(72,000)	-
Discount on derivative liability	85,000	-
Income from government grants	(3,140,000)	-
(Reversal) provision for bad debt	(260,000)	397,000
Preferred shares converted to common stock	150,000	-
Beneficial conversion features on convertible promissory notes	144,000	-
Tax provision on income	216,000	-
Gain from derecognition of liabilities from discontinued operations	-	(6,319,000)
Change in operating assets and liabilities:
Accounts receivable	(226,000)	2,447,000
Prepaid expenses	(527,000)	672,000
Accounts payable and accrued expenses	1,246,000	(225,000)
Other assets	(11,000)	(296,000)
Rental deposits	14,000	(4,000)
Operating lease liability	(919,000)	(1,382,000)
Due to related parties	41,000	-
Other long-term liabilities	477,000	-
Contract liabilities relating to revenue	2,376,000	(189,000)
Contract liabilities to government grant	1,706,000	-
Liabilities of discontinued operations	-	(26,000)
Net cash used in operating activities	(6,838,000)	(2,333,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash paid for acquisition of Redeeem	(1,376,000)	-
Purchase of fixed assets	(158,000)	(98,000)
Net cash used in investing activities	(1,534,000)	(98,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of series D convertible preferred shares for cash	-	976,000
Proceeds from initial public offering net of offering costs	20,702,000	-
Proceeds from stimulus loan programs	569,000	-
Payments to note payable of related party	(2,479,000)	(31,000)
Proceeds from convertible note payable	500,000	1,400,000
Payments to convertible note payable	(135,000)	-
Net cash provided by financing activities	19,157,000	2,345,000

Effect of exchange rate on cash	(425,000)	203,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	$10,360,000	$117,000
CASH AND CASH EQUIVALENTS — beginning of years	1,706,000	1,589,000
CASH AND CASH EQUIVALENTS — end of years	$12,066,000	$1,706,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-	$-
Interest expense	$-	$29,000
Noncash investing and financing activities:
Preferred shares converted into common stock upon uplisting	$54,000	$-
Shares to be issued for Redeeem acquisition	$1,210,000	$-
Issuance of common stock related to convertible note payable	$1,750,000	-
Issuance of common stock related to stock payable	$1,300,000	$443,000
Right-of-use assets acquired through adoption of ASC 842	$-	$8,348,000
Right-of-use assets acquired through operating leases	$2,642,000	2,398,000

The accompanying notes are an integral part of these consolidated financial statements.

F-43

TROIKA MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended June 30, 2021 and 2020

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY AND NATURE OF BUSINESS

Troika Media Group, Inc. (formerly M2 nGage Group, Inc. and Roomlinx, Inc.) (the "Company", “TMG”, "Roomlinx" or "M2 Group") was formed in 2003 under the name RL Acquisition, Inc. pursuant to the laws of the State of Nevada.

The Company operates as a brand consulting and marketing agency specializing in the entertainment and sports media category. Our clients are, in the entertainment, sports, media, gaming and consumer brands, seeking new ways to connect with consumers, audiences and fans through evolving media and technology.

On March 27, 2015, the Company entered into and completed (the "Closing") a Subsidiary Merger Agreement (the "SMA") by and among the Company, Signal Point Holdings Corp. ("SPHC"), SignalShare Infrastructure, Inc. ("SSI") and RMLX Merger Corp. Upon the terms and conditions of the SMA, the Company's wholly-owned subsidiary RMLX Merger Corp., a Delaware corporation, was merged with and into SPHC, with SPHC and its operating subsidiaries surviving as a wholly owned subsidiary of the Company (the "Subsidiary Merger"). The Company’s operations, of Roomlinx, Inc., existing at the time of the SMA were transferred into a newly formed, wholly-owned subsidiary named SignalShare Infrastructure Inc. As a result of the SMA, the former shareholders of SPHC, a privately-owned Delaware corporation, received an aggregate of approximately 85% of the fully diluted common stock of the Company.

On July 14, 2017, Troika Media Group, Inc. ("TMG") was created as a Nevada corporation. TMG began operations on June 14, 2017 by acquiring all the assets and liabilities of Troika Design Group, Inc ("TDG"). TMG operates from its main facilities and offices located in Los Angeles, California and Englewood Cliffs, New Jersey. Pursuant to the terms of a Merger Agreement dated June 12, 2017, on June 14, 2017, TMG, a wholly-owned subsidiary of M2nGage Group, Inc. was merged with and into Troika Acquisition Corp. with TMG as the surviving entity and a wholly-owned subsidiary of the acquirer. The total purchase price was $5.0 million in cash plus 2,046,667 shares of common stock of the acquirer.

On June 29, 2018, the Company entered into an agreement to acquire all of the issued and outstanding membership interest of Mission Culture LLC and all of the outstanding ordinary shares of MissionMedia Holdings Limited. The Company formed a wholly-owned subsidiary TroikaMission Holdings, Inc., as the acquisition company.

On April 19, 2021, the Company announced the pricing of an underwritten initial public offering of 5,783,333 shares of common stock and warrants to purchase 5,783,333 shares at a public offering price of $4.15 per share for aggregate gross proceeds of $24.0 million or $20.7 million net after deducting commissions and other offering expenses. The Company began trading its common stock and warrants on the NASDAQ Capital Market on April 20, 2021. Please see Note 12 – Stockholders’ Equity for further details.

F-44

On May 21, 2021, the Company entered into an agreement to acquire the assets and specific liabilities of fintech platform Redeeem, LLC for $2.6 million consisting of $1.2 million in cash, $166,000 in specific liabilities, and $1.2 million of the Company’s common stock. The Company formed a wholly-owned subsidiary Redeeem Acquisition Corp, as the acquisition company. Please see Note 2 – Acquisitions for further details.

LIQUIDITY

The Company has incurred net losses since its inception and anticipates net losses and negative operating cash flows until fiscal year 2023.  For the year ended June 30, 2021, the Company had a net loss of $16.0 million, which increased the accumulated deficit to $186.9 million at June 30, 2021 from $170.9 million at June 30, 2020. At June 30, 2021, the Company had $12.1 million in cash and cash equivalents and a total of $14.1 million in current assets in relation to $18.1 million in current liabilities.  While the Company continues to find efficiencies with its acquisitions of Troika Design Group, Inc. and  Mission Group as well as the assets of Redeeem LLC, the departure of Mission’s President and Founder in fiscal year 2019 together with the coronavirus (COVID-19) pandemic in fiscal years 2020 and 2021 impacted revenue more than anticipated.

With the acquisition of Mission Group, the Company is attempting to increase Troika’s footprint in major media markets, such as NY and London.  The Company also continues to expand its consulting services and breadth of product offering with existing Mission and Troika clients and increase business development in NY and London as a result of the Mission acquisition.  Additionally the Company intends to add to Mission business development due to Troika’s existing clientele.  As a result of these developments and the Company’s intent to save costs in overhead through rationalized headcount from synergies achieved in the acquisition of Mission, the consolidated fiscal year 2023 forecast for the combined entity is $2.3 million in adjusted EBITDA.

If the Company raises additional funds by issuing equity securities, its stockholders would experience dilution. Additional debt financing, if available, may involve covenants restricting its operations or its ability to incur additional debt. Any additional debt financing or additional equity that the Company raises may contain terms that are not favorable to it or its stockholders and require significant debt service payments, which diverts resources from other activities. If the Company is unable to obtain additional financing, it may be required to significantly scale back its business and operations. The Company’s ability to raise additional capital will also be impacted by the outbreak of COVID-19, as well as market conditions and the price of the Company’s common stock.

Based on the recent acquisitions, Company-wide consolidation, and management’s plans, the Company believes that the current cash on hand 9,628,000 and anticipated cash from operations is sufficient to conduct planned operations for one year from the issuance of the consolidated financial statements.  In addition, Management believes they can raise additional capital if necessary, given the Company has been successful at raising funding through debt financing as well as securing additional financing from friendly lenders.

Impact of COVID-19

In March 2020, the World Health Organization categorized the coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and the resulting public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have adversely impacted our business and those of our clients. Businesses have adjusted, reduced, or suspended operating activities, which has negatively impacted the clients we service. We continue to believe our focus on our strategic strengths, including talent, our differentiated market strategy and the relevance of our services, including the longevity of our relationships, will continue to assist our Company as we navigate a rapidly changing marketplace. The effects of the COVID-19 pandemic have negatively impacted our results of operations, cash flows and financial position; however, the continued extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19.

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We took steps to protect the safety of our employees, with a large majority of our worldwide workforce working from home, while developing creative ideas to protect the health and well-being of our communities and setting up our people to help them do their best work for our clients while working remotely. With respect to managing costs, we have implemented multiple initiatives to align our expenses with changes in revenue. The steps taken across our agencies and corporate group include deferred merit increases, freezes on hiring and temporary labor, major cuts in non-essential spending, staff reductions, furloughs in markets where that option is available and salary reductions, including voluntary salary deferment for our senior corporate management team. In addition, we remain committed to and have intensified our efforts around cash flow discipline, including the identification of significant capital expenditures that can be deferred, and working capital management. We began to see the effects of COVID-19 on client spending, notably in the UK and US markets with our Mission subsidiaries throughout the second quarter of calendar 2020 with much of the work force of the UK subsidiary on furlough, and with our Troika Design subsidiary furloughed as March 2020 progressed. Due to mandatory stay at home orders and social distancing, our experiential business has been particularly impacted by COVID-19. Promotional and experiential events with the Company’s assistance are particularly susceptible to external factors were delayed by many of the Company’s Mission clients due to the effects of COVID-19. The Company had temporarily furloughed employees to reflect current reduced demands associated with those client sets. However, as of the first and second quarters of calendar 2021, we started to see business dramatically improve and expect greater improvement in our results in our next fiscal quarters. As cities have commenced openings with the improvement of vaccines distribution and infection rates declining, our client activities have doubled and there is a real optimism that the economic conditions are improving. Sports, Entertainment, Pharma clients are contracting our services across all entities at rates similar to 2019.

In the current environment, a major priority for us is preserving liquidity. Our primary liquidity sources are operating cash flow, cash and cash equivalents and short-term investments. Although we expect to experience a decrease in our cash flow from operations as a result of the impact of COVID-19, we have obtained relief under the CARES Act in the form of a Small Business Administration backed loans. In aggregate we received $1.7 million in SBA stimulus “Payroll Protection Program” funding in April 2020 of which the majority of these funds were used for payroll. As per the US Government rules, the funds used for payroll, healthcare benefits, and other applicable operating expenses can be forgiven and the Company reported them as such in December 2020 considering the Company believes we have substantially met these conditions.  On August 14, 2020, the Company received an additional $500,000 in loans with 30 year terms under the SBA’s “Economic Injury Disaster Loan” program which the Company intends to use to address any cash shortfalls that may resulted from the current pandemic.  In February 2021, the Company obtained additional relief under the CARES Act in the form of a Small Business Administration backed loans and received an additional $1.7 million in SBA stimulus “Payroll Protection Program” funds which will were used for payroll, healthcare benefits, and other applicable operating expenses. The Company believes we will substantially meet the conditions for forgiveness of this funding as well.

In the United Kingdom, as of April 1, 2020, Mission furloughed twenty-seven employees, saving £78,000 in April payroll, being made up of £55,000 of furlough monies from the government and £16,000 in associated payroll savings and applied for a 3-month rent holiday. In May 1, 2020, Mission put on furlough an additional 5 employees bringing the total to 32, alongside a 10% pay cut for all employees not furloughed, saving £111,000 in May payroll, being made up of £62,000 of furlough monies from the government, £33,000 of associated payroll savings and £16,000 in savings related to the pay cut. On April 1, 2020, Troika Design Group actioned a 15% salary reduction across the majority of the Los Angeles staff and furloughed one office manager for a total savings of $112,000 per month. Finally, certain members of the Company’s executive team deferred compensation temporarily. In August 2020, the Company received £50,000 in loans related to the COVID pandemic with an interest rate of 2.5% to be paid over five years beginning one year after receipt. The Company used these proceeds to address any cash shortfalls that resulted from the pandemic.

The extent to which the COVID-19 outbreak continues to impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.  While the Company’s revenue has declined by $8.4 million from $24.6 million to $16.2 million in the years ending June 30, 2021 and 2020 respectively, the Company is still quantifying how much of this decline in revenue was caused by the pandemic as well as the impact from the departure of Mission’s founder.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of TMG, and its wholly-owned subsidiaries, Troika Design Group, Inc. (California), Troika Services Inc. (New York), Troika Analytics Inc. (New York), Troika Productions, LLC (California), Troika-Mission Holdings, Inc. (New York), Mission Culture LLC (Delaware), Mission-Media Holdings Limited (England and Wales), Mission Media USA, Inc. (New York), and Troika  IO, Inc. (f/k/a Redeeem Acquisition Corp) (California). All significant intercompany accounts and transactions have been eliminated in consolidation.

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RECLASSIFICATION OF PRIOR YEAR FINANCIALS

During the year ended June 30, 2021, the Company identified certain liabilities recorded as of June 30, 2020 relating to “Payroll Protection Program” stimulus funding totaling $1,704,000 that were to be treated as a government grant rather than debt. In accordance with IAS-20, Accounting for Government Grants and Disclosure of Government Assistance, the proceeds from government grants are to be recognized as a deferred income liability and reported as income as the related costs are expensed. On June 30, 2020, the Company recorded these funds as debt and should have recorded the balance of $1,704,000 as a contract liabilities. The Company has reflected this reclassification in the prior year financials which resulted in no impact to the income statement or change in total liabilities.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.

Significant estimates and assumptions made by management include, among others, the assessment of the collectability of accounts receivable and the determination of the allowance for doubtful accounts, the valuation and useful life of capitalized equipment costs and long-lived assets, valuation of warrants and options, the determination of the useful lives and any potential impairment of long-lived assets such as intangible assets and goodwill, the allocation of purchase consideration to assets and liabilities due to the Redeeem acquisition, stock-based compensation, and deferred tax assets.  Actual results could differ from those estimates.

FAIR VALUE MEASUREMENT

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 - Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - Other inputs that are directly or indirectly observable in the marketplace.

Level 3 - Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as June 30, 2021 and 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, and convertible notes payable. Fair values for these items were assumed to approximate carrying values because of their short term nature or they are payable on demand. The Company uses Level 3 inputs for its valuation methodology for the embedded conversion option liabilities as the fair values were determined by using the Black-Scholes option-pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates, on a periodic basis, long-lived assets to be held and used for impairment in accordance with the reporting requirements of ASC 360-10. The evaluation is based on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, then an estimate of the undiscounted value of expected future operating cash flows is used to determine whether the asset is recoverable and the amount of any impairment is measured as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company maintains cash and cash equivalent account balances with financial institutions in the United States and United Kingdom which at times exceed federally insured limits for accounts in the United States. Considering deposits with these institutions can be redeemed on demand, the Company believes there is minimal risk. As of June 30, 2021 and 2020, the Company had $10,125,000 and $822,000 in cash that was uninsured, respectively.

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For the fiscal years ending June 30, 2021 and 2020, (6) customers accounted for 42.4% and 45.1% of our net revenues, respectively. As of June 30, 2021, three customers made up 44.2% of the net receivable balance however it was collected subsequent to year-end. As of June 30, 2020, three customers made up 35.6% of the net receivable balance. The Company believes there is minimal risk however it will continue to monitor.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of June 30, 2021 and 2020, the Company had no cash equivalents.

ACCOUNTS RECEIVABLE

Our accounts receivable are amounts due from our clients. The Company accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized and the customer has not been invoiced due to the terms of the contract or the timing of the account invoicing cycle.

For those clients to whom we extend credit, we perform periodic evaluations of accounts receivable and maintain allowances for potential credit losses as deemed necessary.

The Company periodically reviews the outstanding accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. When a customer’s account is deemed to be uncollectible the outstanding balance is charged to the allowance for doubtful accounts. As of June 30, 2021 and 2020, the Company had $521,000 and $781,000, in allowance for doubtful accounts, respectively.

PROPERTY AND EQUIPMENT, NET

Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment consist of furniture and computer equipment. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in the statements of income in the period realized.

GOODWILL AND INTANGIBLE ASSETS

As a result of acquisitions, the Company recorded goodwill and identifiable intangible assets as part of its allocation of the purchase consideration.

Goodwill

Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired business. Goodwill is tested annually at June 30 for impairment. The annual qualitative or quantitative assessments involve determining an estimate of the fair value of reporting units in order to evaluate whether an impairment of the current carrying amount of goodwill exists. A qualitative assessment evaluates whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step quantitative goodwill impairment test. The first step of a quantitative goodwill impairment test compares the fair value of the reporting unit to its carrying amount including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss may be recognized. The amount of impairment loss is determined by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount. If the carrying amount exceeds the implied fair value then an impairment loss is recognized equal to that excess. A goodwill impairment charge of $0 and $598,000 was recorded as a result of the Company’s annual impairment assessment on June 30, 2021 and 2020, respectively. The Company has adopted the provisions of ASU 2017-04—Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ASU 2017-04 requires goodwill impairments to be measured on the basis of the fair value of a reporting unit relative to the reporting unit’s carrying amount rather than on the basis of the implied amount of goodwill relative to the goodwill balance of the reporting unit. Thus, ASU 2017-04 permits an entity to record a goodwill impairment that is entirely or partly due to a decline in the fair value of other assets that, under existing GAAP, would not be impaired or have a reduced carrying amount. Furthermore, the ASU removes “the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test.” Instead, all reporting units, even those with a zero or negative carrying amount will apply the same impairment test. Accordingly, the goodwill of reporting unit or entity with zero or negative carrying values will not be impaired, even when conditions underlying the reporting unit/entity may indicate that goodwill is impaired.

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We test our goodwill for impairment annually, or, under certain circumstances, more frequently, such as when events or circumstances indicate there may be impairment. We are required to write down the value of goodwill only when our testing determines the recorded amount of goodwill exceeds the fair value.

None of the goodwill is deductible for income tax purposes.

Intangibles

Intangible assets with finite useful lives consist of tradenames, non-compete agreements, acquired workforce and customer relationships and are amortized on a straight-line basis over their estimated useful lives, which range from three to ten years. The estimated useful lives associated with finite-lived intangible assets are consistent with the estimated lives of the associated products and may be modified when circumstances warrant. Such assets are reviewed for impairment when events or circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. There was an impairment of intangibles recorded of $0 and $1,867,000 for the year ended June 30, 2021 and 2020, respectively.

Leases

Right-of-use assets and lease liabilities are recorded in accordance with Leases (Topic 842).  The Company has recorded a lease liability because the Company has the obligation to make lease payments and a ROU asset for the right to use the underlying asset for the lease term. The lease liability is measured at the present value of the lease payments over the lease term. The right-of-use asset is measured at the lease liability amount, adjusted for lease prepayments, lease incentives received and the lessee’s initial direct costs. The Company uses the optional transitional method and elected to use the package of three practical expedients which allows the Company not to reassess whether contracts are or contain leases, lease classification and whether initial direct costs qualify for capitalization.

Income from subleased properties as well as non-lease items such as common-area maintenance and utilities are recognized as non-operating “other income” on the Consolidated Statements of Operations and Comprehensive Loss.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company recognizes primarily four revenue streams and they are retainer fees, project fees, reimbursement income, and fee income.

Retainer fees are non-refundable fixed amounts being received from a client often on a recurring basis and the performance obligation is the staff being available to provide consultation services. Consulting engagements do not incur a significant amount of direct costs however any costs are recognized as incurred. Consulting fees are recognized evenly throughout the term of the agreement.

Project fees are associated with the delivery of services and/or goods to a client and the revenue includes both the anticipated costs to deliver the product as well as the Company’s margin. As per ASC 606-10-25-31, the Company recognizes project fees over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. Revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of inputs is the costs consumed by a project in relation to its total anticipated costs. As part of the close process the Company compiles a preliminary percentage of completion (POC) for each project which is the ratio of incurred costs to date in relation to the anticipated costs from the production team’s approved budgets. The POC ratio is then applied to the contracted revenue and the pro-rated revenue is then recognized accordingly.

Reimbursement income represents compensation relating to the out-of-pocket costs associated with a staging of a live event. As per 606-10-25-31, the Company recognizes reimbursement income over time by measuring the progress toward complete satisfaction of a performance obligation by measuring its performance in transferring control of the services contractually delivered to a client by applying the input method. The revenue is recognized based on the extent of inputs expended toward satisfying a performance obligation and it was determined that the best judge of input is the costs incurred to date in relation to the anticipated costs. As a result, unless an overage or saving is identified, the reimbursement income equates to the reimbursement costs incurred. Given that the Company contracts directly with the majority of the vendors and is liable for any overages, the Company is deemed a principal in this revenue transaction as they have control over the asset and transfer the asset themselves. As a result, this transaction is recorded gross rather than net.

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Fee income represents the Company’s margin on the staging of a live event, is negotiated with the client prior and fixed. Based on ASC 606, the Company’s progress in satisfying the performance obligation in a contract is difficult to determine so as a result the fee income is only recognized at the conclusion of a project. Only upon confirmation the Company has performed all its contractual obligations as per the contract does the Company record fee income.

Contract Assets

The Company does not have any contract assets such as work-in-process. All trade receivables on the Company’s consolidated balance sheet are from contracts with customers.

Contract Costs

Costs incurred to obtain a contract are capitalized unless short term in nature. As a practical expedient, costs to obtain a contract that are short term in nature are expensed as incurred. The Company does not have any contract costs capitalized as of June 30, 2021 and 2020.

Contract Liabilities - Deferred Revenue

The Company’s contract liabilities consist of advance customer payments and deferred revenue. Deferred revenue results from transactions in which the Company has been paid for products by customers, but for which all revenue recognition criteria have not yet been met. Once all revenue recognition criteria have been met, the deferred revenues are recognized.

ADVERTISING

The Company generally expenses marketing and advertising costs as incurred. During the years ended June 30, 2021 and 2020, the Company incurred $0 and $12,000, respectively, on marketing, trade shows and advertising.

The Company received rebates on advertising from co-operative advertising agreements with several vendors and suppliers. These rebates have been recorded as a reduction to the related advertising and marketing expense.

BENEFICIAL CONVERSION FEATURE

The Company accounts for convertible notes payable in accordance with the guidelines established by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 470-20, Debt with Conversion and Other Options, Emerging Issues Task Force (“EITF”) 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No 98-5 To Certain Convertible Instruments. The Beneficial Conversion Feature (“BCF”) of a convertible note is normally characterized as the convertible portion or feature of certain notes payable that provide a rate of conversion that is below market value or in-the-money when issued. The Company records a BCF related to the issuance of a convertible note when issued and also records the estimated fair value of any warrants issued with those convertible notes. Beneficial conversion features that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

The BCF of a convertible note is measured by allocating a portion of the note’s proceeds to the warrants, if applicable, and as a reduction of the carrying amount of the convertible note equal to the intrinsic value of the conversion feature, both of which are credited to additional paid-in-capital. The value of the proceeds received from a convertible note is then allocated between the conversion features and warrants on an allocated fair value basis. The allocated fair value is recorded in the financial statements as a debt discount (premium) from the face amount of the note and such discount is amortized over the expected term of the convertible note (or to the conversion date of the note, if sooner) and is charged to interest expense using interest method.

DERIVATIVE LIABILITY

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect their fair value at each period end with any increase or decrease in the fair value being recorded in results of operations.   The fair value of derivative instruments such as convertible note payables are valued using the Black-Scholes option-pricing model based on various assumptions.

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STOCK-BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

For non-employee stock-based compensation, the Company has adopted ASC 2018-07, Improvements to Nonemployee Share-Based Payment Accounting which expands on the scope of ASC 718 to include share-based payment transactions for acquiring services from non-employees and requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or the fair value of the services at the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements of the Company are presented in U.S. dollars. The functional currency for the Company is U.S. dollars for all entities other than Mission Media Limited whose operations are based in the United Kingdom and their functional currency is British Pound Sterling (GBP). Transactions in currencies other than the functional currencies are recorded using the appropriate exchange rate at the time of the transaction. All assets and liabilities are translated into U.S. Dollars at balance sheet date using closing rate, shareholders’ equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) income. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations.

The relevant translation rates are as follows: for the year ended June 30, 2021 closing rate at 1.382800 US$: GBP, yearly average rate at 1.346692 US$: GBP, for the year ended June 30, 2020 closing rate at 1.238900 US$: GBP, yearly average rate at 1.262367 US$: GBP.

INCOME TAXES

The Company accounts for its income taxes in accordance with Income Taxes Topic of the FASB ASC 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company has net operating losses for both their US and UK entities however a full valuation allowance was recorded due to uncertainties in realizing the deferred tax asset (Note 13 – Income Taxes).

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COMPREHENSIVE LOSS

Comprehensive loss is defined as a change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources and includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. For the Company, comprehensive loss for the years ending June 30, 2021 and 2020 included net loss and unrealized gains (losses) from foreign currency translation adjustments.

EARNINGS PER COMMON SHARE

Net income (loss) per common share is calculated in accordance with ASC Topic: 260 Earnings per Share.  Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  The computation of diluted net loss per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive.  In periods where the Company has a net loss, all dilutive securities are excluded.

The following are dilutive common stock equivalents as of June 30, which were not included in the calculation of loss per share, since the Company had a net loss from continuing operations and net loss:

	2021	2020
Convertible preferred stock	48,000	12,294,001
Stock payables	588,354	1,664,000
Stock options	2,766,467	2,453,486
Stock warrants	7,248,702	6,901,474
Total	10,651,523	23,312,961

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share from discontinued operations for the year ended June 30, 2020:

June 30, 2020

Net income from discontinued operations	$6,319,000

Weighted average common shares outstanding	15,423,655
Incremental shares from the:
Conversion of preferred stock Series A	48,000
Conversion of preferred stock Series B	594,048
Conversion of preferred stock Series C	12,148,653
Conversion of preferred stock Series D	5,214,411
Stock payable	1,664,000
assumed exercise of dilutive stock options	2,453,486
assumed exercise of dilutive stock warrants	6,901,474
Lock-Up Agreements - common stock equivalents	(5,711,111)
Dilutive potential common shares	38,736,616

Net earnings per share from discontinued operations:
Basic	$0.41
Diluted	$0.16

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STIMULUS FUNDING

In accordance with IAS-20,

Accounting for Government Grants and Disclosure of Government Assistance, the proceeds from government grants are to be recognized as a deferred income liability and reported as income as the related costs are expensed.   On June 30, 2021, the Company recorded deferred income liabilities of $270,000 within contract liabilities and $569,000 within stimulus loans, respectively.  On June 30, 2020, the Company recorded deferred income liabilities of $0 within contract liabilities and $1,704,000 within stimulus loans, respectively. For the fiscal years ending June 30, 2021 and 2020, the Company recognized $3,140,000 and $0 in income from government grants, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS

ACCOUNTING PRONOUNCEMENTS NOT YET EFFECTIVE

In August 2020, FASB issued ASU 2020-06, “Debt—Debt with Conversion and Other and Derivatives and Hedging—Contracts in Entity’s Own Equity: Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. Also, ASU 2020-06 requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. The new guidance is effective for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 however it is not believed that it will have a material impact to the financials.

In December 2019, the FASB issued amended guidance in the form of ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This ASU is intended to simplify various aspects related to accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for annual periods beginning after December 15, 2020 and interim periods within those annual periods, with early adoption permitted. An entity that elects early adoption must adopt all the amendments in the same period. Most amendments within this ASU are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The Company is in the initial stage of evaluating the impact of this new standard however it does not believe the guidance will have a material impact on its financial statements.

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NOTE 2 – ACQUISITIONS

REDEEEM, LLC ASSETS

On May 21, 2021 (“Closing Date”), the Company through its wholly owned subsidiary Redeem Acquisition Corp executed an asset purchase agreement for the acquisition of all the assets and specific liabilities of Redeeem, LLC, a California limited liability company (“Redeeem”). The asset purchase agreement identifies the seller parties as Redeeem, LLC and Kyle Hill. The purchase price consisted of an aggregate cash payment of $1,210,000, 452,929 shares of the Company’s common stock valued at $1.21 million at $2.6715 per share, and a cash payment of $166,000 relating to specific liabilities. Redeeem was founded in 2018 and is a fintech platform that empowers businesses to digitize any asset and build their own blockchain-based payment solutions. On the Closing Date, Redeeem became our wholly-owned subsidiary. The Company is accounting for the transaction under the purchase method of accounting in accordance with the provisions of ASC Topic 805 Business Combinations (ASC 805).

On May 21, 2021, the Company entered into an employment agreement with Kyle Hill to continue serving as President of Troika IO and reporting directly to the CEO of the Company.  The executive will be compensated at $300,000 in base salary per year and the contract is three years with automatic renewal annually unless either party has given written notice of termination.

PURCHASE PRICE

The purchase price consisted of an aggregate cash payment of $1,210,000, 452,929 shares of the Company’s common stock valued at $1.21 million at $2.6715 per share, and the payment of $166,000 in specific liabilities. On the closing date, the Redeeem assets were placed into a wholly owned subsidiary of TMG.  Concurrent with the purchase agreement, TMG also entered into employment agreements with all essential staff including Kyle Hill who will continue serving as President of Troika IO and reporting directly to the CEO of TMG.  In addition to the purchase price detailed above, the Company also agreed to provide 3,623,433 shares of the Company’s common stock valued at $9.68 million at $2.6715 per share to Redeeem’s employees which will be vested over three years.   The Company recognized $362,000 in stock-based compensation relating to the vested portion of this deferred compensation.  For further detail, please see Note 12 – Stockholders’ Equity.

The Company has estimated the fair value of the consideration due as follows:

Cash paid at Closing	$1,210,000
Fair value of common stock to be issued	1,210,000
Payment of liabilities	166,000
Total purchase price	$2,586,000

As per the asset purchase agreement, the strike price of $2.6715 per share was calculated using the average daily closing price of the Company’s common stock fourteen days prior to the closing date and fourteen days after the closing date.

                The purchase price included the payment of $166,000 for specific liabilities that were incurred by Redeeem, LLC prior to the acquisition.  The liabilities related to operating costs incurred in the normal course of business and were paid by the Company immediately after the acquisition.

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PURCHASE PRICE ALLOCATION

The acquisition purchase price is allocated based on the fair values of the assets acquired which are based on third-party appraisals.  The goodwill value was determined using a third-party’s valuation of Redeeem who assigned a total value of $2,586,000 of intangible assets and goodwill.   As per TMG policy, the intangible and goodwill values will be reassessed at its next fiscal year ending June 30, 2022.

The following table summarizes the allocation of the purchase price of the assets acquired related to the acquisition:

Intangible assets:
Technology	520,000
Tradename	60,000	$580,000
Goodwill		2,006,000

		2,586,000
Consideration

UNAUDITED PRO FORMA OPERATING RESULTS

The following unaudited pro forma information presents the combined results of operations as if the acquisition of Redeeem, LLC, had been completed on July 1, 2019.

	For the Year Ended June 30,	For the Year Ended June 30,
	2020	2021
Project Revenues	$24,662,000	$16,217,000
Cost of revenues	(11,636,000)	(7,504,000)
Gross profit	13,026,000	8,713,000
Operating expenses	(25,143,000)	(25,419,000)
EBITDA	(12,117,000)	(16,706,000)
Other income and (expenses)	(2,362,000)	695,000
Net loss	$(14,479,000)	$(16,010,000)

Basic loss per share	$(0.94)	$(1.03)

The Company is currently analyzing the tax implications of the acquisition of Redeeem, LLC however it is not believed to have a material impact.

INTANGIBLE ASSETS

Intangible assets consist of technology and tradename which will be amortized on a straight-line basis over their estimated useful lives. The estimated lives of each component is as follows:

Intangible Asset	Life in Years
Technology	5
Tradename	3

The estimated fair values of the identifiable intangible assets, which includes technology and tradename were primarily determined using either the relief-from-royalty or excess earnings methods. The rates utilized to discount net cash flows to their present values was 25% and was determined after consideration of the overall enterprise rate of return and the relative risk and importance of the assets to the generation of future cash flows. The estimated fair values of the studio relationships and content library were determined under the cost method.

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NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30:

	2021	2020
Computer equipment	$697,000	$620,000
Website design	6,000	6,000
Office machine & equipment	97,000	89,000
Furniture & fixtures	438,000	429,000
Leasehold improvements	135,000	173,000
Tenant incentives	145,000	145,000
	1,518,000	1,462,000
Accumulated depreciation	(1,175,000)	(1,118,000)
Net book value	$343,000	$344,000

During the years ended June 30, 2021 and 2020, depreciation expense was $131,000 and $344,000, respectively.

In January 2020, the Company terminated the lease agreement for Troika Design’s office at 101 South La Brea in Los Angeles and relocated to a new office space at 1715 North Gower Street in Los Angeles, CA.  As a result of a move, $192,000 in leasehold improvements in net book value associated with the La Brea office space was taken as a loss in the fiscal year ending June 30, 2020.  Due to the effect of early termination of operating lease, a gain of $356,000 representing the difference between the right of use asset and the lease liability was recorded.  Please see Note 9 – Leases for additional detail.

In April 2021, the Company terminated the lease agreement for Mission-Media Limited’s office at 32 Shelton Street in London and relocated to a new office space at 19-23 Fitzroy Street in London.  As a result of a move, $33,000 in leasehold improvements in net book value associated with the Shelton Street office was taken as a loss in the fiscal year ending June 30, 2021.  Due to the effect of early termination of operating lease, a gain of $36,000 representing the difference between the right of use asset and the lease liability was recorded.  Please see Note 9 – Leases for additional detail.

NOTE 4 – INTANGIBLE ASSETS & GOODWILL

Intangible assets consisted of the following as of June 30:

	2021	2020
Customer relationship	$4,960,000	$8,510,000
Non-core customer relationships	760,000	760,000
Non-compete agreements	1,430,000	2,200,000
Technology	520,000	-
Tradename	470,000	410,000
Workforce acquired	2,125,000	2,790,000
	10,265,000	14,670,000
Less: accumulated impairment expense	-	(1,867,000)
Less: accumulated amortization	(7,662,000)	(8,612,000)

Net book value	$2,603,000	$4,191,000

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Purchased intangible assets with finite useful lives are amortized over their respective estimated useful lives (using a straight-line method for customer relationships and trade names) to their estimated residual values, if any. The Company’s finite-lived intangible assets consist of customer relationships, contractor and resume databases, trade names, and internal use software and are being amortized over periods ranging from two to nine years. Purchased intangible assets are reviewed annually to determine if facts and circumstances indicate that the useful life is shorter than originally estimated or that the carrying amount of assets may not be recoverable. If such facts and circumstances exist, recoverability is assessed by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets. If the useful life is shorter than originally estimated, the rate of amortization is accelerated and the remaining carrying value is amortized over the new shorter useful life. For the fiscal years ending June 30, 2021 and 2020, the Company recorded $0 and $1,867,000 in impairment expense related to intangibles respectively.

During the years ended June 30, 2021 and 2020 amortization expense was $2,168,000 and $4,002,000, respectively.

Future amortization expense is as follow for the years ending June 30,
2022	$687,000
2023	687,000
2024	399,000
2025	377,000
2026	277,000
2027	176,000
$2,603,000

A goodwill impairment charge of $0 and $1,985,000 was recorded as a result of the Company’s annual impairment assessment in fiscal year 2021 and 2020 respectively.  The impairment of $1,985,000 in the fiscal year ending June 30, 2020 relates to both the Mission US and Mission UK entities and is the result of lower than anticipated revenue due to the departure of its founder Nicola Stephenson in January 2019.  This impairment was lessened as a result of measures taken by the Company including additional investments in new business development and reduction in operating costs.  Goodwill will be reassessed during our next annual measurement date of June 30, 2022.  Notwithstanding the foregoing, the Company asserted economic damages and loss of goodwill in the Stephensons litigation greatly in excess of the amount allowed by GAAP as detailed and calculated by the Company's damages expert retained in the litigation (Note 11 – Legal Contingencies).

NOTE 5 – ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of June 30, 2021 and 2020, the Company recorded $8,363,000 and $8,137,000 in accounts payable and accrued expenses respectively.  Both accounts payable and accrued expenses are treated as current liabilities however the difference is that a formal invoice has been received and entered to record an accounts payable.

	As of June 30,
	2021	2020
Accounts payable	$2,362,000	$3,281,000
Accrued expenses	4,819,000	4,047,000
Accrued payroll	294,000	482,000
Accrued taxes	888,000	327,000
	$8,363,000	$8,137,000

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NOTE 6 – CONVERTIBLE NOTES PAYABLE

During the year ending June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share.   The balance was recorded as a current liability as payment was due on the earlier of February 28, 2020 or listing on a US national securities exchange which was anticipated within the next twelve months.  In consideration for the loan, the borrower received warrants for 13,333 shares of common stock at an exercise price of $3.75 per share vesting over three years.  Using the Black-Scholes model, the warrants were valued at $25,000 and were recorded as interest expense.  Interest expense of $9,000 representing the contractual interest rate was accrued on June 30, 2020.  The note holder elected to convert in early July 2020 and no interest was recorded in the fiscal year ending June 30, 2021.

The convertible note payable contains a beneficial conversation feature because the convertible portion or feature of the convertible note payable provides a rate of conversion that is below market value and therefore is “in-the-money” when issued. The Company has recorded the beneficial conversation feature to the issuance of the convertible note payable when issued and also recorded the estimated fair value of the detachable Warrant issued with the convertible note payable.

The beneficial conversation feature of the convertible note payable was measured by allocating a portion of the convertible note payable’s proceeds to the detachable Warrant (utilizing Black-Scholes methodology), and as a reduction of the carrying amount of the convertible note payable equal to the intrinsic value of the conversion feature, both of which were credited to additional paid-in-capital as of the issuance date. The value of the proceeds received from the convertible note payable was then allocated between the conversion features and Warrant on an allocated fair value basis. The allocated value of the beneficial conversation feature and Warrant exceeded the proceeds received from issuance of the convertible note payable which was recorded as a discount from the face amount of the convertible note payable. The discount is amortized over the term of the convertible note payable under the interest method and is charged to interest expense.

Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$25,000
Amount allocated to beneficial conversion feature	19,000
Amount allocated to convertible note	156,000
Par value of convertible note payable	200,000
Unamortization of debt discount	-

Balance of convertible note payable	$200,000

During the year ending June 30, 2020, the Company issued a convertible promissory note of $200,000 to a borrower with an interest rate of 10.0%, a loan fee of $10,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.75 per share. The balance was recorded as a current liability as payment was due on the earlier of March 7, 2020 or listing to a US national securities exchange which was anticipated within the next twelve months.  In consideration for the loan, the borrower received warrants for 66,667 shares of common stock at an exercise price of $3.75 per share vesting over five years.  Interest expense of $8,000 representing the contractual interest rate was accrued on June 30, 2020. Using the Black-Scholes model, the warrants were valued at $22,000 and were recorded as interest expense. The note holder elected to convert in early July 2021 and no interest was recorded in the fiscal year ending June 30, 2021.

F-58

Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$22,000
Amount allocated to beneficial conversion feature	26,000
Amount allocated to convertible note	152,000
Par value of convertible note payable	200,000
Unamortization of debt discount	-

Balance of convertible note payable	$200,000

During the year ending June 30, 2020, the Company issued a convertible promissory note of 1,000,000 to a borrower with an interest rate of 10.0%, a loan fee of $120,000, and the balance was convertible into shares of the Company’s common stock at a rate of $3.00 per share. The balance was recorded as a current liability as payment was due on the earlier of April 15, 2020 or listing to a US national securities exchange which was anticipated within the next twelve months.  In consideration for the loan, the borrower received warrants for 200,000 shares of common stock at an exercise price of $0.75 per share vesting over three years and warrants for 66,667 shares of common stock at an exercise price of $3.00 per share vesting over three years. The note also includes a loan conversion option which entitles the lender upon conversion to additional warrants for 333,334 shares of common stock at an exercise price of $0.75 per share.  In April 2020, it was mutually agreed to extend the maturity date to July 15, 2020 and in consideration the lender would receive upon conversion additional warrants of 66,666 shares of common stock (representing a total of 400,000 shares of common stock) at an exercise price of $0.75 per share.  Interest expense of $34,000 was accrued as of June 30, 2020. The note holder elected to convert in early July 2020 and no interest was recorded in the fiscal year ending June 30, 2021.

Following is an analysis of the aforementioned convertible note payable as of the fiscal year ending June 30, 2020:

Amount allocated to detachable warrants	$437,000
Amount allocated to beneficial conversion feature	563,000
Amount allocated to convertible note	-
Par value of convertible note payable	1,000,000
Unamortization of discount	-

Balance of convertible note payable	$1,000,000

In August 2020, the Company issued a convertible promissory note of $100,000 to a lender with an interest rate of 10.0%.  If the loan was not paid by its maturity date which was the earlier of November 30, 2020 or five business days after the Company is listed on a national securities exchange, the principal due shall incur prospective interest of 20%.  Upon mutual agreement, the balance including accrued interest is convertible into shares of the Company’s common stock at its then current market price less a 25% discount.  In May 2021, the Company made a payment of $119,000 to the holder representing $100,000 in principal and $19,000 in accrued interest. The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative liability. The fair market value of the embedded conversion feature at the time of the settlement was determined to be $28,000 using the Black-Scholes model.  Previously the derivative liability was recorded as a short-term liability and recorded as a gain on derivative liabilities on the income statement upon settlement.  The assumptions used in the Black-Scholes valuation include a volatility of 65.81%, risk-free rate of 0.8% and term of one year.

In September 2020, the Company issued a convertible promissory note of $50,000 to a lender with an interest rate of 10.0%.  If the loan is not paid by its maturity date which was the earlier of November 30, 2020 or five business days after the Company is listed on a national securities exchange, the principal due shall incur prospective interest of 20% per annum. Upon mutual agreement, the balance including accrued interest is convertible into shares of the Company’s common stock at its then current offering price less a 25% discount.   In June 2021, the holder elected to convert the principal and accrued interest and was issued 18,646 shares of the Company’s common stock.  The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative liability.   The fair market value of the embedded conversion feature at the time of the conversion was determined to be $10,000 using the Black-Scholes model.  Previously, the derivative liability was recorded as a short-term liability and recorded as a gain on derivative liabilities on the income statement upon conversion.  The assumptions used in the Black-Scholes valuation include a volatility of 65.81%, risk-free rate of 0.8% and term of one year.

F-59

In October 2020 and December 2020, the Company received gross proceeds of $247,500 and $52,500, respectively, for a total of $300,000 representing a convertible note payable issued to an existing investor. Terms include a maturity date of December 7, 2020, interest rate of 10% if the loan was not paid in full by the maturity date, and the outstanding balance can be converted to common stock at a conversion price of $3.00 per share of common stock if mutually agreed. In consideration for the loan, 26,667 warrants were issued at an exercise price of $1.95 per share vesting over three years and the issuance of 106,667 shares of restricted shares of common stock. In June 2021, the holder elected to convert and was issued 228,201 shares of the Company’s common stock.

In October 2020, the Company received gross proceeds of $50,000 representing a convertible note payable issued to an existing investor.   Terms include an interest rate of 10% and a maturity date the earlier of January 1, 2021 or five business days after the Company is listed on a US national securities exchange.  Upon mutual agreement, the outstanding balance can be converted to common stock at a conversion price 25% less the current offering price.  In consideration for the loan, 6,667 warrants were issued at an exercise price of $2.25 per share vesting over three years.  The Company determined that the note’s conversion feature should be valued separately and bifurcated from the host instrument and accounted for as a separate derivative liability.  The fair market value of the embedded conversion feature was determined to be $13,000 using the Black-Scholes model as of June 30, 2021, a derivative liability was recorded as a short-term liability, and interest expense of $3,000 was recorded for the fiscal year ended June 30, 2021.  The assumptions used in the Black-Scholes valuation include a volatility of 63.22%, risk-free rate of 0.87% and a term of one.

In April 2021, the Company made a payment of $35,000 relating to the settlement of a convertible note payable for $35,000 which the Company held since the fiscal year ended June 30, 2016.   With a contracted interest rate of 0%, imputed interest of $0 and $1,000 was recorded for the fiscal years ending June 30, 2021 and 2020 respectively.

During year ended June 30, 2021 and 2020, the Company paid $335,000 and $0 towards the principal of the Promissory Notes, respectively.

As of June 30, 2021 and 2020, there was a total of $50,000 and $1,435,000 in convertible notes payable outstanding.  The Company recorded interest expense on convertible notes payable of $11,000 and $51,000 during the years ended June 30, 2021 and 2020, respectively.  The Company recorded $0 and $2,000 in imputed interest during the years ended June 30, 2021 and 2020, respectively.

NOTE 7 – NOTE PAYABLE RELATED PARTY

As of June 30, 2021 and 2020, the Company owed the founder and CEO of Troika Design Group, Inc. Dan Pappalardo approximately $200,000 and $217,000, respectively. In April 2021, the Company paid $17,000 to Dan Pappalardo representing the miscellaneous expense reimbursements. As of June 30, 2021 and 2020, the Company also owed the estate of his mother Sally Pappalardo $0 and $235,000, respectively. The loans were due and payable on demand and accrue interest at 10.0% per annum. In April 2021, the Company paid $300,000 to the estate of Sally Pappalardo representing the outstanding principal of $235,000 and accrued interest of $65,000. The holder provided the Company a signed release acknowledging all obligations under the note had been paid in full.

On January 27, 2019, Daniel Jankowski and Tom Ochocki (collectively the “Lenders”) entered into a facility agreement with Mission Media Limited (“MML”) in order to provide certain funds allowing MML to exit administration in the United Kingdom. Mr. Ochocki, as primary lender, provided MML £1,594,211 ($2,227,000) which was received in January 2019. The same agreement allowed the Company to draw upon Mr. Jankowski in upwards of £992,895 ($1,373,000) however the funds were not needed. Mr. Ochocki was a member of the Board of the Company and subsequent to the loan, Mr. Jankowski was appointed to the Board. Both Lenders were appointed to the Board of Mission Media Holdings Limited. The loan had a repayment date of January 2022 and an interest rate of 0%. In April 2021, the balance of $2,227,000 was paid in full. Imputed interest of $3,000 and $40,000 were recorded for this facility agreement in the fiscal years ending June 30, 2021 and 2020, respectively.

F-60

Total interest expense on note payable related party was $7,000 and $42,000 during the years ended June 30, 2021 and 2020, respectively.

Below is a breakout showing the short term and long term potions of note payable related party as of June 30:

	As of June 30,
	2021	2020
Short term portion
Dan Pappalardo	$200,000	$217,000
Estate of Sally Pappalardo	-	235,000
	$200,000	$452,000

Long term portion
Tom Ochocki	$-	$1,975,000
	$-	$1,975,000

NOTE 8 – CONTRACT LIABILITIES

Contract liabilities are billings at the end of the period that relate to goods or services that have not been delivered and thus were deferred to be recognized in subsequent periods. As per the new accounting standard “Revenue from Contracts with Customers” (“ASC 606”) which was implemented in fiscal year 2019, the Company accounts for revenue based on the input-method of this standard and recognizes the pro-rated revenue based on the ratio of costs incurred to total anticipated costs. If the Company does not have sufficient proof that the goods or services are transferred to customers, the Company defers the revenue until the date of the event and upon receipt of customer acceptance that all the performance obligations in the contract have been satisfied.

A summary of the contract liabilities recognized in the fiscal year ending June 30, 2021 are presented below:

Contract liabilities at June 30, 2020	$3,327,000
Contract liabilities recorded June 30, 2020 and recognized fiscal year 2021	(3,327,000)
Contract liabilities relating to operations acquired in the fiscal year ending June 30, 2021	5,703,000
Contract liabilities relating to unused PPP funding	270,000
Contract liabilities at June 30, 2021	$5,973,000

A summary of the contract liabilities recognized in the fiscal year ending June 30, 2020 are presented below:

Contract liabilities at June 30, 2019	$3,516,000
Contract liabilities recorded June 30, 2019 and recognized fiscal year 2020	(3,516,000)
Contract liabilities relating to operations acquired in the fiscal year ending June 30, 2020	3,327,000
Contract liabilities relating to unused PPP funding	1,704,000
Contract liabilities at June 30, 2020	$5,031,000

NOTE 9 – LEASES

The Company leases office space and as a result of our adoption of ASC 842, the operating leases are reflected on our balance sheet within operating lease right-of-use (ROU) assets and the related current and non-current operating lease liabilities. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from lease agreement. Lease expense is recognized on a straight-line basis over the lease term, subject to any changes in the lease or expectation regarding the terms. Variable lease costs such as common area maintenance, property taxes and insurance are expensed as incurred.

F-61

When the new accounting standard was adopted on July 1, 2019, the Company had current and long-term operating lease liabilities of $2,275,000 and $6,916,000, respectively, and right of use of assets of $8,348,000. As of June 30, 2021, the Company had current and long-term operating lease liabilities of $3,344,000 and $5,835,000, respectively, and right of use of assets of $6,887,000. As of June 30, 2020, the Company had current and long-term operating lease liabilities of $2,255,000 and $7,003,000, respectively, and right of use of assets of $8,297,000.

Future minimum lease payments on a discounted and undiscounted basis under these leases are as follows:

	Troika Gower	Troika LaBrea	Corporate Englewood	Mission US Brooklyn	Mission US Manhattan	Mission UK Fitzroy	Undiscounted Cash Flows
Discount rate	5.50%	5.50%	5.50%	5.50%	5.50%	5.50%

2022	$1,043,000	$883,000	$55,000	$460,000	$209,000	$496,000	$3,146,000
2023	558,000	-	19,000	497,000	-	650,000	1,724,000
2024	580,000	-	-	509,000	-	650,000	1,739,000
2025	346,000	-	-	522,000	-	650,000	1,518,000
2026	-	-	-	535,000	-	542,000	1,077,000
2027	-	-	-	455,000	-		455,000

Total undiscounted minimum future payments	$2,527,000	$883,000	$74,000	$2,978,000	$209,000	$2,988,000	$9,659,000
Imputed interest	(157,000)	-	-	130,000	(26,000)	(427,000)	(480,000)
Total operating lease liabilities	$2,370,000	$883,000	$74,000	$3,108,000	$183,000	$2,561,000	$9,179,000
Short-term lease liabilities	$951,000	$883,000	$56,000	$908,000	$183,000	$363,000	$3,344,000
Long-term lease liabilities	$1,419,000	$-	$18,000	$2,200,000	$-	$2,198,000	$5,835,000

Other information related to our operating leases is as follows:

June 30, 2021
Weighted average remaining lease term in years	3.2 years
Weighted average discount rate	5.0%

F-62

For the fiscal years ending June 30, 2021 and 2020, the Company recorded $2,573,000 and $1,983,000 in lease expense, respectively.

LEASE AGREEMENTS

On February 8, 2013, our Troika Design Group, Inc. subsidiary entered into a lease agreement for office space in Los Angeles, CA. The lease commenced upon move in, December 15, 2013. As part of the lease agreement, Troika received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. Initially the lease expired on May 31, 2021, however the Company surrendered the premises in January 2020.

On February 1, 2018, Troika Media Group entered into a five-year lease agreement for office space in Englewood Cliffs, NJ. The beginning lease expense was $4,120 per month escalating annually at 3.5%. The lease expires on January 31, 2023.

On January 9, 2014, Mission USA entered into a seven year and five-month lease agreement for office space in New York, NY. The beginning lease expense was $19,230 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through five of the lease. The lease expires January 2022.

On May 2, 2017, Mission USA entered into a ten-year lease agreement for office space in Brooklyn, NY. The beginning lease expense was $34,278 per month escalating annually at 2.5%. As part of the lease agreement, Mission USA received a rent abatement in months one through four of the lease. The lease expires on May 1, 2027.

On April 6, 2016, Mission UK entered into a ten-year lease agreement for office space in London, UK. The beginning lease expense was £17,365 ($22,432) per month for the first twelve months and then escalated to £40,916 ($52,855) per month for the remainder of the lease which expires April 5, 2026. As part of the lease agreement, Mission UK received a rent abatement in months sixty-one through sixty-six of the lease. On September 8, 2020, Mission UK entered into an amendment to the current lease providing a discount for the period between March 25, 2020 and September 28, 2020 in acceptance of an increase in the monthly payments from £40,916 to £46,766 for the months of October 2020 through April 2021. The amended lease was reported in accordance ASC 842 and the lease expense was recognized on a straight-line basis over the new lease term. In April 2021, Mission UK terminated the original lease agreement and has agreed with the landlord to occupy the first floor of the building through June 2021 at £8,858 per month.  In April 2021, Mission UK entered into a three-year lease agreement for office space in London, UK ending in April 2024. The lease expense is £39,173 ($54,016) per month throughout the life of the lease.

On February 1, 2020, Troika Production Group, LLC. entered into a five-year lease agreement for office space in Los Angeles, CA.  The beginning lease expense is $42,265 and the lease provides for an escalation clause where the Company will be subject to an annual rent increase of 3.5%, year over year.  The lease expires on January 31, 2025.

The Company accounts for leases based on the new accounting standard ASC 842 and recorded $2,573,000 and $1,983,000 in rent expense for the year ended June 30, 2021 and 2020, respectively.

SUBLEASE AGREEMENTS

On January 19, 2018, Mission Media USA, Inc. entered into a four-year sublease agreement pertaining to the aforementioned office space in New York, NY. The sublease commenced on March 1, 2018 and ends January 2022. The lease income was $22,496 per month escalating annually at 3.0%.

F-63

On April 19, 2018, Mission-Media Limited entered into a sublease agreement pertaining to a floor within the aforementioned office space in London, UK. The sublease commenced in April 2018 and terminated in March 2021. The lease income was £5,163 per month.

A summary of the rental income recognized by each entity is presented in the table below for the fiscal years ending June 30:

	2021	2020
Troika Design	$-	$186,000
Mission US	289,000	292,000
Mission UK	163,000	213,000
	$452,000	$691,000

NOTE 10 – LIABILITIES OF DISCONTINUED OPERATIONS

In the fiscal year ending June 30, 2020, the Company identified $6,319,000 of liabilities from discontinued operations in relation to amounts owed by SignalPoint Corp., a non-operating wholly-owned subsidiary of the Company and the Company’s predecessor Roomlinx, Inc.  Based upon an opinion provided by the Company’s legal counsel, the statute of limitations has expired in connection with collection of the $6,319,000 of previously incurred debts by SignalPoint Corp. and concludes the debts have been extinguished pursuant to operation of law.  Accordingly, the Company has concluded the $6,319,000 has been legally released pursuant to ASC 405 - Liabilities, and has been accounted for as extinguishment of debt and recognized this as income from discontinued operations.

Liabilities of discontinued operations consisted of the follow as of June 30:

	2021	2020
Roomlinx – Account payable and other accrued liabilities	$107,000	$107,000

For the fiscal years ending June 30, 2021 and 2020, the Company recorded the balance of liabilities from discontinued operations as long-term because the Company does not anticipate making payments towards these liabilities in the next 12 months.

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NOTE 11 – LEGAL CONTINGENCIES

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.

Stephenson Disputes. A dispute arose between Nicola and James Stephenson, co-founders of Mission, and the Company. The Board of Directors deemed it necessary to terminate the Stephensons’ employment on January 4, 2019. The Company filed suit on January 7, 2019 in the Federal District Court for the Southern District of New York against the Stephensons (Troika Media Group et.al. vs. Nicola Stephenson, James Stephenson and AllMac LLC, 14-CV-00145-ER) associated with the activities of the Stephensons’ and alleging breach of the Mission Acquisition documents.

In March 2019, the parties agreed to submit their disputes to arbitration before JAMS. On January 4, 2021, the Arbitrator issued a Partial Final Award (made final on March 8, 2021) in favor of the Company. The Arbitrator found that the Stephensons were terminated properly for cause, had violated their fiduciary duties to the Company and that there was no fraud on the part of the Company or its management and awarded the Company approximately $900,000 in net damages after the Stephensons were reimbursed for previously incurred business expenses. The Arbitrator also provided limited relief to the Stephensons from their expiring non-compete agreement.

On June 7, 2021, the Company submitted a further demand for arbitration to JAMS and all other matters were settled on July 14, 2021, with the Stephensons paying the Company approximately $900,000 under the Final Award and having the restrictive legends removed from their shares of the Company’s common stock, subject to resale under a leak-out agreement.

Studio Fathom Dispute. On January 28, 2021, the Company received a demand from Studio Fathom associated with amounts purportedly due for services provided to Mission Culture, LLC. Studio Fathom claims Mission owes approximately $197,000 for services related to a project that the vendor worked on. The Company is reviewing the claims as it is aware that certain disputes may exist related to the purported amount due. At this time the Company cannot comment on the legitimacy of the demand.

Other than the foregoing, no material legal proceedings to which the Company (or any officer or director of the Company, or any affiliate, to management’s knowledge) is party to or to which the property of the Company is subject is pending, and no such material proceeding is known by management of the Company to be contemplated.

NOTE 12 – STOCKHOLDERS’ EQUITY

REVERSE STOCK SPLIT

In June 2020, our Board of Directors and stockholders holding a majority of the outstanding shares of our voting securities  approved a resolution authorizing our Board of Directors to effect a reverse stock split of our common stock at a certain exchange ratios from 1:10 to 1:15 with our Board of Directors retaining the discretion as to whether to implement the reverse stock split and which exchange ratio to implement.  In September 2020, the Company amended its articles of incorporation and enacted a reverse stock split of one share for each fifteen shares and the accompanying financials reflect the reverse stock split retroactively.

The reverse stock split resulted in a decrease in authorized shares of all classes of stock from 615,000,000 to 315,000,000 shares consisting of 300,000,000 shares of common stock at a par value of $0.001 and 15,000,000 shares of preferred stock at a par value of $0.01 per share. Prior to the reverse stock split, the Company had 600,000,000 shares of common stock at a par value of $0.001, 15,000,000 shares of preferred stock at a par value of $0.20 per share.

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INITIAL PUBLIC OFFERING AND NASDAQ LISTING

On April 22, 2021, the Company completed an underwritten public offering of 5,783,133 shares of common stock and warrants at a public offering price of $4.15 per share and accompanying warrant for aggregate gross proceeds of $24,000,000. After deducting underwriting commissions and other offering expenses, the Company received approximately $20,702,000 in net proceeds. The Company has listed its common stock and warrants on the Nasdaq Capital Market under the symbols “TRKA” and “TRKAW”, respectively, and trading began on April 20, 2021.

COMMON STOCK

As of June 30, 2021 and 2020, the Company has 39,496,588 and 15,464,623 shares of common stock issued and outstanding.

In the fiscal year ending June 30, 2021, the Company completed the aforementioned underwritten public offering of 5,783,133 shares of common stock and warrants at a public offering price of $4.15 per share and accompanying warrant.

In the fiscal year ending June 30, 2020, the Company issued 660,000 in common stock in relation to $443,000 in previously recorded stock payables relating to converted note payables.

In the fiscal year ending June 30, 2020, the Company cancelled 416,667 in common stock in relation to a previous agreement with Cenfin, LLC. The stocks were issued in accordance with a settlement agreement and upon completion of the settlement, the shares were returned to the Company.

In January 2021, the Company reported the return of the two million six hundred sixty thousand six hundred and sixty-seven (2,666,667) shares of the Company’s stock granted to the Stephensons regarding the aforementioned legal dispute.  Upon their termination for Cause, the restricted shares held in escrow were forfeited back to the Company.  Please see Note 11 – Legal Contingencies for additional detail.

STOCK PAYABLE

In the fiscal year ended June 30, 2021, the Company recorded a stock payable of $1,210,000 relating to the acquisition of Redeeem, LLC. As per the asset purchase agreement dated May 21, 2021, 452,929 shares of common stock were due to be issued to Redeeem’s employees and were valued at $2.6715 per share.

PREFERRED STOCK

The Company has designated 15,000,000 shares as preferred stock, par value $0.01 series A, B, C and D, of which 5,000,000 shares have been designated as Series A preferred stock; 3,000,000 shares have been designated as Series B convertible preferred stock; 1,200,000 shares have been designated as Series C convertible preferred stock; and 2,500,000 shares have been designated as Series D convertible preferred stock.

As of June 30, 2021, 720,000 shares of Series A Preferred Stock were issued and outstanding; 0 shares of Series B Preferred Stock were issued and outstanding; 0 shares of Series C Preferred Stock were issued and outstanding; and 0 shares of Series D Preferred Stock were issued and outstanding.  On May 10, 2021, the Company converted all Preferred Stock Series B, C, and D into Common Stock following its uplisting to the Nasdaq Capital Market.  At the time of the conversion the Company had 2,495,000 shares of Series B Convertible Preferred Stock that were convertible into 594,048 shares of common stock at a price of $4.20 per share; 911,149 shares of Series C Convertible Preferred Stock convertible into 12,287,386 shares of Common Stock at $0.074 per share; and 1,979,000 shares of Series D Convertible Preferred Stock convertible into 5,277,334 shares of Common Stock at $0.375 per share for a total of 18,158,768 shares of Common Stock.

As of June 30, 2020, 720,000 shares of Series A Preferred Stock were issued and outstanding; 2,495,000 shares of Series B Preferred Stock were issued and outstanding; 911,149 shares of Series C Preferred Stock were issued and outstanding; and 1,979,000 shares of Series D Preferred Stock were issued and outstanding.

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CONVERSION OF NOTE PAYABLE RELATED PARTY

In July 2020, the holder of a related party convertible promissory note of $1,300,000 elected to convert the debt into shares of the Company’s common stock at a rate of $0.75 per share for 1,733,334 shares.

CONVERSION OF CONVERTIBLE NOTE PAYABLES

In the fiscal year ended June 30, 2021, the Company issued a total of 746,069 shares of the Company’s common stock as a result of holders of convertible note payables electing to convert.   A total of $1,750,000 convertible note payables were converted at an average conversion price of $2.15 per share.

DEFERRED COMPENSATION

On May 21, 2021, the Company entered into an agreement to acquire the assets and specific liabilities of fintech platform Redeeem, LLC for $2.6 million consisting of $1.2 million in cash, $166,000 in specific liabilities, and $1.2 million of the Company’s common stock (Note 2 – Acquisitions).  In addition, the Company agreed to provide equity to its employees to be vested over three years valued at $9,680,000 representing 3,623,433 shares of the Company’s common stock at conversion price of $2.6715 per share. Given the equity is contingent on the employees being employed and are vested over three years, the Company is treating this as deferred compensation and the expenses are recorded as the equity is vested.  The vested portion of the deferred compensation was charged to additional paid-in capital and the expenses are recorded as stock-based compensation.

The following table summarizes the deferred compensation recorded in the fiscal year ending June 30, 2021:

Deferred compensation balance recorded at acquisition date	$9,680,000
Vested portion of deferred compensation recorded in fiscal year 2021	(362,000)
Unamortized deferred compensation balance at June 30, 2021	$9,318,000

The following table summarizes the anticipated vesting schedule of the unamortized deferred compensation balance as of June 30, 2021:

Fiscal Year	Amount
2022	$3,221,000
2023	3,221,000
2024	2,876,000
$9,318,000

EXERCISE OF WARRANTS BY FORMER DIRECTOR

In May 13, 2021, former director Jeffrey Schwartz exercised 166,667 in warrants at a closing price of $2.81 and an exercise price of $0.75 resulting in the cashless issuance of 122,183 shares of common stock.

EXERCISE OF OPTIONS BY FORMER OFFICER

In May 14, 2021, former officer Robert Schwartz exercised 222,222 in warrants at a closing price of $2.92 and an exercise price of $0.75 resulting in the cashless issuance of 165,145 shares of common stock.

WARRANTS

During the fiscal year ended June 30, 2021, the Company issued warrants to certain directors and consultants to purchase 832,223 shares of the Company’s common stock between $0.75 and $3.75 per share which vested during various terms and were valued at $2,491,000.  The Company recorded compensation of $2,062,000 for the vested portion during the fiscal year ended June 30, 2021.

During the fiscal year ended June 30, 2021, the Company issued warrants to current investors to purchase 480,000 shares of the Company’s common stock between $0.75 and $1.95 per share as additional consideration, which were valued at $1,835,000.  The Company recorded warrants expense of $413,000 during the year ended June 30, 2021 related to these issuances.

During the fiscal year ended June 30, 2020, the Company issued warrants to the subscribers to the Convertible Promissory Notes to purchase 333,333 shares of the Company’s common stock for $0.75 per share as additional consideration for an extension, which were valued at $209,000.  The Company recorded warrants expense of $209,000 during the year ended June 30, 2020 related to these issuances.

During the fiscal year ended June 30, 2020, the Company issued warrants to current investors to purchase 231,667 shares of the Company’s common stock for $3.75 per share as additional consideration, which were valued at $539,000. The Company recorded warrants expense of $353,000 during the year ended June 30, 2020 related to these issuances.

During the fiscal year ended June 30, 2020, the Company issued warrants to current note holders to purchase 26,666 shares of the Company’s common stock for $3.75 per share as interest expenses, which were valued at $47,000. The Company recorded interest expense of $47,000 during the year ended June 30, 2020 related to these issuances.

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The Company uses the Black-Scholes Model to determine the fair value of warrants granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of warrants awards.

The Company determines the assumptions used in the valuation of warrants awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for warrants granted throughout the year.

The Company has utilized the following assumptions in its Black-Scholes warrant valuation model to calculate the estimated grant date fair value of the warrants during the years ended June 30, 2021 and 2020:

	2021	2020
Volatility - range	63.5% - 65.8%	56.4% - 74.1%
Risk-free rate	0.2% - 0.9%	0.3% - 1.8%
Contractual term	4.0 - 5.0 years	4.0 - 5.0 years
Exercise price	$0.75 - $3.75	$0.75 - $3.75

A summary of the warrants granted, exercised, forfeited and expired are presented in the table below:

	Number of Warrants	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Warrant Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2019	6,275,593	$1.66	$1.73	$5,509,850	3.8
Granted	1,613,148	1.44	2.87	3,724,445	4.0
Exercised	-	0.00	-	-	-
Forfeited	-	-	-	-	-
Expired	(30,000)	27.00	13.20	598,750	-
Outstanding June 30, 2020	7,858,741	$1.52	$1.92	$9,234,295	3.0
Granted	1,439,556	1.00	3.00	3,938,467	0.8
Exercised	(166,667)	0.75	-	-	-
Forfeited	-	-	-	-	-
Expired	(835,222)	5.48	4.17	(1,014,295)	-
Outstanding June 30, 2021	8,296,408	$1.05	$1.90	$12,158,467	2.2
Vested and exercisable June 30, 2021	7,248,702	1.00	1.78	9,897,951	2.3
Non-vested June 30, 2021	1,047,706	$1.36	$2.75	$2,260,515	1.3

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The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants under the Company’s warrant plans as of June 30, 2021.

	Outstanding Warrant Shares		Exercisable Warrant Shares
Exercise price range	Number of Warrant Shares	Weighted average remaining contractual life	Number of Warrant Shares	Weighted average remaining contractual life
$0.75	4,106,667	2.2 years	4,082,667	2.2 years
$2.84	20,000	4.8 years	4,444	4.8 years
$3.75	4,051,223	2.1 years	3,043,073	2.4 years
$5.10	33,333	0.1 years	33,333	0.1 years
$27.00	85,185	0.1 years	85,185	0.1 years
	8,296,408	2.2 years	7,248,702	2.3 years

During the years ended June 30, 2021 and 2020, the Company has recorded approximately $3,176,000 and $3,593,000 as compensation expense related to vested warrants issued, net of forfeitures. As of June 30, 2021, the Company had $1,048,000 in unvested warrants to be expensed in subsequent periods.

2017 EQUITY INCENTIVE PLAN

On June 13, 2017, the Board adopted and approved an amendment to the Troika Media Group, Inc. 2015 Employee, Director and Consultant Equity Incentive Plan (the “Equity Plan”), to change the name from M2 nGage Group, Inc. to Troika Media Group, Inc., in order to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to the Company by enabling such persons to acquire an equity interest in the Company. Under the Plan, the Board (or the compensation committee of the Board, if one is established) may award stock options, either stock grant of shares of the Company’s common stock, incentive stock option under IRS section 422 (“ISO’s”) or a non-qualified stock option (“Non-ISO’s”) (collectively “Options”). The Plan allocates 3,333,334 shares of the Company’s common stock (“Plan Shares”) for issuance of equity awards under the Plan. As of June 30, 2020, the Company has granted, under the Plan, awards in the form of NQSO’s.

ISO’s Awards

                In the fiscal year ending June 30, 2021, the Company did not issue any options to purchase the Company’s common stock.

In the fiscal year ending June 30, 2020, the Company issued to employees and directors of the Company options to purchase, in the aggregate, 568,333 shares of the Company’s common stock between $0.75 and $3.75 per share which were valued at $1,300,000. The Company recorded options expense of $135,000 during the fiscal year ending June 30, 2020 related to these issuances. During the fiscal year ending June 30, 2020, there was a reversal of $71,000 in options expense relating to issuances granted in prior years which were forfeited.

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The Company uses the Black-Scholes Model to determine the fair value of Options granted. Option-pricing models require the input of highly subjective assumptions, particularly for the expected stock price volatility and the expected term of options. Changes in the subjective input assumptions can materially affect the fair value estimate. The expected stock price volatility assumptions are based on the historical volatility of the Company’s common stock over periods that are similar to the expected terms of grants and other relevant factors. The Company derives the expected term based on an average of the contract term and the vesting period taking into consideration the vesting schedules and future employee behavior with regard to option exercise. The risk-free interest rate is based on U.S. Treasury yields for a maturity approximating the expected term calculated at the date of grant. The Company has never paid any cash dividends on its common stock and the Company has no intention to pay a dividend at this time; therefore, the Company assumes that no dividends will be paid over the expected terms of option awards.

The Company determines the assumptions used in the valuation of Option awards as of the date of grant. Differences in the expected stock price volatility, expected term or risk-free interest rate may necessitate distinct valuation assumptions at those grant dates. As such, the Company may use different assumptions for options granted throughout the year.

                The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated grant date fair value of the options during the year ended June 30, 2020:

2020
Volatility - range	56.4% - 69.0%
Risk-free rate	0.9 - 1.7%
Contractual term	3.0 years
Exercise price	$0.75 - $3.75

A summary of the Options granted to employees under the Plan as of June 30, 2021 are presented in the table below:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Grant-Date Fair Value	Aggregate Intrinsic Value of Outstanding Option Shares	Weighted-Average Remaining Contractual Term (in years)
Outstanding July 1, 2019	3,512,500	$0.90	$0.75	$1,908,750	1.1
Granted	568,333	2.48	1.98	720,000	-
Exercised	-	-	-	-	-
Forfeited	-	-	-	-	-
Cancelled	(703,611)	0.97	1.16	-	-
Outstanding June 30, 2020	3,377,222	1.10	1.06	2,030,000	0.7
Granted	-	-	-	-	-
Exercised	(222,222)	0.75	-	-	-
Forfeited	-	-	-	-	-
Cancelled	(66,667)	0.75	3.12	(200,001)	-
Outstanding June 30, 2021	3,088,333	1.13	1.06	1,829,999	0.4
Vested and exercisable June 30, 2021	2,766,467	0.90	1.02	1,611,068	0.3
Non vested June 30, 2021	321,866	$3.07	$1.97	$218,931	1.5

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The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of June 30, 2021.

	Outstanding Options Shares		Exercisable Option Shares
Exercise price range	Number of Option Shares	Weighted average remaining contractual life	Number of Option Shares	Weighted average remaining contractual life
$0.75	2,546,667	0.2 years	2,473,689	0.2 years
$1.50	200,000	0.3 years	200,000	0.3 years
$3.75	341,666	1.7 years	92,778	1.6 years
	3,088,333	0.4 years	2,766,467	0.3 years

During the years ended June 30, 2021 and 2020, the Company has recorded approximately $881,000 and $671,000 as compensation expense related to vested options issued, net of forfeitures. As of June 30, 2021 and 2020, total unrecognized share-based compensation related to unvested options was approximately $633,000 and $1,753,000.

NOTE 13 – INCOME TAXES

Troika Media Group Inc. and domestic subsidiaries file on a consolidated U.S. federal tax basis and state tax returns on a consolidated, combined or separate basis depending on the applicable laws for the years ending June 30, 2021 and June 30, 2020. Mission Media Holdings, LTD and Mission Media, LTD are foreign subsidiaries of the Company which file tax returns in the United Kingdom.

Information on Federal and where applicable state statutory tax rates and also by country are as follows, but may not be all inclusive, and are estimated accordingly:

UNITED STATES

Troika Media Group Inc. the parent company of Troika Design Group Inc., Digital Media Acquisition Corporation, SignalPoint Corporation, Signal Point Holdings Corporation, Troika Services, Inc., Troika Analytics, Inc., Troika-Mission Holdings, Inc., Mission Media USA, Inc. and Troika IO, Inc. are subject to the U.S. federal tax rate of 21% and approximately up to 9% state tax for the years ending June 30, 2021 and 2020.

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UNITED KINGDOM

We have two operating subsidiaries in the UK, Mission Media Holdings, LTD and Mission Media, LTD, which are subject to a tax rate of 19% for the years ending June 30, 2021 and June 30, 2020.

The below table summarizes the net loss by geographic area for the fiscal years ending June 30:

	Years Ended June 30,
	2021	2020

United States	$(14,868,000)	$(11,294,000)
Foreign	(1,129,000)	(3,153,000)
Total net loss	$(15,997,000)	$(14,447,000)

Income tax (benefit) expense from continuing operations on an estimated GAAP basis for the year ending June 30, 2021 consisted of the following:

	Current	Deferred	Total
Federal	$37,000	$152,000	$189,000
State	27,000	-	27,000
Foreign	-	-	-
Subtotal	64,000	152,000	216,000
Valuation allowance	-	-	-
Total	$64,000	$152,000	$216,000

Income tax (benefit) expense from continuing operations on an estimated GAAP basis for the year ending June 30, 2020 consisted of the following:

	Current	Deferred	Total
Federal	$-	$(3,269,000)	$(3,269,000)
State	-	(466,000)	(466,000)
Foreign	-	(533,000)	(533,000)
Subtotal	-	(4,268,000)	(4,268,000)
Valuation allowance	-	4,268,000	4,268,000
Total	$-	$-	$-

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A reconciliation of the estimated federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	June 30, 2021	June 30, 2020
Taxes calculated at federal rate	21.0%	21.0%
Foreign taxes	(0.1)%	(2.9)%
Debt settlement	2.6%	9.2%
Stock compensation	(1.2)%	(1.0)%
Change in valuation allowance	(25.4)%	(12.7)%
State taxes net of federal benefit	1.9%	0.6%
Revaluation of deferred	-%	-%
Acquisition - domestic	-%	-%
Acquisition - foreign	-%	-%
Goodwill impairment	-%	(2.9)%
Other adjustments	1.7%	(11.4)%
Provision for income taxes	0.4%	(0.1)%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at June 30, 2021 and 2020 are presented below:

	June 30, 2021	June 30, 2020
Deferred Tax Assets
Net operating loss carryforwards	$5,320,000	$3,798,000
Accounts receivable reserve	131,000	201,000
Contribution carryover	6,000	851,000
Section 163 (j) limitation	120,000	123,000
Stock based compensation	1,611,000	1,053,000
Accrued interest	89,000	127,000
Contract liabilities	-	-
Deferred rent	-	29,000
Net right-of-use assets	1,772,000	23,000
Other accruals	-	-
Total Deferred Tax Assets	9,049,000	6,205,000

Deferred Tax Liabilities
Fixed Assets	(112,000)	(101,000)
Intangibles	(513,000)	(1,775,000)
Deferred Revenue	(179,000)	(61,000)
Total Deferred Tax Liabilities	(804,000)	(1,937,000)
Net Deferred Tax Assets	8,245,000	4,268,000
Valuation Allowance	(8,245,000)	(4,268,000)

Net deferred tax / (liabilities)	$-	$-

The Company is in the process of reviewing its current deferred tax balances and the above amounts for the periods ending June 30, 2021 and 2020 are estimated, but may not be all inclusive.

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Deferred tax assets and liabilities are computed by applying the estimated enacted federal, foreign and state income tax rates to the gross amounts of future taxable amounts and future deductible amounts and other tax attributes, such as net operating loss carryforwards. In assessing if the deferred tax assets will be realized, the Company considers whether it is more likely than not that some or all of these deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these deductible temporary differences reverse.

During the year ending June 30, 2021, the estimated valuation allowance increased by $4,268,000 to $8,245,000 as compared to $4,268,000 as of June 30, 2020. The increase in valuation allowance is primarily related to an increase in net operating losses as well as stock-based compensation. The total valuation allowance results from the Company’s position that it is more likely than not able to realize their net deferred tax assets.

At June 30, 2017 and prior to this date, the Company had estimated federal and state net operating loss carry forwards.  For the periods prior to the year ending June 30, 2017 the Company is unable to accurately verify or compute the applicable federal and state net operating losses.  The Company’s tax year end was on a calendar year end December 31. Such losses may not be utilizable or possibly eliminated under IRC Section 382/383, change of ownership rules. Management is in the process of reviewing IRC Section 382/383 at the time of this filing for the period indicated.  The federal net operating loss for the period ending June 30, 2020 is estimated to be $13,892,000 and for state $3,564,000.  The federal net operating loss for the period ending June 30, 2021 is estimated to be $20,623,000 and for state $6,255,000. These carryforwards may be subject to an annual limitation under I.R.C. §§ 382 and 383 and similar state provisions, if the Company experienced one or more ownership changes which would limit the amount of the NOL and tax credit carryforwards that can be utilized to offset future taxable income. In general, an ownership change, as defined by I.R.C. §§ 382 and 383, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percentage points over a three-year period. The Company has not completed an I.R.C. § 382/383 analysis. If a change in ownership were to have occurred, NOL and tax credit carryforwards could be eliminated or restricted. If eliminated, the related asset would be removed from the deferred tax asset schedule with a corresponding reduction in the valuation allowance. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, will not impact the Company’s effective tax rate.  As of June 30, 2021 and 2020, the Company’s UK entity Mission Media Limited carryforward NOL’s were $3,865,000 and $2,485,000, respectively.

On June 12, 2017, the Company entered into a merger agreement with Troika Design Group, Inc. and subsidiaries (“Design”) and Daniel Pappalardo, the sole shareholder of Design.  In conjunction with this merger, we believe that the Company experienced an “ownership change” within the meaning of Sections 382 and 383 of the Code. An ownership change is generally defined as a more than 50 percentage point increase in equity ownership by “5 percent shareholders” (as that term is defined for purposes of Sections 382 and 383 of the Code) in any three-year period or since the last ownership change if such prior ownership change occurred within the prior three-year period. As a result of the ownership change on June 12, 2017, the limitations on the use of pre-change losses and other carry forward tax attributes in Sections 382 and 383 of the Code apply and the Company may not be able to utilize any portion of their NOL carry forwards from the years prior to June 12, 2017 and the portion of the NOL for June 30, 2017 allocable to the portion of the year prior to June 12, 2017.  NOLs from subsequent years should not be affected by the ownership change on June 12, 2017.

There is a new tax on global intangible low-taxed income (GILTI) of subsidiaries of US parents. This new tax law is based on the excess of foreign income over a specified return (deemed return on tangible assets of foreign corporation). This will result in a US tax on foreign earnings where: (i) there is not a large aggregate foreign fixed asset base; and (ii) foreign earnings are taxed at a low rate. For ASC 740 (Accounting for Income Tax), it is acceptable to recognize the GILTI in the year in which it is included on the tax return on the basis that it is triggered by the existence, on an aggregate basis, of "excess" low-taxed foreign income in that year. For IFRS tax accounting and GAAP, it is acceptable to recognize the charge for GILTI in the year in which it is included on the tax return on the basis that it is triggered by the existence, on an aggregate basis, of "excess" low-taxed foreign income in that year. Since the Mission foreign subsidiaries for the year ending June 30, 2021 recorded an operating loss $1,380,000 there is no current GILTI tax recorded as a period cost. The Company is in the process of reviewing GILTI, as it is computed on a cumulative basis, as it relates to United States Repatriation Tax, as well as GILTI.

F-74

As of December 31, 2019, the Company had an estimated net operating loss (NOL) carryforward of approximately $38,365,000. The NOL carryforward estimated to begins to expire in 2024. Under Section 382 of the Internal Revenue Code of 1986, as amended (“IRC Section 382”), a corporation that undergoes an “ownership change” is subject to limitations on its use of pre-change NOL carryforwards to offset future taxable income. Within the meaning of IRC Section 382, an “ownership change” occurs when the aggregate stock ownership of certain stockholders (generally 5% shareholders, applying certain look-through rules and aggregation rules which combine unrelated shareholders that do not individually own 5% or more of the corporation’s stock into one or more “public groups” that may be treated as 5-percent shareholder) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). In general, the annual use limitation equals the aggregate value of common stock at the time of the ownership change multiplied by a specified tax-exempt interest rate. The Company has not completed a study as to whether there is a Section 382 limitation on its NOLs that will limit the use of its NOLs in the future. The Company has recorded a valuation allowance on the entire NOL as it believes that it is more likely than not that the deferred tax asset associated with the NOLs will not be realized regardless of whether an “ownership change” has occurred.

Effects of the Tax Cuts and Jobs Act

On December 22, 2017, the Tax Cuts and Jobs Act (Tax Act) was enacted. Accounting Standard Codification (ASC) 740, Accounting for Income Taxes, requires companies to recognize the effect of tax law changes in the period of enactment regardless of the effective date of those tax law changes. Certain provisions of the Tax Act are effective September 27, 2017, others are effective or identified as of December 31, 2017 and others are effective after January 1, 2018.

Given the timing of enactment of the Tax Act and the significance of the legislation, the SEC staff issued Staff Accounting Bulletin No. 118 (SAB 118), which allows registrants to record provisional amounts during a one year “measurement period” similar to that used when accounting for business combinations. However, the measurement period should not extend beyond one year from the Tax Act enactment date and is deemed to have ended when the registrant has obtained, prepared and analyzed the information necessary to finalize its accounting.

To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but the registrant is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740, Accounting for Income Taxes, on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the Tax Act. More specifically, SAB 118 summarizes a three-step process to be applied at each reporting period to account for and disclose the tax effects of the Tax Act. The steps are (1) to record the effects of the change in tax law for which accounting is complete; (2) to record provisional amounts (or adjustments to provisional amounts) for the effects of the tax law where accounting is not complete, but for which a reasonable estimate has been determined; and (3) where a reasonable estimate cannot yet be made, to continue to apply ASC 740, Accounting for Income Taxes, based on the tax law in effect prior to enactment of the Tax Act.

Amounts recorded where accounting is complete for the year commencing January 1, 2018 primarily relate to the reduction in the U.S. corporate 21 . , 35 , 21 . This change resulted in no net tax expense/benefit but did cause a reduction to our U.S. federal estimated deferred tax asset fully offset by a reduction of our valuation allowance.

Effects of tax law changes where a reasonable estimate of the accounting effects have not yet been made include the one-time mandatory repatriation transition tax on the net accumulated earnings and profits of a U.S. taxpayer’s foreign subsidiaries earned post 1986. The Company has performed a preliminary earnings and profits analysis with consideration given to foreign loss carryforwards acquired as a result of the Company’s acquisitions and determined on a provisional basis that there should be no income tax effect in the current or any future period. The Company will continue to identify and evaluate data to more thoroughly identify the tax impact and record adjustments, if any, within the measurement period.

The Company has filed delinquent 2016, 2017 and 2018 Federal, State and local tax returns in October 2020 since and therefore these tax returns remain open to audit for all income tax returns filed until October 2023. No assurance concerning IRC 382,383,108, etc. and such outcome, since Federal, State/Local and Foreign income tax returns remain delinquent to the date of this filing.

F-75

NOTE 14 – DISAGGREGATION OF REVENUE & LONG-LIVED ASSETS

The following table presents the disaggregation of gross revenue between revenue types:

	Years Ended June 30,
	2021	2020
Project fees	$6,418,000	$6,816,000
Retainer fees	2,140,000	3,194,000
Fee income	3,581,000	5,420,000
Reimbursement income	4,029,000	9,177,000
Other revenue	24,000	6,000
	$16,192,000	$24,613,000

The following table presents the disaggregation of gross revenue between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2021	2020
Gross Revenue:
United States	$10,270,000	$15,954,000
United Kingdom	5,922,000	8,659,000
Total gross revenue	$16,192,000	$24,613,000

The following table presents the disaggregation of gross profit between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2021	2020
Gross profit:
United States	$5,253,000	$8,084,000
United Kingdom	3,435,000	4,893,000
Total gross profit	$8,688,000	$12,977,000

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The following table presents the disaggregation of net loss between the United States and the United Kingdom for the years presented:

	Years Ended June 30,
	2021	2020
Net loss:
United States	$(14,868,000)	$(11,294,000)
United Kingdom	(1,129,000)	(3,153,000)
Total net loss	$(15,997,000)	$(14,447,000)

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2021:

	United States	United Kingdom	Total
Computer equipment	$468,000	$229,000	$697,000
Website design	6,000	-	6,000
Office machine & equipment	51,000	46,000	97,000
Furniture & fixtures	352,000	86,000	438,000
Leasehold improvements	135,000	-	135,000
Tenant incentives	145,000	-	145,000
	1,157,000	361,000	1,518,000

Accumulated depreciation	(867,000)	(308,000)	(1,175,000)
Net book value	$290,000	$53,000	$343,000

The following table presents the disaggregation of fixed assets between the United States and the United Kingdom as of June 30, 2020:

	United States	United Kingdom	Total
Computer equipment	$460,000	$160,000	$620,000
Website design	6,000	-	6,000
Office machine & equipment	53,000	36,000	89,000
Furniture & fixtures	350,000	79,000	429,000
Leasehold improvements	54,000	119,000	173,000
Tenant incentives	145,000	-	145,000
	1,068,000	394,000	1,462,000
Accumulated depreciation	(770,000)	(348,000)	(1,118,000)
Net book value	$298,000	$46,000	$344,000

F-77

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2021.

Intangibles	US	UK	Total
Customer relationship	$4,960,000	$-	$4,960,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	-	1,430,000
Technology	520,000	-	520,000
Tradename	470,000	-	470,000
Workforce acquired	2,125,000	-	2,125,000
	10,265,000	-	10,265,000
Less: accumulated amortization	(7,662,000)	-	(7,662,000)

Net book value	$2,603,000	$-	$2,603,000

Goodwill	$11,837,000	$7,531,000	$19,368,000

The following table presents the disaggregation of intangible assets and goodwill between the United States and the United Kingdom as of June 30, 2020.

Intangibles	United States	United Kingdom	Total
Customer relationship	$4,960,000	$3,550,000	$8,510,000
Non-core customer relationships	760,000	-	760,000
Non-compete agreements	1,430,000	770,000	2,200,000
Tradename	410,000	-	410,000
Workforce acquired	2,125,000	665,000	2,790,000
	9,685,000	4,985,000	14,670,000
Less: impairment	-	(1,867,000)	(1,867,000)
Less: accumulated amortization	(5,494,000)	(3,118,000)	(8,612,000)

Net book value	$4,191,000	$-	$4,191,000

Goodwill	$9,831,000	$7,531,000	$17,362,000

F-78

NOTE 15 – SUBSEQUENT EVENTS

STEPHENSON SETTLEMENT

On July 14, 2021, the Company entered into a settlement agreement regarding the aforementioned Stephenson legal dispute which settled all matters between the Company and the former owners of the Mission entities. The agreement provided for the full payment of all amounts due to the Company and allowed the Stephensons to sell the shares subject to a leak-out period. The agreement was filed with the Court and a settlement payment of approximately $905,000 was received by the Company which will be recognized in the first quarter of fiscal year 2022. The Company is monitoring the sales of shares and as of the date hereof, the Stephensons have complied with the leak-out provisions. Please see Note 11 – Legal Contingencies for additional detail.

STARSTONE SETTLEMENT

In July 2021, the Company settled a legal dispute with a former employee for $115,000 and payment was subsequently made. The cost of the settlement was fully accrued in the fiscal year ending June 30, 2021.

LEASE AGREEMENT

In September 2021, Troika Services, Inc. extended the terms of the existing Englewood Cliffs, NJ lease agreement and relocated to a larger office space within the same building. The lease agreement was extended five years and the lease expense was increased to $8,389 per month increasing 3% annually.

APPOINTMENT OF BOARD OF DIRECTOR

On July 1, 2021, the Company appointed its General Counsel and Secretary Michael Tenore to serve as a Board of Director of Mission Media, LTD and Mission Media Holdings, LTD.

REDEEEM NAME CHANGE

In July 2021, the name of Redeeem Acquisition Corp was formally changed to Troika IO, Inc.

REDEEEM SHARES ISSUED RELATING TO ACQUISITION

In August 2021, the Company issued 452,929 shares of common stock to Redeeem’s employees as per the asset purchase agreement dated May 21, 2021. Valued at $1,210,000 at $2.6715 per share, the balance was recorded as a stock payable on June 30, 2021.

REDEEEM SHARES ISSUED RELATING TO DEFERRED COMPENSATION

 In August 2021, the Company issued 3,623,433 shares of common stock to Redeeem’s employees as per the escrow agreement dated May 21, 2021 relating to the acquisition.  Vested over three years and valued at $9,680,000 at $2.6715 per share, the balance was recorded as deferred compensation on June 30, 2021.  The shares are currently being held in an escrow account and subject to the vesting schedule in the escrow agreement.

REDEEEM STOCK OPTIONS ISSUED

 In July 2021, the Company issued options to the employees of Troika IO, as per the asset purchase agreement dated May 21, 2021, to purchase 383,500 shares of the Company’s common stock for $2.61 per share.  Valued at $500,000, the options were subject to a three-year vesting period.  The asset purchase agreement allows the President of Troika IO to distribute up to 650,000 in options to its employees; however to date the remaining options have not been issued.

F-79

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC registration fee, the Nasdaq listing fee and the FINRA filing fee.

SEC Registration Fee	$27,810
Printing and Engraving Fees	10,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Miscellaneous	2,190
Total	$105,000

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation limits the liability of our directors and provides that our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of a director’s duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or an unlawful stock purchase or redemption, and (iv) any transaction from which a director derives an improper personal benefit. Our Articles of Incorporation also provides that we shall indemnify our directors to the fullest extent permitted under the Nevada Revised Statutes. In addition, our Bylaws provide that we shall indemnify our directors to the fullest extent authorized under the laws of the State of Nevada. Our By-laws also provide that our Board of Directors shall have the power to indemnify any other person that is a party to an action, suit or proceeding by reason of the fact that the person is an officer or employee of our company.

Under Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) is not liable pursuant to Nevada Revised Statutes Section 78.138, and performed his powers in good faith and with a view to the interests of the Corporation.

Under the Nevada Revised Statutes, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and (b) is not liable pursuant to Section 73.138 of the Nevada Revised Statutes.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if settlement and damage awards against directors and officers pursuant to these limitations of liability and

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance. The Registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act.

(a) Issuance of Capital Stock and Warrants

On or about October 22, 2021, the Company issued 20,000 shares of restricted common stock to TraDigital Marketing Group LLC pursuant to a Services Agreement. There was no underwriter or placement agent in the loan conversions and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act, as amended, based on the representations contained in the agreements.

Between April 2021 and June 30, 2021, the Company issued an aggregate of 672,504 shares of restricted common stock to Raymond Jones (228,197) and Daniel Lovett (18,646), pursuant to Debt Conversion Agreements. The agreements converted the principal amount of $300,000 and $50,000 plus accrued interest and loan fees. The Shares were issued at a conversion rate of $3.00 and $3.11 per share, respectively. There was no underwriter or placement agent in the loan conversions and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act, as amended, based on the representations contained in the agreements.

Between April 11, 2021 and June 30, 2021, the Company issued 165,145 shares of restricted common stock to Robert Schwartz, a former officer of the Company, upon exercise of an option and 122,183 shares of restricted common stock to Jeffrey Schwartz, a former director, upon exercise of a warrant. There was no underwriter or placement agent involved in the transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

In July 2020, the Company issued 387,222 shares of restricted common stock to Ed Goodwin pursuant to a Debt Conversion Agreement dated July 7, 2020. The agreement converted the principal amount of $1,000,000 plus accrued interest and loan fees under a loan agreement dated February 2, 2020. The shares were issued at a conversion rate of $3.00 per share. In addition, the Lender was issued five-year warrants to purchase 400,000 shares of common stock, exercisable at $0.75 per share vesting over a three-year period. There was no underwriter or placement agent in the loan transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, based upon representations and warranties contained in Subscription Agreements signed by each stockholder.

In July 2020, the Company issued 1,733,333 shares of restricted common stock to Union Investment Management, LLC (500,000 shares); Union Eight Ltd (143,333 Shares); Daniel Jankowski (266,667 shares); Thomas Ochocki (600,000 shares); Union Investment Management, LLC, a United Kingdom entity, as assignee of Daniel Jankowski (500,000 shares) and 223,333 shares to 7 unaffiliated stockholders. The shares were issued pursuant to a conversion agreement agreed to in July 2019 to convert a $1,300,000 loan made by Mr. Jankowski to the Company prior to his joining the Board of Directors. There was no underwriter or placement agent in the loan transaction and no sales commissions were paid. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Between February 23, 2018 and June 30, 2019, the Company sold 1,881,500 shares of Series D Convertible Preferred Stock at $10 stated value per share or an aggregate of $18,815,000. The Preferred Stock is automatically convertible at $3.75 per share into approximately 5,017,333 shares of common stock upon an uplisting to a National Securities Exchange. An additional 237,500 shares of Series D Convertible Preferred Stock have been issued between June 30, 2019 and February 26, 2020 at $10 stated value per share or an aggregate of $2,375,000. The shares were sold to an aggregate of 37 different individual private investors. There was no underwriter or placement agent in the offering. Commissions of 10% are payable to Union Investment Management, LLC (“Union”) or its designee, pursuant to a consulting agreement. Exemption from registration was claimed pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder, based upon subscription agreements and questionnaires completed and signed by all investors.

(b) Certain Grants and Exercises of Stock Options

See “Executive Compensation – Warrants; and Options” for information concerning warrants and options granted to officers and directors during the past three fiscal years.

The sale and issuance of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-1.

The following Exhibits are filed with this registration statement or incorporated by reference:

Exhibit No.	Description

2.1

Subsidiary Merger Agreement, dated as of March 27, 2015 by and among SignalPoint Holdings Corp., Roomlinx, SignalShare Infrastructure Inc. and RMLX Merger Corp. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-k filed on April 2, 2015.

2.2

Termination and Release Agreement, dated as of February 10, 2015 by and among the Registrant, SignalPoint Holdings Corp. and Roomlinx Merger Corp. is incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 13, 2015.

2.3

Stock Pledge and Security Agreement dated May 6, 2016 by and between Digital Media Acquisition Group Corp., SignalPoint Telecommunications Corp. and Signal Share Development Corp. to Brookville Special Purpose Fund LLC, Veritas High Yield Fund LLC and Allied International Fund, Inc. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2016.

2.4

Merger Agreement, dated as of June 12, 2017 by and among (i) Troika Design Group Inc. and each of its subsidiaries; (ii) Daniel Pappalardo; (iii) M2 nGage Group Inc.; and (iv) Troika Acquisition Corp. is incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2017.

2.5

Equity Purchase Agreement dated as of June 29, 2018 by and among Nicola Stephenson, James Stephenson, Troika Media Group Inc. and Troika Mission Holdings Inc. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 6, 2018.

2.6

Asset Purchase Agreement dated May 21, 2021, by and among Redeeem LLC, Kyle Hill, Redeem Acquisition Corp. and Troika Media Group Inc. is incorporated by reference to Exhibit 21 to Registrant’s Current Report on Form 8-K filed on May 25, 2021.

2.7

Membership Interest Purchase Agreement by and among Troika Media Group, Inc., Converge Acquisition Corp. (collectively, the “Purchaser) and Thomas Marianacci, Maarten Terry, Sadiq (“Sid”) Toama and Michael Carrano (collectively, the “Sellers”) (6)

II-3

3.1

Amended and Restated Articles of Incorporation of the Registrant, including Class A Preferred Stock terms, is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 22, 2010.

3.2	Amended and Restated By-Laws of the Registrant adopted on March 29, 2021. (3)

3.3

Certificate of Correction to Articles of Incorporation of Roomlinx dated March 26, 2015 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 2, 2015.

3.4

Certificate of Amendment to Articles of Incorporation dated July 27, 2016 changing the Registrant’s name to M2 nGage Group Inc. is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 28, 2016.

3.5

Articles of Merger dated July 7, 2017 changing the Registrant’s name to M2 nGage Group Inc. is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2017.

3.6	Certificate of Amendment to Articles of Incorporation dated April 24, 2018 is incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 24, 2018.

3.7	Certificate of Amendment to Articles of Incorporation filed on September 24, 2020. (1)

3.8	Filed Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (4)

3.9	Filed Certificate of Amendment to accompany Amended and Restated Articles of Incorporation. (8)

4.1

Financing Agreement dated as of March 21, 2022 by and among Troika Media Group, Inc., as Borrower, each subsidiary of Borrower as a Guarantor, the Lenders from time to time party hereto, and Blue Torch Finance, LLC, as Administrative Agent and Collateral Agent. (4)

4.2	Pledge and Security Agreement (4)

4.3	Intercompany Subordination Agreement (4)

4.4	Common Stock Purchase Warrant issued to Blue Torch Finance LLC (4)

4.5	Registration Rights Agreement with Blue Torch Finance LLC (4)

4.6	2015 Employee, Director and Consultant Equity Incentive Plan (2)

4.7	Form of Common Stock Purchase Warrant (included in Exhibit 10.8) (3)

4.8	2021 Employee, Director & Consultant Equity Incentive Plan (5)

4.9	Form of Common Stock Purchase Warrant dated March 2022. (7)

4.10	Form of Registration Rights Agreement dated as of March 16, 2022. (7)

4.11	Form of Securities Purchase Agreement dated as of March 16, 2022. (7)

5.1	Opinion of Davidoff Hutcher & Citron LLP*

10.1

Amended and Restated Executive Employment Agreement dated as of February 15, 2017 by and between M2 nGage Group Inc. (the Registrant) and Christopher Broderick, as amended on June 1, 2017, June 12, 2017 and June 5, 2018.(2)

10.2

Amended and Restated Consulting Agreement dated February 15, 2017 by and between M2 nGage Group Inc. (the Registrant) and SAB Management LLC, as amended on August 8, 2017, April 16, 2018 and June 5, 2018.(2)

II-4

10.3	Amended and Restated Executive Employment Agreement dated as of October 21, 2016 by and between M2 nGage Group Inc. (the Registrant) and Michael Tenore, as amended on June 6, 2018. (2)

10.4

Executive Employment Agreement dated as of June 9, 2017 by and between Troika Design Group Inc. and Daniel Pappalardo is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 20, 2017

10.5	Office Lease dated January 6, 2020 for 1715 N. Gower Street, Los Angeles, California 90028. (3)

10.6	Office Lease dated May 2, 2017 for 45 Main Street, Brooklyn, New York 11201. (2)

10.7	Separation Agreement dated as of February 28, 2021 by and among the Registrant, SAB Management, LLC and Andrew Bressman. (3)

10.8	Form of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (3)

10.9	Office Lease dated April 6, 2019, for 28/32 Shelton Street, London, WC2 UK (3)

10.10

Employment Agreement dated May 21, 2021, by and between Kyle Hill and Redeeem Acquisition Corp. is incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 25, 2021.

10.11

Escrow Agreement by and among Redeeem Acquisition Corp., Troika Media Group, Inc., the members of Redeeem LLC and their designees and Davidoff Hutcher & Citron LLC is incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 25, 2021.

10.12	Form of Lock-Up Agreement is incorporated by reference as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on May 25, 2021.

10.13	Executive Employment Agreement by and between Troika Media Group Inc. and Sadiq (“Sid”) Toama.**

10.14	Executive Employment Agreement by and between Troika Media Group Inc. and Thomas Marianacci.**

10.15	Executive Employment Agreement dated as of May 23, 2022 by and between Troika Media group, Inc. and Erica Naidrich (9)

10.16	Separation Agreement dated as of May 19, 2022 by and between Troika Media Group and Robert Machinist (9)

14.1	Corporate Code of Conduct. (1)

21.1	Subsidiaries of the Registrant. (3)

23.1	Consent of RBSM LLP.*

23.2	Consent of Davidoff Hutcher & Citron LLP (contained in Exhibit 5.1).*

24.4	Power of Attorney included on the signature page of this Registration Statement.

99.1	Audited Financial Statements of Converge Direct LLC and Affiliates for the years ended December 31, 2021 and 2020 (10)

99.2	Pro Forma Financial Statements of Troika Media Group, Inc. and Converge Direct LLC (10)

107	Calculation of Filing Fee Tables

____________

*	Filed with this Registration Statement.
**	Previously filed with this Registration Statement.
(1)	Incorporated by reference to the Registrant’s Draft Registration Statement No. 333-254889 filed on March 19, 2021.
(2)	Incorporated by reference to the Registrant’s Draft Registration Statement No. 333-254889 filed on August 1, 2019
(3)	Incorporated by reference to the Registrant’s Registration Statement No. 333-254889 filed on March 31, 2021, as amended on April 8, 2021
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form 8-K filed on March 21, 2022
(5)	Incorporated by reference to the Registrant’s Schedule 14C Information Statement filed on January 6, 2022
(6)	Incorporated by reference to the Registrant’s Form 8-K filed on February 24, 2022.
(7)	Incorporated by reference to the Registrant’s Form 8‑K filed on March 18, 2022.
(8)	Incorporated by reference to the Registrant’s Form 8‑K filed on April 27, 2022.
(9)	Incorporated by reference to the Registrant’s Form 8‑K filed on May 25, 2022.
(10)	Incorporated by reference to the Registrant’s Form 8‑K/A filed on June 6, 2022.

(b) Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 13 or Section 15(d) or the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement relating to an offering and shall be deemed to be part of and included in the registration statement. Each prospectus filed pursuant to Rule 424(b)(3) or (b)(7), as part of a registration statement in reliance on Rule 430(b) relating to an offering pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first Contract of Sale of such securities in the Offering described in this prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 10th day of June 2022.

TROIKA MEDIA GROUP, INC.

By:	/s/ Sid Toama
Name:	Sid Toama
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sid Toama and Erica Naidrich, and each of them, his and her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sid Toama
Sid Toama	Chief Executive Officer (Principal Executive Officer) and Director	June 10, 2022

/s/ Erica Naidrich
Erica Naidrich	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2022

/s/ Robert Machinist
Robert Machinist	Chairman and Director	June 10, 2022

Jeff Kurtz	Director	___________, 2022

/s/ Thomas Ochocki
Thomas Ochocki	Director	June 10, 2022

Daniel Jankowski	Director	___________, 2022

/s/ Martin Pompadur
Martin Pompadur	Director	June 10, 2022

Wendy Parker	Director	__________, 2022

/s/ Sabrina Yang
Sabrina Yang	Director	June 10, 2022

/s/ John Belniak
John Belniak	Director	June 10, 2022

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